As filed with the Securities and Exchange Commission on September 17, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PROSPERITY BANCSHARES, INC.

(Exact Name of Registrant as specified in its charter)

Texas	6022	74-2331986
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4295 San Felipe

Houston, Texas 77027

(281) 269-7199

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David Zalman

Senior Chairman and Chief Executive Officer

Prosperity Bancshares, Inc.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

(281) 269-7199

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charlotte M. Rasche Executive Vice President and General Counsel Prosperity Bancshares, Inc. 80 Sugar Creek Center Blvd. Sugar Land, Texas 77478 (281) 269-7199	Edward D. Herlihy, Esq. Matthew T. Carpenter, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

Stephen C. Raffaele President American Bank Holding Corporation 800 N. Shoreline Boulevard, Suite 200S Corpus Christi, Texas 78401 (512) 306-5550	Bryn A. Sappington, Esq. Blake Redwine, Esq. Evan Hardee, Esq. Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201 (214) 855-8000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and upon completion of the merger described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

The information in this proxy statement/prospectus is not complete and may be changed. A registration statement relating to the securities described in this proxy statement/prospectus has been filed with the U.S. Securities and Exchange Commission. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This proxy statement/prospectus does not constitute an offer to sell or the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY-SUBJECT TO COMPLETION-DATED SEPTEMBER 17, 2025

To the Shareholders of American Bank Holding Corporation

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholders of American Bank Holding Corporation:

On [   ], 2025 a special meeting of the shareholders of American Bank Holding Corporation (“ABHC”) will be held in person to vote on a proposal to merge with Prosperity Bancshares, Inc. (“Prosperity”), a Texas corporation and the parent company of Prosperity Bank. On July 17, 2025, Prosperity and ABHC entered into an Agreement and Plan of Merger (as amended from time to time, the “merger agreement”) that (i) provides for the merger of ABHC with and into Prosperity, with Prosperity as the surviving corporation (the “merger”) and (ii) contemplates that immediately following the merger, American Bank, National Association, a wholly owned subsidiary of ABHC, will merge with and into Prosperity Bank, with Prosperity Bank as the surviving entity.

If the merger is completed, all shares of ABHC common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive, without interest, an aggregate of 4,439,981 shares of Prosperity common stock (the “aggregate stock consideration”) as such number of shares of Prosperity common stock may be reduced pursuant to the terms of the merger agreement. The aggregate stock consideration will be reduced if the equity capital of ABHC, as calculated under the merger agreement, on the closing date is less than $173,000,000. Because of the possibility of an adjustment to the aggregate stock consideration, the number of shares each ABHC shareholder receives in the merger may change.

For illustration purposes only, if the merger occurs and assuming (i) there are [   ] shares of ABHC common stock issued and outstanding at the closing of the merger (including [   ] shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards), (ii) ABHC’s equity capital on the closing date, as calculated under the merger agreement, is equal to or greater than $173,000,000, and (iii) the price per share of Prosperity common stock received in the merger is equal to $[   ], which was the closing price per share of Prosperity common stock on [   ], 2025, then holders of ABHC common stock (including shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards) will receive [   ] shares of Prosperity common stock with a value of $[   ] (prior to adjustments for fractional shares) for each share of ABHC common stock they own.

If the merger is completed, existing Prosperity shareholders would own approximately [   ]% of Prosperity’s common stock immediately following completion of the merger and former ABHC shareholders would own approximately [   ]%. Prosperity’s common stock is listed on the New York Stock Exchange under the symbol “PB,” and the closing price of Prosperity common stock on [   ], 2025 was $[   ] per share.

ABHC will hold a special meeting of its shareholders in connection with the merger. At the ABHC special meeting, ABHC shareholders will be asked to consider and vote on (i) a proposal to approve the merger agreement and the transactions contemplated thereby, including the merger (the “ABHC merger proposal”) and (ii) a proposal to adjourn or postpone the ABHC special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the ABHC merger proposal (the “ABHC adjournment proposal”). Prosperity and ABHC cannot complete the merger unless the holders of ABHC common stock approve the ABHC merger proposal. ABHC’s board of directors (the “ABHC board of directors”) is providing this proxy statement/prospectus to solicit ABHC shareholders’ proxy to vote in connection with the ABHC merger proposal and the ABHC adjournment proposal. This document is also a prospectus that is being delivered to holders of ABHC common stock because, in connection with the merger, Prosperity is offering shares of Prosperity common stock to holders of ABHC common stock.

The ABHC special meeting will be held in person on [   ], 2025, at [   ], Central Time, at the Omni Corpus Christi Hotel, 900 North Shoreline Boulevard, Corpus Christi, Texas 78401.

ABHC shareholders, your vote is very important.

To ensure your representation at the ABHC special meeting, please complete, sign, date and return the enclosed proxy. Sending in your proxy will not prevent you from voting your shares in person at the ABHC special meeting, since you may revoke your proxy at any time before it is voted.

The ABHC board of directors unanimously approved the merger agreement and the transactions contemplated thereby, including the merger, and recommends that ABHC shareholders vote “FOR” the ABHC merger proposal and “FOR” the ABHC adjournment proposal.

This document contains a more complete description of the ABHC special meeting, the merger, the documents related to the merger and other related matters. Please carefully read the entire proxy statement/prospectus, including the “Risk Factors” section, beginning on page 20, for a discussion of the proposed merger and the risks relating to the proposed merger. You may also obtain information about Prosperity from documents that Prosperity has filed with the Securities and Exchange Commission. The ABHC board of directors enthusiastically supports the merger and recommends that you vote in favor of the approval of the merger agreement and the transactions contemplated thereby.

Sincerely,

Stephen C. Raffaele
President
American Bank Holding Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, including the issuance of the securities to be issued under this proxy statement/prospectus, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The securities that Prosperity is offering through this document are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of Prosperity or ABHC, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This proxy statement/prospectus is dated [   ], 2025, and it is first being mailed or otherwise delivered to the shareholders of ABHC on or about [   ], 2025.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Prosperity from documents filed with the SEC that have not been included in or delivered with this document. This information is described on page 115 under “Where You Can Find More Information.” You can obtain free copies of this information by writing or calling:

Prosperity Bancshares, Inc.

Attention: Investor Relations

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

(281) 269-7199

You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them by [   ], in order to receive them before the ABHC special meeting.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [   ], 2025, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such incorporated document. Neither the mailing of this proxy statement/prospectus to holders of ABHC common stock nor the issuance by Prosperity of shares of Prosperity common stock in connection with the merger will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in, or incorporated by reference into, this document regarding ABHC has been provided by ABHC and information contained in, or incorporated by reference into, this document regarding Prosperity has been provided by Prosperity.

See the section entitled “Where You Can Find More Information” beginning on page 115 of this proxy statement/prospectus for further information.

American Bank Holding Corporation

800 N. Shoreline Boulevard, Suite 200S

Corpus Christi, Texas 78401

(800) 257-8316

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

A special meeting of shareholders of American Bank Holding Corporation (“ABHC”) will be held in person on [   ], 2025 at [   ], Central Time, at the Omni Corpus Christi Hotel, 900 North Shoreline Boulevard, Corpus Christi, Texas 78401 (the “ABHC special meeting”), for the following purposes:

1.

To consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of July 17, 2025 (as amended from time to time, the “merger agreement”), a copy of which is attached as Annex A to the accompanying proxy statement/prospectus of which this notice is a part, by and between Prosperity Bancshares, Inc. (“Prosperity”) and ABHC, and the transactions contemplated thereby, including the merger of ABHC with and into Prosperity (the “merger”) (the “ABHC merger proposal”); and

2.

To consider and vote on any proposal to adjourn or postpone the ABHC special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the ABHC merger proposal (the “ABHC adjournment proposal”).

Approval of the ABHC merger proposal is required to complete the transactions contemplated by the merger agreement.

Only ABHC shareholders of record at the close of business on [   ], 2025 will be entitled to notice of, to attend and to vote at the ABHC special meeting.

ABHC will transact no other business at ABHC special meeting, except for business properly brought before the ABHC special meeting or any adjournment or postponement thereof by or at the direction of the ABHC board of directors.

Shareholders of ABHC have the right to dissent from the merger and obtain payment in cash of the appraised fair value of their shares of ABHC common stock under applicable provisions of the Texas Business Organizations Code. In order for such a shareholder of ABHC to perfect his, her or its right to dissent, the shareholder must file a written objection to the merger with ABHC prior to the ABHC special meeting, vote against the merger agreement and file a written demand with Prosperity within 20 days after completion of the merger for payment of the fair value of the shareholder’s shares of ABHC common stock. A copy of the applicable statutory provisions of the Texas Business Organizations Code is included as Annex E to the accompanying proxy statement/prospectus and a summary of these provisions can be found under the caption “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning on page 68.

The board of directors of ABHC has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger, and unanimously recommends that you vote “FOR” the ABHC merger proposal and “FOR” the ABHC adjournment proposal.

Your Vote is Very Important

A proxy card is enclosed. Whether or not you plan to attend the special meeting, please complete, sign and date the proxy card and promptly mail it in the enclosed envelope. You may revoke your proxy card in the manner described in the proxy statement/prospectus at any time before it is exercised. If you attend the special meeting, you may change your vote if you wish, even if you have previously returned your proxy card.

The proxy statement/prospectus of which this notice is a part provides a detailed description of the merger agreement, the transactions contemplated thereby, including the merger, and the other matters to be considered at the ABHC special meeting. A summary of the merger agreement is included in the proxy statement/prospectus in the sections entitled “The Merger” and “The Merger Agreement,” and a copy of the merger agreement is attached as Annex A to the proxy statement/prospectus, each of which are incorporated by reference into this notice to the same extent as if fully set forth herein. We encourage you to carefully read this proxy statement/prospectus (including the annexes thereto) and any other documents incorporated by reference herein in their entirety.

IF YOU HAVE QUESTIONS ABOUT THE MERGER, THE ABHC MERGER PROPOSAL OR THE ABHC ADJOURNMENT PROPOSAL, OR VOTING YOUR SHARES, PLEASE CONTACT:

Ben B. Wallace

Vice Chairman and Executive Vice President of ABHC

American Bank Holding Corporation

800 N. Shoreline Boulevard, Suite 200S

Corpus Christi, Texas 78401

(361) 653-5070

Email: bwallace@americanbank.com

By Order of the Board of Directors,

Patricia Hawn Wallace
Chair Corpus Christi, Texas [ ], 2025

-i-

-ii-

QUESTIONS AND ANSWERS

The following are some questions that you may have about the merger and the ABHC special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all of the information that might be important to you with respect to the merger and the ABHC special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 115.

In this proxy statement/prospectus, unless the context otherwise requires:

•	“ABHC” refers to American Bank Holding Corporation;

•	“ABHC common stock” refers to the common stock, par value $1.25 per share, of ABHC;

•	“Prosperity” refers to Prosperity Bancshares, Inc.; and

•	“Prosperity common stock” refers to the common stock, par value $1.00 per share, of Prosperity.

Q:	Why am I receiving this proxy statement/prospectus?

A:

You are receiving this proxy statement/prospectus because Prosperity and ABHC have entered into an Agreement and Plan of Merger, dated as of July 17, 2025 (as amended from time to time, the “merger agreement”). A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. The merger agreement (a) provides that ABHC will merge with and into Prosperity (the “merger”), with Prosperity as the surviving corporation (the “surviving corporation,” or “Prosperity,” as the case may be) and (b) contemplates that immediately following the completion of the merger, American Bank, National Association (“American Bank”), a national banking association and a wholly-owned subsidiary of ABHC, will merge with and into Prosperity Bank, a Texas banking association and a wholly-owned subsidiary of Prosperity, with Prosperity Bank as the surviving bank (the “surviving bank”) (the “bank merger”).

To complete the merger, among other things, holders of ABHC common stock must approve the merger agreement and the transactions contemplated thereby, including the merger (the “ABHC merger proposal”).

ABHC is holding a special meeting of holders of ABHC common stock (the “ABHC special meeting”) to obtain approval of the ABHC merger proposal. Holders of ABHC common stock will also be asked to approve the proposal to adjourn or postpone the ABHC special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the ABHC merger proposal (the “ABHC adjournment proposal”).

This document is also a prospectus that is being delivered to holders of ABHC common stock because, in connection with the merger, Prosperity is offering shares of Prosperity common stock to holders of ABHC common stock.

This proxy statement/prospectus contains important information about the merger agreement, the merger and the proposals being voted on at the ABHC special meeting. You should read it carefully and in its entirety. The enclosed materials allow you to have your shares of common stock voted by proxy without attending the meeting. Your vote is important and we encourage you to submit your proxy as soon as possible.

Q:	What will happen in the merger?

A:

In the merger, ABHC will merge with and into Prosperity, with Prosperity continuing as the surviving corporation. After completion of the merger, ABHC will cease to exist and Prosperity will remain a publicly traded company. See the information provided in the section entitled “The Merger Agreement—Structure of the Merger” beginning on page 71 and the merger agreement for more information about the merger.

Q:	When and where will the ABHC special meeting take place?

A:

The ABHC special meeting will be held in person on [   ], 2025 at [   ], Central Time, at the Omni Corpus Christi Hotel, 900 North Shoreline Boulevard, Corpus Christi, Texas 78401. If you hold your shares of ABHC common stock in your name as a shareholder of record, you may attend the ABHC special meeting and cast your vote in person at the ABHC special meeting at any time before the closing of the polls at the ABHC special meeting.

Q:	What matters will be considered at the ABHC special meeting?

A:	At the ABHC special meeting, holders of ABHC common stock will be asked to consider and vote on the following proposals:

•	ABHC Proposal 1: The ABHC merger proposal. Approval of the merger agreement and the transactions contemplated thereby, including the merger; and

•

ABHC Proposal 2: The ABHC adjournment proposal. Approval of the adjournment or postponement of the ABHC special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the ABHC merger proposal.

In order to complete the merger, among other things, holders of ABHC common stock must approve the ABHC merger proposal. Approval of the ABHC adjournment proposal is not a condition to the obligations of Prosperity or ABHC to complete the merger.

Q:	What will holders of ABHC common stock receive in the merger?

A:

Under the terms and subject to the conditions set forth in the merger agreement, all outstanding shares of ABHC common stock issued and outstanding immediately prior to the effective time of the merger (including shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards but excluding dissenting shares, treasury shares and shares held by ABHC or Prosperity (other than treasury shares and shares held by ABHC or Prosperity (a) held in any ABHC benefit plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity and (b) held, directly or indirectly, in respect of debts previously contracted)) will be converted into the right to receive, without interest, an aggregate of 4,439,981 shares of Prosperity common stock (the “aggregate stock consideration”), as such number of shares of Prosperity common stock may be reduced pursuant to the terms of the merger agreement.

The aggregate stock consideration will be reduced, if the ABHC equity capital, as calculated pursuant to the terms of the merger agreement, is less than $173,000,000 on the closing date, by a number of shares equal to the absolute value of the difference between $173,000,000 and the ABHC equity capital on the closing date, divided by $70.73 (the aggregate stock consideration, as so adjusted, the “adjusted aggregate stock consideration”). For the purposes of the merger agreement, the ABHC equity capital is equal to the sum of the capital stock, capital surplus and retained earnings of ABHC, minus goodwill and other intangibles, and excluding unrealized securities gains or losses, on a consolidated basis, as determined pursuant to generally accepted accounting principles in the United States (“GAAP”) and other terms set forth in the merger agreement (the “ABHC equity capital”). The merger agreement provides that ABHC must, for the purposes of calculating the ABHC equity capital, deduct for certain extraordinary items related to the merger agreement and the transactions contemplated thereby, including, without duplication: (i) the amount of expenses incurred by ABHC and its subsidiaries related to the merger, the merger agreement and the actions and transactions contemplated thereby, including any fees and commissions payable to any broker, finder, financial advisor or investment banking firm in connection with the merger agreement or the transactions contemplated thereby and any legal and accounting fees and other expenses incurred in connection with the negotiation, execution or performance of the merger agreement or the consummation of the transactions contemplated thereby, (ii) any amount needed to bring ABHC’s total loan loss reserve to an amount equal to the greater of (x) 1.05% of the total loans of ABHC and its subsidiaries as of the closing date, determined in accordance with GAAP and the accounting principles, practices, procedures, methodologies and policies employed in preparing the audited consolidated balance sheet of ABHC and its subsidiaries as of December 31, 2024 or (y) $18,400,000, (iii) the amount of any fees, costs, expenses and accruals related to threatened or outstanding litigation relating to ABHC and its subsidiaries, (iv) the premium or additional cost required to provide for the continuation of certain of ABHC’s insurance policies pursuant to the merger agreement, (v) the amount of any payments to be made pursuant to any existing employment, change in control, salary continuation, deferred compensation or other similar agreements or arrangements or severance, noncompetition, retention or bonus arrangements between ABHC or American Bank and any other person (but not including stay-pay arrangements agreed to between Prosperity Bank and American Bank), (vi) the amount of any amounts that may be owed by Prosperity or Prosperity Bank after the effective time under any of the agreements or arrangements in the foregoing clause (v), (vii) the accrual of any future benefit payments due under any salary continuation, deferred compensation or other similar agreements through the date of the final payment, which amount must be confirmed by a third-party consultant mutually acceptable to ABHC and Prosperity, (viii) the amount of any cost to fully fund, terminate and liquidate any ABHC benefit plan and to pay all related expenses and fees, including expenses and fees associated with any governmental filings in connection with such termination, to the extent such termination is required by the terms of the merger agreement or requested by Prosperity under the terms of the merger agreement, (ix) the nondeductible amount of any payments subject to Section 280G of the Internal Revenue Code (the “Code”) and (x) such other amounts as are agreed upon by ABHC and Prosperity.

As a result, holders of ABHC common stock will receive the number of shares of Prosperity common stock equal to the adjusted aggregate stock consideration divided by the aggregate number of shares of ABHC common stock issued and outstanding (including shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards) immediately prior to the effective time, for each share of ABHC common stock held by such holder immediately prior to the effective time of the merger (the “merger consideration”).

For illustration purposes only, if the merger occurs and assuming (i) there are [   ] shares of ABHC common stock issued and outstanding at the closing of the merger (including [   ] shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards), (ii) the ABHC equity capital on the closing date, as calculated pursuant to the terms of the merger agreement, is equal to or greater than $173,000,000, and (iii) the price per share of Prosperity common stock received in the merger is equal to $[   ], which was the closing price per share of Prosperity common stock on [   ], 2025, then holders of ABHC common stock will receive [   ] shares of Prosperity common stock with a value of $[   ] (before adjusting for fractional shares) for each share of ABHC common stock.

Q:	Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:

Yes. Any change in the market price of Prosperity common stock prior to the completion of the merger will affect the value of the merger consideration that holders of ABHC common stock will receive upon completion of the merger. Additionally, the aggregate stock consideration may be adjusted downwards subject to the amount of ABHC equity capital on the closing date, and the merger consideration issued and paid per share in the merger may increase or decrease if the number of shares of ABHC common stock outstanding changes after the date hereof. Neither Prosperity nor ABHC is permitted to terminate the merger agreement as a result, in and of itself, of any increase or decrease in the market price of Prosperity common stock.

Q:	How will the merger affect ABHC restricted stock awards?

A:

At the effective time, each award in respect of a share of ABHC common stock subject to vesting, repurchase or other lapse restriction that is outstanding immediately prior to the effective time (each, an

“ABHC restricted stock award”) will fully vest and be cancelled and converted into the right to receive (without interest) the merger consideration in respect of each share of ABHC common stock subject to such ABHC restricted stock award immediately prior to the effective time, which will be delivered as soon as reasonably practicable following the closing date and in no event later than ten (10) business days following the closing date. Each holder of an ABHC restricted stock award converted into the right to receive the merger consideration that would have otherwise been entitled to receive a fraction of a share of Prosperity common stock (after aggregating all shares to be delivered in respect of all ABHC restricted stock awards held by such holder) will instead receive a cash payment (rounded to the nearest cent) in an amount equal to such fractional share of Prosperity common stock (rounded to the nearest thousandth when expressed in decimal form) multiplied by the Prosperity share closing price (as defined below).

Q:	How does the ABHC board of directors recommend that I vote at the ABHC special meeting?

A:	The ABHC board of directors unanimously recommends that you vote “FOR” the ABHC merger proposal and “FOR” the ABHC adjournment proposal.

In considering the recommendations of the ABHC board of directors, holders of ABHC common stock should be aware that ABHC directors and executive officers may have interests in the merger that are or may be different from, or in addition to, the interests of holders of ABHC common stock generally. For a more complete description of these interests, see the information provided in the section entitled “The Merger—Interests of ABHC’s Directors and Executive Officers in the Merger” beginning on page 64.

Q:	Who is entitled to vote at the ABHC special meeting?

A:

The ABHC board of directors has fixed the close of business on [  ], 2025 as the record date (the “ABHC record date”) for determination of the holders of ABHC common stock entitled to notice of and to vote at the ABHC special meeting. Only ABHC shareholders at the close of business on the ABHC record date will be entitled to vote at the ABHC special meeting.

Each holder of ABHC common stock is entitled to cast one (1) vote on each matter properly brought before the ABHC special meeting for each share of ABHC common stock that such holder owned of record as of the ABHC record date. As of the ABHC record date, there were [  ] shares of ABHC common stock outstanding and entitled to be voted at the ABHC special meeting. Attendance at the ABHC special meeting in person is not required to vote. See below and the section entitled “The ABHC Special Meeting—Voting and Revocation of Proxies” beginning on page 35 for instructions on how to vote your shares without attending the ABHC special meeting.

Q:	What constitutes a quorum for the ABHC special meeting?

A:

The presence, in person or represented by proxy, of ABHC shareholders who hold shares representing a majority of the shares of ABHC common stock issued and outstanding and entitled to vote at the ABHC special meeting, constitutes a quorum. If you fail to submit a proxy or to vote at the ABHC special meeting, or fail to instruct your bank, broker, trustee or other nominee how to vote, your shares of ABHC common stock will not be counted toward a quorum.

Q:	If my shares of common stock are held in “street name” by my bank, broker, trustee or other nominee, will my bank, broker, trustee or other nominee vote my shares for me?

A:

No. If your shares are held in “street name” by a bank, broker, trustee or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. You may not vote shares held in “street name” by returning the proxy directly to ABHC or by voting at the ABHC special meeting, unless you provide a “legal proxy,” which you must obtain from your bank, broker, trustee or other nominee.

Brokers, banks, trustees or other nominees who hold shares of ABHC common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers, banks, trustees or other nominees are not allowed to exercise voting discretion with respect to the approval of matters determined to be “non-routine,” without specific instructions from the beneficial owner. ABHC expects that all proposals to be voted on at the ABHC special meeting will be “non-routine” matters on which brokers, banks, trustees or other nominees do not have discretionary voting power to vote.

If you are an ABHC shareholder and you do not instruct your bank, broker or other nominee on how to vote your shares:

•

your bank, broker or other nominee may not vote your shares on the ABHC merger proposal, which broker non-votes will have the same effect as a vote “AGAINST” such proposal (assuming a quorum is present); and

•	your bank, broker or other nominee may not vote your shares on the ABHC adjournment proposal, which broker non-votes will have no effect on such proposal (whether or not a quorum is present).

Q:	What vote is required for the approval of each proposal at the ABHC special meeting?

A:

ABHC Proposal 1: ABHC merger proposal. Approval of the ABHC merger proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of ABHC common stock entitled to vote on the ABHC merger proposal.

ABHC Proposal 2: ABHC adjournment proposal. Assuming a quorum is present, approval of the ABHC adjournment proposal requires the affirmative vote of the holders of a majority of the shares of ABHC common stock present in person or represented by proxy at the ABHC special meeting and entitled to vote on the ABHC adjournment proposal.

Q:	How do I submit a proxy or vote my shares at the ABHC special meeting?

A:

If you hold your shares of ABHC common stock in your name as a shareholder of record, you may vote your shares by mail by completing, signing, dating and returning the proxy in the enclosed envelope, which requires no additional postage if mailed in the United States, which must be received no later than the close of business on [  ], 2025 in order for your vote to be counted at the ABHC special meeting. If you sign and return your proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” the ABHC merger proposal and “FOR” the ABHC adjournment proposal.

If your shares are held in “street name” by a bank, broker, trustee or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. You may not vote shares held in “street name” by returning the proxy directly to ABHC or by voting at the ABHC special meeting, unless you provide a “legal proxy,” which you must obtain from your bank, broker, trustee or other nominee.

If you hold your shares in more than one account, please be sure to submit a proxy with respect to each proxy card you receive.

If you hold your shares of ABHC common stock in your name as a shareholder of record, you may attend the ABHC special meeting and cast your vote in person at the ABHC special meeting at any time before the closing of the polls at the ABHC special meeting.

The ABHC special meeting will begin promptly at [  ] a.m., Central Time, on [  ], 2025. The ABHC special meeting will be held in person at the Omni Corpus Christi Hotel, 900 North Shoreline Boulevard, Corpus Christi, Texas 78401.

Even if you plan to attend the ABHC special meeting, ABHC recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the ABHC special meeting.

Additional information on voting procedures can be found under the section entitled “The ABHC Special Meeting” on page 33.

Q:	What do I need to do now prior to the ABHC special meeting?

A:

After carefully reading and considering the information contained in this proxy statement/prospectus in its entirety, including its annexes and the information incorporated by reference herein, please vote as soon as possible even if you plan on attending the ABHC special meeting.

If you are a record holder of shares of ABHC common stock, please respond by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid envelope as soon as possible by [  ], 2025 so that your shares may be presented at the ABHC special meeting. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker, trustee or other nominee.

Q:	Why is my vote important?

A:

If you do note vote, it will be more difficult for ABHC to obtain the necessary quorum to hold the ABHC special meeting. In addition, your failure to submit a proxy or vote at the ABHC special meeting, or failure to instruct your bank, broker, trustee or other nominee how to vote, will have the same effect as a vote “AGAINST” the ABHC merger proposal and an abstention will have the same effect as a vote “AGAINST” the ABHC merger proposal.

Assuming a quorum is present, approval of the ABHC merger proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of ABHC common stock entitled to vote on the proposal and approval of the ABHC adjournment proposal requires the affirmative vote of the holders of a majority of the shares of ABHC common stock present in person or represented by proxy at the ABHC special meeting and entitled to vote on the proposal.

The ABHC board of directors unanimously recommends that you vote “FOR” the ABHC merger proposal and “FOR” the ABHC adjournment proposal.

Q:	Can I revoke my proxy or change my vote?

A:	Yes. You can change your vote at any time before your proxy is voted at the ABHC special meeting. You can do this by:

•

delivering a written notice of revocation to Ben B. Wallace, Vice Chairman and Executive Vice President of ABHC, at American Bank Holding Corporation, 800 N. Shoreline Boulevard, Suite 200S, Corpus Christi, Texas 78401, which must be received by [  ] p.m., Central Time, on [  ], 2025;

•

executing a proxy bearing a later date and delivering that proxy to Ben B. Wallace, Vice Chairman and Executive Vice President of ABHC, at American Bank Holding Corporation, 800 N. Shoreline Boulevard, Suite 200S, Corpus Christi, Texas 78401, which must be received by [  ] p.m., Central Time, on [  ], 2025; or

•	attending the ABHC special meeting and voting in person.

If your shares are held by a broker, bank, trustee or other nominee, you should contact your broker, bank, trustee or other nominee to change your vote.

Q:	Will ABHC be required to submit the ABHC merger proposal to its shareholders even if the ABHC board of directors has withdrawn, modified or qualified its recommendation?

A:	Yes. Unless the merger agreement is terminated before the ABHC special meeting in accordance with its terms, the ABHC special meeting will be convened and ABHC is required to submit the ABHC merger proposal to its shareholders at the ABHC special meeting even if the ABHC board of directors has withdrawn or modified the ABHC board recommendation (as defined in the section entitled “The Merger Agreement—Shareholder Meeting and Recommendation of the ABHC Board of Directors”).

Q:	Are there any ABHC shareholders already committed to voting in favor of the ABHC merger proposal?

A:

Yes. Directors of ABHC and American Bank who are also shareholders of ABHC, and certain other shareholders of ABHC, have entered into a voting agreement with Prosperity pursuant to which, among other things, they have agreed to vote in favor of the approval and adoption of the merger agreement, subject to the terms of the voting agreement. As of the record date for the ABHC special meeting, these shareholders collectively and beneficially owned approximately [ ]% of the outstanding shares of ABHC common stock. For information regarding the voting agreement and certain holders of shares of ABHC common stock, see “Security Ownership of ABHC Directors, Executive Officers and Certain Beneficial Owners of ABHC” on page 95.

Q:	Are holders of ABHC common stock entitled to appraisal or dissenters’ rights?

A:

ABHC shareholders who vote against the ABHC merger proposal, and follow certain procedural steps, will be entitled to dissenters’ rights under the provisions of Chapter 10, Subchapter H of the Texas Business Organizations Code (the “TBOC”).

For more information, see the section entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning on page 68. In addition, a copy of Chapter 10, Subchapter H of the TBOC is attached as Annex E to this proxy statement/prospectus.

Q:	Are there any risks that I should consider in deciding whether to vote for the approval of the ABHC merger proposal or the ABHC adjournment proposal?

A:

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 20. You also should read and carefully consider the risk factors of Prosperity contained in the documents that are incorporated by reference into this proxy statement/prospectus.

Q:	Does Prosperity pay regular dividends on its shares of common stock?

A:

Yes, Prosperity pays quarterly cash dividends on its shares of Prosperity common stock. Prosperity declared quarterly cash dividends on its common stock in 2025, 2024 and 2023. As approved by Prosperity’s board of directors, Prosperity declared and paid a $0.55 per share dividend for the first three fiscal quarters of 2023 and declared and paid a $0.56 per share dividend for the fourth fiscal quarter of 2023. Prosperity declared and paid $0.56 per share dividend for the first three fiscal quarters of 2024 and declared and paid a $0.58 per share dividend for the fourth fiscal quarter of 2024. Prosperity declared and paid a $0.58 per share dividend to holders of Prosperity common stock for the first two fiscal quarters of 2025. On July 23, 2025, Prosperity announced it had declared a $0.58 per share dividend for the third fiscal quarter of 2025, payable on October 1, 2025, to shareholders of record as of September 15, 2025. The amount of quarterly cash dividends paid on shares of Prosperity common stock is subject to change based on the quarterly dividend amounts approved by the board of directors of Prosperity.

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. holders of ABHC common stock?

A:

The merger is intended to qualify as a “reorganization” (within the meaning of Section 368(a) of the Code) for U.S. federal income tax purposes, and it is a condition to Prosperity’s and ABHC’s respective obligations to complete the merger that Prosperity and ABHC each receive a legal opinion to the effect that the merger will so qualify. Accordingly, U.S. holders of ABHC common stock generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their ABHC common stock for Prosperity common stock in the merger, except for any gain or loss that may result from the receipt of cash instead of a fractional share of Prosperity common stock. You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or non-U.S. tax laws that are not discussed in this proxy statement/prospectus. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger. For a more complete discussion of the material U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 91.

Q:	When is the merger expected to be completed?

A:

Prosperity and ABHC expect to complete the merger in the fourth quarter of 2025 or the first quarter of 2026. However, neither Prosperity nor ABHC can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion is subject to conditions and factors outside the control of both companies. Before we can complete the merger, ABHC must first obtain the approval of holders of ABHC common stock for the merger, and Prosperity and ABHC must obtain necessary regulatory approvals and satisfy certain other conditions to completion of the merger.

Q:	What are the conditions to completion of the merger?

A:

The obligations of Prosperity and ABHC to complete the merger are subject to the satisfaction or waiver of certain closing conditions contained in the merger agreement, including the receipt of required regulatory approvals and the expiration of statutory waiting periods without the imposition of any materially burdensome regulatory condition (as defined in “The Merger—Regulatory Approvals”), receipt of tax opinions, approval by holders of ABHC common stock of the ABHC merger proposal and other customary conditions. For more information, see the section entitled “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 86.

Q:	What happens if the merger is not completed?

A:

If the merger is not completed, holders of ABHC common stock will not receive any consideration for their shares of ABHC common stock in connection with the merger. Instead, ABHC will remain an independent company and Prosperity will not complete the issuance of shares of Prosperity common stock pursuant to the merger agreement. In addition, if the merger agreement is terminated in certain circumstances, a termination fee of $12,850,000 may be payable by ABHC to Prosperity. See the section entitled “The Merger Agreement—Termination Fee” beginning on page 88 for a more detailed discussion of the circumstances under which a termination fee will be required to be paid.

Q:	Should I send in my ABHC stock certificates now?

A:

No. Please do not send in your stock certificates with your proxy. After the merger is completed, an exchange agent designated by Prosperity and reasonably acceptable to ABHC (the “exchange agent”) will send you instructions for exchanging ABHC stock certificates for the consideration to be received in the merger. See the section entitled “The Merger Agreement—Conversion of Shares; Exchange of ABHC Stock Certificates” beginning on page 74.

Q:	What should I do if I receive more than one set of voting materials for the same special meeting?

A:

If you hold shares of ABHC common stock in “street name” and also directly in your name as a holder of record or otherwise or if you hold shares of ABHC common stock in more than one brokerage account, you may receive more than one set of voting material relating to the ABHC special meeting.

Record holders. For shares held directly, please complete, sign, date and return each proxy card or otherwise following the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of ABHC common stock are voted.

Shares in “street name.” For shares held in “street name” through a bank, broker, trustee or other nominee, you should follow the procedures provided by your bank, broker, trustee or other nominee to vote your shares.

Q:	Who can help answer my questions?

A:

If you need assistance in completing your proxy, have questions regarding the ABHC special meeting, or would like additional copies of this proxy statement/prospectus, please contact Ben B. Wallace, Vice Chairman and Executive Vice President of ABHC, at (361) 653-5070 or bwallace@americanbank.com.

SUMMARY

This summary highlights selected information in this proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the matters being considered at the ABHC special meeting. In addition, we incorporate by reference important business and financial information about Prosperity into this proxy statement/prospectus. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page  115 of this proxy statement/prospectus.

The Parties to the Merger (pages 39 and 40)

Prosperity Bancshares, Inc.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

(281) 269-7199

Prosperity Bancshares, Inc. was formed in 1983 as a vehicle to acquire the former Allied Bank in Edna, Texas, which was chartered in 1949 as The First National Bank of Edna and is now known as Prosperity Bank. Prosperity is a Texas corporation and registered financial holding company that derives substantially all of its revenues and income from the operation of its bank subsidiary, Prosperity Bank. Prosperity Bank provides a wide array of financial products and services to businesses and consumers throughout Texas and Oklahoma. As of June 30, 2025, Prosperity Bank operated 283 full service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 61 in the Dallas/Fort Worth area; 22 in the East Texas area; 31 in the Central Texas area including Austin and San Antonio; 45 in the West Texas area including Lubbock, Midland-Odessa, Abilene, Amarillo and Wichita Falls; 15 in the Bryan/College Station area; six in the Central Oklahoma area; and eight in the Tulsa, Oklahoma area.

Prosperity’s common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “PB.”

Prosperity’s principal executive office is located at Prosperity Bank Plaza, 4295 San Felipe in Houston, Texas and its telephone number is (281) 269-7199.

American Bank Holding Corporation

800 N. Shoreline Boulevard

Suite 200S

Corpus Christi, Texas 78401

(800) 257-8316

ABHC is a Texas corporation and a registered financial holding company. ABHC was formed in 1994 for the purpose of serving as a bank holding company for American Bank. ABHC does not, as an entity, engage in separate business activities of a material nature apart from the activities it performs for its wholly owned banking subsidiary, American Bank. Its primary activities are to provide assistance in the management and coordination of American Bank’s financial resources. ABHC has no significant assets other than all of the outstanding common stock of American Bank. ABHC derives its revenues primarily from the operations of American Bank in the form of dividends received from American Bank. American Bank is a national banking association that was formed in 1970 and is a full-service commercial bank, providing financial services to customers primarily located in the Texas market areas of Austin, Corpus Christi, San Antonio and Victoria. American Bank operates 18 banking offices and two loan production offices, including its main office in Corpus Christi and a loan production office in Houston. Services include commercial banking, with Centers of Excellence specializing in commercial real estate, medical, energy, SBA and technology lending; a full range of personal and business banking services, including business and personal deposit accounts and loans; wealth management services including private banking, investment management, and trust; a full suite of technology-enabled treasury management services; home mortgage and construction-related loans; and a full range of electronic banking services.

ABHC’s principal executive office is located at 800 N. Shoreline Boulevard, Suite 200S, Corpus Christi, Texas 78401.

The Merger and the Merger Agreement (pages 42 and 71)

The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are encouraged to read the merger agreement carefully and in its entirety, as it is the primary legal document that governs the merger.

Subject to the terms and conditions of the merger agreement, at the completion of the merger, ABHC will merge with and into Prosperity, with Prosperity as the surviving corporation. Immediately following the completion of the merger, American Bank, a national banking association and a wholly owned bank subsidiary of ABHC, will merge with and into Prosperity Bank, a Texas banking association and a wholly owned bank subsidiary of Prosperity, with Prosperity Bank as the surviving bank (the “bank merger”).

Merger Consideration (page 72)

Under the terms and subject to the conditions set forth in the merger agreement, all outstanding shares of ABHC common stock issued and outstanding immediately prior to the effective time of the merger (including shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards but excluding dissenting shares, treasury shares and shares held by ABHC or Prosperity (other than treasury shares and shares held by ABHC or Prosperity (a) held in any ABHC benefit plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity and (b) held, directly or indirectly, in respect of debts previously contracted)) will be converted into the right to receive, without interest, an aggregate of 4,439,981 shares of Prosperity common stock (the “aggregate stock consideration”), as such number of shares of Prosperity common stock may be reduced pursuant to the terms of the merger agreement.

The aggregate stock consideration will be reduced if the ABHC equity capital, as calculated pursuant to the terms of the merger agreement, is less than $173,000,000 on the closing date, by a number of shares equal to the absolute value of the difference between $173,000,000 and the ABHC equity capital on the closing date, divided by $70.73 (the aggregate stock consideration, as so adjusted, the “adjusted aggregate stock consideration”). For the purposes of the merger agreement, the ABHC equity capital is equal to the sum of the capital stock, capital surplus and retained earnings of ABHC, minus goodwill and other intangibles, and excluding unrealized securities gains or losses, on a consolidated basis, as determined pursuant to generally accepted accounting principles in the United States (“GAAP”) and other terms set forth in the merger agreement (the “ABHC equity capital”). The merger agreement provides that ABHC must, for the purposes of calculating the ABHC equity capital, deduct for certain extraordinary items related to the merger agreement and the transactions contemplated thereby, including, without duplication: (i) the amount of expenses incurred by ABHC and its subsidiaries related to the merger, the merger agreement and the actions and transactions contemplated thereby, including any fees and commissions payable to any broker, finder, financial advisor or investment banking firm in connection with the merger agreement or the transactions contemplated thereby and any legal and accounting fees and other expenses incurred in connection with the negotiation, execution or performance of the merger agreement or the consummation of the transactions contemplated thereby, (ii) any amount needed to bring ABHC’s total loan loss reserve to an amount equal to the greater of (x) 1.05% of the total loans of ABHC and its subsidiaries as of the closing date, determined in accordance with GAAP and the accounting principles, practices, procedures, methodologies and policies employed in preparing the audited consolidated balance sheet of ABHC and its subsidiaries as of December 31, 2024 or (y) $18,400,000, (iii) the amount of any fees, costs, expenses and accruals related to threatened or outstanding litigation relating to ABHC and its subsidiaries, (iv) the premium or additional cost required to provide for the continuation of certain of ABHC’s insurance policies pursuant to the merger agreement, (v) the amount of any payments to be made pursuant to any existing employment, change in control, salary continuation, deferred compensation or other similar agreements or arrangements or severance, noncompetition, retention or bonus arrangements between ABHC or American Bank and any other person (but not including stay-pay arrangements agreed to between Prosperity Bank and American Bank), (vi) the amount of any amounts that may be owed by Prosperity or Prosperity Bank after the effective time under any of the agreements or arrangements in the foregoing clause (v), (vii) the accrual of any future benefit payments due under any salary continuation, deferred compensation or other similar agreements through the date of the final payment, which amount must be confirmed by a third-party consultant mutually acceptable to ABHC and Prosperity, (viii) the amount of any cost to fully fund, terminate and liquidate any ABHC benefit plan and to pay all related expenses and fees, including expenses and fees associated with any governmental filings in connection with such termination, to the extent such termination is required by the terms of the merger agreement or requested by Prosperity under the terms of the merger agreement, (ix) the nondeductible amount of any payments subject to Section 280G of the Internal Revenue Code (the “Code”) and (x) such other amounts as are agreed upon by ABHC and Prosperity.

As a result, holders of ABHC common stock will receive the number of shares of Prosperity common stock equal to the adjusted aggregate stock consideration divided by the aggregate number of shares of ABHC common stock issued and outstanding (including shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards) immediately prior to the effective time, for each share of ABHC common stock held by such holder immediately prior to the effective time of the merger (the “merger consideration”).

For illustrative purposes only, if the merger occurs and assuming (i) there are [   ] shares of ABHC common stock issued and outstanding at the closing of the merger (including [   ] shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards), (ii) the ABHC equity capital on the closing date, as calculated pursuant to the terms of the merger agreement, is equal to or greater than $173,000,000, and (iii) the price per share of Prosperity common stock received in the merger is equal to $[   ], which was the closing price per share of Prosperity common stock on [   ], 2025, then holders of ABHC common stock will receive [   ] shares of Prosperity common stock with a value of $[   ] (before adjusting for fractional shares) for each share of ABHC common stock.

Prosperity will not issue any fractional shares of Prosperity common stock in the merger. Holders of ABHC common stock who would otherwise be entitled to a fraction of a share of Prosperity common stock in the merger will instead receive, for the fraction of a share, an amount in cash (rounded to the nearest cent), without interest, equal to such fractional part of a share of Prosperity common stock (after taking into account all of the shares of ABHC common stock held by such holder immediately prior to the effective time of the merger and rounded to the nearest thousandth when expressed in decimal form) multiplied by the average of the closing sale prices of Prosperity common stock on the NYSE as reported by The Wall Street Journal for the ten (10) consecutive full days ending on and including the fifth (5th) trading day immediately preceding the closing date.

Prosperity common stock is listed on the NYSE under the symbol “PB.” ABHC common stock is not listed or quoted on any exchange. The following table shows the closing sale prices of Prosperity common stock as reported on the NYSE on July 17, 2025, the last full trading day before the public announcement of the merger

agreement, and on [   ], 2025, the last practicable trading day before the date of this proxy statement/prospectus. This table also shows the implied value of the merger consideration to be issued in exchange for each share of ABHC common stock, assuming the ABHC equity capital on the closing date, as calculated pursuant to the terms of the merger agreement, is equal to or greater than $173,000,000.

	Prosperity Common Stock			Implied Value of One Share of ABHC Common Stock
July 17, 2025		$73.78			$329.07
[ ], 2025	$	[	]	$	[	]

For more information on the merger consideration, see the section entitled “The Merger—Terms of the Merger” beginning on page 42 and the section entitled “The Merger Agreement—Merger Consideration” beginning on page 72.

Treatment of ABHC Restricted Stock Awards (page 74)

At the effective time, each ABHC restricted stock award will fully vest and be cancelled and converted into the right to receive (without interest) the merger consideration in respect of each share of ABHC common stock subject to such ABHC restricted stock award immediately prior to the effective time, which will be delivered as soon as reasonably practicable following the closing date and in no event later than ten (10) business days following the closing date. Each holder of an ABHC restricted stock award converted into the right to receive the merger consideration that would have otherwise been entitled to receive a fraction of a share of Prosperity common stock (after aggregating all shares to be delivered in respect of all ABHC restricted stock awards held by such holder) will instead receive a cash payment (rounded to the nearest cent) in an amount equal to such fractional share of Prosperity common stock (rounded to the nearest thousandth when expressed in decimal form) multiplied by the Prosperity share closing price (as defined below).

Material U.S. Federal Income Tax Consequences of the Merger (page 91)

The merger is intended to qualify as a “reorganization” (within the meaning of Section 368(a) of the Code) for U.S. federal income tax purposes, and it is a condition to Prosperity’s and ABHC’s respective obligations to complete the merger that Prosperity and ABHC each receive a legal opinion to the effect that the merger will so qualify. Accordingly, holders of ABHC common stock generally will not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their ABHC common stock for Prosperity common stock in the merger, except for any gain or loss that may result from the receipt of cash instead of a fractional share of Prosperity common stock.

You should be aware that the tax consequences to you of the merger may depend upon your own situation. In addition, you may be subject to state, local or non-U.S. tax laws that are not discussed in this proxy statement/prospectus. You should therefore consult with your own tax advisor for a full understanding of the tax consequences to you of the merger.

ABHC’s Reasons for the Merger; Recommendation of the ABHC Board of Directors (page 50)

The ABHC board of directors has unanimously approved the merger agreement and determined that the merger and the bank merger are advisable and in the best interests of ABHC and its shareholders. In reaching its decision to approve and adopt the merger agreement and recommend the approval of the merger to its shareholders, the ABHC board of directors evaluated the merger and the merger agreement, in consultation with ABHC’s executive management, as well as ABHC’s legal and financial advisors, and considered a number of positive factors. Accordingly, the ABHC board of directors recommends that you vote “FOR” the ABHC merger proposal and “FOR” the ABHC adjournment proposal. For a more detailed discussion of the ABHC board of directors’ recommendation and the factors considered by the ABHC board of directors, see the section entitled “The Merger—ABHC’s Reasons for the Merger; Recommendation of the ABHC Board of Directors” beginning on page 50.

Opinion of ABHC’s Financial Advisor (page 52)

At the meeting of the ABHC board of directors on July 17, 2025, ABHC’s financial advisor, Stephens Inc. (“Stephens”) rendered its oral opinion to the ABHC board of directors, subsequently confirmed in writing, that, as of such date, the consideration to be received by the common stockholders of ABHC (solely in their capacity as such) in the proposed merger was fair to them from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered by Stephens in connection with the preparation of its opinion.

The full text of the Stephens opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex D to this proxy statement/prospectus and is incorporated by reference. The summary of the Stephens opinion set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. ABHC’s shareholders are urged to read the opinion in its entirety. Stephens’ written opinion was addressed to the ABHC board of directors (in its capacity as such) in connection with and for the purposes of its evaluation of the merger, was directed only to the merger consideration to be paid to the holders of ABHC common stock in the merger and did not address any other aspects of the merger. Stephens expressed no opinion as to the fairness of any consideration to be paid in connection with the merger to the holders of any other class of securities, creditors or other constituencies of ABHC or as to the underlying decision by ABHC to engage in the merger. The opinion does not constitute a recommendation to any shareholder of ABHC common stock as to how such shareholder should vote with respect to the merger or any other matter.

For more information, see “The Merger—Opinion of ABHC’s Financial Advisor,” beginning on page 52 and Annex D.

Appraisal or Dissenters’ Rights in the Merger (page 68)

As a shareholder of ABHC common stock, under Texas law, you have the right to dissent from the merger and have the appraised fair value of your shares of ABHC common stock paid to you in cash. The appraised fair value may be more or less than the value of the shares of Prosperity common stock (and cash in lieu of fractional shares) being paid in the merger in exchange for shares of ABHC common stock. Persons having beneficial interests in ABHC common stock held of record in the name of another person, such as a broker or bank, must act promptly to cause the record holder to take the actions required under Texas law to exercise your dissenter’s rights.

In order to dissent, you must carefully follow the requirements of the TBOC, including giving the required written notice prior to the ABHC special meeting, voting against the merger agreement and filing a written demand with Prosperity within twenty (20) days after completion of the merger for payment of the fair value of your shares of ABHC common stock. These steps are summarized under the caption entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning on page 68.

If you intend to exercise dissenters’ rights, you should read the statutes carefully and consult with your own legal counsel. You should also remember that if you return a signed proxy card but fail to provide instructions as to how your shares of ABHC common stock are to be voted, you will be considered to have voted in favor of the merger agreement and you will not be able to assert dissenters’ rights. Also, if you exercise dissenters’ rights, you may have taxable income as a result, so we recommend that you consult with your own tax advisor if you intend to dissent.

If the merger agreement is approved by the shareholders of ABHC, holders of ABHC common stock who make a written objection to the merger prior to the ABHC special meeting, vote against the approval of the merger agreement, properly make a written demand for payment following notice of the ABHC merger and timely surrender their ABHC stock certificates will be entitled to receive the appraised fair value of their shares in cash under the TBOC.

The text of the provisions of the TBOC pertaining to dissenters’ rights is attached to this proxy statement/prospectus as Annex E. For more information see the section entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning on page 68.

Interests of ABHC’s Directors and Executive Officers in the Merger (page 64)

ABHC’s executive officers and directors may have interests in the merger that are different from, or in addition to, the interests of ABHC’s shareholders generally. Such interests include payments in connection with existing change in control agreements with certain executive officers of ABHC and American Bank, American Bank and Prosperity Bank entering into new employment agreements with certain executive officers of ABHC and American Bank, the acceleration and settlement of certain outstanding equity awards, and the right to indemnification and insurance coverage following the consummation of the merger. The members of the board of directors of ABHC were aware of and considered these interests, among other matters, when they approved the merger and merger agreement and recommended that ABHC shareholders approve the ABHC merger proposal.

For a more complete description of these interests, see “The Merger—Interests of ABHC’s Directors and Executive Officers in the Merger” beginning on page 64.

Regulatory Approvals (page 66)

Subject to the terms of the merger agreement, Prosperity and ABHC have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all documentation to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities. These approvals include, among others, the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Federal Deposit Insurance Corporation (the “FDIC”) and the Texas Department of Banking. The initial filing of these regulatory applications occurred on August 29, 2025.

Although neither Prosperity nor ABHC knows of any reason why it cannot obtain these regulatory approvals in a timely manner, Prosperity and ABHC cannot be certain when or if they will be obtained, or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the merger or the bank merger.

Expected Timing of the Merger

Prosperity and ABHC expect the merger to close in the fourth quarter of 2025 or the first quarter of 2026. However, neither Prosperity nor ABHC can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion is subject to conditions and factors outside the control of both companies. ABHC must first obtain the approval of holders of ABHC common stock for the merger, and Prosperity and ABHC must obtain necessary regulatory approvals and satisfy certain other closing conditions.

Conditions to Completion of the Merger (page 86)

The completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:

•	approval of the merger agreement by the shareholders of ABHC by the requisite ABHC vote;

•	the shares of Prosperity common stock issuable pursuant to the merger agreement having been authorized for listing on the NYSE, subject to official notice of issuance;

•

the effectiveness under the Securities Act of 1933, as amended, of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for that purpose initiated or threatened by the SEC and not withdrawn;

•

no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger, the bank merger or any of the other transactions contemplated by the merger agreement being in effect, and no law, statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal the consummation of the merger, the bank merger or any of the other transactions contemplated by the merger agreement;

•	all requisite regulatory approvals having been obtained and remaining in full force and effect and all statutory waiting periods in respect thereof having expired;

•	the final determination of the amount of the ABHC equity capital as at the closing date in accordance with the terms of the merger agreement;

•

the accuracy of the representations and warranties of the other party contained in the merger agreement, generally as of the date on which the merger agreement was entered into and as of the closing date, subject to the materiality standards provided in the merger agreement;

•	the performance by the other party in all material respects of the obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date; and

•

receipt by such party of an opinion of legal counsel, in form and substance reasonably satisfactory to such party, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; in rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Prosperity and ABHC reasonably satisfactory in form and substance to such counsel.

Prosperity’s obligation to complete the merger is subject to the satisfaction or, where legally permissible, waiver of additional conditions. These additional conditions include, among others:

•	receipt of a FIRPTA certificate from ABHC stating that the shares of capital stock of ABHC do not constitute “United States real property interests” under the Code;

•

certain directors and officers of ABHC and American Bank having executed a release agreement in a form reasonably acceptable to Prosperity, effective as of the effective time of the merger, releasing ABHC and American Bank from any and all claims by such directors and officers (except as described in such instrument); and that such release agreements remain in full force and effect;

•

certain directors and officers of ABHC and American Bank having executed an employment agreement and/or support agreement with Prosperity and/or Prosperity Bank; and that such employment agreements and/or support agreements remain in full force and effect;

•

holders of no more than five percent (5%) of the issued and outstanding shares of ABHC common stock having demanded or being entitled to receive payment of the fair value of their shares as dissenting shareholders under the applicable provisions of the TBOC;

•	no requisite regulatory approval having resulted in the imposition of any materially burdensome regulatory condition (as defined in “The Merger—Regulatory Approvals”); and

•	receipt of payoff documentation from ABHC relating to certain indebtedness of ABHC, at least two (2) business days prior to the closing.

Termination of the Merger Agreement (page 87)

The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after the receipt of the requisite ABHC vote, in the following circumstances:

•	by mutual consent of Prosperity and ABHC in a written instrument;

•

by either Prosperity or ABHC if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

•

by either Prosperity or ABHC if the merger has not been completed on or before January 14, 2026 (the “initial termination date” or the “termination date”), but if on such date the conditions specified in the merger agreement pertaining to (a) the absence of any order, injunction, decree or other legal restraint or prohibition preventing the consummation of the merger, the bank merger or any of the other transactions contemplated by the merger agreement as it relates to the required regulatory approvals or (b) the consent or approval of certain regulatory authorities have not been satisfied, and all other conditions of the parties have been satisfied or waived (other than those conditions that by their terms are to be fulfilled at the closing, as long as such conditions would be capable of being fulfilled if the closing were to occur on such date), then the “termination date” will be extended to March 16, 2026, provided that the failure of the closing to occur by the termination date is not due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

•

by either Prosperity or ABHC (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement) if there is a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or if any such representation or warranty ceases to be true) set forth in the merger agreement on the part of ABHC, in the case of a termination by Prosperity, or Prosperity, in the case of a termination by ABHC, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of an applicable closing condition of the terminating party and which is not cured by the earlier of the termination date and forty-five (45) days following written notice to the other party or by its nature or timing cannot be cured during such period;

•

by Prosperity, prior to such time as the requisite ABHC vote is obtained, if ABHC or the ABHC board of directors (i) withholds, withdraws, modifies or qualifies in a manner adverse to Prosperity the ABHC board recommendation (as defined in “The Merger Agreement—Shareholder Meeting and Recommendation of the ABHC Board of Directors”), (ii) fails to make the ABHC board recommendation in this proxy statement/prospectus, (iii) adopts, approves, recommends or endorses an ABHC acquisition proposal (as defined in “The Merger Agreement—Agreement Not to Solicit Other Offers”) or publicly announces an intention to adopt, approve, recommend or endorse an ABHC acquisition proposal, (iv) fails to publicly and without qualification (A) recommend against any ABHC acquisition proposal or (B) reaffirm the ABHC board recommendation, in each case within ten (10) business days (or such fewer number of days as remains prior to the ABHC special meeting) after an ABHC acquisition proposal is made public or any request by Prosperity to do so, (v) publicly proposes to do any of the foregoing clauses (i) through (iv) or (vi) materially breaches its obligations related to ABHC shareholder approval or ABHC acquisition proposals; or

•

by either Prosperity or ABHC, if the requisite approval of ABHC shareholders of the ABHC merger proposal is not obtained at the ABHC special meeting, or at any adjournment or postponement thereof, in each case at which a vote of the approval of the merger agreement was taken.

Termination Fee (page 88)

If the merger agreement is terminated by either Prosperity or ABHC under certain circumstances, including circumstances involving alternative acquisition proposals and changes in the ABHC board recommendation, ABHC may be required to pay a termination fee to Prosperity equal to $12,850,000.

Accounting Treatment (page 65)

The merger will be accounted for as an acquisition of ABHC by Prosperity under the acquisition method of accounting in accordance with GAAP.

The Rights of Holders of ABHC Common Stock Will Change as a Result of the Merger (page 18)

The rights of holders of ABHC common stock are governed by Texas law and by the amended and restated certificate of formation of ABHC (the “ABHC certificate of formation”), a shareholders agreement by and among ABHC and each of its shareholders (the “ABHC shareholders agreement”), and the amended and restated bylaws of ABHC, as amended (the “ABHC bylaws”). In the merger, holders of ABHC common stock will become holders of common stock of Prosperity, and their rights will be governed by Texas law and the articles of incorporation and bylaws of Prosperity. Holders of ABHC common stock will have different rights once they become holders of common stock of Prosperity due to differences between the ABHC governing documents, on the one hand, and the Prosperity governing documents, on the other hand. These differences are described in more detail under the section entitled “Comparison of Shareholders’ Rights” beginning on page  99.

Listing of Prosperity Common Stock (page 18)

The shares of Prosperity common stock are listed for trading on the NYSE. Following the merger, shares of Prosperity common stock will continue to be listed on the NYSE.

The ABHC Special Meeting (page 33)

The ABHC special meeting will be held in person on [   ], 2025 at [   ], Central Time, at the Omni Corpus Christi Hotel, 900 North Shoreline Boulevard, Corpus Christi, Texas 78401. If you hold your shares of ABHC common stock in your name as a shareholder of record, you may attend the ABHC special meeting and cast your vote in person at the ABHC special meeting at any time before the closing of the polls at the ABHC special meeting.

At the ABHC special meeting, holders of the ABHC common stock will be asked to consider and vote on the following proposals:

•	the ABHC merger proposal; and

•	the ABHC adjournment proposal.

You may vote at the ABHC special meeting if you owned shares of ABHC common stock at the close of business on [   ], 2025. On that date, there were [   ] shares of ABHC common stock outstanding, approximately [   ]% of which were owned and entitled to be voted by ABHC directors and executive officers and their affiliates. ABHC’s directors will vote their shares in favor of the ABHC merger proposal and the ABHC adjournment proposal, as all are parties to voting agreements with Prosperity, a form of which is attached as Annex B to this proxy statement/prospectus and is incorporated by reference herein, pursuant to which they agreed, among other things, to vote in favor of the ABHC merger proposal and certain other matters, subject to the terms of such voting agreement. In addition, we currently expect that ABHC’s executive officers will vote their shares in favor of the ABHC merger proposal and the ABHC adjournment proposal to be considered at the ABHC special meeting, although none of them (other than Stephen C. Raffaele, who is also a director of ABHC) has entered into any agreements obligating them to do so. As of [   ], 2025, the record date for the ABHC special meeting, parties subject to voting agreements with Prosperity were entitled, in the aggregate, to vote approximately [   ]% of ABHC’s issued and outstanding common stock.

Assuming a quorum is present, the ABHC merger proposal will be approved if at least two-thirds of the outstanding shares of ABHC common stock entitled to vote thereon are affirmatively voted in favor of such proposal. If you mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the ABHC special meeting on the ABHC merger proposal or fail to instruct your bank, broker, trustee or other nominee how to vote with respect to the ABHC merger proposal, it will have the same effect as a vote “AGAINST” the ABHC merger proposal.

Assuming a quorum is present, approval of the ABHC adjournment proposal requires the affirmative vote of the holders of a majority of the shares of ABHC common stock present in person or represented by proxy at the ABHC special meeting and entitled to vote. If you are an ABHC shareholder who is present in person or represented by proxy at the ABHC special meeting and you mark “ABSTAIN” on your proxy, fail to vote on the ABHC adjournment proposal or fail to instruct your bank, broker or other nominee how to vote with respect to the ABHC adjournment proposal, it will have the same effect as a vote “AGAINST” the proposal. If you are not present in person or represented by proxy at the ABHC special meeting, it will have no effect on the ABHC adjournment proposal.

Risk Factors (page 20)

In evaluating the merger agreement and the merger, including the issuance of shares of Prosperity common stock in the merger, you should carefully read this proxy statement/prospectus and give special consideration to the factors discussed in the section entitled “Risk Factors” beginning on page 20.

RISK FACTORS

An investment by ABHC’s shareholders in Prosperity common stock as a result of the exchange of shares of Prosperity common stock for shares of ABHC common stock in the merger involves certain risks. Certain material risks and uncertainties connected with the merger agreement and transactions contemplated thereby, including the merger and bank merger, and ownership of Prosperity common stock are discussed below. In addition, Prosperity discusses certain other material risks connected with the ownership of Prosperity common stock and with Prosperity’s business under the caption entitled “Risk Factors” appearing in its Annual Report on Form 10-K most recently filed with the SEC and may include additional or updated disclosures of such material risks in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that Prosperity has filed with the SEC or may file with the SEC after the date of this proxy statement/prospectus, each of which reports is or will be incorporated by reference in this proxy statement/prospectus.

Holders of ABHC common stock should carefully read and consider all of these risks and all other information contained in this proxy statement/prospectus, including the discussions of risk factors included in the documents incorporated by reference in this proxy statement/prospectus, in deciding whether to vote for approval of the various proposals for which they may be entitled to vote at the ABHC special meeting described herein. The risks described in this proxy statement/prospectus and in those documents incorporated by reference may adversely affect the value of Prosperity common stock that you, as an existing holder of ABHC common stock, will hold upon consummation of the merger, and could result in a significant decline in the value of Prosperity common stock and cause the holders of ABHC common stock to lose all or part of the value of their investments in Prosperity common stock.

Because the market price of Prosperity common stock may fluctuate, holders of ABHC common stock cannot be certain of the market value of the merger consideration they will receive.

The merger consideration payable to the shareholders of ABHC will be in the form of Prosperity common stock. The market value of Prosperity common stock will vary from the closing price of Prosperity common stock on the date that parties announced the merger, on the date that this proxy statement/prospectus is mailed to the shareholders of ABHC, and on the date of the special meeting, and any change in the market price of Prosperity common stock prior to the completion of the merger will affect the value of the merger consideration that will be received by the shareholders of ABHC. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in Prosperity’s business, operations and prospects and regulatory considerations, many of which factors are beyond Prosperity’s or ABHC’s control. Therefore, at the time of the ABHC special meeting, holders of ABHC common stock will not know the market value of the consideration to be received by holders of ABHC common stock at the effective time. Shareholders of ABHC should obtain current market quotations for shares of Prosperity common stock before voting their shares at the ABHC special meeting.

The equity capital of ABHC as at closing date of the merger could be less than $173,000,000, which would result in the reduction of the amount of the merger consideration that ABHC shareholders would be entitled to receive in the merger.

The amount of merger consideration that ABHC shareholders would be entitled to receive in the merger will be reduced if the ABHC equity capital is less than $173,000,000 as at the closing date, calculated in the manner and under the circumstances set forth in the merger agreement. Accordingly, at the time ABHC shareholders vote with respect to the merger agreement, they will not know the exact value of the merger consideration they will be entitled to receive in the merger.

The market price of Prosperity common stock after the merger may be affected by factors different from those currently affecting the independent businesses of Prosperity and ABHC.

Upon completion of the merger, holders of ABHC common stock will become holders of Prosperity common stock. Prosperity’s business differs in important respects from that of ABHC, and, accordingly, the results of operations of Prosperity and the market price of Prosperity common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of Prosperity and ABHC. For a discussion of the businesses of Prosperity and ABHC and of some important factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 115.

ABHC and Prosperity are expected to incur substantial costs related to the merger and integration. If the merger is not completed, ABHC and Prosperity will have incurred substantial expenses without realizing the expected benefits of the merger.

Each of ABHC and Prosperity has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement. These costs include legal, financial advisory, accounting, consulting and other advisory fees, severance/employee benefit-related costs, filing fees and other regulatory fees, printing costs and other related costs. Some of these costs are payable by either ABHC or Prosperity regardless of whether or not the merger is completed. If the merger is not completed, ABHC and Prosperity would have to recognize these expenses without realizing the expected benefits of the merger.

Combining Prosperity and ABHC may be more difficult, costly or time consuming than expected and Prosperity and ABHC may fail to realize the anticipated benefits of the merger.

The success of the merger will depend, in part, on the ability to realize the anticipated cost savings from combining the businesses of Prosperity and ABHC. To realize the anticipated benefits and cost savings from the merger, Prosperity and ABHC must successfully integrate and combine their businesses in a manner that permits those cost savings to be realized. If Prosperity and ABHC are not able to successfully achieve these objectives, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. In addition, the actual cost savings and anticipated benefits of the merger could be less than anticipated, and integration may result in additional unforeseen expenses.

Prosperity and ABHC have operated and, until the completion of the merger, must continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the companies’ ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. Integration efforts between the two companies may also divert management attention and resources. These integration matters could have an adverse effect on each of Prosperity and ABHC during this transition period and for an undetermined period after completion of the merger on Prosperity.

Prosperity may be unable to retain ABHC personnel successfully while the merger is pending or after the merger is completed.

The success of the merger and the bank merger will depend in part on Prosperity’s ability to retain the talents and dedication of key employees currently employed by ABHC. It is possible that these employees may decide not to remain with ABHC while the merger is pending or with Prosperity after the merger is completed. If key employees terminate their employment, or if an insufficient number of employees are retained to maintain effective operations, Prosperity’s business activities may be adversely affected and management’s attention may be diverted from successfully integrating ABHC to hiring suitable replacements, all of which may cause Prosperity’s business to suffer. In addition, Prosperity may not be able to locate suitable replacements for any key employees who leave Prosperity, or to offer employment to potential replacements on reasonable terms.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on Prosperity following the merger.

Before the merger and the bank merger may be completed, various approvals, consents and non-objections must be obtained from the Federal Reserve Board, the FDIC and the Texas Department of Banking. In determining whether to grant these approvals, the regulators consider a variety of factors, including the regulatory standing of each party and the factors described under “The Merger—Regulatory Approvals” beginning on page 66. These approvals could be delayed or not obtained at all, including due to any or all of the following: an adverse development in either party’s regulatory standing, or any other factors considered by regulators in granting such approvals; governmental, political or community group inquiries, investigations or opposition; or changes in legislation or the political environment.

The approvals that are granted may impose terms and conditions, limitations, obligations or costs, require branch divestitures, or place restrictions on the conduct of Prosperity’s business or require changes to the terms of the transactions contemplated by the merger agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations or restrictions or that such conditions, limitations, obligations or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the merger agreement, imposing additional material costs on or materially limiting the revenues of Prosperity following the merger or will otherwise reduce the anticipated benefits of the merger. In addition, there can be no assurance that any such conditions, limitations, obligations or restrictions will not result in the delay or abandonment of the merger. Additionally, the completion of the merger is conditioned on the absence of certain orders, injunctions or decrees by any governmental entity of competent jurisdiction that would prohibit or make illegal the completion of any of the transactions contemplated by the merger agreement.

Despite the parties’ commitments to use their reasonable best efforts to promptly prepare and file all necessary documentation in connection with regulatory approvals and cooperate with each other to respond to any request for information and resolve any objection that may be asserted by any governmental entity with respect to the merger agreement, neither Prosperity, ABHC, nor their respective subsidiaries is required under the terms of the merger agreement to take any action, or commit to take any action, or agree to any condition or restriction in connection with obtaining these approvals, that would, individually or in the aggregate, reasonably be likely to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole and considered on a scale relative to ABHC and its subsidiaries, after giving effect to the merger. See the section entitled “The Merger—Regulatory Approvals” beginning on page 66.

Certain of ABHC’s directors and executive officers may have interests in the merger that may differ from, or be in addition to, the interests of holders of ABHC common stock generally.

Holders of ABHC common stock should be aware that some of ABHC’s directors and executive officers may have interests in the merger and have arrangements that are different from, or in addition to, those of ABHC shareholders generally. Such interests include payments in connection with existing change in control agreements with certain executive officers of ABHC and American Bank, American Bank and Prosperity Bank entering into new employment agreements with certain executive officers of ABHC and American Bank, the acceleration and settlement of certain outstanding equity awards, and the right to indemnification and insurance coverage following the consummation of the merger. The ABHC board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger and merger agreement, and in recommending that shareholders approve the ABHC merger proposal. For a more complete description of these interests, please see the section entitled “The Merger—Interests of ABHC’s Directors and Executive Officers in the Merger” beginning on page 64.

Termination of the merger agreement could negatively affect ABHC or Prosperity.

If the merger is not completed for any reason, including as a result of ABHC shareholders failing to approve the ABHC merger proposal, there may be various adverse consequences. For example, Prosperity or ABHC’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of Prosperity common stock could decline to the extent that the current market prices reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, ABHC may be required to pay a termination fee of $12,850,000 to Prosperity. See the section entitled “The Merger Agreement—Termination Fee” on page 88 for a complete discussion of the circumstances under which any such termination fee will be required to be paid.

ABHC will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on ABHC. These uncertainties may impair ABHC’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with ABHC to seek to change existing business relationships with ABHC. In addition, subject to certain exceptions, ABHC has agreed to operate its business in the ordinary course prior to closing, and not to take certain actions which could cause ABHC to be unable to pursue other beneficial opportunities that may arise prior to the completion of the merger. See the section entitled “The Merger Agreement—Covenants and Agreements” beginning on page 77 for a description of the restrictive covenants applicable to Prosperity and ABHC.

The shares of Prosperity common stock to be received by holders of ABHC common stock as a result of the merger will have different rights from the shares of ABHC common stock.

In the merger, holders of ABHC common stock will become holders of Prosperity common stock and while their rights as shareholders will continue to be governed by Texas law, their rights as shareholders of Prosperity will be governed by the governing documents of Prosperity. The rights associated with Prosperity common stock are different from the rights associated with ABHC common stock. See the section entitled “Comparison of Shareholders’ Rights” beginning on page 99 for a discussion of the different rights associated with Prosperity common stock.

Holders of ABHC common stock will have a reduced ownership and voting interest in Prosperity after the merger and will exercise less influence over management.

Holders of ABHC common stock currently have the right to vote in the election of the board of directors and on other matters affecting ABHC. When the merger is completed, holders of ABHC common stock will become holders of Prosperity common stock, with a percentage ownership of Prosperity that is smaller than the holder’s percentage ownership of ABHC. Based on the number of shares of Prosperity and ABHC common stock outstanding as of the close of business on the record date, and based on the number of shares of Prosperity common stock expected to be issued in the merger (assuming the ABHC equity capital on the closing date, as calculated pursuant to the terms of the merger agreement, is equal to or greater than $173,000,000), the former holders of ABHC common stock, as a group, are estimated to own approximately [    ] percent ([    ]%) of the fully diluted shares of Prosperity immediately after the merger and current holders of Prosperity common stock as a group are estimated to own approximately [    ] ([    ])% of the fully diluted shares of Prosperity immediately after the merger. Because of this, holders of ABHC common stock will have less influence on the management and policies of Prosperity than they now have on the management and policies of ABHC.

Holders of ABHC common stock have appraisal rights and dissenters’ rights in the merger.

Appraisal rights (also known as dissenters’ rights) are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. If the merger agreement is adopted by ABHC shareholders, ABHC shareholders who vote against the approval of the merger agreement and who properly demand payment of the fair value of their shares of ABHC common stock under the applicable provisions of the TBOC will be entitled to appraisal rights in connection with the merger under the applicable provisions of the TBOC. In addition, Prosperity’s obligation to consummate the merger is subject to the condition that holders of no more than five percent (5%) of the issued and outstanding shares of ABHC common stock demand or be entitled to receive payment of the fair value of their shares as dissenting shareholders under the applicable provisions of the TBOC. Neither ABHC nor Prosperity can predict the number of ABHC shareholders who will seek payment of fair cash value of their shares. See the section entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger” beginning of page 68.

The merger agreement limits ABHC’s ability to pursue alternatives to the merger and may discourage other companies from trying to acquire ABHC.

The merger agreement contains “no shop” covenants that restrict ABHC’s ability to, directly or indirectly, initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to, engage or participate in any negotiations with any person concerning, provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any acquisition proposal, subject to certain exceptions, or, during the term of the merger agreement, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement relating to any acquisition proposal (whether written or oral, binding or nonbinding).

The merger agreement further provides that, during the twelve (12)-month period following the termination of the merger agreement under specified circumstances, including the entry into a definitive agreement or consummation of a transaction with respect to an alternative acquisition proposal, ABHC may be required to pay to Prosperity a cash termination fee equal to $12,850,000. See the section entitled “The Merger Agreement—Termination Fee” beginning on page 88.

These provisions could discourage a potential third-party acquirer that might have an interest in acquiring all or a significant portion of ABHC from considering or proposing that acquisition.

The merger agreement subjects ABHC to certain restrictions on its business activities prior to the effective time.

The merger agreement subjects ABHC to certain restrictions on its business activities prior to the effective time. Subject to certain specified exceptions, the merger agreement obligates ABHC to, and to cause each of its subsidiaries to, (a) conduct its business in the ordinary course in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization and relationships with employees, officers, directors, customers, depositors, suppliers, correspondent banks, governmental entities with jurisdiction over its operations and other third parties having material business relationships with ABHC or any of its subsidiaries and (c) take no action that would be reasonably likely to adversely affect or materially delay the receipt of any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement or the ability of ABHC to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated by the merger agreement on a timely basis. These restrictions could prevent ABHC from pursuing certain business opportunities that arise prior to the effective time. See the section entitled “The Merger Agreement—Covenants and Agreements—Conduct of Business Prior to the Completion of the Merger” beginning on page 77.

The opinion of ABHC’s financial advisor delivered to the ABHC board of directors prior to the signing of the merger agreement will not reflect changes in circumstances occurring after the date of such opinion.

The opinion of ABHC’s financial advisor was delivered on, and dated, July 17, 2025. Changes in the operations and prospects of Prosperity and ABHC, general market and economic conditions and other factors which may be beyond the control of Prosperity and ABHC may have altered the value of Prosperity or ABHC or the prices of shares of Prosperity common stock as of the date of this proxy statement/prospectus, or may alter such values and prices by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of the opinion. See the section entitled “The Merger—Opinion of ABHC’s Financial Advisor” beginning on page 52.

Risks Relating to Prosperity’s Business

You should read and consider risk factors specific to Prosperity’s business that will also affect Prosperity after the merger. These risks are described in the sections entitled “Risk Factors” in Prosperity’s Annual Report on Form 10-K most recently filed with the SEC and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 115 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains statements regarding the merger between Prosperity and ABHC; future financial and operating results; benefits and synergies of the transaction; future opportunities for the surviving corporation; the issuance of common stock of Prosperity contemplated by the merger agreement; the expected timing of the closing of the merger; the ability of the parties to complete the merger considering the various closing conditions and any other statements about future expectations that constitute forward-looking statements within the meaning of the federal securities laws, including the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, oral or written forward-looking statements may also be included in other information released to the public. Such forward-looking statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may,” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Forward-looking statements include all statements other than statements of historical fact, including forecasts or trends, and are based on current expectations, assumptions, estimates, and projections about Prosperity and ABHC or related to the merger and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements.

These forward-looking statements may include information about the surviving corporation’s possible or assumed future economic performance or future results of operations, including future revenues, income, expenses, provision for credit losses, provision for taxes, effective tax rate, earnings per share and cash flows and the surviving corporation’s future capital expenditures and dividends, future financial condition and changes therein, including changes in the surviving corporation’s loan portfolio and allowance for credit losses, changes in deposits, borrowings and the investment securities portfolio, future capital structure or changes therein, as well as the plans and objectives of management for the surviving corporation’s future operations, future or proposed acquisitions, the future or expected effect of acquisitions on the surviving corporation’s operations, results of operations, financial condition, and future economic performance, statements about the anticipated benefits of the proposed transaction, and statements about the assumptions underlying any such statement.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors, in addition to the factors relating to the merger discussed under the caption entitled “Risk Factors” beginning on page 20 and the factors previously disclosed in Prosperity’s reports filed with the SEC and incorporated by reference into this proxy statement/prospectus, which could cause actual results to differ materially from those contained or implied in the forward-looking statements or historical performance:

•	the risk that the cost savings and synergies from the merger may not be fully realized or may take longer than anticipated to be realized;

•	disruption to Prosperity’s business and to ABHC’s business as a result of the announcement and pendency of the merger;

•

the risk that the integration of ABHC’s business and operations into Prosperity, will be materially delayed or will be more costly or difficult than expected, or that Prosperity is otherwise unable to successfully integrate ABHC’s business into its own, including as a result of unexpected factors or events;

•	the failure to obtain the necessary approval by the shareholders of ABHC;

•	the ability of each of Prosperity and ABHC to obtain required governmental approvals of the merger on the timeline expected, or at all, and the risk that such approvals may result in the imposition of conditions that could adversely affect Prosperity after the closing of the merger or adversely affect the expected benefits of the merger;

•	reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners to the merger;

•

the failure of the closing conditions in the merger agreement to be satisfied, or any unexpected delay in closing the merger or the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•

the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger, and Prosperity’s ability to complete the acquisition and integration of ABHC successfully;

•	the dilution caused by the issuance of additional shares of Prosperity’s common stock in the merger;

•	Prosperity’s revenues after the merger may be less than expected;

•	the outcome of any legal or regulatory proceedings that may be currently pending or later instituted against Prosperity before or after the merger, or against ABHC;

•	diversion of management’s attention from ongoing business operations;

•	general competitive, economic, political and market conditions and other factors that may affect future results of Prosperity and ABHC;

•	changes in economic and market conditions that affect the amount and value of the assets of Prosperity Bank and American Bank;

•	inaccuracy of the assumptions and estimates that the managements of Prosperity or ABHC make in establishing reserves for probable loan losses and other estimates;

•	lack of liquidity, including as a result of a reduction in the amount of sources of liquidity, that Prosperity or ABHC currently have;

•	material increases or decreases in the amount of deposits held by Prosperity Bank or American Bank and the cost of those deposits;

•	access to the debt and equity markets and the overall cost of funding operations;

•

changes in market interest rates that affect the pricing of the loans and deposits of each of Prosperity Bank and American Bank, and the net interest income of each of Prosperity Bank and American Bank;

•	fluctuations in the market value and liquidity of the securities Prosperity and ABHC hold for sale, including as a result of changes in market interest rates;

•	effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	the occurrence of market conditions adversely affecting the financial industry generally;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by Prosperity’s regulators, such as the Dodd-Frank Act, and changes in federal government policies;

•

changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board, as the case may be;

•	governmental monetary and fiscal policies, including the policies of the Federal Reserve;

•	changes in the scope and cost of FDIC insurance and other coverage;

•	changes in inflation;

•	an increase in the rate of personal or commercial customers’ bankruptcies;

•	technology-related changes may be harder to make or may be more expensive than expected;

•

attacks on the security of, and breaches of, Prosperity’s or ABHC’s digital information systems, the costs Prosperity or ABHC incurs to provide security against such attacks and any costs and liability Prosperity or ABHC may incur in connection with any breach of those systems;

•	the potential impact of technology and “FinTech” entities and digital currencies on the banking industry generally;

•

the impacts related to or resulting from bank failures and other volatility, including potential increased regulatory requirements and costs, such as FDIC special assessments, long-term debt requirements and heightened capital requirements, and potential impacts to macroeconomic conditions, which could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital;

•	the effects of social media on market perceptions of Prosperity or ABHC and banks generally;

•	volatility and disruptions in global capital, foreign exchange and credit markets;

•	the ability of the surviving corporation to successfully identify acquisition targets and integrate the businesses of acquired companies and banks;

•	the possibility that the surviving corporation will be unable to sustain its current internal growth rate and total growth rate, or achieve its sales objectives;

•	the possibility that credit quality could deteriorate;

•	the potential changes in customer and consumer demand, including customer and consumer response to marketing;

•	the possibility that effectiveness of spending, investments or programs will decline;

•	fluctuations in the cost and availability of supply chain resources;

•	changes in economic conditions, including currency rate, interest rate and commodity price fluctuations;

•	changes in trade policies by the United States or other countries, such as tariffs or retaliatory tariffs;

•	the effect, impact, potential duration or other implications of weather and climate-related events; and

•	other factors that may affect the future results of Prosperity and ABHC.

Additional factors that could cause results to differ materially from those described above can be found in Prosperity’s filings with the SEC that are incorporated by reference into this proxy statement/prospectus, as described in the section entitled “Where You Can Find More Information.”

All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth above. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the dates of the documents incorporated by reference in this proxy statement/prospectus and are based on information available at that time. Neither Prosperity nor ABHC assume any obligation to update forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in circumstances or other factors affecting forward-looking statements that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. If Prosperity or ABHC update one or more forward-looking statements, no inference should be drawn that Prosperity or ABHC will make additional updates with respect to those or other forward-looking statements. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that Prosperity has filed with the SEC as described under “Where You Can Find More Information” beginning on page 115.

Prosperity and ABHC expressly qualify in their entirety all forward-looking statements attributable to either of them or any person acting on their behalf by the cautionary statements contained or referred to in this proxy statement/prospectus.

COMPARATIVE STOCK PRICES AND DIVIDENDS

Prosperity

The following table shows (1) the market value of Prosperity common stock at the close of business on July 17, 2025, the last trading day prior to the announcement of the merger, and as of the most recent practicable date preceding the date of this proxy statement/prospectus, and (2) the equivalent pro forma value of a share of ABHC common stock at such date based on the value of the merger consideration. The equivalent prices per ABHC share are hypothetical implied values of the merger consideration, assuming the ABHC equity capital on the closing date, as calculated pursuant to the terms of the merger agreement, is equal to or greater than $173,000,000.

For illustration purposes only, if the merger occurs and assuming (i) there are [   ] shares of ABHC common stock issued and outstanding at the closing of the merger (including [   ] shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards), (ii) the ABHC equity capital on the closing date, as calculated pursuant to the terms of the merger agreement, is equal to or greater than $173,000,000, and (iii) the price per share of Prosperity common stock received in the merger is equal to $[   ], which was the closing price per share of Prosperity common stock on [   ], 2025, then holders of ABHC common stock will receive [   ] shares of Prosperity common stock with a value of $[   ] (before adjusting for fractional shares) for each share of ABHC common stock.

Because of the possibility of the ABHC equity capital adjustment as discussed in this proxy statement/prospectus, you will not know the exact amount of merger consideration you will receive in connection with the merger when you vote on the ABHC merger proposal.

	Prosperity Common Stock(1)			Equivalent Pro Forma Value Per Share of ABHC Common Stock(2)
July 17, 2025		$73.78			$329.07
[ ], 2025	$	[	]	$	[	]

(1)	Represents the closing price of Prosperity common stock on the NYSE.
(2)	Calculated by multiplying the price of Prosperity common stock on the NYSE as of the specified date by the aggregate merger consideration divided by 995,467 shares of ABHC common stock.

As approved by Prosperity’s board of directors, Prosperity declared and paid a $0.52 per share dividend for the first three fiscal quarters of 2022 and declared and paid a $0.55 per share dividend for the fourth fiscal quarter of 2022. Prosperity declared and paid a $0.55 per share dividend for the first three fiscal quarters of 2023 and declared and paid a $0.56 per share dividend for the fourth fiscal quarter of 2023. Prosperity declared and paid $0.56 per share dividend for the first three fiscal quarters of 2024 and declared and paid a $0.58 per share dividend for the fourth fiscal quarter of 2024. Prosperity declared and paid a $0.58 per share dividend to holders of Prosperity common stock for the first two fiscal quarters of 2025. On July 23, 2025, Prosperity announced it had declared a $0.58 per share dividend for the third fiscal quarter of 2025, payable on October 1, 2025, to shareholders of record as of September 15, 2025.

Prosperity intends to continue to pay regular quarterly cash dividends on its common stock in the fourth fiscal quarter of 2025 and following the merger, when, as and if declared by Prosperity’s board of directors out of funds legally available for that purpose and subject to regulatory restrictions. Except as described herein, no dividends payable in the future have been declared by Prosperity’s board of directors.

Prosperity’s dividend policy may change with respect to the payment of dividends as a return on investment, and Prosperity’s board of directors may change or eliminate the payment of future dividends at its discretion, without notice to Prosperity’s shareholders. There can be no assurance that Prosperity will continue to pay dividends in the future. Future dividends on Prosperity’s common stock will depend upon its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, its ability to service any equity or debt obligations senior to the common stock and other factors deemed relevant by the board of directors of Prosperity.

ABHC

There is no established public trading market for the shares of ABHC common stock, and no market for ABHC common stock is expected to develop if the merger does not occur. No registered broker/dealer makes a market in the ABHC common stock, and no shares of such stock are listed for trading or quoted on any stock exchange or automated quotation system. Transfers of ABHC common stock are also subject to certain restrictions as a result of the ABHC shareholders agreement, which is designed to preserve ABHC’s eligibility as a Subchapter S corporation. ABHC serves as its own transfer agent and registrar. As of the ABHC record date, there were approximately [   ] holders of record of ABHC common stock.

The following table shows, for the periods indicated, the high and low sales prices per share for ABHC common stock, to the extent management of ABHC is aware of such sales, as well as per share dividends paid by ABHC on its common stock. Shares of ABHC common stock are traded by individuals on a personal basis, are infrequent in nature, and ABHC may not become aware of all trades in its common stock or the prices at which such trades are completed. The prices shown on the table below are the result of limited transactions and may not have been representative of the actual fair market value of ABHC common stock at the time of the respective transactions.

ABHC pays regular quarterly dividends on its common stock based on its earnings as described in the table below. In addition, since its election to be treated as a Subchapter S corporation for federal income tax purposes, ABHC has paid a quarterly dividend for the purposes of enabling shareholders to pay their estimated federal income tax obligations on ABHC’s taxable income as a Subchapter S corporation. However, ABHC is not legally required to pay such dividends.

	Low	High	Earnings Dividend	Tax Dividend
2022
First Quarter	$238.00	$240.00	$1.73	$0.81
Second Quarter	$240.00	$240.00	$1.73	$1.32
Third Quarter	$240.00	$240.00	$1.74	$2.41
Fourth Quarter	$240.00	$240.00	$1.74	$5.75
2023
First Quarter	$240.00	$240.00	$1.73	$0.98
Second Quarter	$240.00	$240.00	$1.73	$2.35
Third Quarter	—	—	$1.73	$2.22
Fourth Quarter	—	—	$1.73	$3.94	(1)
2024
First Quarter	—	—	$1.73	$1.79
Second Quarter	$244.00	$244.00	$1.73	$1.24
Third Quarter	—	—	$1.73	$1.00
Fourth Quarter	—	—	$1.73	$2.84
2025
First Quarter	—	—	$1.73	$2.19
Second Quarter	$250.00	$250.00	$1.73	$0.92
Third Quarter (through [ ], 2025)	—	—	—	—

(1)	Consists of tax dividends of $2.09 per share and $1.85 per share paid with respect to the fourth quarter of 2023.

ABHC’s shareholders are entitled to receive dividends out of legally available funds when, as and if declared by the ABHC board of directors, in its sole discretion. As a Texas corporation, ABHC is subject to certain restrictions on dividends under the TBOC. Generally, a Texas corporation may pay dividends to its shareholders out of its surplus (the excess of its assets over its liabilities and stated capital) unless the corporation is insolvent or the payment of the dividend would render the corporation insolvent. Federal and state banking laws and regulations and state corporate laws restrict the amount of dividends we may declare and pay and that American Bank may declare and pay to ABHC.

THE ABHC SPECIAL MEETING

This section contains information for ABHC shareholders about the ABHC special meeting. ABHC is mailing or otherwise delivering this proxy statement/prospectus to you, as an ABHC shareholder, on or about [   ], 2025. This proxy statement/prospectus is also being delivered to ABHC shareholders as Prosperity’s prospectus for its offering of Prosperity common stock in connection with the merger. This proxy statement/prospectus is accompanied by a notice of the ABHC special meeting and a proxy that the ABHC board of directors is soliciting for use by ABHC shareholders at the ABHC special meeting and at any adjournments or postponements of the ABHC special meeting. References to “you” and “your” in this section are to ABHC shareholders.

Date, Time and Place

The ABHC special meeting will be held in person on [   ], 2025 at [   ], Central Time, at the Omni Corpus Christi Hotel, 900 North Shoreline Boulevard, Corpus Christi, Texas 78401. If you hold your shares of ABHC common stock in your name as a shareholder of record, you may attend the ABHC special meeting and cast your vote in person at the ABHC special meeting at any time before the closing of the polls at the ABHC special meeting.

Matters to Be Considered

At the ABHC special meeting, you will be asked to consider and vote upon the following proposals:

•	ABHC merger proposal: to approve the merger agreement and the transactions contemplated thereby, including the merger; and

•

ABHC adjournment proposal: to adjourn or postpone the ABHC special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the ABHC merger proposal.

Recommendation of the ABHC Board of Directors

The ABHC board of directors has unanimously approved the merger agreement and determined that the merger and the bank merger are advisable and in the best interests of ABHC and its shareholders.

Accordingly, the ABHC board of directors recommends that ABHC shareholders vote as follows:

“FOR” the ABHC merger proposal; and

“FOR” the ABHC adjournment proposal.

Holders of ABHC common stock should carefully read this proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the merger and the transactions contemplated by the merger agreement.

Completion of the merger is conditioned upon the approval of the ABHC merger proposal, but is not conditioned upon the approval of the ABHC adjournment proposal.

Record Date; Shareholders Entitled to Vote

The record date for the ABHC special meeting is [   ], 2025. Only record holders of shares of ABHC common stock at the close of business on the record date are entitled to notice of, to attend and to vote at, the ABHC special meeting or any adjournment or postponement thereof. At the close of business on the record date, the only outstanding voting securities of ABHC were shares of common stock, and [   ] shares of ABHC

common stock were issued and outstanding (including [   ] shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards).

Each share of ABHC common stock outstanding on the record date is entitled to one vote on each proposal.

Voting by ABHC’s Directors and Executive Officers

At the close of business on the record date for the ABHC special meeting, ABHC directors and executive officers and their affiliates were entitled to vote approximately [   ] shares of ABHC common stock, or approximately [   ]% of the shares of ABHC common stock outstanding on that date.

ABHC currently expects that the shares of ABHC common stock beneficially owned by its directors and executive officers will be voted in favor of the ABHC merger proposal and the ABHC adjournment proposal. In connection with the merger agreement, each of the directors, certain executive officers and certain shareholders of ABHC, in their capacities as shareholders, have separately entered into voting agreements pursuant to which they agreed to vote their beneficially owned shares of ABHC common stock in favor of the ABHC merger proposal and certain related matters and against alternative transactions. For further information, see the section entitled “The Merger Agreement—Voting Agreements” beginning on page 89.

Quorum and Adjournment

No business may be transacted at the ABHC special meeting unless a quorum is present. ABHC shareholders who hold shares representing at least a majority of the shares of ABHC common stock issued and outstanding and entitled to vote at the ABHC special meeting must be present in person or represented by proxy to constitute a quorum.

If a quorum is not present, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the ABHC special meeting from time to time by a vote of the holders of the majority of the shares who are present or represented by proxy at the meeting, without notice other than announcement at the ABHC special meeting, until a quorum shall be present or represented. When any adjourned ABHC special meeting is reconvened and a quorum shall be present and represented, any business may be transacted which might have been transacted at the ABHC special meeting as originally notified. Once a quorum is constituted, the shareholders present or represented by proxy at the ABHC special meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum. Unless the merger agreement has been terminated in accordance with its terms, the ABHC special meeting shall be convened and the merger agreement and the merger will be submitted to the shareholders of ABHC at the ABHC special meeting, for the purpose of voting on the ABHC merger proposal and the ABHC adjournment proposal. ABHC shall only be required to adjourn or postpone the ABHC special meeting two (2) times pursuant to the merger agreement.

All shares of ABHC common stock represented at the ABHC special meeting, including shares of ABHC common stock that are represented but that vote to abstain and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum.

Participation in the ABHC special meeting in accordance with the instructions given above will constitute the presence in person at the ABHC special meeting, except where such shareholder participates in the meeting for the express purpose of objecting to the transaction of business on the ground that the meeting is not lawfully called or convened.

Vote Required; Treatment of Abstentions; Broker Non-Votes and Failure to Vote

The required votes to approve the ABHC proposals are as follows:

Approval of the ABHC merger proposal requires the affirmative vote of holders of at least two-thirds of the outstanding shares of ABHC common stock entitled to vote on the ABHC merger proposal. If you are an ABHC shareholder and mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the ABHC special meeting on the ABHC merger proposal, or if you fail to instruct your bank, broker or other nominee how to vote with respect to the ABHC merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Assuming a quorum is present, approval of the ABHC adjournment proposal requires the affirmative vote of the holders of a majority of the shares of ABHC common stock present in person or represented by proxy at the ABHC special meeting and entitled to vote. If you are an ABHC shareholder who is present in person or represented by proxy at the ABHC special meeting and you mark “ABSTAIN” on your proxy, fail to vote on the ABHC adjournment proposal or fail to instruct your bank, broker or other nominee how to vote with respect to the ABHC adjournment proposal, it will have the same effect as a vote “AGAINST” the proposal. If you are not present in person or represented by proxy at the ABHC special meeting, it will have no effect on the ABHC adjournment proposal.

Voting and Revocation of Proxies

Proxies, in the form enclosed, which are properly executed and returned and not subsequently revoked, will be voted in accordance with the instructions indicated on the proxies. Any properly executed proxy on which voting instructions are not specified will be voted “FOR” the ABHC merger proposal and “FOR” the ABHC adjournment proposal. The proxy also grants authority to the persons designated in such proxy to vote in accordance with their own judgment if an unscheduled matter is properly brought before the ABHC special meeting.

If you hold your shares of ABHC common stock in your name as a shareholder of record, you may attend the ABHC special meeting and cast your vote in person at the ABHC special meeting at any time before the closing of the polls at the ABHC special meeting.

A holder of ABHC common stock may revoke a previously delivered proxy before it is voted at the special meeting by:

•

delivering a written notice of revocation to Ben B. Wallace, Vice Chairman and Executive Vice President of ABHC, at American Bank Holding Corporation, 800 N. Shoreline Boulevard, Suite 200S, Corpus Christi, Texas 78401, which must be received by [   ] p.m., Central Time, on [   ], 2025;

•

executing a proxy bearing a later date and delivering that proxy to Ben B. Wallace, Vice Chairman and Executive Vice President of ABHC, at American Bank Holding Corporation, 800 N. Shoreline Boulevard, Suite 200S, Corpus Christi, Texas 78401, which must be received by [   ] p.m., Central Time, on [   ], 2025; or

•	attending the ABHC special meeting and voting in person.

All written notices of revocation and other communications with respect to revocation or proxies must be sent to: American Bank Holding Corporation, 800 N. Shoreline Boulevard, Suite 200S, Corpus Christi, Texas 78401, Attention: Ben B. Wallace, Vice Chairman and Executive Vice President of ABHC. If you hold your shares in street name with a bank or broker, you must contact such bank or broker for instructions as to how to revoke your proxy.

Dissenter’s Rights

ABHC shareholders are entitled to dissenters’ rights with respect to the ABHC merger proposal. These dissenters’ rights are conditioned on strict compliance with requirements of the applicable provisions of the Texas Business Organizations Code. Please see the section entitled “The Merger—Appraisal or Dissenters’ Rights in the Merger,” and the full text of the applicable provisions of the Texas Business Organizations Code, which are reproduced in full in Annex E to this proxy statement/prospectus.

Solicitation of Proxies

The ABHC board of directors is soliciting proxies for the ABHC special meeting from holders of shares of ABHC common stock entitled to vote at such special meeting. ABHC is responsible for its expenses incurred in preparing, assembling, printing, and mailing this proxy statement/prospectus. Proxies will be solicited through the mail. Additionally, directors and officers of ABHC intend to solicit proxies personally or by telephone or other means of communication. The directors and officers of ABHC will not be additionally compensated for any such solicitation. ABHC will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners.

Other Matters to Come Before the ABHC Special Meeting

ABHC management knows of no other business to be presented at the ABHC special meeting, but if any other matters are properly presented to the meeting or any adjournments thereof, the persons named in the proxies will vote upon them in accordance with the ABHC board of directors’ recommendations.

Assistance

If you need assistance in completing your proxy, have questions regarding the ABHC special meeting, or would like additional copies of this proxy statement/prospectus, please contact Ben B. Wallace, Vice Chairman and Executive Vice President of ABHC, at (361) 653-5070 or bwallace@americanbank.com.

ABHC PROPOSALS

Proposal 1: ABHC Merger Proposal

ABHC is asking holders of ABHC common stock to approve the merger agreement and the transactions contemplated thereby, including the merger. Holders of ABHC common stock should read this proxy statement/prospectus carefully and in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A.

After careful consideration, the ABHC board of directors unanimously (i) determined that the merger and the bank merger are advisable and in the best interests of ABHC and its shareholders, (ii) adopted and approved the merger agreement and the transactions contemplated thereby, (iii) authorized the execution of the merger agreement, (iv) directed that the merger agreement be submitted to the holders of ABHC common stock for approval and (v) recommended approval of the merger agreement and the transactions contemplated thereby by the holders of ABHC common stock. See the section entitled “The Merger—ABHC’s Reasons for the Merger; Recommendation of the ABHC Board of Directors” for a more detailed discussion of the recommendation of the ABHC board of directors.

Approval of the ABHC merger proposal is a condition to the completion of the merger. If the ABHC merger proposal is not approved, the merger will not occur. For a detailed discussion of the terms and conditions of the merger, see the section entitled “The Merger—Terms of the Merger.”

Vote Required for Approval

Approval of the ABHC merger proposal requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of ABHC common stock entitled to vote on the proposal. If you are an ABHC shareholder and mark “ABSTAIN” on your proxy, fail to submit a proxy or vote in person at the ABHC special meeting on the ABHC merger proposal, or if you fail to instruct your bank, broker or other nominee how to vote with respect to the ABHC merger proposal, it will have the same effect as a vote “AGAINST” the proposal.

Recommendation of the ABHC Board of Directors

THE ABHC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ABHC MERGER PROPOSAL.

Proposal 2: ABHC Adjournment Proposal

The ABHC special meeting may be adjourned or postponed, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the ABHC merger proposal.

If, at the ABHC special meeting, the number of shares of ABHC common stock present or represented by proxy and voting in favor of the ABHC merger proposal is insufficient to approve the ABHC merger proposal, ABHC intends to move to adjourn the ABHC special meeting to enable the ABHC board of directors to solicit additional proxies for approval of the ABHC merger proposal. In that event, ABHC will ask holders of ABHC common stock to vote on the ABHC adjournment proposal, but not the ABHC merger proposal.

In this proposal, ABHC is asking holders of ABHC common stock to authorize the holder of any proxy solicited by the ABHC board of directors, on a discretionary basis, to vote in favor of adjourning or postponing the ABHC special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the ABHC merger proposal, including the solicitation of proxies from holders of ABHC common stock who have previously voted. Under the ABHC bylaws, if a quorum is not present at the ABHC special meeting, the ABHC shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the ABHC special meeting by a vote of the holders of the majority of the shares who are present or represented by proxy at the meeting, without notice other than announcement at the ABHC special meeting, until a quorum shall be present or represented. The approval of the ABHC adjournment proposal by holders of ABHC common stock is not a condition to the completion of the merger.

Vote Required for Approval

The vote on the ABHC adjournment proposal is a vote separate and apart from the vote on the ABHC merger proposal. Accordingly, if you are a holder of ABHC common stock, you may vote to approve the ABHC merger proposal and vote not to approve the ABHC adjournment proposal, and vice versa. The approval of the ABHC adjournment proposal by holders of ABHC common stock is not a condition to the completion of the merger.

Assuming a quorum is present, approval of the ABHC adjournment proposal requires the affirmative vote of the holders of a majority of the shares of ABHC common stock present in person or represented by proxy at the ABHC special meeting and entitled to vote. If you are an ABHC shareholder who is present in person or represented by proxy at the ABHC special meeting and you mark “ABSTAIN” on your proxy, fail to vote on the ABHC adjournment proposal or fail to instruct your bank, broker or other nominee how to vote with respect to the ABHC adjournment proposal, it will have the same effect as a vote “AGAINST” the proposal. If you are not present in person or represented by proxy at the ABHC special meeting, it will have no effect on the ABHC adjournment proposal.

Recommendation of the ABHC Board of Directors

THE ABHC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ABHC ADJOURNMENT PROPOSAL.

INFORMATION ABOUT PROSPERITY

Prosperity Bancshares, Inc.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

(281) 269-7199

Prosperity Bancshares, Inc. was formed in 1983 as a vehicle to acquire the former Allied Bank in Edna, Texas, which was chartered in 1949 as The First National Bank of Edna and is now known as Prosperity Bank. Prosperity is a Texas corporation and a registered financial holding company that derives substantially all of its revenues and income from the operation of its bank subsidiary, Prosperity Bank. Prosperity Bank provides a wide array of financial products and services to businesses and consumers throughout Texas and Oklahoma. As of June 30, 2025, Prosperity Bank operated 283 full service banking locations: 65 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 61 in the Dallas/Fort Worth area; 22 in the East Texas area; 31 in the Central Texas area including Austin and San Antonio; 45 in the West Texas area including Lubbock, Midland-Odessa, Abilene, Amarillo and Wichita Falls; 15 in the Bryan/College Station area; 6 in the Central Oklahoma area; and 8 in the Tulsa, Oklahoma area.

Prosperity’s common stock is traded on the NYSE under the symbol “PB.”

Prosperity’s principal executive office is located at Prosperity Bank Plaza, 4295 San Felipe in Houston, Texas and its telephone number at that location is (281) 269-7199. Prosperity’s website is https://www.prosperitybankusa.com/. The information on Prosperity’s website is not part of this proxy statement/prospectus, and the references to the Prosperity website address do not constitute incorporation by reference of any information on that website into this proxy statement/prospectus.

Additional information about Prosperity and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 115.

INFORMATION ABOUT ABHC

American Bank Holding Corporation

800 N. Shoreline Boulevard, Suite 200S

Corpus Christi, Texas 78401

(800) 257-8316

General

ABHC is a Texas corporation and a registered financial holding company. ABHC was incorporated in 1994 for the purpose of serving as a bank holding company for American Bank. ABHC does not, as an entity, engage in separate business activities of a material nature apart from the activities it performs for its wholly owned banking subsidiary, American Bank. Its primary activities are to provide assistance in the management and coordination of American Bank’s financial resources. ABHC has no significant assets other than all of the outstanding common stock of American Bank. ABHC derives its revenues primarily from the operations of American Bank in the form of dividends received from American Bank. As a bank holding company, ABHC is subject to the supervision and regulation of the Federal Reserve Board.

American Bank is a national banking association that was chartered in 1970 and is subject to the supervision and regulation of the Office of the Comptroller of the Currency. American Bank is a full-service commercial bank, providing financial services to customers primarily located in the Texas market areas of Austin, Corpus Christi, San Antonio and Victoria.

As of June 30, 2025, ABHC had, on a consolidated basis, total assets of $2.6 billion, total loans of $1.8 billion, and total deposits of $2.3 billion.

Products and Services

American Bank operates 18 banking offices and two loan production offices, including its main office in Corpus Christi and a loan production office in Houston. Services include commercial banking, with Centers of Excellence specializing in commercial real estate, medical, energy, SBA and technology lending; a full range of personal and business banking services, including business and personal deposit accounts and loans; wealth management services including private banking, investment management, and trust; a full suite of technology-enabled treasury management services; home mortgage and construction-related loans; and a full range of electronic banking services.

Employees

As of June 30, 2025, American Bank had 365 full-time (or full-time equivalent) employees, none of whom is covered by a collective bargaining agreement.

Properties

The principal executive office of ABHC and American Bank is located at 800 N. Shoreline Boulevard, Suite 200S, Corpus Christi, Texas 78401. American Bank also operates five additional branch offices in Corpus Christi, Texas, four branch offices in San Antonio, Texas, a branch office in each of Converse, Austin, Goliad, New Braunfels, Port Aransas, Rockport, Universal City, and Victoria, Texas, and a loan production office in each of Corpus Christi and Houston, Texas.

Legal Proceedings

There are no threatened or pending legal proceedings against ABHC or American Bank which, if determined adversely, would, in the opinion of management, have a material adverse effect on ABHC’s business, financial condition, results of operations, cash flows or prospects.

Competition

American Bank operates 18 banking offices and two loan production offices in five markets as defined by the Federal Reserve: Austin, Texas; Corpus Christi, Texas; Houston, Texas; San Antonio, Texas; and Victoria, Texas, each of which is a highly competitive and fragmented market.

ABHC experiences competition in its markets from many other financial institutions, including when attracting and retaining savings deposits and in lending funds. The primary factors ABHC encounters in competing for savings deposits are convenient office locations and rates offered. Direct competition for savings deposits comes from other commercial bank and thrift institutions, credit unions, money market mutual funds and issuers of corporate and government securities which may offer more attractive rates than insured depository institutions are willing to pay. The primary factors ABHC encounters in competing for loans include, among others, interest rate and loan origination fees and the range of services offered. Competition for origination of real estate loans comes from other commercial banks, thrift institutions, mortgage bankers, mortgage brokers and insurance companies. Banks and other financial institutions with which ABHC competes may have capital resources and loan limits substantially higher than those maintained by ABHC.

Corporate Information

ABHC’s principal executive office is located at 800 N. Shoreline Boulevard, Suite 200S, Corpus Christi, Texas 78401. American Bank’s website is https://www.americanbank.com/. The information on American Bank’s website is not part of this proxy statement/prospectus, and the references to the American Bank website address do not constitute incorporation by reference of any information on that website into this proxy statement/prospectus.

THE MERGER

This section of the proxy statement/prospectus describes material aspects of the merger. This summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement/prospectus and the other documents we refer you to for a more complete understanding of the merger. In addition, we incorporate important business and financial information about Prosperity into this proxy statement/prospectus by reference. You may obtain the information incorporated by reference into this proxy statement/prospectus without charge by following the instructions in the section entitled “Where You Can Find More Information” beginning on page 115.

Terms of the Merger

Each of Prosperity’s and ABHC’s respective board of directors has approved the merger agreement. The merger agreement provides that ABHC will merge with and into Prosperity, with Prosperity as the surviving corporation. Following the completion of the merger, American Bank, a national banking association and a wholly owned bank subsidiary of ABHC, will merge with and into Prosperity Bank, a Texas banking association and a wholly owned bank subsidiary of Prosperity, with Prosperity Bank as the surviving bank.

Under the terms and subject to the conditions set forth in the merger agreement, all outstanding shares of ABHC common stock issued and outstanding immediately prior to the effective time of the merger (including shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards but excluding dissenting shares, treasury shares and shares held by ABHC or Prosperity (other than treasury shares and shares held by ABHC or Prosperity (a) held in any ABHC benefit plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity and (b) held, directly or indirectly, in respect of debts previously contracted)) will be converted into the right to receive, without interest, an aggregate of 4,439,981 shares of Prosperity common stock (the “aggregate stock consideration”) as such number of shares of Prosperity common stock may be reduced pursuant to the terms of the merger agreement.

The aggregate stock consideration will be reduced if the ABHC equity capital, as calculated pursuant to the terms of the merger agreement, is less than $173,000,000 on the closing date, by a number of shares equal to the absolute value of the difference between $173,000,000 and the ABHC equity capital on the closing date, divided by $70.73 (the aggregate stock consideration, as so adjusted, the “adjusted aggregate stock consideration”). For the purposes of the merger agreement, the equity capital of ABHC is equal to the sum of the capital stock, capital surplus and retained earnings of ABHC, minus goodwill and other intangibles, and excluding unrealized securities gains or losses, on a consolidated basis, as determined pursuant to generally accepted accounting principles in the United States (“GAAP”) and other terms set forth in the merger agreement (the “ABHC equity capital”). The merger agreement provides that ABHC must, for the purposes of calculating the ABHC equity capital, deduct for certain extraordinary items related to the merger agreement and the transactions contemplated thereby, including, without duplication: (i) the amount of expenses incurred by ABHC and its subsidiaries related to the merger, the merger agreement and the actions and transactions contemplated thereby, including any fees and commissions payable to any broker, finder, financial advisor or investment banking firm in connection with the merger agreement or the transactions contemplated thereby and any legal and accounting fees and other expenses incurred in connection with the negotiation, execution or performance of the merger agreement or the consummation of the transactions contemplated thereby, (ii) any amount needed to bring ABHC’s total loan loss reserve to an amount equal to the greater of (x) 1.05% of the total loans of ABHC and its subsidiaries as of the closing date, determined in accordance with GAAP and the accounting principles, practices, procedures, methodologies and policies employed in preparing the audited consolidated balance sheet of ABHC and its subsidiaries as of December 31, 2024 or (y) $18,400,000, (iii) the amount of any fees, costs, expenses and accruals related to threatened or outstanding litigation relating to ABHC and its subsidiaries, (iv) the premium or additional cost required to provide for the continuation of certain of ABHC’s insurance policies pursuant to the merger agreement, (v) the amount of any payments to be made pursuant to any existing employment, change in control, salary continuation, deferred compensation or other similar agreements or arrangements or severance, noncompetition, retention or bonus arrangements between ABHC or American Bank and any other person (but not including stay-pay arrangements agreed to between Prosperity Bank and American Bank), (vi) the amount of any amounts that may be owed by Prosperity or Prosperity Bank after the effective time under any of the agreements or arrangements in the foregoing clause (v), (vii) the accrual of any future benefit payments due under any salary continuation, deferred compensation or other similar agreements through the date of the final payment, which amount must be confirmed by a third-party consultant mutually acceptable to ABHC and Prosperity, (viii) the amount of any cost to fully fund, terminate and liquidate any ABHC benefit plan and to pay all related expenses and fees, including expenses and fees associated with any governmental filings in connection with such termination, to the extent such termination is required by the terms of the merger agreement or requested by Prosperity under the terms of the merger agreement, (ix) the nondeductible amount of any payments subject to Section 280G of the Code and (x) such other amounts as are agreed upon by ABHC and Prosperity.

As a result, holders of ABHC common stock will receive the number of shares of Prosperity common stock equal to the adjusted aggregate stock consideration divided by the aggregate number of shares of ABHC common stock issued and outstanding (including shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards) immediately prior to the effective time, for each share of ABHC common stock held by such holder immediately prior to the effective time of the merger (the “merger consideration”).

For illustrative purposes only, if the merger occurs and assuming (i) there are [   ] shares of ABHC common stock issued and outstanding at the closing of the merger (including [   ] shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards), (ii) the ABHC equity capital on the closing date, as calculated pursuant to the terms of the merger agreement, is equal to or greater than $173,000,000, and (iii) the price per share of Prosperity common stock received in the merger is equal to $[   ], which was the closing price per share of Prosperity common stock on [   ], 2025, then holders of ABHC common stock will receive [   ] shares of Prosperity common stock with a value of $[   ] (before adjusting for fractional shares) for each share of ABHC common stock.

Prosperity will not issue any fractional shares of Prosperity common stock in the merger. Holders of ABHC common stock who would otherwise be entitled to a fraction of a share of Prosperity common stock in the merger will instead receive, for the fraction of a share, an amount in cash (rounded to the nearest cent), without interest, equal to such fractional part of a share of Prosperity common stock (after taking into account all of the shares of ABHC common stock held by such holder immediately prior to the effective time of the merger and rounded to the nearest thousandth when expressed in decimal form) multiplied by the average of the closing sale prices of Prosperity common stock on the New York Stock Exchange as reported by The Wall Street Journal for the ten (10) consecutive full days ending on and including the fifth (5th) trading day immediately preceding the closing date.

Holders of ABHC common stock are being asked to approve the merger and the merger agreement. See the section entitled “The Merger Agreement” beginning on page 71 for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

As part of the ongoing consideration and evaluation of ABHC’s long-term prospects and strategies, the ABHC board of directors and the senior management of ABHC have regularly reviewed and assessed ABHC’s business strategies and objectives, including assessments of strategic growth opportunities potentially available to ABHC. These strategic discussions have focused on, among other things, prospects and developments in the financial services industry, the regulatory environment, the economy and the financial markets generally, and the implications of such developments for financial institutions generally and ABHC, in particular. These strategic discussions were part of the continuous efforts of ABHC to enhance value for its shareholders and deliver the best possible services to its customers and communities.

These strategic reviews have also included assessments of ongoing consolidation in the financial services industry and the benefits and risks to ABHC and its shareholders of strategic combination transactions compared to the benefits and risks of continued operation as a stand-alone company. Factors assessed in connection with these reviews have included the benefits and risks of organic expansion, competition, potential expense and revenue synergies, regulatory requirements, the interest rate environment, scale and diversification, credit risk, market risk and the impacts of rapidly changing technology and the delivery channels for products and services.

Each of Stephen C. Raffaele, Director and President of ABHC and Director, Chief Executive Officer and President of American Bank, Patricia Hawn Wallace, Chair of the Board of ABHC and Director of American Bank, and Ben B. Wallace, Vice Chairman of the Board and Executive Vice President of ABHC and Chairman of the Board of American Bank, also has engaged from time to time in discussions with management of other companies in the financial services industry, including with respect to potential strategic business combination transaction opportunities that may be available to enhance value for their respective companies and shareholders. Mr. Raffaele, as well as other members of ABHC’s executive committee and board of directors, also occasionally meet with representatives of various investment banking firms experienced in the banking industry to discuss market conditions, industry trends, the performance of ABHC and potential strategic business combination transaction opportunities.

On October 2, 2024, Mr. Raffaele, Mr. Wallace and Mrs. Wallace met with David Zalman, Chief Executive Officer and Senior Chairman of the Board of Prosperity, and two members of his executive team at Mr. Zalman’s home in El Campo, Texas. At this meeting, Mr. Zalman mentioned that Prosperity might be interested in considering an acquisition of ABHC. In an information-only context, the parties discussed what such a transaction might potentially look like, including matters of cultural fit, business model, community banking philosophy, and the treatment of ABHC’s employees in an acquisition scenario. No valuation or follow-up actions were discussed.

On October 31, 2024, Mr. Raffaele met with the Chief Executive Officer and President of another Texas-based bank holding company (“Company A”). The meeting was principally social, though the Chief Executive Officer of Company A did state that Company A might be interested in considering a merger transaction with ABHC. No valuation or follow-up actions were discussed.

In early 2025, as part of its regular discussions of strategic possibilities, the executive committee of American Bank and ABHC began a comprehensive evaluation of long-term strategic alternatives, risks and shareholder objectives given the current operating environment. Parts of this analysis included more specific consideration of (a) the risks and benefits of continuing to operate as a stand-alone institution, including, but not limited to, the risks of continuing to grow organically or through acquisitions, (b) the potential difficulty of raising additional necessary growth capital through private or public offerings of stock, and (c) the continued lack of significant liquidity for ABHC’s shareholders; versus the risks and benefits of finding a merger or acquisition partner who would be willing to appropriately value ABHC stock but who would also offer a good cultural and business model fit so that ABHC’s employees and customers could also benefit from such a transaction. Several financial institutions, including Prosperity, had mentioned to members of ABHC’s executive committee from time to time that they admired ABHC and might be interested in pursuing a strategic transaction with ABHC. In addition, Mr. Raffaele maintained longstanding social and professional relationships with members of the executive and senior management teams of other financial institutions, including Prosperity.

In order to properly consider the full range of long-term strategic alternatives for ABHC and the possible transactions with Prosperity, Company A and other possible strategic counterparties, as well as shareholder objectives and risks regarding the operating environment for financial institutions, the executive committee of the ABHC board of directors met with representatives of Stephens Inc. (“Stephens”), a well-known financial advisor in the financial services industry, on January 29, 2025. At the meeting, Stephens presented material regarding various strategic possibilities for ABHC, including continuing ABHC’s current strategy of operating and growing as a stand-alone financial institution, the options for raising additional capital or going public, and alternatives for a merger, sale or change of control. The executive committee discussed and deliberated these topics with

Stephens, but no decision was made at the meeting regarding any specific strategic transaction. However, the executive committee determined that ABHC should continue to explore the strategic options, including discussions with various potential counterparties, including Company A and Prosperity.

On February 10, 2025, Mr. Raffaele met with the Chief Executive Officer of Company A, at which meeting Company A expressed a strong interest in exploring a potential merger with ABHC, along with some of the general terms and rationale under which such a transaction might take place. No specific valuation or other material terms were discussed.

On February 27, 2025, the executive committee of the ABHC board of directors held a meeting and invited representatives of another investment banking firm to attend. At the meeting, the investment banking firm presented material regarding, and the executive committee discussed and deliberated regarding, various strategic possibilities for ABHC, including continuing ABHC’s current strategy of operating and growing as a stand-alone financial institution, the options for raising additional capital or going public, and alternatives for a merger, sale or change of control. No decision was made at the meeting regarding any specific strategic transaction, though the executive committee determined that ABHC should continue to explore the strategic options, including discussions with various potential counterparties, including Company A and Prosperity.

On March 18, 2025, the executive committee of the ABHC board of directors met to further discuss strategic alternatives, including a potential merger or sale. Representatives of Stephens were present at the meeting and answered questions and presented information regarding the potential strategic alternatives, including a possible change of control, current market conditions for sale transactions, organic growth, potential acquisition targets and potential financing alternatives for acquisition and growth capital. After discussion, the executive committee determined that Stephens should make the same presentation to the full ABHC board of directors.

On March 19, 2025, the full ABHC board of directors met to further discuss the full range of long-term strategic alternatives, including a potential sale. Representatives of Stephens were present at the meeting and answered questions and presented information regarding the potential strategic alternatives, including a possible change of control, current market conditions for sale transactions, organic growth, potential acquisition targets and potential financing alternatives for acquisition and growth capital. At the meeting, the ABHC board of directors authorized Stephens and members of ABHC’s executive committee to continue to meet with potential counterparties to a sale transaction, including Company A and Prosperity. Additionally, the ABHC board of directors authorized ABHC to formally retain Stephens as its exclusive financial advisor regarding potential strategic alternatives, including a sale transaction.

On the afternoon of March 29, 2025, representatives of Stephens presented ABHC with a draft engagement letter which called for the retention of ABHC as American’s exclusive financial advisor regarding potential strategic transactions, including a sale transaction.

On March 31, 2025, ABHC retained Norton Rose Fulbright US LLP (“NRF”) as its legal advisor, to represent ABHC and its affiliated companies, including American Bank, in connection with a potential strategic transaction. Over the course of the next few weeks, Mr. Raffaele and NRF engaged in negotiations with Stephens regarding the terms of the Stephens engagement letter.

On April 9, 2025, ABHC and Stephens executed the Stephens engagement letter.

On April 11, 2025, the executive committee of the ABHC board of directors held a meeting, which was attended by Stephens, to discuss the potential impacts of recent trade policy announcements on potential strategic transactions for ABHC. At that meeting, representatives of Stephens presented materials regarding such impacts, including the potential effects on the value of ABHC and on the share prices of potential acquirors of ABHC. While the general consensus among directors was that the impacts were likely to be negative in the near-term, the directors concluded that it would be difficult to predict when the negative effects and market uncertainty would abate. Accordingly, the directors determined that it would be better for ABHC, and Stephens on behalf of ABHC, to continue to discuss a potential sale with potential counterparties, including Company A and Prosperity, and to continue the analysis and discussion so that ABHC could avoid any detrimental delay in executing on such a transaction if market conditions improved and market uncertainty abated.

Following this meeting, ABHC employees and representatives of Stephens began to prepare an electronic data room containing materials that potential acquirors could review to conduct due diligence investigations regarding an acquisition of ABHC and American Bank.

On April 15, 2025, the ABHC board of directors held a special meeting to continue discussions regarding a potential merger with or acquisition by a select group of counterparties, including, but not limited to, Company A and Prosperity.

On April 23, 2025, Mr. Raffaele met in San Antonio, Texas with senior members of another Texas-based bank holding company (“Company B”), at which the parties had exploratory discussions regarding a potential business combination transaction between ABHC and Company B.

On April 27, 2025, Mr. Raffaele met with Mr. David Zalman in Austin, Texas. The discussion centered around the degree of potential interest by both parties in an acquisition of ABHC by Prosperity, the rationale and benefits, and the general terms of such a potential transaction.

On April 28, 2025, Stephens sent a draft of a mutual non-disclosure agreement to Prosperity.

On April 28, 2025, Stephens sent a draft of a mutual non-disclosure agreement to Company A.

On April 29, 2025, Prosperity and ABHC executed the mutual non-disclosure agreement.

Also on April 29, 2025, the executive committee of the ABHC board of directors held a meeting to discuss updates regarding the potential transactions with the various counterparties that had been discussed.

On May 1, 2025, Company A and ABHC executed the mutual non-disclosure agreement.

On May 2, 2025, Stephens met with Mr. Cullen Zalman, Prosperity’s Executive Vice President, Banking and Corporate Activities, to have preliminary discussions regarding a potential acquisition of ABHC by Prosperity and to gauge Prosperity’s continued interest in an acquisition of ABHC. While the parties did not discuss valuation, Mr. Cullen Zalman did indicate that Prosperity had long admired ABHC and its banking franchise, that Prosperity continued to be interested in acquiring ABHC and was prepared to act quickly to do so.

On May 5, 2025, Mr. Raffaele met with the Chief Executive Officer of Company A in Austin, Texas. The discussion centered around the degree of potential interest by both parties in a merger transaction and the general terms of such a potential transaction.

On May 9, 2025, Mr. Raffaele, Mr. Wallace, Mrs. Wallace, and Richard F. Scanio, Director of ABHC and Vice Chairman of the Board of American Bank, met with senior members of Company B in Corpus Christi, Texas to continue exploratory discussions regarding a potential business combination transaction between ABHC and Company B.

Over the next few weeks, ABHC and Stephens continued to assemble materials in the electronic data room.

On May 13, 2025, representatives of Stephens met with representatives of Company A to preliminarily discuss a potential acquisition of ABHC by Company A. Although the parties did not discuss any potential valuation of ABHC, Company A’s executives at the meeting indicated that Company A was very interested in pursuing a potential acquisition of ABHC.

On May 15, 2025, Mr. Raffaele met with Mr. David Zalman and Charlotte M. Rasche, Executive Vice President and General Counsel of Prosperity, in Houston, Texas to discuss various deal considerations in connection with a potential acquisition of ABHC by Prosperity. Mr. Raffaele met with Ms. Rasche in Houston, Texas again on May 16, 2025 to continue those discussions.

On May 20, 2025, representatives of Stephens met with members of the executive committee of the ABHC board of directors to provide an update on their contacts with potential acquisition partners. In the presentation, Stephens indicated that there was strong interest from both Company A and Prosperity in an acquisition of ABHC. Additionally, Stephens provided an update on market conditions for bank acquisitions, indicating that there were positive signs of activity that might support a transaction in the near future.

On May 21, 2025, Mr. Raffaele, Mr. Wallace, Mrs. Wallace, and Mr. Scanio met with Mr. David Zalman and Mr. Cullen Zalman at the Wallace home in Corpus Christi, Texas to continue discussions of various deal considerations in connection with a potential sale of ABHC to Prosperity.

On May 22, 2025, Prosperity submitted a non-binding Letter of Intent (the “Prosperity LOI”) to Stephens providing for the acquisition of ABHC by merger with Prosperity in which the consideration was 100% shares of Prosperity common stock.

On May 24, 2025, Company A submitted a non-binding Letter of Intent (the “Company A LOI”) to Stephens providing for the acquisition of ABHC by merger with Company A in which the consideration was 100% shares of Company A stock. The aggregate value of the shares of Company A stock offered in the Company A LOI was less than the value of the shares of Prosperity common stock offered in the Prosperity LOI, based on the share prices of each as of May 24, 2025.

On May 27, 2025, the executive committee of the ABHC board of directors met to discuss both the Prosperity LOI and the Company A LOI. The executive committee authorized Stephens to continue to negotiate with both Prosperity and Company A to increase the value of the merger consideration offered.

Also on May 27, 2025, representatives of Stephens met with representatives of Prosperity to discuss the terms of the Prosperity LOI. Later that same day, Prosperity provided a revised letter of intent (the “Revised Prosperity LOI”), proposing 4,439,981 shares of Prosperity common stock, in the aggregate, in exchange for all outstanding shares of ABHC, subject to downward adjustment if ABHC’s tangible equity capital, excluding unrealized gains and losses in ABHC’s securities portfolio, was less than $173.0 million, which shares of Prosperity stock had an aggregate value of $314.0 million based on the closing price of a share of Prosperity common stock of $70.73 on May 27, 2025.

Also on May 27, 2025, representatives of Stephens contacted representatives of Company A to seek an increase of the merger consideration offered by Company A. Company A stated that they remained interested in acquiring ABHC, but declined to increase the shares of Company A offered as merger consideration.

On May 28, 2025, the executive committee of the ABHC board of directors met to discuss the two offers. Representatives of Stephens and NRF were present at the meeting. At the meeting, the executive committee discussed the details of the Revised Prosperity LOI and the Company A LOI, and deliberated regarding the merits and risks of each. Stephens made a presentation giving a detailed background and evaluation of Prosperity and Company A, as well as an evaluation and comparison of the transactions offered in the Company A LOI and the Revised Prosperity LOI, a preliminary financial analysis and the relative risks and benefits of the two transactions. In particular, members of the executive committee noted that, based on the value of Company A and Prosperity shares as of market close on May 27, 2025:

•	Prosperity’s offer implied a value of a share of ABHC common stock at $315.58 (and an aggregate value of ABHC of $314.0 million), which exceeded the value of Company A’s offer; and

•

Based upon ABHC’s most recent quarterly dividend, Prosperity’s offer would result in 14.0% dividend accretion for ABHC shareholders, whereas Company A’s offer would result in a 40.5% decrease in dividends for ABHC shareholders.

After discussion, the executive committee determined that Stephens should make the same presentation to the full ABHC board of directors so that it could have a full and informed discussion of the options available regarding a potential sale of the company.

On May 30, 2025, Mr. Raffaele contacted Mr. Cullen Zalman to continue negotiations of the terms of the Revised Prosperity LOI. Later that day, the executive committee of the ABHC board of directors met to discuss the status of those negotiations and the two offers.

On June 2, 2025, (i) Mr. Raffaele met with Mr. Cullen Zalman and Ms. Rasche in Houston, Texas to continue negotiations of the terms of the Revised Prosperity LOI, and (ii) Mr. Raffaele had discussions with the Chief Executive Officer of Company A to continue negotiations of the terms of the Company A LOI.

Also on June 2, 2025, the full ABHC board of directors met to discuss and consider the two offers. Representatives of Stephens and NRF were present, and Stephens presented the same material it had presented to the ABHC executive committee. As part of the deliberations, members of the ABHC board of directors noted in particular that:

•	the value of the consideration offered by Prosperity was higher than the consideration offered by Company A;

•	Company A was unwilling to increase the merger consideration it proposed to pay for ABHC;

•	Prosperity had a highly-liquid stock compared to the shares of Company A;

•	Prosperity had a long history of successfully completing acquisitions and integrating the operations of the acquired company; and

•	Prosperity offered to include two persons selected by ABHC on the Prosperity Bank board of directors.

The members of the ABHC board of directors were given an opportunity to each provide their input and thoughts regarding the two offers. After further discussion and deliberation of the relative merits and risks of each offer, the ABHC board of directors authorized ABHC’s executive management team to negotiate a final letter of intent with Prosperity on the terms set forth in the Revised Prosperity LOI.

On June 3, 2025, Mr. Raffaele had contact with Mr. Cullen Zalman to continue negotiations of the terms of the Revised Prosperity LOI.

Over the next few days, Mr. Raffaele, Stephens, NRF and members of Prosperity’s internal legal team discussed the terms of the Revised Prosperity LOI, and made changes to clarify the existing terms. The changes did not represent any changes to the material terms of the offer from Prosperity in the Revised Prosperity LOI. On June 5, 2025, Prosperity circulated a revised letter of intent (the “Final Prosperity LOI”), and both ABHC and Prosperity executed the Final Prosperity LOI.

Over the next several weeks, senior executives of ABHC met on several occasions with employees and executives of Prosperity and its representatives to assist Prosperity in completing its due diligence investigations of ABHC. Meetings included sessions regarding ABHC’s financial statements and financial information, loan portfolio and loan loss reserves, its equipment leasing business, employees and benefits and other customary areas of investigation.

During this time, in June 2025, Prosperity selected Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) to serve as its counsel in connection with the potential transaction with ABHC.

On June 29, 2025, Wachtell Lipton sent an initial draft of the merger agreement to NRF.

Between June 29 and July 17, 2025, representatives of Prosperity and ABHC, with the assistance of representatives of Wachtell Lipton, on behalf of Prosperity, and NRF and Stephens, on behalf of ABHC, negotiated the specific terms of the merger agreement and the related ancillary documents.

On July 15, 2025, the ABHC board of directors held a special meeting to analyze and further consider the negotiated terms of the proposed merger and entry into the merger agreement by ABHC. Representatives of Stephens and NRF also attended this meeting. Stephens reviewed its financial analysis of the proposed merger with the ABHC board of directors. Representatives of NRF provided a summary of the proposed terms of the merger agreement and the ancillary agreements and reviewed the ABHC board of directors’ fiduciary duties in connection with its evaluation of the potential merger. Following these discussions, and after further discussion of the proposed financial terms of the transaction and consideration of the strategic merits and potential risks and uncertainties for ABHC and its shareholders and other constituencies, the ABHC board of directors expressed support for the transaction and directed ABHC executive management and ABHC’s advisors to seek to finalize the terms of the potential transaction.

On July 16, 2025, the American Bank board of directors held a special meeting to analyze and further consider the negotiated terms of the proposed merger and bank merger and entry into the bank merger agreement by American Bank. Members of American Bank’s management and representatives of Stephens and NRF also attended this meeting. Stephens reviewed its financial analysis of the proposed merger with the American Bank board of directors. Representatives of NRF provided a summary of the proposed terms of the merger agreement, the bank merger agreement and the ancillary agreements and reviewed the American Bank board of directors’ fiduciary duties in connection with its evaluation of the potential bank merger. At the conclusion of the meeting, after careful review and discussion by the American Bank board of directors, the American Bank board of directors approved the bank merger agreement and the transactions contemplated thereby and entry into the bank merger agreement by American Bank.

On July 17, 2025, the ABHC board of directors held a special meeting to consider the negotiated terms of the proposed merger between Prosperity and ABHC and the entry into the merger agreement by ABHC. At the meeting, members of ABHC management and representatives of NRF provided an update on the results of the negotiations since the July 15, 2025 board meeting, reviewed the proposed terms of the potential transaction and advised that the negotiations and definitive transaction documents were substantially complete. Stephens reviewed its financial analysis of the proposed merger with the ABHC board of directors. Following discussion among the directors, Stephens rendered to the ABHC board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion, that, as of such date, the consideration to be received by the common stockholders of ABHC (solely in their capacity as such) in the proposed merger was fair to them from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered by Stephens in connection with the preparation of its opinion. Representatives of NRF then described the resolutions the directors of ABHC would be asked to consider if they were to approve the proposed merger. At the conclusion of the meeting, after careful review and discussion by the ABHC board of directors, including consideration of the factors described below under “The Merger—ABHC’s Reasons for the Merger; Recommendation of the ABHC Board of Directors,” the ABHC board of directors determined that the merger and the bank merger are advisable and in the best interests of ABHC and its shareholders and approved the merger agreement and the transactions contemplated thereby and entry into the merger agreement by ABHC.

On the evening of July 17, 2025, ABHC and Prosperity executed the merger agreement.

The transaction was announced the morning of July 18, 2025, before the opening of the financial markets in New York, in a press release jointly issued by Prosperity and ABHC.

ABHC’s Reasons for the Merger; Recommendation of the ABHC Board of Directors

The ABHC board of directors believes that the merger is in the best interests of ABHC and its shareholders. Accordingly, the ABHC board of directors has unanimously approved the merger agreement and unanimously recommends that the ABHC shareholders vote “FOR” the ABHC merger proposal.

In reaching its decision to approve and adopt the merger agreement and recommend the approval of the merger to its shareholders, the ABHC board of directors evaluated the merger and the merger agreement, in consultation with ABHC’s executive management, as well as ABHC’s legal and financial advisors, and considered a number of positive factors, including the following, which are not presented in order of priority and are not exhaustive:

•

its knowledge of ABHC’s business, operations, regulatory and financial condition, asset quality, earnings, loan portfolio, capital and prospects both as an independent organization and as a part of a combined company with Prosperity;

•

the expanded possibilities, including organic growth and future acquisitions, that would be available to the combined company, given its larger size, asset base, capital, market capitalization and footprint in Texas and Oklahoma;

•

the results that ABHC could expect to achieve operating independently, and the likely risks and benefits to shareholders of that course of action, as compared with the value of the merger consideration;

•

the nature of the merger consideration, which is in the form of stock consideration that offers ABHC shareholders the opportunity to participate as shareholders of Prosperity in the future performance of the combined company and an approximately [   ]% ownership stake in the combined company based on the number of shares (including shares underlying stock-based equity awards) of Prosperity and ABHC outstanding as of [   ], 2025, the last practicable trading day before the date of this proxy statement/prospectus;

•

that ABHC shareholders will receive freely-tradable shares of Prosperity common stock, to be listed on NYSE, as merger consideration, so that the merger would provide materially better liquidity for ABHC shareholders versus the extremely limited liquidity options available to ABHC shareholders currently;

•	the historical performance of Prosperity common stock;

•	Prosperity’s historical cash dividend payments, which are in excess of those historically paid by ABHC;

•	the fact that the merger consideration paid in the form of Prosperity common shares is expected to be tax-free to ABHC shareholders for U.S. income tax purposes;

•

ABHC’s belief that ABHC and Prosperity share a similar strategic vision and that Prosperity emphasizes many of the same values embraced by ABHC in the conduct of its business, such as a commitment to relationship-based community banking in Texas and Oklahoma, excellent customer service, employee development and opportunities, active participation in the communities served, and delivery of value to shareholders;

•

that a merger with Prosperity, a larger bank holding company, could provide opportunity to realize economies of scale, add infrastructure and operational support, and enhance customer products and services, allowing ABHC to remain competitive over the long term;

•

that a merger with Prosperity, which has branches in metro areas in Texas and Oklahoma that ABHC does not serve, would provide the benefit of significant diversification outside of ABHC’s current market footprint;

•

the effects of the merger on American Bank’s employees, including the prospects for continued employment in a larger organization and various benefits agreed to be provided to American Bank’s employees;

•

the understanding of the ABHC board of directors of the current and prospective environment in which American Bank and Prosperity Bank operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, and the competitive effects of the continuing consolidation in the banking industry;

•	the ability of Prosperity to complete the merger from a financial and regulatory perspective;

•	an extensive review of strategic options available to ABHC, including continuing as a standalone entity, and consideration and weighing of the potential risks and benefits associated with each;

•

that Prosperity agreed to appoint two of ABHC’s current directors, Patricia Hawn Wallace and Stephen C. Raffaele, to the board of directors of Prosperity Bank, thereby providing the ABHC board of directors with meaningful representation on the combined bank board of directors and helping to ensure that the combined company has the opportunity to benefit from the insights and experience of the ABHC board of directors;

•

the financial presentation, dated July 17, 2025, of Stephens to the ABHC board of directors and the opinion, dated July 17, 2025, of Stephens to the ABHC board of directors that, as of such date, the consideration to be received by the common stockholders of ABHC (solely in their capacity as such) in the proposed merger was fair to them from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered by Stephens in connection with the preparation of its opinion, as more fully described below under “The Merger—Opinion of ABHC’s Financial Advisor” beginning on page 52;

•

the ABHC board of directors’ review with its legal advisors of the terms of the merger agreement, including the agreement by both parties, subject to the conditions in the merger agreement, to use reasonable best efforts to take all actions necessary or advisable to consummate the merger and obtain required regulatory approvals for the merger;

•	the likelihood, based on Prosperity’s recent track record, of receiving the required regulatory approvals and completing the merger in a timely manner;

•

that the merger would be subject to the approval of ABHC shareholders, and that shareholders would be free to evaluate the merger and vote for or against the merger agreement proposal at the ABHC special meeting; and

•

Prosperity’s consistent historical performance in closing merger transactions and its track record in integrating acquisitions and of realizing the expected financial and other benefits of such acquisitions.

The ABHC board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the merger. The ABHC board of directors concluded that the anticipated benefits of the merger were likely to outweigh these risks substantially. These potential risks included the following (which are presented below in no particular order and are not exhaustive):

•	the potential for a decline in the value of Prosperity common stock, whether before or after consummation of the merger, reducing the value of the consideration received by ABHC shareholders;

•	the potential risk that the exchange ratio could be reduced in the event that ABHC’s equity capital as of the closing date of the merger is below $173,000,000;

•	the lack of control of the ABHC board of directors and ABHC’s shareholders over future operations and strategy of the combined company as compared to remaining independent;

•

the significant effort and cost involved in connection with negotiating the merger agreement and consummating the merger (including certain costs and expenses if the merger is not consummated), and the substantial time and effort of management required to consummate the merger and the potential further disruptions to ABHC’s day-to-day operations during the pendency of the mergers, including the potential risk of diverting management attention and resources from the operation of ABHC’s business and towards the completion of the merger;

•	the fact that in order to enter into the merger agreement, ABHC set aside certain strategic business alternatives;

•

the restrictions under the terms of the merger agreement on the conduct of ABHC’s business prior to the completion of the merger, which could delay or prevent ABHC from undertaking strategic and other business opportunities that might arise pending completion of the mergers, including in light of the expected time frame for completing the merger;

•	the potential for litigation by shareholders in connection with the merger, which, even where lacking in merit, could nonetheless result in distraction and expense;

•	the challenges of successfully combining ABHC’s business, operations and workforce with those of Prosperity;

•

the interests of certain of ABHC’s directors and executive officers in the merger that are different from, or in addition to, their interests as ABHC shareholders, which are further described in the section of this proxy statement/prospectus entitled “The Merger—Interests of ABHC’s Directors and Executive Officers in the Merger” beginning on page 64;

•

that there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, including the risk that necessary regulatory approvals or ABHC shareholder approval might not be obtained or may be delayed and, as a result, the merger may not be consummated or may be delayed;

•	the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger; and

•	the risks of the type and nature described under “Risk Factors,” beginning on page 20 and the matters described under “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26.

The foregoing discussion of the information and factors considered by the ABHC board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the ABHC board of directors. In reaching its decision to approve the merger agreement, the merger, the bank merger and the other transactions contemplated by the merger agreement, the ABHC board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The ABHC board of directors considered all these factors as a whole and overall considered the factors to be favorable to, and support, its determination to approve the merger agreement.

It should be noted that this explanation of the ABHC board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26.

Opinion of ABHC’s Financial Advisor

On April 15, 2025, ABHC engaged Stephens to act as financial adviser to ABHC in connection with the proposed merger. As part of its engagement, Stephens was asked to undertake a study of the fairness, from a financial point of view, of the proposed merger to ABHC. ABHC engaged Stephens because, among other factors, Stephens is a nationally recognized investment banking firm with substantial experience in similar transactions. As part of its investment banking business, Stephens is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

As part of Stephens’ engagement, representatives of Stephens participated in a meeting of the ABHC board of directors held on July 17, 2025, in which the ABHC board of directors considered and approved the merger.

At this meeting, Stephens reviewed the financial aspects of the merger and rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the ABHC board of directors dated as of July 17, 2025, that, as of such date, the consideration to be received by the common stockholders of ABHC (solely in their capacity as such) in the merger was fair to them from a financial point of view, based upon and subject to the qualifications, assumptions and other matters considered by Stephens in connection with the preparation of its opinion.

The full text of Stephens’ written opinion letter (the “Opinion Letter”) is attached as Annex D to this proxy statement/prospectus. The Opinion Letter outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stephens in rendering its opinion. The summary of the opinion set forth in this document is qualified in its entirety by reference to the full text of such written Opinion Letter. Shareholders of ABHC are urged to read the entire Opinion Letter carefully in connection with their consideration of the proposed merger. ABHC did not give any instruction to or impose any limitations on Stephens as it related to the issuance of its opinion.

Stephens’ opinion speaks only as of the date of the opinion, and Stephens has undertaken no obligation to update or revise its opinion. The opinion was directed to the ABHC board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger. The opinion only addresses whether the consideration to be received by the common stockholders of ABHC (solely in their capacity as such) in the proposed merger was fair to them from a financial point of view as of the date of the opinion. The opinion does not address the underlying business decision of ABHC to engage in the merger or any other term or aspect of the merger agreement or the transactions contemplated thereby. Stephens’ opinion does not constitute a recommendation to the ABHC board of directors or any ABHC shareholders as to how such person should vote or otherwise act with respect to the merger or any other matter. ABHC and Prosperity determined the merger consideration through a negotiation process.

In connection with developing its opinion, Stephens:

(i)	reviewed certain publicly available financial statements and reports regarding ABHC and Prosperity;

(ii)	reviewed certain audited financial statements regarding ABHC and Prosperity;

(iii)	reviewed certain internal financial statements, management reports and other financial and operating data concerning ABHC prepared by management of ABHC;

(iv)

reviewed, on a pro forma basis, in reliance upon financial projections and other information and assumptions concerning ABHC and Prosperity provided by management of ABHC and upon consensus research estimates concerning Prosperity, the effect of the proposed merger on the balance sheet, capitalization ratios, earnings and tangible book value both in the aggregate and, where applicable, on a per share basis of Prosperity;

(v)	reviewed the reported prices and trading activity for the common stock of Prosperity;

(vi)

compared the financial performance of ABHC and Prosperity with that of certain other publicly traded companies and their securities that Stephens deemed relevant to Stephens’ analysis of the proposed merger;

(vii)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that Stephens deemed relevant to Stephens’ analysis of the proposed merger;

(viii)	reviewed the then-most recent draft of the merger agreement and related documents provided to Stephens by ABHC;

(ix)

discussed with management of ABHC and management of Prosperity the operations of and future business prospects for ABHC and Prosperity, respectively, and the anticipated financial consequences of the proposed merger to ABHC and Prosperity, respectively;

(x)	assisted in ABHC’s deliberations regarding the material terms of the proposed merger and ABHC’s negotiations with Prosperity; and

(xi)	performed such other analyses and provided such other services as Stephens deemed appropriate.

Stephens relied on the accuracy and completeness of the information, financial data and financial forecasts provided to Stephens by ABHC and Prosperity and of the other information reviewed by Stephens in connection with the preparation of Stephens’ opinion, and its opinion was based upon such information. Stephens did not independently verify or undertake any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. Management of ABHC assured Stephens that it was not aware of any relevant information that had been omitted or remained undisclosed to Stephens. Stephens did not assume any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of ABHC or of Prosperity, and Stephens was not furnished with any such evaluations or appraisals; nor did Stephens evaluate the solvency or fair value of ABHC or of Prosperity under any laws relating to bankruptcy, insolvency or similar matters. Stephens did not assume any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of ABHC or Prosperity. Stephens did not receive or review any individual loan or credit files nor did Stephens make an independent evaluation of the adequacy of the allowance for credit losses of ABHC or Prosperity. Stephens did not make an independent analysis of the effects of potential future changes in the rate of inflation or of prevailing rates of interest or other market developments or disruptions, or of the effects of any global conflicts or hostilities or any other disaster or adversity, on the business or prospects of ABHC or Prosperity. With respect to the financial projections or forecasts prepared by management of ABHC, including the forecasts of potential cost savings and potential synergies, Stephens also assumed that such financial projections or forecasts had been reasonably prepared and reflected the best then currently available estimates and judgments of management of ABHC, as to the future financial performance of ABHC and Prosperity, and provided a reasonable basis for Stephens’ analysis. Stephens recognized that such financial projections or forecasts were based on numerous variables, assumptions and judgments that were inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such projections or forecasts, and Stephens expressed no opinion as to the reliability of such financial projections, forecasts or estimates or the assumptions upon which they were based.

Stephens does not provide legal, accounting, regulatory, or tax advice or expertise, and Stephens relied solely, and without independent verification, on the assessments of ABHC and its other advisors with respect to such matters. Stephens assumed, with ABHC’s consent, that the proposed merger will not result in any materially adverse legal, regulatory, accounting or tax consequences for ABHC or its shareholders and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the proposed merger will be resolved favorably to ABHC and its shareholders. Stephens did not express any opinion as to any tax or other consequences that might result from the proposed merger.

Stephens’ opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on the date of the opinion and on the information made available to Stephens as of the date of its opinion. Market price data used by Stephens in connection with its opinion was based on reported market closing prices as of July 16, 2025. It should be understood that subsequent developments may affect the opinion and that Stephens did not undertake any obligation to update, revise or reaffirm the opinion or otherwise comment on events occurring after the date of the opinion. Stephens further noted that volatility or disruptions in the credit and financial markets relating to, among other things, potential future changes in the rate of inflation or prevailing rates of interest or other market developments or disruptions, or the effects of any global conflicts or hostilities or any other disaster or adversity, may or may not have an effect on ABHC or Prosperity, and Stephens did not express an opinion as to the effects of such volatility or disruptions on the proposed merger or any party to the proposed merger. Stephens further expressed no opinion as to the prices at which shares of Prosperity’s or ABHC’s common stock may trade at any time subsequent to the announcement of the proposed merger.

In connection with developing its opinion, Stephens assumed that, in all respects material to its analyses:

(i)	the proposed merger and any related transactions will be consummated on the terms of the latest draft of the merger agreement provided to Stephens, without material waiver or modification;

(ii)	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

(iii)	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

(iv)	all conditions to the completion of the proposed merger will be satisfied within the time frames contemplated by the merger agreement without any waivers;

(v)

that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the proposed merger and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the proposed merger to the common stockholders of ABHC;

(vi)

there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of ABHC or Prosperity since the date of the most recent financial statements made available to Stephens, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact ABHC or Prosperity; and

(vii)	the proposed merger will be consummated in a manner that complies with applicable law and regulations.

Stephens’ opinion was limited to whether the consideration to be received by the common stockholders of ABHC (solely in their capacity as such) in the proposed merger was fair to them from a financial point of view as of the date of the opinion. Stephens was not asked to, and it did not, offer any opinion as to the terms of the merger agreement or the form of the proposed merger or any aspect of the proposed merger, other than the fairness, from a financial point of view, of the consideration to be received in the proposed merger by the common stockholders of ABHC (solely in their capacity as such). The opinion did not address the merits of the underlying decision by ABHC to engage in the proposed merger, the merits of the proposed merger as compared to other alternatives potentially available to ABHC or the relative effects of any alternative transaction in which ABHC might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the proposed merger, including with respect to how to vote or act with respect to the proposed merger. Moreover, Stephens did not express any opinion as to the fairness of the amount or nature of the compensation to any of ABHC’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of ABHC or otherwise.

The following is a summary of the material financial analyses performed and material factors considered by Stephens in connection with developing its opinion. In performing the financial analyses described below, Stephens relied on the financial and operating data, projections and other financial information and assumptions concerning ABHC provided by management of ABHC, and Stephens reviewed with ABHC’s executive management and board of directors certain assumptions concerning ABHC upon which the analyses were based, as well as other factors. Although this summary does not purport to describe all of the analyses performed or factors considered by Stephens, it does set forth those analyses considered by Stephens to be material in arriving at its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens. It should be noted that in arriving at its opinion, Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Stephens believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses summarized below. Accordingly, Stephens’ analyses and the summary of its analyses must be considered as a whole, and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying Stephens’ analyses and opinion.

Summary of Proposed Merger:

Pursuant to the merger agreement, and subject to the terms, conditions and limitations set forth therein, and for purposes of its opinion, Stephens understood that, subject to potential adjustments as described in the merger agreement, Prosperity is expected to exchange 4,439,981 shares of common stock of Prosperity for all of the outstanding common stock of ABHC. Based upon the unaudited financial information of ABHC as of and for the twelve (12) months ended March 31, 2025, and market data as of July 16, 2025, Stephens calculated the following transaction multiples:

Transaction Value / Tangible Book Value(1)	2.26x
Transaction Value / Last Twelve Month (“LTM”) Earnings(2)	17.9x
Transaction Value / 2025 Estimated Earnings(2)(3)	15.4x
Core Deposit Premium(4)	9.1x

Source: S&P Capital IQ Pro, FactSet, ABHC documents, regulatory filings

(1)	ABHC’s Tangible Common Equity is adjusted upward by $10,667,370 for a C-Corp-equivalent Deferred Tax Asset on Unrealized AFS Securities Losses.
(2)	ABHC’s Net Income assumes a 21% tax effect due to its S-Corp status and excludes one-time items.
(3)	Based on projections provided by ABHC’s management.
(4)	Core Deposits is defined as Total Deposits over $100 thousand; ABHC’s Tangible Common Equity is adjusted for a C-Corp equivalent deferred Tax asset on Unrealized AFS Securities Losses.

Relevant Public Companies Analysis – ABHC:

Stephens compared the financial condition, operating statistics and market valuation of ABHC to certain public companies selected by Stephens and their respective public trading values. Stephens selected the companies outlined below because their relative asset size and financial performance, among other factors, were reasonably similar to ABHC; however, no selected company below was identical or directly comparable to ABHC. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading values of the relevant public companies. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using relevant public company data.

Stephens selected the following public companies based on the criteria set forth below:

Texas-headquartered banks and thrifts which trade on a major exchange(1) with total assets between $1 billion and $13 billion(2)(3):

•	Stellar Bancorp, Inc. (STEL)

•	Southside Bancshares, Inc. (SBSI)

•	Third Coast Bancshares, Inc. (TCBX)

•	South Plains Financial, Inc. (SPFI)

Notes:

(1)	“Major exchange” is defined as the New York Stock Exchange and the Nasdaq Stock Market
(2)	Excludes First Foundation Inc. (FFWM) and Triumph Financial, Inc. (TFIN)
(3)	Excludes targets of announced mergers

To perform this analysis, Stephens reviewed publicly available financial information as of and for the twelve (12) months ended March 31, 2025, or the most recently reported period available, and the market trading multiples of the selected public companies based on July 16, 2025 closing prices. The financial data included in the table presented below may not correspond precisely to the data reported in historical financial statements as a result of the assumptions and methods used by Stephens to compute the financial data presented. The table below contains information reviewed and utilized by Stephens in its analysis:

Metric	ABHC		25th Percentile	Median	75th Percentile
Total Assets (in billions)	$2.5		$4.8	$6.6	$8.9
Tangible Common Equity / Tangible Assets	5.8	%(1)	8.0%	8.9%	9.8%
Leverage Ratio	7.6%		9.7%	10.5%	11.4%
Total Risk-based Capital Ratio	12.7%		15.2%	16.5%	17.2%
MRQ Cost of Deposits	1.66%		2.07%	2.19%	2.55%
Noninterest-bearing Deposits / Total Deposits	27.1%		18.3%	23.2%	28.5%
Time Deposits / Total Deposits	14.0%		13.8%	14.9%	16.5%
Nonperforming Assets / Total Assets	0.21%		0.30%	0.46%	0.53%
Loan Loss Reserves / Loans	1.05%		1.01%	1.08%	1.21%
MRQ Yield on Loans	6.43%		6.39%	6.58%	6.78%
MRQ Cost of Funds	1.74%		2.18%	2.36%	2.75%
MRQ Net Interest Margin	3.65%		3.52%	3.75%	3.85%
MRQ Core ROAA(2)	0.78	%(3)	1.08%	1.13%	1.16%
Market Capitalization (in millions)	—		$572	$761	$1,087
LTM Average Daily Trading Volume(4) (in millions)	—		$2.2	$3.0	$4.3
Price / Tangible Book Value	2.26x	(1)	1.37x	1.46x	1.53x
Price / LTM Earnings	17.9x	(3)	11.8x	12.3x	12.8x
Price / 2025 Estimated Earnings(5)	15.4x	(3) (6)	11.4x	11.7x	13.0x
Dividend Yield	—		1.2%	1.7%	2.6%

Source: S&P Capital IQ Pro, FactSet, ABHC documents, regulatory filings

Note:

Consolidated financial data shown, unless otherwise noted; valuation metrics for ABHC are shown as the implied valuation metrics for the Transactions; Bank-level data shown for ABHC for: MRQ Cost of Deposits, Noninterest-bearing Deposits / Total Deposits, Time Deposits / Total Deposits, Nonperforming Assets / Total Assets, Loan Loss Reserves / Loans, and Yield on Loans; Leverage Ratio and Total Risk-based Capital Ratio for ABHC are estimated; MRQ = Most Recent Quarter; LTM = Last Twelve Months

(1)	ABHC’s Tangible Common Equity is adjusted upward by $10,667,370 for a C-Corp-equivalent Deferred Tax Asset on Unrealized AFS Securities Losses.
(2)	MRQ Core ROAA excludes one-time items.
(3)	ABHC’s Net Income assumes a 21% tax effect due to its S-Corp status and excludes one-time items.
(4)	Calculated based on the LTM Average Daily Trading Volume (in shares), multiplied by the most recent available share price.
(5)	Multiples for the Relevant Public Companies are based on research consensus estimates.
(6)	ABHC’s multiple is based on projections provided by ABHC’s management.

Relevant Regional Transactions Analysis – ABHC:

Stephens reviewed certain publicly available transaction multiples and related financial data for transactions with a Texas-headquartered target announced from January 1, 2021 to July 16, 2025, where (i) the deal value was publicly disclosed, (ii) the target’s assets were between $1 billion and $10 billion (excluding any Merger of Equals (as defined by S&P Capital IQ Pro)). The following transactions were selected by Stephens because each target’s relative asset size, financial performance and markets of operation, among other factors, was reasonably similar to ABHC; however, no selected company or transaction below was identical or directly comparable to ABHC or the proposed merger (in each transaction, the acquirer is listed first, the target is listed second and the transaction announcement date is noted parenthetically):

•	Investar Holding Corp. / Wichita Falls Bancshares Inc. (07/01/2025)

•	Glacier Bancorp Inc. / Guaranty Bancshares Inc. (06/24/2025)

•	Prosperity Bancshares Inc. / First Bancshares of Texas Inc. (10/11/2022)

•	Prosperity Bancshares Inc. / Lone Star State Bancshares Inc (10/11/2022)

•	Origin Bancorp Inc. / BT Holdings Inc. (02/24/2022)

•	Simmons First National Corp. / Spirit of Texas Bancshares Inc (11/19/2021)

•	Home Bancshares, Inc. / Happy Bancshares Inc. (09/15/2021)

•	FirstSun Capital Bancorp / Pioneer Bancshares Inc. (05/11/2021)

Stephens considered these selected transactions to be reasonably similar, but not identical or directly comparable, to the proposed merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions as compared with the proposed merger. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain proposed transaction multiples of the proposed merger to the 25th percentile, median and 75th percentile transaction multiples of the selected transactions:

Metric	ABHC		25th Percentile	Median	75th Percentile
Deal Value (in millions)	$321.5		$224.3	$325.9	$502.4
Stock Consideration Percentage	100%		87%	100%	100%
Price / Tangible Book Value	2.26x	(1)	1.42x	1.60x	1.67x
Price / LTM Earnings	17.9x	(2)	12.4x	14.0x	14.3x
Core Deposit Premium	9.1	%(3)	6.7%	8.0%	9.4%
Target Total Assets (in billions)	$2.5		$1.7	$2.1	$3.2
Target Tangible Common Equity / Tangible Assets	5.8	%(1)	9.3%	9.4%	10.2%
Target LTM ROAA	0.70	%(2)	0.99%	1.28%	1.43%
Target Nonperforming Assets / Assets	0.2%		0.2%	0.4%	0.5%

Source: S&P Capital IQ Pro, FactSet, ABHC documents, regulatory filings

Note:

For any S-Corps in the analyzed group: (i) Net Income is adjusted for income taxes assuming a 21% tax effect, and (ii) Tangible Common Equity is adjusted for a C-Corp equivalent Deferred Tax Asset on Unrealized AFS Securities Losses; Cadence Bank’s acquisition of Industry Bancshares, Inc. is excluded due to its distressed nature; LTM = Last Twelve Months

(1)	ABHC’s Tangible Common Equity is adjusted upward by $10,667,370 for a C-Corp-equivalent Deferred Tax Asset on Unrealized AFS Securities Losses.
(2)	ABHC’s Net Income assumes a 21% tax effect due to its S-Corp status and excludes one-time items.
(3)

Core Deposits is defined as Total Deposits, less Time Deposits over $100 thousand; ABHC’s Tangible Common Equity is adjusted for a C-Corp-equivalent Deferred Tax Asset on Tangible Common Equity is adjusted for a C-Corp-equivalent Deferred Tax Asset on Unrealized AFS Securities Losses.

Relevant Nationwide Transactions Analysis – ABHC:

Stephens reviewed certain publicly available transaction multiples and related financial data for transactions nationwide announced from July 1, 2024 to July 16, 2025, where (i) the deal value was publicly disclosed and (ii) the target’s assets were between $1 billion and $5 billion (excluding any Merger of Equals (as defined by S&P Capital IQ Pro)). The following transactions were selected by Stephens because each target’s relative asset size, financial performance and operations, among other factors, was reasonably similar to ABHC; however, no selected company or transaction below was identical or directly comparable to ABHC or the proposed merger (in each transaction, the acquirer is listed first, the target is listed second and the transaction announcement date is noted parenthetically):

•	Investar Holding Corp. / Wichita Falls Bancshares Inc. (07/01/2025)

•	Glacier Bancorp Inc. / Guaranty Bancshares Inc. (06/24/2025)

•	First Financial Bancorp. / Westfield Bancorp (06/23/2025)

•	Commerce Bancshares Inc. / FineMark Holdings Inc. (06/16/2025)

•	NB Bancorp / Provident Bancorp Inc (06/05/2025)

•	Seacoast Banking Corp. of FL / Villages Bancorp. Inc. (05/29/2025)

•	TowneBank / Old Point Financial Corp. (04/03/2025)

•	FB Financial Corp. / Southern States Bancshares Inc (03/31/2025)

•	MetroCity Bankshares Inc. / First IC Corp. (03/17/2025)

•	Old Second Bancorp Inc. / Bancorp Financial Inc. (02/25/2025)

•	Glacier Bancorp Inc. / Bank Idaho Holding Company (01/13/2025)

•	CNB Financial Corp. / ESSA Bancorp Inc. (01/10/2025)

•	Northwest Bancshares, Inc. / Penns Woods Bancorp Inc. (12/17/2024)

•	Independent Bank Corp. / Enterprise Bancorp Inc. (12/09/2024)

•	EverBank Financial Corp / Sterling Bank & Trust FSB (09/16/2024)

•	Camden National Corp. / Northway Financial Inc. (09/10/2024)

•	NBT Bancorp Inc. / Evans Bancorp Inc. (09/09/2024)

•	ConnectOne Bancorp Inc. / The First of Long Island Corp. (09/05/2024)

•	German American Bancorp Inc. / Heartland BancCorp (07/29/2024)

•	ChoiceOne Financial Services / Fentura Financial Inc. (07/25/2024)

Stephens considered these selected transactions to be reasonably similar, but not identical or directly comparable, to the proposed merger. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions as compared with the proposed merger. Mathematical analysis (such as determining the median) is not in itself a meaningful method of using selected transaction data. Stephens compared certain proposed transaction multiples of the proposed merger to the 25th percentile, median and 75th percentile transaction multiples of the selected transactions:

Metric	ABHC		25th Percentile	Median	75th Percentile
Deal Value (in millions)	$321.5		$205.3	$248.9	$355.5
Stock Consideration Percentage	100%		56%	98%	100%
Price / Tangible Book Value	2.26x	(1)	1.22x	1.40x	1.56x
Price / LTM Earnings	17.9x	(2)	12.5x	14.4x	16.5x
Core Deposit Premium	9.1	%(3)	1.8%	5.8%	8.4%
Target Total Assets (in billions)	$2.5		$1.5	$2.1	$2.9
Target Tangible Common Equity / Tangible Assets	5.8	%(1)	7.9%	9.6%	10.5%
Target LTM ROAA	0.70	%(2)	0.51%	0.65%	1.08%
Target Nonperforming Assets / Assets	0.2%		0.1%	0.1%	0.5%

Source: S&P Capital IQ Pro, FactSet, ABHC documents, regulatory filings

Note: For any S-Corps in the analyzed group: (i) Net Income is adjusted for income taxes assuming a 21% tax effect, and (ii) Tangible Common Equity is adjusted for a C-Corp equivalent Deferred Tax Asset on Unrealized AFS Securities Losses; Cadence Bank’s acquisition of Industry Bancshares, Inc. is excluded due to its distressed nature; LTM = Last Twelve Months

(1)	ABHC’s Tangible Common Equity is adjusted upward by $10,667,370 for a C-Corp-equivalent Deferred Tax Asset on Unrealized AFS Securities Losses.
(2)	ABHC’s Net Income assumes a 21% tax effect due to its S-Corp status and excludes one-time items.
(3)

Core Deposits is defined as Total Deposits, less Time Deposits over $100 thousand; ABHC’s Tangible Common Equity is adjusted for a C-Corp-equivalent Deferred Tax Asset on Tangible Common Equity is adjusted for a C-Corp-equivalent Deferred Tax Asset on Unrealized AFS Securities Losses.

Discounted Cash Flow Analysis – ABHC:

Stephens performed a standalone discounted cash flow analysis of ABHC to estimate a range of implied aggregate intrinsic values for ABHC based upon the discounted net present value of the projected after-tax free cash flows for ABHC for the projected period. In this analysis, Stephens used (i) financial information and data provided by ABHC and (ii) financial forecasts and projections provided by the executive management team of ABHC. See “Certain Unaudited Prospective Financial Information” for additional information regarding the unaudited prospective financial information provided to Stephens by the management of ABHC and approved by ABHC for Stephens’ use and reliance in performing its analysis. Stephens determined ABHC’s projected amount of future cash flow based on (i) expected annual dividend payments (including projected additional dividends for earnings and excess capital, if any, above a tangible common equity to tangible asset ratio of 9% from 2025 to 2029), and (ii) a range of standalone terminal values derived by applying price to earnings multiples ranging from 11.0x to 13.0x to projected 2030 net income. To reconcile net income to future cash flow, Stephens applied adjustments for (a) a pre-tax opportunity cost of cash of 4.25% and (b) a marginal tax rate of 21%. Stephens discounted the resulting projected future cash flows at ABHC’s estimated cost of equity to calculate a net present value range for such projected cash flows.

In selecting terminal price to earnings multiples for ABHC, Stephens considered the range of price to earnings multiples of ABHC and of the comparable public companies of ABHC set forth in the section entitled “Relevant Public Companies Analysis – ABHC.” Exercising its professional judgment, Stephens selected a range of 11.0x to 13.0x as the terminal price to earnings multiples for the discounted cash flow analysis of ABHC. The following table summarizes the range of terminal values of ABHC that Stephens calculated based upon ABHC’s estimated net income as of the period ending December 31, 2030, and the range of terminal price to earnings multiples of 11.0x to 13.0x:

2030 ABHC Pre-tax Net Income (in millions)	$54.1	$54.1	$54.1
2030 ABHC After –tax Net Income (in millions)	$42.7	$42.7	$42.7
Less: Opportunity Cost of Cash	$1.7	$1.7	$1.7
2030 ABHC Adjusted Net Income (in millions)	$41.0	$41.0	$41.0

2030 ABHC Adjusted Net Income (in millions)	$41.0	$41.0	$41.0
Times: Terminal Multiple	11.0x	12.0x	13.0x

Terminal Value (in millions)	$451.1	$492.1	$533.1

Stephens considered discount rates from 11.5% to 13.5% for ABHC. Based on this analysis, Stephens derived a range for the implied aggregate intrinsic value of ABHC from $248,635,275 to $323,610,222.

The discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, capital levels, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of ABHC. The actual results may vary from the projected results, any of these assumptions might not be realized in future operations and the variations may be material.

Miscellaneous: The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Stephens considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the results from any particular analysis described above should not be taken to be the view of Stephens.

In performing its analyses, Stephens made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of ABHC. The analyses performed by Stephens are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty.

Stephens is serving as financial adviser to ABHC in connection with the proposed merger and is entitled to receive from ABHC reimbursement of its expenses and a fee in the amount of 1.4% of the transaction value as defined in the engagement letter between Stephens and ABHC for its services as financial advisor to ABHC, a significant portion of which is contingent upon the consummation of the merger. Stephens also received a fee in the amount of $300,000 from ABHC upon rendering its fairness opinion, which opinion fee will be credited in full against the fee which will become payable to Stephens upon the closing of the merger. ABHC has also agreed to indemnify Stephens against certain claims and liabilities that could arise out of Stephens’ engagement, including certain liabilities that could arise out of Stephens’ providing its opinion.

Stephens issues periodic research reports regarding the business and prospects of Prosperity, and Stephens makes a market in the stock of Prosperity. Stephens has previously received fees for providing investment banking services to ABHC in connection with ABHC’s acquisition of TexStar National Bank in 2022 and ABHC’s issuance of holding company debt in 2022. Stephens expects to pursue future investment banking services assignments with participants in the merger.

In the ordinary course of its business, Stephens and its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of participants in the proposed merger.

Certain Unaudited Prospective Financial Information

Prosperity and ABHC do not as a matter of course make public projections as to future performance, revenues, earnings or other financial results due to, among other reasons, the inherent uncertainty of the underlying assumptions and estimates of any such projections. However, ABHC is including in this proxy statement/prospectus certain unaudited prospective financial information that was made available by ABHC to Stephens for the purpose of Stephens performing its financial analysis in connection with rendering its opinion to the ABHC board of directors, as described above under the section entitled “The Merger—Opinion of ABHC’s Financial Advisor.” This unaudited prospective financial information was prepared solely by ABHC management and was not prepared, provided to, reviewed or approved by Prosperity management or the Prosperity board of directors. By inclusion of this information, the respective managements and boards of directors of Prosperity and ABHC and ABHC’s financial advisor, assume no responsibility for the unaudited prospective financial information. The inclusion of this information should not be regarded as an indication that any of Prosperity, ABHC, Stephens, their respective representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

The information regarding ABHC below was prepared solely by ABHC management for internal use and is subjective in many respects. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made solely by ABHC management with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to ABHC’s business, all of which are difficult to predict and many of which are beyond ABHC’s control. The unaudited prospective financial information of ABHC reflects both assumptions solely by ABHC management as to certain business decisions that are subject to change and, in many respects, subjective judgment solely by ABHC management, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. No assurance can be given that the unaudited prospective financial information and the underlying estimates and assumptions will be realized. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to ABHC’s business, industry performance, general business and economic conditions, competition, customer requirements and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, see the sections entitled “Risk Factors” beginning on page 20 and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26.

The unaudited prospective financial information was not prepared by ABHC management with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, the prevailing practices in the banking industry, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the unaudited prospective financial information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in Prosperity’s and ABHC’s respective historical GAAP financial statements. Neither Prosperity’s nor ABHC’s independent public accountants nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the date it was prepared. No assurance can be given that, had the unaudited prospective financial information been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Neither Prosperity nor ABHC intends to, and each expressly disclaims any obligation to, make publicly available any update or other revision to the unaudited prospective financial information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The unaudited prospective financial information does not take into account the possible financial and other effects of the merger and does not attempt to predict or suggest future results of the surviving company. The unaudited prospective financial information of ABHC is presented strictly on a stand-alone basis and does not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the potential synergies that may be achieved by the surviving company as a result of the merger, the effect on ABHC of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the unaudited prospective financial information does not take into account the effect on ABHC of any possible failure of the merger to occur.

None of Prosperity, ABHC, Stephens, or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of Prosperity or ABHC or other persons regarding ABHC’s ultimate performance compared to the information contained in the unaudited prospective financial information or that the projected results will be achieved. The summary of the unaudited prospective financial information included below is not being included to influence your decision whether to vote for the ABHC merger proposal, but is being provided solely because it was made available to Stephens in connection with the merger.

In light of the foregoing, and considering that the ABHC special meeting will be held many months after the unaudited prospective financial information was prepared, as well as the uncertainties inherent in any forecasted information, ABHC shareholders are cautioned not to place unwarranted reliance on such information, and all ABHC shareholders are urged to review the other information contained elsewhere in this proxy statement/prospectus for a description of Prosperity’s and ABHC’s respective businesses, as well as Prosperity’s most recent SEC filings for a description of its reported financial results. See the section entitled “Where You Can Find More Information” beginning on page 115.

In performing its financial analysis with respect to ABHC, Stephens used the following prospective financial information regarding ABHC: (i) estimated pre-tax net income for ABHC of $26,372,000 for the year ending 2025, $36,497,000 for the year ending 2026, $43,322,000 for the year ending 2027, and $49,071,000 for the year ending 2028; (ii) an estimated annual pre-tax Net Income growth rate through the year ending 2030 of 5%; and (iii) an estimated annual balance sheet growth rate through the year ending 2030 of 5%. For the purpose of its analysis, Stephens assumed a 21% tax rate to adjust for ABHC’s S-Corp filing status.

The following table presents certain unaudited prospective financial information regarding ABHC for the years ending 2025 through 2028, which Stephens used in its discounted cash flow analysis in connection with developing its fairness opinion:

	As of and for the years ended December 31,
Metric	2025	2026	2027	2028
ABHC Pre-tax Net Income (in millions)	$26.4	$36.5	$43.3	$49.1
ABHC Estimated After-tax Net Income(1) (in millions)	$20.8	$28.8	$34.2	$38.8
ABHC Total Assets (in billions)	$2.6	$2.7	$2.8	$2.9

(1)	Analysis assumes a 21% tax rate

Metric	Assumed Long-term Growth Rate for ABHC
Pre-tax Net Income	5.0%
Total Assets	5.0%

The foregoing prospective financial information regarding ABHC was provided to Stephens by the executive management team of ABHC and was approved by ABHC for use by Stephens in connection with developing its fairness opinion, as described in this proxy statement/prospectus under the section entitled “The Merger—Opinion of ABHC’s Financial Advisor.”

Interests of ABHC’s Directors and Executive Officers in the Merger

In the merger, the directors and executive officers of ABHC will receive the same consideration for their shares of ABHC common stock as all other ABHC shareholders. In considering the recommendation of the ABHC board of directors that you vote “FOR” the ABHC merger proposal, you should be aware that some of ABHC’s executive officers and directors have interests in the merger, which may be different from, or in addition to, the interests of the ABHC shareholders generally. These interests are described below. The ABHC board of directors was aware of these interests and considered them, among other matters, in reaching its decision to unanimously approve the merger agreement and the transactions contemplated thereby and recommend that ABHC shareholders vote “FOR” the ABHC merger proposal.

Employment Agreements with Prosperity

As a material inducement to Prosperity to enter into the merger agreement, Prosperity Bank entered into employment agreements with Stephen C. Raffaele, Director and President of ABHC and Chief Executive Officer and President of American Bank, and certain other employees of American Bank, which are designed to govern the terms and conditions of each individual’s service relationship with Prosperity Bank following the effective time of the merger. Each agreement is for an initial term of three (3) years, entitles the named individual to receive a base annual salary over the term of the agreement, sets forth the eligibility terms for bonuses and provides for participation in certain employee benefit plans and stock based compensation programs of Prosperity, among other things. Mr. Raffaele’s agreement also provides for a cash signing bonus, payable in a single lump sum. Each agreement also sets forth the conditions under which the agreement may be terminated and contains non-competition and non-solicitation obligations for a specified period of time.

Continuing Service

At the effective time of the merger, Mr. Raffaele and Patricia Hawn Wallace, Chair of ABHC and a Director of American Bank, will join the board of directors of Prosperity Bank. Pursuant to Mr. Raffaele’s employment agreement described above, he will join Prosperity Bank as South Texas and San Antonio Area Chairman. Further, Ben B. Wallace, Vice Chairman and Executive Vice President of ABHC and Chairman of American Bank, will join Prosperity Bank as South Texas Senior Chairman. Additional members of American Bank management will maintain leadership roles in the combined organization.

Acceleration of Equity Awards

At the effective time of the merger, subject to the terms and conditions of the merger agreement, each ABHC restricted stock award will fully vest and be cancelled and converted automatically into the right to receive (without interest) the per share merger consideration in respect of each share of ABHC common stock subject to such ABHC restricted stock award immediately prior to the effective time, which will be delivered as soon as reasonably practicable following the closing date and in no event later than ten (10) business days following the closing date. Each holder of an ABHC restricted stock award converted into the right to receive the per share merger consideration that would have otherwise been entitled to receive a fraction of a share of Prosperity common stock (after aggregating all shares to be delivered in respect of all ABHC restricted stock awards held by such holder) will instead receive a cash payment (rounded to the nearest cent) in an amount equal to such fractional share of Prosperity common stock (rounded to the nearest thousandth when expressed in decimal form) multiplied by the Prosperity share closing price (as defined in “The Merger Agreement—Fractional Shares”). The following table sets forth the shares of ABHC common stock underlying ABHC restricted stock awards held by the ABHC directors and executive officers as of the ABHC record date:

Name of Director or Executive Officer	Number of Shares Underlying ABHC Restricted Stock Awards
Stephen C. Raffaele	6,396
Thomas L. Adams	1,935

Change in Control Payments

American Bank is a party to change in control employment agreements with Mr. Raffaele, Thomas L. Adams, Executive Vice President and Chief Financial Officer of American Bank, and certain other employees of American Bank, which provide, among other things, for change in control payments following the completion of the merger. Under the terms of the merger agreement, each of the change in control agreements shall be terminated, American Bank will pay to each such person the change in control payments thereunder (which amounts will be deducted from the ABHC equity capital) and each such person will have executed a termination and release agreement. The aggregate amount of the change in control payments expected to be paid to such persons is approximately $8,000,000.

Indemnification

The merger agreement provides that, for a period of no less than six (6) years from and after the effective time, the surviving corporation will indemnify and hold harmless and will advance expenses as incurred, in each case to the extent (subject to applicable law) such persons are indemnified as of the date of the merger agreement by ABHC pursuant to the ABHC certificate of formation, the ABHC bylaws, the governing or organizational documents of any subsidiary of ABHC and certain other indemnification agreements in existence as of the date of the merger agreement, each present and former director or officer of ABHC and its subsidiaries (in each case, when acting in such capacity) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the effective time, arising out of the fact that such person is or was a director or officer of ABHC or any of its subsidiaries and pertaining to matters existing or occurring at or prior to the effective time, including the transactions contemplated by the merger agreement; provided, that in the case of advancement of expenses the ABHC indemnified party to whom expenses are advanced provides an undertaking (in a reasonable and customary form) to repay such advances if it is ultimately determined that such ABHC indemnified party is not entitled to indemnification.

Governance of Prosperity After the Merger

Articles of Incorporation

At the effective time, the amended and restated articles of incorporation, of Prosperity, as in effect immediately prior to the effective time of the merger, will be the articles of incorporation of Prosperity until thereafter amended in accordance with applicable law.

Bylaws

At the effective time, the amended and restated bylaws of Prosperity, as in effect immediately prior to the effective time of the merger, will be the bylaws of Prosperity until thereafter amended in accordance with applicable law.

Board of Directors and Management of Prosperity Bank After the Merger

At the effective time and until thereafter changed in accordance with law or the certificate of formation or bylaws of Prosperity Bank, the members of the board of directors of Prosperity Bank as of immediately prior to the effective time of the bank merger will be the members of the board of directors of the surviving bank.

Accounting Treatment

Prosperity prepares its financial statements in accordance with GAAP. The merger will be accounted for as an acquisition of ABHC by Prosperity under the acquisition method of accounting in accordance with GAAP. Prosperity will be treated as the acquirer for accounting purposes.

Regulatory Approvals

To complete the merger and bank merger, Prosperity and ABHC need to obtain approvals or consents from, or make filings with, the Federal Reserve Board, the FDIC and the Texas Department of Banking. Subject to the terms of the merger agreement, Prosperity and ABHC have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings required to obtain the requisite regulatory approvals, use their reasonable best efforts to make such filings within forty-five (45) days of the date of the merger agreement), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities. These approvals are the approval of the merger and bank merger by the Federal Reserve Board, the FDIC or the Texas Department of Banking, as applicable. Nothing in the merger agreement will be deemed to require Prosperity or ABHC or any of their respective subsidiaries, and neither Prosperity nor ABHC nor any of their respective subsidiaries will be permitted (without the written consent of the other party), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining any permits, consents, approvals and authorizations of governmental entities that would, individually or in the aggregate, reasonably be likely to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger (measured on a scale relative to ABHC and its subsidiaries, taken as a whole) (a “materially burdensome regulatory condition”).

The approval of an application means only that the statutory and regulatory criteria for approval have been satisfied or waived. It does not mean that the approving authority has determined that the consideration to be received by holders of ABHC common stock in the merger is fair. Regulatory approval does not constitute an endorsement or recommendation of the merger.

Prosperity and ABHC believe that the merger does not raise significant regulatory concerns and that they will be able to obtain all requisite regulatory approvals. However, there can be no assurance that all of the regulatory approvals described below will be obtained and, if obtained, there can be no assurances regarding the timing of the approvals, the companies’ ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. In addition, there can be no assurance that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have an adverse effect on the financial condition, results of operations, assets or business of the surviving corporation following completion of the merger. There can likewise be no assurances that U.S. federal or state regulatory or competition authorities will not attempt to challenge the merger or, if such a challenge is made, what the result of such challenge will be.

Federal Reserve Board

The merger is subject to approval by the Federal Reserve Board pursuant to section 3 of the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Federal Reserve Board takes into consideration a number of factors when acting on applications under section 3 of the BHC Act. These factors include the financial and managerial resources of the companies and banks involved (including consideration of the capital adequacy, liquidity, and earnings performance, as well as the competence, experience and integrity of the officers, directors and principal shareholders, and the records of compliance with applicable laws and regulations) and future prospects of the surviving corporation. The Federal Reserve Board also considers the effectiveness of the applicant in combatting money laundering, the convenience and needs of the communities to be served, as well as the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The Federal Reserve Board may not approve a proposal that would have significant adverse effects on competition or on the concentration of resources in any banking market.

In considering an application under section 3 of the BHC Act, the Federal Reserve Board also reviews the records of performance of the relevant insured depository institutions under the Community Reinvestment Act (the “CRA”), pursuant to which the Federal Reserve Board must also take into account the record of performance of each of Prosperity and ABHC in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by their depository institution subsidiaries. In their most recent CRA performance evaluation, Prosperity’s wholly owned subsidiary, Prosperity Bank, and ABHC’s wholly owned subsidiary, American Bank, each received an overall regulatory rating of “Satisfactory.”

The Federal Reserve Board may not approve an application that would substantially lessen competition or tend to create a monopoly unless the Federal Reserve Board finds that any anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the proposal in meeting the convenience and needs of the communities to be served. In evaluating the potential competitive effects of a proposed transaction, the Federal Reserve Board consults with the Department of Justice (the “DOJ”), and upon request, the DOJ will prepare a competitive factors report for the Federal Reserve Board’s consideration.

The initial filing of the application to the Federal Reserve Board occurred on August 29, 2025.

Federal Deposit Insurance Corporation

The merger of American Bank with and into Prosperity Bank requires the prior approval of the FDIC under the Bank Merger Act. In evaluating the application, the FDIC will consider: (a) the financial and managerial resources of the banks party to the bank merger and the future prospects of the surviving corporation, (b) the convenience and needs of the community to be served and the record of the banks under the CRA, including their CRA ratings, (c) the banks’ effectiveness in combating money-laundering activities, and (d) the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system.

Additionally, the FDIC considers the capital level of the resulting bank, the conformity of the bank merger to applicable law, the purpose of the bank merger, the impact of the bank merger on the safety and soundness of the bank, and the effect on the bank’s shareholders, depositors, other creditors and customers.

The filing of the application to the FDIC occurred on August 29, 2025.

Texas Department of Banking; Additional Regulatory Approvals and Notices

The merger is also subject to the approval of the Texas Department of Banking. The filing of the application to the Texas Department of Banking occurred on August 29, 2025. Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

Public Notice and Comments

The BHC Act, the Bank Merger Act, the Federal Reserve Board, the FDIC and Texas regulations require published notice of, and the opportunity for public comment on, the applications to the Federal Reserve, the FDIC and the Texas Department of Banking. These agencies take into account the views of third-party commenters, particularly on the subject of the merging parties’ CRA performance and record of service to their communities. As part of the review process in merger transactions, the Federal Reserve Board, the FDIC and the Texas Department of Banking frequently receive protests from community groups and others. These agencies are also authorized to hold one or more public hearings or meetings if the agencies determine that such hearings or meetings would be appropriate. The receipt of written comments or any public meeting or hearing could prolong the period during which the applicable application is under review by these agencies.

Department of Justice Review and Waiting Periods

In addition to the Federal Reserve Board, the DOJ conducts a concurrent competitive review of the merger to analyze the merger’s competitive effects and determine whether the merger would result in a violation of the antitrust laws. Transactions approved under section 3 of the BHC Act generally may not be completed until thirty (30) days after the approval of the applicable federal agency is received, during which time the DOJ may challenge the merger on antitrust grounds. With the approval of the applicable federal agency and the concurrence of the DOJ, the waiting period may be reduced to no less than fifteen (15) days. The commencement of an antitrust action would stay the effectiveness of such an approval unless a court specifically ordered otherwise.

In reviewing the merger, the DOJ could analyze the merger’s effect on competition differently than the Federal Reserve Board, and, thus, it is possible that the DOJ could reach a different conclusion than the Federal Reserve Board regarding the merger’s effects on competition. A determination by the DOJ not to object to the merger may not prevent the filing of antitrust actions by private persons or state attorneys general. There can be no assurance if and when DOJ clearance will be obtained, or as to the conditions or limitations that such DOJ approval may contain or impose.

Stock Exchange Listings

Prosperity common stock is listed for trading on the NYSE under the symbol “PB.” Under the terms of the merger agreement, Prosperity will cause the shares of Prosperity common stock to be issued in the merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the effective time. The merger agreement provides that neither Prosperity nor ABHC will be required to complete the merger if such shares are not authorized for listing on the NYSE, subject to official notice of issuance. Following the merger, shares of Prosperity common stock will continue to be listed on the NYSE.

Appraisal or Dissenters’ Rights in the Merger

General. If you hold one or more shares of ABHC common stock, you are entitled to dissenters’ rights under Texas law and have the right to dissent from the merger and have the appraised fair value of your shares of ABHC common stock paid to you in cash. The appraised fair value may be more or less than the value of the shares of Prosperity common stock (and cash in lieu of fractional shares) being paid in the merger in exchange for shares of ABHC common stock. If you are contemplating exercising your right to dissent, we urge you to read carefully the provisions of Chapter 10, Subchapter H of the TBOC, which are attached to this proxy statement/prospectus as Annex E, and consult with your legal counsel before electing or attempting to exercise these rights. The following discussion describes the steps you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law carefully.

How to Exercise and Perfect Your Right to Dissent. To be eligible to exercise your right to dissent to the merger:

•

you must, prior to the ABHC special meeting, provide ABHC with a written objection to the merger that states that you will exercise your right to dissent if the merger is completed and that provides an address to which Prosperity may deliver or mail a notice if the merger is completed;

•	you must vote your shares of ABHC common stock against the merger agreement;

•

you must, not later than the twentieth (20th) day after Prosperity sends you notice that the merger was completed, provide Prosperity with a written demand for payment of the fair value of your shares of ABHC common stock that states the number and class of shares of ABHC capital stock you own, your estimate of the fair value of such stock and an address to which a notice relating to the dissent and appraisal procedures may be sent; and

•

you must, not later than the twentieth (20th) day after the date on which you make written demand for payment of the fair value of your shares of ABHC common stock, submit to Prosperity your certificates representing ABHC common stock to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of your certificates representing ABHC common stock has been made.

If you intend to dissent from the merger, you must send the notice to:

American Bank Holding Corporation

800 N. Shoreline Boulevard, Suite 200S

Corpus Christi, Texas 78401

Attention: President and Secretary

If you fail to vote your shares of ABHC common stock at the special meeting against the approval of the merger agreement, you will lose your right to dissent from the merger. You will instead receive shares of Prosperity common stock as described in the merger agreement. If you comply with the first two items above and the merger is completed, Prosperity will send you a written notice advising you that the merger has been completed. Prosperity must deliver this notice to you within ten (10) days after the merger is completed.

Your Demand for Payment. If you wish to receive the fair value of your shares of ABHC common stock in cash, you must, within twenty (20) days of the date the notice was delivered or mailed to you by Prosperity, send a written demand to Prosperity for payment of the fair value of your shares of ABHC common stock. The fair value of your shares of ABHC common stock will be the value of the shares on the day immediately preceding the merger, excluding any appreciation or depreciation in anticipation of the merger. Your written demand and any notice addressed to Prosperity must be sent to:

Prosperity Bancshares, Inc.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

Attention: President and Secretary

Your written demand must state how many shares of ABHC common stock you own and your estimate of the fair value of your shares of ABHC common stock. If you fail to send this written demand to Prosperity within twenty (20) days of Prosperity’s delivery or mailing of your notice, you will be bound by the merger agreement and you will not be entitled to receive a cash payment representing the fair value of your shares of ABHC common stock. Instead, you will receive shares of Prosperity common stock as described in the merger agreement.

In addition, not later than the twentieth (20th) day after the date on which you make written demand for payment, you must submit to Prosperity your certificates representing ABHC common stock to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of your certificates representing ABHC common stock has been made. If you fail to submit your certificates within the required period, it will have the effect of terminating, at the option of Prosperity, your right to dissent and appraisal unless a court, for good cause shown, directs otherwise.

Prosperity’s Actions Upon Receipt of Your Demand for Payment. Within twenty (20) days after Prosperity receives your demand for payment and your estimate of the fair value of your shares of ABHC common stock, Prosperity must send you written notice stating whether or not it accepts your estimate of the fair value of your shares.

If Prosperity accepts your estimate, Prosperity will notify you that it will pay the amount of your estimated fair value within ninety (90) days of the merger being completed. Prosperity will make this payment to you only if you have surrendered the share certificates representing your shares of ABHC common stock, duly endorsed for transfer, to Prosperity.

If Prosperity does not accept your estimate, Prosperity will notify you of this fact and will make an offer of an alternative estimate of the fair value of your shares that it is willing to pay you within one hundred and twenty (120) days of the merger being completed, which you may accept within ninety (90) days or decline.

Payment of the Fair Value of Your Shares of ABHC Common Stock Upon Agreement of an Estimate. If you and Prosperity have reached an agreement on the fair value of your shares of ABHC common stock within ninety (90) days after the merger is completed, Prosperity must pay you the agreed amount within one hundred and twenty (120) days after the merger is completed, provided that you have surrendered the share certificates representing your shares of ABHC common stock, duly endorsed for transfer, to Prosperity.

Commencement of Legal Proceedings if a Demand for Payment Remains Unsettled. If you and Prosperity have not reached an agreement as to the fair market value of your shares of ABHC common stock within ninety (90) days after the merger is completed, you or Prosperity may, within sixty (60) days after the expiration of the ninety (90)-day period, commence proceedings in Harris County, Texas, asking the court to determine the fair value of your shares of ABHC common stock. The court will determine if you have complied with the dissent provisions and if you have become entitled to a valuation of and payment for your shares of ABHC common stock. The court will appoint one or more qualified persons to act as appraisers to determine the fair value of your shares. The appraisers will determine the fair value of your shares and will report this value to the court. The court will consider the report, and both you and Prosperity may address the court about the report. The court will determine the fair value of your shares and direct Prosperity to pay that amount, plus interest, which will begin to accrue ninety-one (91) days after the merger is completed.

Rights as a Shareholder. If you have made a written demand on Prosperity for payment of the fair value of your shares of ABHC common stock, you will not thereafter be entitled to vote or exercise any other rights as a shareholder except the right to receive payment for your shares as described herein and the right to maintain an appropriate action to obtain relief on the ground that the merger would be or was fraudulent. In the absence of fraud in the transaction, your right under the dissent provisions described herein is the exclusive remedy for the recovery of the value of your shares or money damages with respect to the merger.

Withdrawal of Demand. If you have made a written demand on Prosperity for payment of the fair value of your ABHC common stock, you may withdraw such demand at any time before payment for your shares has been made or before a petition has been filed with a court for determination of the fair value of your shares. If you withdraw your demand or are otherwise unsuccessful in asserting your dissenters’ rights, you will be bound by the merger and your status as a shareholder will be restored without prejudice to any corporate proceedings, dividends or distributions which may have occurred during the interim.

THE MERGER AGREEMENT

This section of the proxy statement/prospectus describes the material terms of the merger agreement. The description in this section and elsewhere in this proxy statement/prospectus is subject to, and qualified in its entirety by reference to, the complete text of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated by reference herein. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We urge you to read the full text of the merger agreement, as it is the legal document governing the merger. This section is not intended to provide you with any factual information about Prosperity or ABHC. Such information can be found elsewhere in this proxy statement/prospectus and in the public filings Prosperity makes with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 115 of this proxy statement/prospectus.

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of terms are included to provide you with information regarding the terms of the merger agreement. Factual disclosures about Prosperity and ABHC contained in this proxy statement/prospectus or in the public reports of Prosperity filed with the SEC may supplement, update or modify the factual disclosures about Prosperity and ABHC contained in the merger agreement. The merger agreement contains representations and warranties by Prosperity, on the one hand, and by ABHC, on the other hand, made solely for the benefit of the other. The representations, warranties and covenants made in the merger agreement by Prosperity and ABHC were qualified and subject to important limitations agreed to by Prosperity and ABHC in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the merger agreement may have the right not to consummate the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC, and some were qualified by the matters contained in the confidential disclosure schedules that Prosperity and ABHC each delivered in connection with the merger agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the merger agreement. Accordingly, the representations and warranties in the merger agreement should not be relied on by any persons as characterizations of the actual state of facts about Prosperity and ABHC at the time they were made or otherwise and should be read only in conjunction with the other information provided elsewhere in this proxy statement/prospectus or incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 115.

Structure of the Merger

Each of Prosperity’s and ABHC’s respective board of directors unanimously adopted and approved the merger agreement and the transactions contemplated thereby. The merger agreement provides for the merger of ABHC with and into Prosperity, with Prosperity continuing as the surviving corporation in the merger. Immediately following the merger, American Bank, a national banking association and wholly owned bank subsidiary of ABHC, will merge with and into Prosperity Bank, a Texas banking association and wholly owned bank subsidiary of Prosperity, with Prosperity Bank as the surviving entity in the bank merger.

Prosperity may at any time change the method of effecting the merger if and to the extent requested by Prosperity, and ABHC has agreed to enter into such amendments to the merger agreement as Prosperity may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment may (i) alter or change the amount or kind of the merger consideration provided for in the merger agreement, (ii) adversely affect the tax treatment of the merger with respect to ABHC’s shareholders or (iii) be reasonably likely to cause the closing of the merger to be materially delayed or the receipt of the requisite regulatory approvals to be prevented or materially delayed.

Merger Consideration

Under the terms and subject to the conditions set forth in the merger agreement, all outstanding shares of ABHC common stock issued and outstanding immediately prior to the effective time of the merger (including shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards but excluding dissenting shares, treasury shares and shares held by ABHC or Prosperity (other than treasury shares and shares held by ABHC or Prosperity (a) held in any ABHC benefit plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity and (b) held, directly or indirectly, in respect of debts previously contracted)) will be converted into the right to receive, without interest, an aggregate of 4,439,981 shares of Prosperity common stock (the “aggregate stock consideration”) as such number of shares of Prosperity common stock may be reduced pursuant to the terms of the merger agreement.

The aggregate stock consideration will be reduced if the ABHC equity capital, as calculated pursuant to the terms of the merger agreement, is less than $173,000,000 on the closing date, by a number of shares equal to the absolute value of the difference between $173,000,000 and the ABHC equity capital on the closing date, divided by $70.73 (the aggregate stock consideration, as so adjusted, “adjusted aggregate stock consideration”). For the purposes of the merger agreement, the equity capital of ABHC is equal to the sum of the capital stock, capital surplus and retained earnings of ABHC, minus goodwill and other intangibles, and excluding unrealized securities gains or losses, on a consolidated basis, as determined pursuant to GAAP and other terms set forth in the merger agreement. The merger agreement provides that ABHC must, for the purposes of calculating the ABHC equity capital, deduct for certain extraordinary items related to the merger agreement and the transactions contemplated thereby, including, without duplication: (i) the amount of expenses incurred by ABHC and its subsidiaries related to the merger, the merger agreement and the actions and transactions contemplated thereby, including any fees and commissions payable to any broker, finder, financial advisor or investment banking firm in connection with the merger agreement or the transactions contemplated thereby and any legal and accounting fees and other expenses incurred in connection with the negotiation, execution or performance of the merger agreement or the consummation of the transactions contemplated thereby, (ii) any amount needed to bring ABHC’s total loan loss reserve to an amount equal to the greater of (x) 1.05% of the total loans of ABHC and its subsidiaries as of the closing date, determined in accordance with GAAP and the accounting principles, practices, procedures, methodologies and policies employed in preparing the audited consolidated balance sheet of ABHC and its subsidiaries as of December 31, 2024 or (y) $18,400,000, (iii) the amount of any fees, costs, expenses and accruals related to threatened or outstanding litigation relating to ABHC and its subsidiaries, (iv) the premium or additional cost required to provide for the continuation of certain of ABHC’s insurance policies pursuant to the merger agreement, (v) the amount of any payments to be made pursuant to any existing employment, change in control, salary continuation, deferred compensation or other similar agreements or arrangements or severance, noncompetition, retention or bonus arrangements between ABHC or American Bank and any other person (but not including stay-pay arrangements agreed to between Prosperity Bank and American Bank), (vi) the amount of any amounts that may be owed by Prosperity or Prosperity Bank after the effective time under any of the agreements or arrangements in the foregoing clause (v), (vii) the accrual of any future benefit payments due under any salary continuation, deferred compensation or other similar agreements through the date of the final payment, which amount must be confirmed by a third-party consultant mutually acceptable to ABHC and Prosperity, (viii) the amount of any cost to fully fund, terminate and liquidate any ABHC benefit plan and to pay all related expenses and fees, including expenses and fees associated with any governmental filings in connection with such termination, to the extent such termination is required by the terms of the merger agreement or requested by Prosperity under the terms of the merger agreement, (ix) the nondeductible amount of any payments subject to Section 280G of the Code and (x) such other amounts as are agreed upon by ABHC and Prosperity.

As a result, holders of ABHC common stock will receive the number of shares of Prosperity common stock equal to the adjusted aggregate stock consideration divided by the aggregate number of shares of ABHC common stock issued and outstanding (including shares of ABHC common stock issued and outstanding pursuant to ABHC restricted stock awards) immediately prior to the effective time, for each share of ABHC common stock held by such holder immediately prior to the effective time of the merger (the “merger consideration”).

All of the shares of ABHC common stock converted into the right to receive the merger consideration will no longer be outstanding and will automatically be cancelled and will cease to exist as of the effective time, and each old certificate (which includes reference to book-entry account statements relating to the ownership of shares of ABHC common stock) previously representing any such shares of ABHC common stock will thereafter represent only the right to receive (i) the merger consideration, (ii) cash in lieu of a fractional share which the shares of ABHC common stock represented by such old certificate have been converted into the right to receive pursuant to the terms of the merger agreement and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to the terms of the merger agreement, in each case without any interest thereon. Old certificates previously representing shares of ABHC common stock will be exchanged for evidence of shares in book-entry form representing whole shares of Prosperity common stock (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such old certificates pursuant to the terms of the merger agreement, without any interest thereon.

If, prior to the effective time, the outstanding shares of Prosperity common stock or ABHC common stock have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there is any extraordinary dividend or extraordinary distribution, an appropriate and proportionate adjustment will be made to the merger consideration to give the holders of ABHC common stock the same economic effect as contemplated by the merger agreement prior to such event; provided that this will not permit Prosperity or ABHC to take any action with respect to its securities that is prohibited by the terms of the merger agreement.

At the effective time, all shares of ABHC common stock that are owned by ABHC or Prosperity (in each case other than shares of ABHC common stock (i) held in any ABHC benefit plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity and (ii) held, directly or indirectly, in respect of debts previously contracted) will be cancelled and will cease to exist, and neither the merger consideration nor any other consideration will be delivered in exchange therefor.

Fractional Shares

No new book-entry certificates or scrip representing fractional shares of Prosperity common stock will be issued upon the surrender for exchange of old certificates or otherwise pursuant to the merger agreement, no dividend or distribution with respect to Prosperity common stock will be payable on or with respect to any fractional share, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Prosperity. In lieu of the issuance of any such fractional share, Prosperity will pay to each former holder who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing sale prices of Prosperity common stock on the NYSE as reported by The Wall Street Journal for the ten (10) consecutive full trading days ending on and including the fifth (5th) trading day immediately preceding the closing date (the “Prosperity share closing price”) by (ii) the fraction of a share (after taking into account all shares of ABHC common stock held by such holder immediately prior to the effective time and rounded to the nearest thousandth when expressed in decimal form) of Prosperity common stock which such holder would otherwise be entitled to receive pursuant to the merger agreement.

Governing Documents

At the effective time, the amended and restated articles of incorporation, of Prosperity, as in effect immediately prior to the effective time, will be the articles of incorporation of Prosperity until thereafter amended in accordance with applicable law, and the amended and restated bylaws of Prosperity, as in effect immediately prior to the effective time, will be the bylaws of Prosperity until thereafter amended in accordance with applicable law. See the section entitled “The Merger—Governance of Prosperity After the Merger” beginning on page 65.

Treatment of ABHC Restricted Stock Awards

At the effective time, each ABHC restricted stock award will fully vest and be cancelled and converted into the right to receive (without interest) the per share merger consideration in respect of each share of ABHC common stock subject to such ABHC restricted stock award immediately prior to the effective time, which will be delivered as soon as reasonably practicable following the closing date and in no event later than ten (10) business days following the closing date. Each holder of an ABHC restricted stock award converted into the right to receive the per share merger consideration that would have otherwise been entitled to receive a fraction of a share of Prosperity common stock (after aggregating all shares to be delivered in respect of all ABHC restricted stock awards held by such holder) will instead receive a cash payment (rounded to the nearest cent) in an amount equal to such fractional share of Prosperity common stock (rounded to the nearest thousandth when expressed in decimal form) multiplied by the Prosperity share closing price (as defined below).

At or prior to the effective time, ABHC, the ABHC board of directors and its compensation committee, as applicable, will adopt any resolutions and take any actions that are necessary for the treatment of the ABHC restricted stock awards under the merger agreement.

Closing and Effective Time of the Merger

On the terms and subject to the conditions set forth in the merger agreement, the closing of the merger will take place at 10:00 a.m., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, on a date as soon as reasonably practicable after (but no later than thirty (30) business days after) the satisfaction or waiver (subject to applicable law) of all the conditions precedent set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions at the closing), unless another date, time or place is agreed to in writing by Prosperity and ABHC; provided that neither party will be required to effect the closing prior to December 1, 2025 (the date on which the closing occurs is referred to as the “closing date”).

On or before the closing date, Prosperity will cause to be filed a certificate of merger with respect to the merger with the Secretary of the State of Texas. The merger will become effective as of the date and time specified in the certificate of merger in accordance with the relevant provisions of the Texas Business Organization Code (the “TBOC”), or at such other date and time as provided by applicable law (such date and time being the “effective time”).

Conversion of Shares; Exchange of ABHC Stock Certificates

Letter of Transmittal

As promptly as practicable after the effective time, but in no event later than ten (10) business days thereafter, Prosperity will use reasonable best efforts to cause the exchange agent to mail to each holder of record of one or more old certificates representing shares of ABHC common stock immediately prior to the effective time that have been converted at the effective time into the right to receive the merger consideration, a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the old certificates will pass, only upon proper delivery of the old certificates to the exchange agent) and instructions for use in effecting the surrender of the old certificates in exchange for certificates representing the number of whole shares of Prosperity common stock and any cash in lieu of fractional shares, which the shares of ABHC common stock represented by such old certificate or old certificates will have been converted into the right to receive pursuant to the merger agreement as well as any dividends or distributions to be paid pursuant to the terms of the merger agreement, and the old certificate or old certificates so surrendered will be cancelled. In the event any old certificate for ABHC common stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such old certificate to be lost, stolen or destroyed and, if required by Prosperity or the exchange agent, the posting by such person of a bond in such amount as Prosperity or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such old certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed old certificate the shares of Prosperity common stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to the merger agreement.

After the effective time, there will be no transfers on the stock transfer books of ABHC of the shares of ABHC common stock that were issued and outstanding immediately prior to the effective time. If, after the effective time, old certificates representing such shares are presented for transfer to the exchange agent, they will be cancelled and exchanged for new book-entry certificates representing shares of Prosperity common stock, cash in lieu of fractional shares and dividends or distributions that the holder presenting such old certificates is entitled to, as provided in the merger agreement.

None of Prosperity, ABHC, the exchange agent or any other person will be liable to any former holder of shares of ABHC common stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

Withholding

Each of Prosperity and the exchange agent will be entitled to deduct and withhold from any cash in lieu of fractional shares of Prosperity common stock, cash dividends or distributions payable pursuant to the merger agreement or any other amount payable pursuant to the merger agreement and such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or non-U.S. tax law. To the extent that amounts are so withheld by Prosperity or the exchange agent, as the case may be, and paid over to the appropriate governmental authority, such withheld amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which the deduction and withholding was made by Prosperity or the exchange agent, as the case may be.

Dividends and Distributions

No dividends or other distributions declared with respect to Prosperity common stock will be paid to the holder of any unsurrendered old certificate until the holder thereof surrenders such old certificate in accordance with the merger agreement. After the surrender of an old certificate in accordance with the merger agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Prosperity common stock which the shares of ABHC common stock represented by such old certificate have been converted into the right to receive under the merger agreement.

Representations and Warranties

The merger agreement contains representations and warranties made by each of Prosperity and ABHC relating to a number of matters, including the following:

•	corporate matters, including due organization, qualification and subsidiaries;

•	capitalization;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

•	required governmental and other regulatory and self-regulatory filings and consents and approvals in connection with the merger;

•	reports to regulatory agencies;

•	financial statements, internal controls and books and records;

•	broker’s fees payable in connection with the merger;

•	the absence of certain changes or events;

•	legal and regulatory proceedings;

•	compliance with applicable laws;

•	absence of action or circumstance that could reasonably be expected to prevent the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	tax matters; and

•	absence of agreements with regulatory agencies.

The merger agreement contains additional representations and warranties by ABHC with respect to:

•	the absence of undisclosed liabilities;

•	employee benefit matters;

•	certain material contracts;

•	derivative instruments;

•	environmental matters;

•	investment securities and commodities;

•	real property;

•	intellectual property;

•	related party transactions;

•	takeover restrictions;

•	the opinion of ABHC’s financial advisor;

•	the accuracy of information relating to ABHC supplied for inclusion in this proxy statement/prospectus and other similar documents;

•	loan portfolio matters;

•	deposits;

•	insurance matters;

•	absence of investment adviser subsidiaries; and

•	absence of broker-dealer subsidiaries.

The merger agreement contains an additional representation and warranty by Prosperity with respect to Prosperity’s SEC reports.

Certain representations and warranties of Prosperity and ABHC are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either Prosperity or ABHC or the surviving corporation, means any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be likely to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole or (ii) the ability of such party to timely consummate the transactions contemplated by the merger agreement.

However, a material adverse effect with respect to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole will not be deemed to include the impact of:

•	changes, after the date of the merger agreement, in GAAP or applicable regulatory accounting requirements;

•

changes, after the date of the merger agreement, in laws, rules or regulations of general applicability to companies in the industries in which such party and its subsidiaries operate, or interpretations thereof by courts or governmental entities;

•

changes, after the date of the merger agreement, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its subsidiaries;

•	changes, after the date of the merger agreement, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event;

•

public disclosure of the execution of the merger agreement, public disclosure of the transactions contemplated by the merger agreement or actions expressly required by the merger agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated by the merger agreement; or

•

a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying causes of such decline or failure may be taken into account in determining whether a material adverse effect has occurred);

except, with respect to the first, second, third and fourth bullets described above, to the extent that the effects of such change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its subsidiaries, taken as a whole, as compared to other banks or savings associations and their holding companies operating principally in the areas in which such party and its subsidiaries are located.

The representations and warranties in the merger agreement do not survive the effective time.

Covenants and Agreements

Conduct of Business Prior to the Completion of the Merger

Prior to the effective time or earlier termination of the merger agreement, except as expressly contemplated or permitted by the merger agreement, required by law or as consented to in writing by Prosperity (such consent not to be unreasonably withheld, conditioned or delayed), and subject to certain specified exceptions, (a) ABHC will, and will cause its subsidiaries to, (i) conduct its business in the ordinary course in all material respects and (ii) use reasonable best efforts to maintain and preserve intact its business organization relationships with employees, officers, directors, customers, depositors, suppliers, correspondent banks, governmental entities with jurisdiction over its operations and other third parties having material business relationships with ABHC or any of its subsidiaries, and (b) ABHC will, and will cause its subsidiaries to, take no action that would reasonably be likely to adversely affect or materially delay the receipt of any necessary approvals of any regulatory agency or other governmental entity required for the transactions contemplated by the merger agreement or the ability of ABHC to perform its covenants and agreements under the merger agreement or to consummate the transactions contemplated by the merger agreement on a timely basis.

In addition, prior to the effective time or earlier termination of the merger agreement, subject to certain specified exceptions or as consented to in writing by Prosperity (such consent not to be unreasonably withheld, conditioned or delayed), ABHC will not, and will not permit any of its subsidiaries to:

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in each case, other than (i) federal funds borrowings and Federal Home Loan Bank borrowings, in each case with a maturity not in excess of six (6) months, (ii) the creation of deposit liabilities, (iii) issuances of letters of credit, (iv) purchases of federal funds, (v) sales of certificates of deposit and (vi) entry into repurchase agreements, in each case in the ordinary course of business with terms and conditions consistent with past practice, incur any indebtedness for borrowed money, obligations evidenced by notes, debentures or similar instruments, sale and leaseback transactions, capital or finance leases or other similar financing arrangements (other than indebtedness solely between or among ABHC and any of its wholly owned subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than any wholly owned subsidiary of ABHC);

•	adjust, split, combine or reclassify any capital stock;

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make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity or voting securities (except (i) regular quarterly cash dividends by ABHC at a rate not in excess of $1.73 per share of ABHC common stock, (ii) quarterly cash dividends to the extent necessary for the payment of taxes resulting from the ownership of ABHC common stock by the holders of ABHC common stock in amounts computed and paid (consistent with past practice), (iii) the acceptance of shares of ABHC common stock as payment for the vesting or settlement of ABHC restricted stock awards and dividend equivalents thereon, if any (in each case, in accordance with past practice and to the extent required or permitted by the terms of the applicable award agreements) or (iv) dividends paid by any of the subsidiaries of ABHC to ABHC or any of its wholly owned subsidiaries);

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grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, including ABHC restricted stock awards, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock or other equity or voting securities;

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issue, sell or otherwise permit to become outstanding any additional shares of capital stock or other equity or voting securities or securities convertible or exchangeable into, or exercisable for or valued by reference to, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities;

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sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or material assets to any individual, corporation or other entity other than a wholly owned subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any person, in each case other than in the ordinary course of business;

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except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any investment or acquisition, whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation or formation of a joint venture or otherwise, in or of any property or assets of any other individual, corporation or other entity, other than a wholly owned subsidiary of ABHC;

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(i) terminate, materially amend, or waive any material provision of, certain material contracts, or make any material change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts in the ordinary course of business without material adverse changes to terms with respect to ABHC or its subsidiaries or (ii) enter into certain material contracts;

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except as required by the terms of any ABHC benefit plan as in effect as of the date of the merger agreement, (i) enter into, adopt or terminate any ABHC benefit plan (including any plans, programs, policies, agreements or arrangements that would be considered an ABHC benefit plan if in effect as of the date of the merger agreement), (ii) amend (whether in writing or through the interpretation of) any ABHC benefit plan (including any plans, programs, policies, agreements or arrangements adopted or entered into that would be considered an ABHC benefit plan if in effect as of the date of the merger agreement), other than de minimis administrative amendments in the ordinary course of business consistent with past practice that do not increase the cost or expense of maintaining, or increase the benefits payable under, such plan, program, policy or arrangements, (iii) increase the compensation payable to any current or former employee, officer, director, independent contractor or consultant, (iv) pay, grant or award, or commit to pay, grant or award, any bonuses or incentive compensation, (v) accelerate the vesting, funding or payment of, or otherwise deviate from the terms provided in the applicable award agreement with respect to the vesting, payment, settlement or exercisability of, any ABHC restricted stock awards or other equity-based awards or other compensation or benefit, (vi) increase the compensation, bonus, severance, termination pay or other benefits payable to any of their respective current, prospective or former employees, officers, directors or independent contractors, (vii) enter into any collective bargaining agreement or similar agreement or arrangement, (viii) fund or provide any funding for any rabbi trust or similar arrangement, (ix) terminate the employment or services of any employee, officer, director or any independent contractor or consultant whose annual base fee or base wage is greater than $125,000, in each case other than for cause or (x) hire or promote any employee, officer, director or any independent contractor or consultant whose annual base fee or base wage is or would be greater than $125,000;

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settle or compromise any claim, suit, action or proceeding other than any settlement involving solely money damages not in excess of $10,000 individually or $100,000 in the aggregate that does not involve or create an adverse precedent and that would not impose any material restriction on the business of ABHC or its subsidiaries or the surviving corporation or its subsidiaries;

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(i) agree or consent to the issuance of any injunction, decree, order or judgment restricting or adversely affecting ABHC’s or its subsidiaries’ respective businesses or operations or (ii) waive or release any material rights or claims other than in the ordinary course of business;

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take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•	amend its articles of incorporation, its bylaws or comparable governing documents of its subsidiaries;

•	merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;

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materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by GAAP;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

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enter into a new line of business or change in any material respect its lending, collateral eligibility, investment, underwriting, risk and asset liability management, interest rate or fee pricing policies and other banking and operating, hedging, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by such policies or applicable law, regulation or policies imposed by any governmental entity;

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except pursuant to existing commitments entered into prior to the date of the merger agreement and disclosed to Prosperity prior to the date of the merger agreement, make or acquire, renew, modify or extend any loans that, (i) are outside of the ordinary course of business consistent with past practice or inconsistent with, or in excess of the limitations contained in, ABHC’s loan policy or (ii) (x) with respect to loans to existing customers, increase the aggregate outstanding commitments or credit exposure to any such existing customer by more than $2,000,000; or (y) with respect to loans to new customers, result in an aggregate commitment or credit exposure to any such new customer in excess of $2,000,000, in each case of this clause (ii), without first notifying and, if requested by Prosperity within one (1) business day of receipt of such notice, consulting with Prosperity (which notification will be made through certain designated representatives of Prosperity);

•	make, or commit to make, any capital expenditures that exceed by more than five percent (5%) ABHC’s capital expenditure budget;

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make, change or revoke any material tax election (including any election in respect of the tax treatment of ABHC as an “S corporation” within the meaning of Sections 1361 and 1362 of the Code (and any analogous provisions of applicable state or local law) or the tax treatment of any subsidiary of ABHC as either a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code (and any similar provision of applicable state or local law) or as disregarded as an entity separate from its owner in accordance with Treasury Regulations Section 301.7701-3 (and any similar provision of applicable state, local or foreign law), as applicable (collectively, the “ABHC tax treatment”), change an annual tax accounting period, adopt or change any material tax accounting method, file any amended tax return, enter into any closing agreement with respect to taxes, or settle any material tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of taxes, take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to adversely impact the ABHC tax treatment), or permit a shareholder to take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to adversely impact the ABHC tax treatment;

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(i) make any application for the opening or relocation of, or open or relocate, any branch office, loan production office or other significant office or operations facility of ABHC or its subsidiaries, (ii) other than in consultation with Prosperity, make any application for the closing of or close any branch or (iii) other than in consultation with Prosperity, purchase any new real property (other than other real estate owned properties in the ordinary course of business) or enter into, amend or renew any lease with respect to real property;

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foreclose upon or otherwise acquire any commercial real property (i) in excess of $100,000; or (ii) that would reasonably be expected to raise environmental concerns (e.g., gas stations, dry cleaners, etc.), in each case, prior to receipt of a Phase I environmental review thereof;

•	cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount, scope and insurer) to that in effect as of the date of merger agreement;

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knowingly take any action that is intended to or would reasonably be likely to adversely affect or materially delay the ability of ABHC or its subsidiaries to obtain any necessary approvals of any governmental entity required for the transactions contemplated by the merger agreement or by the bank merger agreement or the requisite ABHC vote or to perform its covenants and agreements under the merger agreement or the bank merger agreement or to consummate the transactions contemplated thereby; or

•	agree to take, make any commitment to take, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing.

Regulatory Matters

Prosperity and ABHC have agreed to cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings required to obtain the requisite regulatory approvals, use their reasonable best efforts to make such filings within forty-five (45) days of the date of the merger agreement), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement (including the merger and the bank merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities. Each of Prosperity and ABHC has agreed to, and to cause their applicable subsidiaries to, cooperate with each other in connection therewith (including the furnishing of any information that may be reasonably requested or required to obtain the requisite regulatory approvals) and will cause their respective subsidiaries to respond and comply as promptly as practicable to any requests by governmental entities for documents and information. Each of Prosperity and ABHC has the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to ABHC or Prosperity, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any governmental entity in connection with the transactions contemplated by the merger agreement. In exercising the foregoing right, each of the parties has agreed to act reasonably and as promptly as practicable. Each of Prosperity and ABHC has agreed to consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental entities necessary or advisable to consummate the transactions contemplated by the merger agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by the merger agreement. Each party has agreed to consult with the other in advance of any communication, meeting or conference with any governmental entity in connection with the transactions contemplated by the merger agreement and, to the extent permitted by such governmental entity, give the other party and/or its counsel the opportunity to attend and participate in such communications, meetings and conferences.

In furtherance of the foregoing, each of Prosperity and ABHC has agreed to use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the closing, and (ii) avoid or eliminate each and every impediment so as to enable the closing to occur as soon as possible, provided, however, that notwithstanding anything in merger agreement to the contrary, Prosperity will not be required to, and ABHC will not (without the written consent of Prosperity), take any action, or commit to take any action, or agree to any condition or restriction, in order to resolve any objections to the transactions contemplated by the merger agreement or in connection with obtaining any permits, consents, approvals and authorizations of governmental entities that would, individually or in the aggregate, reasonably be likely to have a material adverse effect on the surviving corporation and its subsidiaries, taken as a whole, after giving effect to the merger (measured on a scale relative to ABHC and its subsidiaries, taken as a whole) (a “materially burdensome regulatory condition”).

Each of Prosperity and ABHC has agreed to promptly advise the other upon receiving any communication from any governmental entity whose consent or approval is required for consummation of the transactions contemplated by the merger agreement that causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

Employee Matters

To the extent requested by Prosperity in writing delivered to ABHC on or prior to the earlier of: (i) at least fifteen (15) business days before the closing date; or (ii) ten (10) business days prior to the commencement of any notice period required to effectuate the termination of an ABHC benefit plan, ABHC and its appropriate subsidiary have agreed to execute and deliver such instruments and take such other actions as Prosperity may reasonably require in order to cause the amendment or termination of any ABHC benefit plan that can be unilaterally amended or terminated by ABHC or its appropriate subsidiary on terms reasonably satisfactory to Prosperity and in accordance with applicable law and effective no later than the closing date, except that the winding up of any such plan may be completed following the closing date.

ABHC has agreed to provide Prosperity an updated ABHC employee census within two (2) business days of Prosperity requesting the same and the day prior to the closing date (all such employees on the ABHC employee census delivered the day prior to the closing date, the “ABHC employees”). All ABHC employees whose employment is not terminated prior to or at the effective time will, at the effective time, be employees of Prosperity or a subsidiary of Prosperity for purposes of the existing employee benefit plans maintained by Prosperity or Prosperity Bank (an “existing benefit plan”). To the extent that an ABHC employee becomes eligible to participate in the existing benefit plan, Prosperity shall cause such existing benefit plan to recognize the prior duration of service of such ABHC employee with ABHC for eligibility, participation and vesting under such existing benefit plan (other than vesting under any equity or incentive compensation arrangement) to the same extent such duration of service was properly recognized immediately prior to the effective time for a comparable purpose under a comparable ABHC benefit plan in which such ABHC employee was eligible to participate immediately prior to the effective time (provided, that such recognition of prior service is permitted by the terms of the applicable existing benefit plan and applicable law, is consented to by third party administrators and insurers, to the extent applicable, and will not operate to duplicate any benefits of an ABHC employee with respect to the same period of service). With respect to any existing benefit plan that is a health, dental, vision plan or other welfare plan in which any ABHC employee is eligible to participate, for the plan year in which such ABHC employee is first eligible to participate, to the extent permitted by the applicable existing benefit plan and applicable law, Prosperity will use commercially reasonable efforts to (i) cause any pre-existing condition limitations or eligibility waiting periods under such existing benefit plan to be waived with respect to such ABHC employee to the extent such limitation was waived or satisfied under the comparable ABHC benefit plan in which such ABHC employee participated immediately prior to the effective time, and (ii) recognize any health, dental or vision deductibles or co-payments paid by such ABHC employee in the year that includes the closing date for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such existing benefit plan. Additionally, Prosperity has agreed to extend coverage to ABHC employees for health care, dependent care and limited purpose health care flexible spending accounts established under Section 125 of the Code to the same extent as available to similarly situated employees of Prosperity or its subsidiaries to the extent permitted by such existing benefit plans and applicable law. ABHC employees will be credited in the plan year in which the effective time occurs with amounts available for reimbursement equal to such amounts as were credited (less amounts disbursed therefrom) under the ABHC’s cafeteria plan to the extent permitted by such existing benefit plans and applicable law. For purposes of determining an ABHC employee’s benefits for the calendar year in which the merger occurs under Prosperity’s vacation program, any vacation taken by an ABHC employee immediately preceding the closing date for the calendar year in which the merger occurs will be deducted from the total Prosperity vacation benefit available to such ABHC employee for such calendar year.

Director and Officer Indemnification and Insurance

The merger agreement provides that at or prior to the effective time, ABHC will purchase past acts and extended reporting period insurance coverage under its (i) current directors and officers insurance policy, (ii) employment practices liability insurance policy and (iii) bankers professional insurance policy (provided, that ABHC may substitute such policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured for each of the foregoing), in each case that (x) provides coverage with respect to claims arising from facts or events which occurred at the effective time or during at least the six (6)-year period immediately preceding the effective time (including the transactions contemplated by the merger agreement) and (y) is in effect for a period of at least six (6) years from and after the effective time (except that ABHC will not expend for such extended insurance coverage an amount in excess of three hundred percent (300%) of the current annual premium paid as of the date hereof by ABHC for such insurance, applied over a six (6)-year term of such extended coverage).

The merger agreement provides that, for a period of no less than six (6) years from and after the effective time, the surviving corporation will indemnify and hold harmless and will advance expenses as incurred, in each case to the extent (subject to applicable law) such persons are indemnified as of the date of the merger agreement by ABHC pursuant to the ABHC certificate of formation, the ABHC bylaws, the governing or organizational documents of any subsidiary of ABHC and certain other indemnification agreements in existence as of the date of the merger agreement, each present and former director or officer of ABHC and its subsidiaries (in each case, when acting in such capacity) (collectively, the “ABHC indemnified parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the effective time, arising out of the fact that such person is or was a director or officer of ABHC or any of its subsidiaries and pertaining to matters existing or occurring at or prior to the effective time, including the transactions contemplated by the merger agreement; provided, that in the case of advancement of expenses the ABHC indemnified party to whom expenses are advanced provides an undertaking (in a reasonable and customary form) to repay such advances if it is ultimately determined that such ABHC indemnified party is not entitled to indemnification.

Certain Additional Covenants

The merger agreement also contains additional covenants, including, among others, covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, the listing of the shares of Prosperity common stock to be issued in the merger, access to information of the other company, ABHC’s allowance for loan losses, advice of changes, takeover restrictions, shareholder litigation relating to the transactions contemplated by the merger agreement, termination of related party agreements, the assumption by Prosperity or Prosperity Bank of ABHC and American Bank indebtedness and public announcements with respect to the transactions contemplated by the merger agreement. Additionally, the merger agreement provides that ABHC must take all actions to cause all agreements between ABHC and its related parties (including the fourth amended and restated agreement of shareholders of ABHC, effective as of November 30, 2016, as amended by the first amendment, effective as of October 25, 2018 and that certain addendum agreement, dated as of September 20, 2022) to be terminated effective at or prior to the closing.

Shareholder Meeting and Recommendation of the ABHC Board of Directors

ABHC has agreed to take, in accordance with applicable law and the ABHC certificate of formation and ABHC bylaws, as amended, all actions necessary to convene a meeting of its shareholders (the “ABHC special meeting”) to be held as soon as reasonably practicable after the registration on Form S-4 of which this proxy statement/prospectus forms a part is declared effective for the purpose of obtaining the requisite ABHC vote required in connection with the merger agreement and the merger. Except in the case of an ABHC adverse recommendation change (as defined below), the ABHC board of directors will use its reasonable best efforts to obtain from the shareholders of ABHC the requisite ABHC vote, including by communicating to its shareholders its recommendation (and including such recommendation in this proxy statement/prospectus) that they approve the merger agreement and the transactions contemplated thereby (the “ABHC board recommendation”). If requested by Prosperity, ABHC will engage a proxy solicitor reasonably acceptable to Prosperity to assist in the solicitation of proxies from ABHC shareholders relating to the requisite ABHC vote. ABHC and its board of directors will not (i) withhold, withdraw, modify or qualify in a manner adverse to Prosperity the ABHC board recommendation, (ii) fail to make the ABHC board recommendation in this proxy statement/prospectus,

(iii) adopt, approve, recommend or endorse an ABHC acquisition proposal or publicly announce an intention to adopt, approve, recommend or endorse an ABHC acquisition proposal, (iv) fail to publicly and without qualification (A) recommend against any ABHC acquisition proposal or (B) reaffirm the ABHC board recommendation, in each case within ten (10) business days (or such fewer number of days as remains prior to the ABHC special meeting) after an ABHC acquisition proposal is made public or any request by Prosperity to do so or (v) publicly propose to do any of the foregoing clauses (i) through (iv) (any of the foregoing, an “ABHC adverse recommendation change”). However, subject to certain termination rights in favor of Prosperity as described in the sections entitled “—Termination of the Merger Agreement” and “—Effect of Termination,” if the ABHC board of directors, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the ABHC board recommendation, then, prior to the receipt of the requisite ABHC vote, in submitting the merger agreement and the merger to its shareholders, the ABHC board of directors may withhold or withdraw or modify or qualify in a manner adverse to Prosperity the ABHC board recommendation or may submit the merger agreement and the merger to its shareholders without recommendation (although the resolutions approving the merger agreement as of the date thereof may not be rescinded or amended), in which event the ABHC board of directors may communicate the basis for the ABHC adverse recommendation change to its shareholders in the proxy statement/prospectus or an appropriate amendment or supplement thereto; provided that the ABHC board of directors may not take any actions under this sentence unless (i) it gives Prosperity at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the ABHC board of directors in response to an ABHC acquisition proposal, the latest material terms and conditions and the identity of the third party in any such ABHC acquisition proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the ABHC board of directors takes into account any amendment or modification to the merger agreement proposed by Prosperity and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to continue to make the ABHC board recommendation. Any material amendment to any ABHC acquisition proposal will be deemed to be a new ABHC acquisition proposal for purposes of such notice requirement and will require a new notice period.

ABHC will adjourn or postpone the ABHC special meeting if, as of the time for which such meeting is originally scheduled, there are insufficient shares of ABHC common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting, ABHC has not received proxies representing a sufficient number of shares necessary to obtain the requisite ABHC vote. Notwithstanding anything to the contrary in the merger agreement, unless the merger agreement has been terminated in accordance with its terms, the ABHC special meeting will be convened and the merger agreement and the merger will be submitted to the shareholders of ABHC at the ABHC special meeting for the purpose of voting on the approval of the merger and the other matters contemplated thereby, and nothing contained in the merger agreement will be deemed to relieve ABHC of such obligation. ABHC will only be required to adjourn or postpone the ABHC special meeting two (2) times pursuant to the first sentence of this paragraph.

Agreement Not to Solicit Other Offers

ABHC has agreed that it will not, and will cause its subsidiaries, officers and directors, and use its reasonable best efforts to cause its and their respective employees, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to, (ii) engage or participate in any negotiations with any person concerning or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any ABHC acquisition proposal (as defined below), except to notify a person that has made or, to the knowledge of ABHC, is making any inquiries with respect to, or is considering making an ABHC acquisition proposal of the existence of the foregoing agreement. Unless the merger agreement is terminated in accordance with its terms, ABHC has also agreed that it will not, and will cause its subsidiaries and its and their Representatives not to on its behalf, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with the merger agreement relating to an ABHC acquisition proposal). For purposes of the merger agreement, an “ABHC acquisition proposal” means, other than the transactions contemplated by the merger agreement, any offer, inquiry or proposal relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty percent (20%) or more of the consolidated assets of ABHC and its subsidiaries or twenty percent (20%) or more of any class of equity or voting securities of ABHC or its subsidiaries whose assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of ABHC, (ii) any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning twenty percent (20%) or more of any class of equity or voting securities of ABHC or its subsidiaries whose assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of ABHC or (iii) a merger, consolidation, share exchange or other business combination, reorganization recapitalization, liquidation, dissolution or similar transaction involving a party or its subsidiaries whose assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of ABHC.

However, prior to the receipt of the requisite ABHC vote, in the event ABHC receives an unsolicited bona fide written ABHC acquisition proposal, it may, and may permit its subsidiaries and its and its subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions to the extent that its board of directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law, provided that, prior to providing any confidential or nonpublic information permitted to be so provided, ABHC has provided such information to Prosperity, and has entered into a confidentiality agreement with such third party on terms no less favorable to it than the confidentiality agreement between Prosperity and ABHC, which confidentiality agreement may not provide such person with any exclusive right to negotiate with ABHC.

ABHC has also agreed to, and to cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of the merger agreement with any person other than Prosperity with respect to any ABHC acquisition proposal. Further, ABHC has agreed to, and to cause its subsidiaries to, promptly request (to the extent it has not already done so prior to the date of the merger agreement) any person that has executed a confidentiality or non-disclosure agreement in connection with any actual or potential ABHC acquisition proposal that remains in effect as of the date of the merger agreement to return or destroy all confidential information of ABHC or its subsidiaries in the possession of such person or its Representatives. In addition, ABHC has agreed to promptly (and in any event within twenty-four (24) hours) advise Prosperity following receipt of any ABHC acquisition proposal or any inquiry which could reasonably be expected to lead to an ABHC acquisition proposal, and the substance thereof (including the material terms and conditions of and the identity of the person making such inquiry or ABHC acquisition proposal), to provide Prosperity with an unredacted copy of any such ABHC acquisition proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or ABHC acquisition proposal and to keep Prosperity reasonably apprised of any related developments, discussions and negotiations on a current basis, including by providing to Prosperity within twenty-four (24) hours any amendments to or revisions of the terms of such inquiry or ABHC acquisition proposal. ABHC will use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its subsidiaries is a party in accordance with the terms thereof.

Conditions to Completion of the Merger

Prosperity’s and ABHC’s respective obligations to complete the merger are subject to the satisfaction or waiver, at or prior to the effective time, of the following conditions:

•	approval of the merger agreement by the shareholders of ABHC by the requisite ABHC vote;

•	the shares of Prosperity common stock issuable pursuant to the merger agreement having been authorized for listing on the NYSE, subject to official notice of issuance;

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the effectiveness under the Securities Act of 1933, as amended, of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, and the absence of any stop order suspending the effectiveness of the registration statement or proceedings for that purpose initiated or threatened by the SEC and not withdrawn;

•

no order, injunction or decree issued by any court or governmental entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger, the bank merger or any of the other transactions contemplated by the merger agreement being in effect, and no law, statute, rule, regulation, order, injunction or decree having been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the merger, the bank merger or any of the other transactions contemplated by the merger agreement;

•	all requisite regulatory approvals having been obtained and remaining in full force and effect and all statutory waiting periods in respect thereof having expired;

•	the final determination of the amount of the ABHC equity capital as at the closing date in accordance with the terms of the merger agreement;

•

the accuracy of the representations and warranties of the other party contained in the merger agreement, generally as of the date on which the merger agreement was entered into and as of the closing date, subject to the materiality standards provided in the merger agreement;

•	the performance by the other party in all material respects of the obligations, covenants and agreements required to be performed by it under the merger agreement at or prior to the closing date; and

•

receipt by such party of an opinion of legal counsel, in form and substance reasonably satisfactory to such party, dated as of the closing date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; in rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Prosperity and ABHC reasonably satisfactory in form and substance to such counsel.

Prosperity’s obligation to complete the merger is subject to the satisfaction or, where legally permissible, waiver of additional conditions. These additional conditions include, among others:

•	receipt of a FIRPTA certificate from ABHC stating that the shares of capital stock of ABHC do not constitute “United States real property interests” under the Code;

•

certain directors and officers of ABHC and American Bank having executed a release agreement in a form reasonably acceptable to Prosperity, effective as of the effective time of the merger, releasing ABHC and American Bank from any and all claims by such directors and officers (except as described in such instrument); and that such release agreements remain in full force and effect;

•

certain directors and officers of ABHC and American Bank having executed an employment agreement and/or support agreement with Prosperity and/or Prosperity Bank; and that such employment agreements and/or support agreements remain in full force and effect;

•

holders of no more than five percent (5%) of the issued and outstanding shares of ABHC common stock have demanded or being entitled to receive payment of the fair value of their shares as dissenting shareholders under the applicable provisions of the TBOC;

•	no requisite regulatory approval having resulted in the imposition of any materially burdensome regulatory condition (as defined in “The Merger—Regulatory Approvals”); and

•	receipt of payoff documentation from ABHC relating to certain indebtedness of ABHC, at least two (2) business days prior to the closing.

Neither Prosperity nor ABHC can provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion of the merger, whether before or after the receipt of the requisite ABHC vote, in the following circumstances:

•	by mutual consent of Prosperity and ABHC in a written instrument;

•

by either Prosperity or ABHC if any governmental entity that must grant a requisite regulatory approval has denied approval of the merger or the bank merger and such denial has become final and nonappealable or any governmental entity of competent jurisdiction has issued a final nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the merger or the bank merger, unless the failure to obtain a requisite regulatory approval is due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

•

by either Prosperity or ABHC if the merger has not been completed on or before January 14, 2026 (the “initial termination date” or the “termination date”), but if on such date the conditions specified in the merger agreement pertaining to (a) the absence of any order, injunction, decree or other legal restraint or prohibition preventing the consummation of the merger, the bank merger or any of the other transactions contemplated by the merger agreement as it relates to the required regulatory approvals or (b) the consent or approval of certain regulatory authorities have not been satisfied, and all other conditions of the parties have been satisfied or waived (other than those conditions that by their terms are to be fulfilled at the closing, as long as such conditions would be capable of being fulfilled if the closing were to occur on such date), then the “termination date” will be extended to March 16, 2026, provided that the failure of the closing to occur by the termination date is not due to the failure of the party seeking to terminate the merger agreement to perform or observe its obligations, covenants and agreements set forth in the merger agreement;

•

by either Prosperity or ABHC (provided that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained in the merger agreement) if there is a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or if any such representation or warranty ceases to be true) set forth in the merger agreement on the part of ABHC, in the case of a termination by Prosperity, or Prosperity, in the case of a termination by ABHC, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the closing date, the failure of an applicable closing condition of the terminating party and which is not cured by the earlier of the termination date and forty-five (45) days following written notice to the other party, or by its nature or timing cannot be cured during such period;

•

by Prosperity, prior to such time as the requisite ABHC vote is obtained, if ABHC or the ABHC board of directors (i) makes an ABHC adverse recommendation change or (ii) materially breaches its obligations related to ABHC shareholder approval or ABHC acquisition proposals; or

•

by either Prosperity or ABHC, if the requisite approval of ABHC shareholders of the ABHC merger proposal is not obtained at the ABHC special meeting, or at any adjournment or postponement thereof, in each case at which a vote of the approval of the merger agreement was taken.

Neither Prosperity nor ABHC is permitted to terminate the merger agreement as a result, in and of itself, of any increase or decrease in the market price of Prosperity common stock.

Effect of Termination

If the merger agreement is terminated by either Prosperity or ABHC, as provided under “—Termination of the Merger Agreement” above, the merger agreement will become void and have no effect, and none of Prosperity, ABHC, any of their respective subsidiaries or any of the officers or directors of any of them will have any liability of any nature whatsoever under the merger agreement, or in connection with the transactions contemplated thereby, except that (i) designated provisions of the merger agreement will survive the termination, including those relating to the confidential treatment of information, public announcements, the effect of termination, including the termination fee described below, and certain general provisions, and (ii) notwithstanding anything to the contrary in the merger agreement, neither Prosperity nor ABHC will be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of the merger agreement.

Termination Fee

ABHC will pay Prosperity a termination fee equal to $12,850,000 by wire transfer of same-day funds (the “termination fee”) if the merger agreement is terminated in the following circumstances:

•

In the event that the merger agreement is terminated by Prosperity pursuant to the second to last bullet set forth under “—Termination of the Merger Agreement” above. In such case, the termination fee must be paid to Prosperity as promptly as reasonably practicable after the date of termination (and in any event, within three (3) business days of the date of termination).

•

In the event that, after the date of the merger agreement and prior to the termination of the merger agreement, a bona fide ABHC acquisition proposal has been communicated to or otherwise made known to the ABHC board of directors or ABHC’s senior management or has been made directly to ABHC ’s shareholders generally, or any person has publicly announced (and not withdrawn at least two (2) business days prior to the ABHC special meeting) an ABHC acquisition proposal, and (i) thereafter the merger agreement is terminated by either Prosperity or ABHC pursuant to the third bullet set forth under “—Termination of the Merger Agreement” above without the requisite ABHC shareholder vote having been obtained (and all other closing conditions set forth in the merger agreement and applicable to ABHC were satisfied or were capable of being satisfied prior to such termination) or (ii) thereafter the merger agreement is terminated by Prosperity pursuant to the fourth bullet set forth under “—Termination of the Merger Agreement” above as a result of a willful breach or by ABHC or Prosperity pursuant to the sixth bullet set forth under “—Termination of the Merger Agreement” above, and (iii) prior to the date that is twelve (12) months after the date of such termination, ABHC enters into a definitive agreement or consummates a transaction with respect to an ABHC acquisition proposal (whether or not the same ABHC acquisition proposal as that referred to above), provided that for purposes of the foregoing, all references in the definition of ABHC acquisition proposal to “twenty percent (20%)” will instead refer to “fifty percent (50%).” In such case, the termination fee must be paid to Prosperity on the earlier of the date ABHC enters into such definitive agreement and the date of consummation of such transaction.

Fees and Expenses

Except as otherwise expressly provided in the merger agreement, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the merger is consummated.

Amendment, Waiver and Extension of the Merger Agreement

Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after the receipt of the requisite ABHC vote, except that after the receipt of the requisite ABHC vote, there may not be, without further approval of the shareholders of ABHC, any amendment of the merger agreement that requires such further approval under applicable law.

At any time prior to the effective time, the parties may, to the extent legally allowed, extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered by such other party pursuant to the merger agreement, and waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained in the merger agreement; provided, however, that after the receipt of the requisite ABHC vote, there may not be, without further approval of the shareholders of ABHC, any extension or waiver of the merger agreement or any portion thereof that requires further approval under applicable law.

Voting Agreements

Each of the directors of ABHC and American Bank, in each case in their capacities as shareholders, and one non-director shareholder, have individually entered into an ABHC voting agreement, in which they have agreed to vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all covered shares as to which they are the record or beneficial owner, subject to certain exceptions, (i) in favor of the adoption and approval of the merger agreement or any other proposal submitted to the ABHC shareholders necessary or advisable for the consummation of the transactions contemplated thereby, including the merger, (ii) in favor of any proposal to adjourn or postpone the ABHC special meeting to a later date if there are not sufficient votes to approve the merger agreement, (iii) against any acquisition proposal or other proposal made in opposition to or that is otherwise in competition or inconsistent with the transactions contemplated by the merger agreement, (iv) against any agreement, amendment of any agreement or organizational document inconsistent with the ABHC voting agreement or merger agreement and (v) against any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of ABHC under the merger agreement or that would reasonably be expected to prevent, impede, delay or adversely affect the consummation of the transactions contemplated by the merger agreement. In addition, the ABHC voting agreements provide that such shareholders will not sell or transfer any of their shares of ABHC common stock of which they are a record or beneficial owner, subject to certain exceptions, until the earlier of the effective time or the date on which the merger agreement is terminated in accordance with its terms.

The ABHC voting agreements will remain in effect until the earlier to occur of the closing of the merger and the date of termination of the merger agreement in accordance with its terms.

As of the ABHC record date, shares constituting approximately [   ]% of the ABHC common stock entitled to vote at the ABHC special meeting are subject to ABHC voting agreements.

The foregoing description of the ABHC voting agreements is subject to, and qualified in its entirety by reference to the ABHC voting agreements, a form of which is attached to this proxy statement/prospectus as Annex B and is incorporated by reference into this proxy statement/prospectus.

For information regarding the voting agreement and certain holders of shares of ABHC common stock, see “Security Ownership of ABHC Directors, Executive Officers and Certain Beneficial Owners of ABHC” on page 95.

Director Support Agreements

The non-employee directors of ABHC and the non-employee directors of American Bank each entered into a director support agreement with Prosperity, Prosperity Bank, ABHC and American Bank in connection with Prosperity’s and ABHC’s entry into the merger agreement (the “ABHC director support agreements”). Pursuant to the ABHC director support agreements, the non-employee directors have agreed, among other things, and subject to certain exceptions, not to disclose or use confidential information of ABHC, American Bank, Prosperity and Prosperity Bank. Additionally, the non-employee directors have agreed, from and after the effective time for a period of two (2) years, not to solicit customers of ABHC, American Bank, Prosperity or Prosperity Bank on behalf of a third party, not to solicit certain ABHC, American Bank, Prosperity or Prosperity Bank employees and not to compete with ABHC, American Bank, Prosperity or Prosperity Bank.

The ABHC director support agreements become effective upon the effective time; provided that if the merger agreement is terminated, the director support agreements will not become effective.

As of the ABHC record date, shares constituting approximately [   ]% of the ABHC common stock entitled to vote at the ABHC special meeting are subject to ABHC director support agreements.

The foregoing description of the ABHC director support agreements is subject to, and qualified in its entirety by reference to the ABHC director support agreements, a form of which is attached to this proxy statement/prospectus as Annex C and is incorporated by reference into this proxy statement/prospectus.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the State of Texas, without regard to any applicable conflicts of law principles.

Specific Performance

Prosperity and ABHC will be entitled to specific performance of the terms of the merger agreement, including an injunction or injunctions to prevent breaches of the merger agreement or to enforce specifically the performance of the terms and provisions thereof (including the parties’ obligation to consummate the merger), in addition to any other remedy to which they are entitled at law or in equity. Each of Prosperity and ABHC waives any defense in any action for specific performance that a remedy at law would be adequate and any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following general discussion sets forth the anticipated material U.S. federal income tax consequences of the merger to U.S. holders (as defined in this section) who exchange their ABHC common stock for Prosperity common stock in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or under any U.S. federal laws other than those pertaining to the income tax (such as estate or gift tax laws) and, except as expressly addressed below, any U.S. tax reporting requirements. This discussion is based upon the Code, the U.S. Treasury Regulations promulgated thereunder and court and administrative rulings and decisions in effect on the date of this joint proxy statement/prospectus. These laws may change, possibly in a material and adverse manner and/or retroactively, or be subject to differing interpretations, and any such change or differing interpretation could affect the continuing validity and accuracy of this discussion.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of ABHC common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (a) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership, including for this purpose any entity or arrangement classified as a partnership for U.S. federal income tax purposes, holds ABHC common stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partners, the status and activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding ABHC common stock, you should consult your tax advisors regarding the specific U.S. federal income tax consequences of the merger in light of your particular circumstances.

This discussion is applicable to you only if you hold your shares of ABHC common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a bank or other financial institution;

•	a tax-exempt organization or governmental organization;

•	an S corporation, partnership or other pass-through entity (or a shareholder, partner or investor therein);

•	an underwriter or insurance company;

•	a mutual fund;

•	a pension fund, retirement plan, individual retirement account or other tax-deferred account;

•	a broker, dealer or trader in securities (including traders in securities that elect to apply a mark-to-market accounting method), currencies or commodities;

•	a holder of ABHC common stock subject to the alternative minimum tax provisions of the Code;

•	a holder of ABHC common stock subject to the U.S. anti-inversion rules or the base erosion and anti-abuse tax;

•

a holder of ABHC common stock who holds such stock (or who will hold Prosperity common stock after the merger) in connection with a trade or business, permanent establishment or fixed base outside the United States;

•	a holder of ABHC common stock required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

•	a holder of ABHC common stock who received ABHC common stock through the exercise of employee stock options or through a tax-qualified retirement plan or otherwise as compensation;

•	a holder who exercises dissenters’ rights;

•	a person who is not a U.S. holder;

•	a real estate investment trust;

•	a regulated investment company;

•	a person who uses a functional currency other than the U.S. dollar;

•	an expatriate or former citizen or long-term resident of the United States;

•	a holder who owns (or who has owned or will own, directly, indirectly, or constructively, at any time) 5% or more of the total combined voting power or value of ABHC;

•	a holder of options granted under any ABHC benefit plan; or

•	a holder of ABHC common stock who holds ABHC common stock as part of a hedge, straddle or a constructive sale or conversion transaction.

If you are a U.S. holder subject to special provisions and/or tax treatment under the Code, including but not limited to those described immediately above, you should consult your own tax advisors regarding the tax consequences relating to the merger in light of your particular circumstances. This discussion is not a complete description of all of the U.S. federal income tax consequences of the merger and, in particular, does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or any consequences under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith).

This discussion is not intended to be, and should not be construed as, legal or tax advice and does not purport to be a complete analysis or discussion of all U.S. federal income tax considerations relating to the merger. The tax consequences of the merger are complex and will depend on your specific situation and factors not within Prosperity’s or ABHC’s control. No ruling from the Internal Revenue Services (“IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences applicable to U.S. holders as discussed herein. This discussion is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this discussion. In addition, because the authorities on which this discussion is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this discussion. You should consult your own tax advisor as to the tax consequences of the merger in light of your particular circumstances, including the ability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.

Tax Consequences of the Merger Generally

U.S. Holders

Prosperity and ABHC intend the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. As described below, it is a condition to each party’s respective obligations to complete the merger that Prosperity and ABHC each receive a legal opinion that the merger will so qualify. Assuming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the merger to a U.S. holder generally will be as follows:

•

you will not recognize gain or loss when you exchange your ABHC common stock solely for Prosperity common stock in the merger, except for any gain or loss recognized with respect to any cash received instead of a fractional share of Prosperity common stock, as described below;

•

your aggregate tax basis in the Prosperity common stock that you receive in exchange for ABHC common stock in the merger (including any fractional share interest you are deemed to receive and exchange for cash, as described below) will equal your aggregate tax basis in the ABHC common stock exchanged therefor; and

•

your holding period for the Prosperity common stock that you receive in exchange for ABHC common stock in the merger (including any fractional share interest you are deemed to receive and exchange for cash, as described below) will include your holding period for the shares of ABHC common stock exchanged therefor.

If you acquired different blocks of ABHC common stock at different times and at different prices, your tax basis and holding period in your Prosperity common stock may be determined with reference to each block of ABHC common stock. You should consult your tax advisor regarding the determination of the tax basis and/or holding periods of the particular shares of Prosperity common stock received in the merger.

Cash Instead of Fractional Shares

If you receive cash instead of a fractional share of Prosperity common stock, you generally will be treated as having received the fractional share of Prosperity common stock pursuant to the merger and then as having exchanged that fractional share for cash in redemption by Prosperity. You generally will recognize capital gain or loss on any cash received instead of a fractional share of Prosperity common stock equal to the difference between the amount of cash received and your adjusted tax basis in such fractional share. Any capital gain or loss will constitute long-term capital gain or loss if your holding period in ABHC common stock surrendered in the merger is greater than one (1) year as of the effective time of the merger. Long-term capital gains recognized by certain non-corporate taxpayers, including individuals, are generally taxed at preferential U.S. federal income tax rates. There are currently no preferential U.S. federal income tax rates for long-term capital gains of a U.S. holder that is a corporation. The deductibility of a capital loss is subject to significant limitations under the Code.

Closing Condition Tax Opinions

It is a condition to the closing of the merger that Prosperity and ABHC receive an opinion from Wachtell, Lipton, Rosen & Katz and Norton Rose Fulbright US LLP, respectively, dated as of the closing date of the merger, to the effect that the merger will qualify as a “reorganization” within the meaning of section 368(a) of the Code. These opinions will be based upon and rely on, among other things, various facts, assumptions, representations and warranties and covenants, including those contained in the merger agreement and in representation letters provided by Prosperity and ABHC. If any of these facts, assumptions, representations and warranties or covenants underlying the tax opinions described above is or becomes incorrect, incomplete, inaccurate or is violated, the validity of, and the conclusions reached in, such tax opinions may be affected, no longer accurate or jeopardized. In addition, the opinions will be subject to certain qualifications and limitations as set forth therein.

An opinion of counsel represents such counsel’s judgment and is not binding on the IRS or any court. Prosperity and ABHC have not and do not intend to seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS or a court will not disagree with or challenge any of the conclusions described herein or in such opinions of counsel.

Information Reporting and Backup Withholding

You may be subject to U.S. information reporting and backup withholding (currently at a rate of 24%) on any cash payments received in connection with the merger. You will not be subject to backup withholding, however, if you:

•

furnish your correct taxpayer identification number and certify, among other information, that you are not subject to backup withholding on the IRS Form W-9 (or a suitable substitute or successor form) included in the letter of transmittal to be delivered to you following the completion of the merger and otherwise comply with all applicable requirements of the backup withholding rules; or

•	otherwise establish an exemption from backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS. You should consult your own tax advisors to determine your qualification for exemption from backup withholding and the procedure for establishing an exemption in light of your particular circumstances.

The preceding discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger and is not tax or legal advice. It is not a complete analysis or discussion of all potential tax considerations that may be important or applicable to a particular holder of ABHC common stock. The tax consequences of the merger to any holder of ABHC common stock will depend on such holder’s specific situation and circumstances. Holders of ABHC common stock should consult their own tax advisors with respect to the tax consequences of the merger in light of their particular circumstances, including the applicability and effect of any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.

SECURITY OWNERSHIP OF ABHC DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS OF ABHC

The following table sets forth, as of September 1, 2025, the beneficial ownership of ABHC common stock by each of ABHC’s directors and executive officers, by ABHC’s directors and executive officers as a group and by each person or entity known by ABHC to beneficially own more than 5% of the outstanding ABHC common stock. Unless otherwise specified, the address of each listed ABHC shareholder is c/o American Bank Holding Corporation, 800 N. Shoreline Boulevard, Suite 200S, Corpus Christi, Texas 78401.

The percentages of beneficial ownership in the following table are calculated based on 995,467 shares of ABHC common stock issued and outstanding as of September 1, 2025. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, as well as shares issuable in connection with options, warrants and convertible securities exercisable or convertible within 60 days of September 1, 2025.

Unless otherwise indicated, and subject to the voting agreements entered into with Prosperity in connection with entering into the merger agreement, to ABHC’s knowledge, the persons or entities identified in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Directors and Executive Officers
Ben B. Wallace(1)	96,941	9.74%
Patricia Hawn Wallace(2)	130,846	13.14%
Alfred B. Jones(3)	67,500	6.78%
Richard F. Scanio(4)	23,200	2.33%
J. Ted Oakley	6,050	*
Clayton James Hoover, Jr.	9,258	*
Stephen C. Raffaele	29,226	2.94%
Thomas L. Adams	4,951	*
All directors and executive officers as a group (8 persons)	295,993	29.73%
Other 5% Shareholders
JFG Interests Trust	122,356	12.29%
Christina Hewit Hawn(5)	78,649	7.90%

*	Indicates ownership which does not exceed 1.0%.
(1)

Includes (i) 24,962 shares held by Mr. Wallace individually, (ii) 41,650 shares held by Wallace Family 2016 Trust, of which Mr. Wallace and Patricia Hawn Wallace serve as co-trustees, and (iii) 30,329 shares held jointly by Mr. Wallace and Patricia Hawn Wallace.

(2)

Includes (i) 50,338 shares held by Ms. Wallace individually, (ii) 41,650 shares held by Wallace Family 2016 Trust, of which Ms. Wallace and Ben B. Wallace serve as co-trustees, (iii) 30,329 shares held jointly by Ms. Wallace and Ben B. Wallace, (iv) 4,585 shares held by Patricia H Wallace Protection Trust, of which Ms. Wallace serves as trustee, (v) 1,972 shares held by Patricia H Wallace Grandchildren GST Trust, of which Ms. Wallace serves as trustee, and (vi) 1,972 shares held by George S Hawn Jr Grandchildren GST Trust, of which Ms. Wallace and Christina Hewit Hawn serve as co-trustees.

(3)	All 67,500 shares are held jointly by Mr. Jones and his spouse.
(4)	All 23,200 shares are held jointly by Mr. Scanio and his spouse.
(5)

Includes (i) 70,120 shares held by Ms. Hawn individually, (ii) 4,585 shares held by Christina H Hawn Protection Trust, of which Ms. Hawn serves as trustee, (iii) 1,972 shares held by Christina H Hawn Grandchildren GST Trust, of which Ms. Hawn serves as trustee, and (iv) 1,972 shares held by George S Hawn Jr Grandchildren GST Trust, of which Ms. Hawn and Patricia Hawn Wallace serve as co-trustees.

DESCRIPTION OF PROSPERITY CAPITAL STOCK

As a result of the merger, ABHC shareholders will receive shares of Prosperity common stock in the merger and will become Prosperity shareholders. The following description summarizes the terms of Prosperity’s capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, Texas law and the amended and restated articles of incorporation of Prosperity (the “Prosperity articles” or “Prosperity articles of incorporation”) and the amended and restated bylaws of Prosperity (the “Prosperity bylaws”). The Prosperity articles and the Prosperity bylaws are filed as exhibits to the registration statement of which this proxy statement/prospectus forms a part.

Prosperity’s authorized capital stock consists of 200,000,000 authorized shares of common stock, par value $1.00 per share (the “Prosperity common stock”) and 20,000,000 authorized shares of preferred stock, par value $1.00 per share (the “Prosperity preferred stock”). As of the date of this proxy statement/prospectus, there were [   ] shares of Prosperity common stock issued and outstanding and zero (0) shares of Prosperity preferred stock issued and outstanding. All outstanding shares of Prosperity capital stock are fully paid and non-assessable.

Prosperity Common Stock

Voting Rights

Holders of Prosperity common stock are entitled at all times to one (1) vote for each share, subject, however, to the voting rights, if any, of the holders of Prosperity preferred stock. Except as expressly provided by law and except for any voting rights that may be conferred on any shares of preferred stock issued by the Prosperity board, all voting power is in Prosperity common stock. Prosperity shareholders do not have cumulative voting rights in the election of directors.

Dividend Rights

Holders of Prosperity common stock are entitled to receive dividends when authorized by the Prosperity board of directors and declared by Prosperity out of funds legally available for the payment of dividends. However, the Prosperity board may not declare or pay cash dividends on Prosperity common stock, and no Prosperity common stock may be purchased by Prosperity, unless full dividends on outstanding preferred stock for all past dividend periods and for the current dividend period, if any, have been declared and paid.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Prosperity, the holders of Prosperity common stock are entitled to share pro rata in any distribution of the assets of Prosperity, after the holders of Prosperity preferred stock have received the liquidation preference of their shares plus any cumulated but unpaid dividends, whether or not earned or declared, if any, and after all other indebtedness of Prosperity has been retired.

Preemptive and Conversion Rights

Holders of Prosperity common stock do not have preemptive rights to acquire any additional, unissued or treasury shares of Prosperity, or securities of Prosperity convertible into or carrying a right to subscribe to or acquire additional shares of Prosperity.

Transfer Agent and Registrar

The transfer agent and registrar for Prosperity common stock is Computershare Trust Company, Inc., at PO Box 43006, Providence, RI 02940-3006.

Listing

Prosperity common stock is listed on the NYSE under the symbol “PB.”

For more information regarding the rights of holders of Prosperity common stock, see “Comparison of Shareholders’ Rights” beginning on page 99.

Prosperity Preferred Stock

The Prosperity board of directors has the authority to classify and reclassify any unissued shares of Prosperity preferred stock by authorizing the issuance of the Prosperity preferred stock from time to time in one or more series with such distinctive serial designations as may be established by the Prosperity board of directors. Except as otherwise limited by the Prosperity articles or applicable laws, rules or regulations, the Prosperity board has the sole authority to determine the relative rights and preferences of the preferred stock and any series thereof without shareholder approval. The Prosperity articles require all shares of preferred stock to be identical, except as to the following characteristics, which may vary between different series of preferred stock:

•	dividend rate, preference of dividend with respect to any other class or series of stock, and cumulativity, non-cumulativity or partial cumulativity of dividends;

•	redemption price and terms, including, to the extent permitted by law, the manner in which shares are to be chosen for redemption if less than all the shares of a series are to be redeemed;

•	sinking fund provisions, if any, for the redemption or purchase of shares;

•	the amount payable upon shares in the event of voluntary or involuntary liquidation;

•	the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

•	voting.

Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of Prosperity’s shareholders might believe to be in their best interests or in which Prosperity’s shareholders might receive a premium for their stock over Prosperity’s then-market price. The effects of the issuance of the preferred stock on the holders of Prosperity common stock could include:

•	reduction of the amount otherwise available for payments of dividends on Prosperity common stock if dividends are payable on the series of preferred stock;

•	restrictions on dividends on Prosperity common stock if dividends on the series of preferred stock are in arrears;

•	dilution of the voting power of Prosperity common stock if the series of preferred stock has voting rights, including a possible “veto” power if the series of preferred stock has class voting rights;

•	dilution of the equity interest of holders of Prosperity common stock if the series of preferred stock is convertible, and is converted, into Prosperity common stock; and

•

restrictions on the rights of holders of Prosperity common stock to share in Prosperity’s assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of Prosperity preferred stock.

As of the date of this proxy statement/prospectus, Prosperity has 20,000,000 authorized shares of Prosperity preferred stock, of which zero (0) shares are issued and outstanding.

The Prosperity board does not intend to seek shareholder approval prior to any issuance of Prosperity preferred stock or any series thereof, unless otherwise required by law or the rules of any applicable securities exchange. Under Texas law, shareholder approval prior to the issuance of shares of Prosperity common stock is required in connection with certain mergers. Frequently, opportunities arise that require prompt action, such as the possible acquisition of a property or business or the private sale of securities, and it is the belief of the Prosperity board that the delay necessary for shareholder approval of a specific issuance could be to the detriment of Prosperity and its shareholders.

Certain Charter and Bylaw Provisions Potentially Having an Anti-Takeover Effect

Prosperity’s charter and bylaws contain certain provisions that could have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for Prosperity’s shareholders to change management or receive a premium for their shares. In addition to the actions described above under “Prosperity Preferred Stock” that could have an anti-takeover effect, these provisions include:

•	authorization for Prosperity’s board of directors to issue shares of one or more series of preferred stock without shareholder approval;

•	a requirement that directors only be removed from office for cause and only upon the affirmative vote of the majority of shares entitled to vote at the election of directors;

•	a requirement under Texas law that shareholder action without a meeting requires unanimous written consent;

•

a limitation on the ability of shareholders to call special meetings to those shareholders entitled to cast not less than fifty percent (50%) of the outstanding shares entitled to vote at the proposed special meeting;

•	the requirement under Prosperity’s charter that shareholders representing a majority of the outstanding shares of stock entitled to vote approve all amendments to Prosperity’s charter;

•

the requirement that any shareholders that wish to bring business before Prosperity’s annual meeting of shareholders or nominate candidates for election as directors at Prosperity’s annual meeting of shareholders must provide timely notice of their intent in writing and comply with the other requirements set forth in Prosperity’s bylaws; and

•	a prohibition on cumulative voting in the election of directors.

Limitation of Liability and Indemnification of Officers and Directors

Prosperity’s charter and bylaws provide for mandatory indemnification to the fullest extent allowed by Texas law for all former or present directors or officers and all persons who are or were serving at the request of Prosperity as a director, officer, partner or trustee of another entity. Prosperity’s charter and bylaws further provide that no director of Prosperity will be liable to Prosperity or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except to the extent the foregoing exculpation from liability is not permitted under Texas law.

COMPARISON OF SHAREHOLDERS’ RIGHTS

If the merger is completed, holders of ABHC common stock will receive shares of Prosperity common stock in the merger and they will cease to be shareholders of ABHC. Prosperity and ABHC are both organized under the laws of the State of Texas. The following is a summary of the material differences between (1) the current rights of holders of ABHC common stock under Texas law and the ABHC certificate of formation and ABHC bylaws and (2) the current rights of holders of Prosperity common stock under Texas law and the amended and restated articles of incorporation of Prosperity (the “Prosperity articles” or “Prosperity articles of incorporation”) and the amended and restated bylaws of Prosperity (the “Prosperity bylaws”).

Prosperity and ABHC believe that this summary describes the material differences between the rights of holders of Prosperity common stock as of the date of this proxy statement/prospectus and the rights of holders of ABHC common stock as of the date of this proxy statement/prospectus; however, it does not purport to be a complete description of those differences. The summary is qualified in its entirety by reference to Prosperity’s and ABHC’s governing documents, which we urge you to read carefully and in their entirety. Copies of Prosperity’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see the section entitled “Where You Can Find More Information” beginning on page 115.

	Prosperity	ABHC
Authorized and Outstanding Capital Stock:

The Prosperity articles authorize Prosperity to issue of up to 200,000,000 shares of common stock, par value $1.00 per share, and up to 20,000,000 shares of preferred stock, par value $1.00 per share.

As of September [   ], 2025, there were [   ] shares of Prosperity common stock outstanding, and zero (0) shares of Prosperity preferred stock outstanding.

The articles of incorporation of ABHC authorizes the issuance of an aggregate of up to 3,000,000 shares of common stock, par value $1.25 per share.

As of the record date for the ABHC special meeting, there were [   ] shares of ABHC common stock outstanding.

Preferred Stock:	The Prosperity articles provide that the Prosperity board of directors is authorized to establish series of preferred stock by fixing and determining the relative rights and preferences of the shares of any such series. The Prosperity articles require all shares of Prosperity preferred stock to be identical, except that the following characteristics may vary between different series of Prosperity preferred stock: dividend rate, preference of dividend with respect to any other class or series of stock, and cumulativity, non-cumulativity or partial cumulativity of dividends; redemption price and terms, including, to the extent permitted by law, the manner in which shares are to be chosen for redemption if less than all the shares of a series are to be redeemed; sinking fund provisions for the redemption or purchase of shares; the	The ABHC certificate of formation does not authorize the issuance of preferred stock.

	Prosperity	ABHC
amount payable upon shares in the event of voluntary or involuntary liquidation; the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; voting rights; and such other powers, preferences and rights as the Prosperity board of directors determines.

Voting Rights:	Under the Prosperity articles and the Prosperity bylaws, each share of Prosperity common stock is entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. Except as expressly provided by law and except for any voting rights which may be conferred by the Prosperity board of directors on any shares of Prosperity preferred stock, all voting power is in the Prosperity common stock.	Under the ABHC bylaws, each ABHC shareholder of record shall be entitled at any meeting of shareholders to one (1) vote, in person or by proxy, on each matter submitted to a vote for each share standing in such shareholder’s name on the stock transfer books of ABHC.

Size of Board of Directors:

The size of the Prosperity board of directors may be increased or decreased pursuant to Prosperity’s bylaws but may not be less than three (3) directors. The Prosperity bylaws currently provide that a majority of the board of directors may alter the number of directors, but such number may not be less than three (3) or have the effect of shortening the term of an incumbent director may be made by the Prosperity board of directors.

The current size of the Prosperity board of directors is fourteen (14) directors.

The ABHC certificate of formation provides that the number of directors constituting the ABHC board of directors shall not be less than (1) nor more than twenty-five (25) persons. The size of the current ABHC board of directors is seven (7). The ABHC bylaws provide that the number of individuals constituting the ABC board of directors may be increased or decreased in the manner provided by the ABHC bylaws and ABHC shareholders agreement. An increase or a decrease in the number of directors shall require a vote of two-thirds (2/3) of the voting shares of ABHC then entitled to vote. Each individual elected to the ABHC board of directors shall continue to hold his or her directorship position until such time as his or her successor shall have been duly elected and qualified at a meeting of the shareholders called for that purposes; provided, however, that nothing contained in the ABHC bylaws, ABHC certificate of formation or the ABHC shareholders agreement requires that directors be elected or qualified on an annual or any other recurring basis.

Classes of Directors:	The Prosperity articles separate the directors into three (3) classes, as nearly	The ABHC certificate of formation and bylaws do not currently provide for a

	Prosperity	ABHC
	equal in number as possible, with staggered, multi-year terms of office. This means that only one-third (1/3) of the board is elected at each annual meeting of shareholders and until the director’s successor is elected and qualified or, if earlier, until the director’s death, resignation or removal from office. The classification makes it more difficult to change the composition of Prosperity’s board of directors because at least two annual meetings of shareholders are required to change control of the board.	classified board of directors; each director serves until his or her successor is elected and qualified. The ABHC certificate of formation and bylaws do not require that directors be elected or qualified on an annual or any other recurring basis.

Election of Directors:

Directors of Prosperity are elected by a plurality of the votes cast by the holders entitled to vote at the meeting. In an uncontested election, any nominee for election who receives a greater number of “withhold” votes than votes “for” election will promptly tender to the board his or her offer of resignation. If such an event were to occur, the nominating and corporate governance committee of the Prosperity board of directors will consider the resignation offer and make a recommendation to the board whether to accept or reject the resignation offer based on all factors it deems relevant, including the various factors set forth in the Prosperity bylaws. The Prosperity board of directors will act on the nominating and corporate governance committee’s recommendation within ninety (90) days following certification of the shareholder vote.

Prosperity shareholders are not permitted to cumulate their votes in the election of directors. Each share of Prosperity stock has one (1) vote for each nominee for director.

As a close corporation, ABHC is not required to hold annual meetings of the shareholders for the election of individuals to serve on the ABHC board of directors. The shareholders may make any changes the shareholders deem appropriate regarding the number, manner of election, term, and classification of directors, upon the vote of two-thirds (2/3) of the issued and outstanding voting shares of ABHC entitled to vote thereon.

The ABHC certificate of formation provides that cumulative voting on any matter upon which a vote of the shareholders of ABHC is called is expressly prohibited.

Vacancies on the Board of Directors:	Under Prosperity’s bylaws, an affirmative vote of a majority of the directors then in office, though less than a quorum of the board of directors, or by the sole remaining directors, may fill a vacancy which results from any reason. Any directors so chosen will hold office	Upon the vote of the holders of two-thirds (2/3) of the issued and outstanding voting shares of ABHC entitled to vote thereon, the shareholders shall have the authority to elect new individuals to fill any vacancies occurring in the ABHC board of

	Prosperity	ABHC
	until the next annual meeting held for the election of directors and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.	directors, whether as a result of the resignation, removal (whether by the shareholders or by the ABHC board of directors if such directorship is not filled by the board of directors pursuant to the ABHC certificate of formation) or death of a director, or any directorship to be filled by reason of an increase in the number of individuals constituting the ABHC board of directors. In the event of a vacancy occurring on the ABHC board of directors, whether as a result of resignation, removal (whether by the ABHC board of directors or the shareholders if such directorship is not filled by the shareholders) or death of a director, or any directorship to be filled by reason of an increase in the number of individuals constituting the ABHC board of directors, if such vacancy is not filled by the shareholders, the ABHC board of directors has the authority to fill any such vacancy by a vote of a majority of the remaining directors.

Removal of Directors:	Prosperity’s bylaws provide that any director or the entire board of directors may be removed, but only for cause, by the affirmative vote of the holders of a majority of shares entitled to vote at an election of directors.	The ABHC bylaws provide that the ABHC board of directors may remove any director from office at any time, for or without cause, by vote of two-thirds (2/3) of the remaining directors (excluding the director upon whose removal the ABHC board of directors is voting), even if they constitute less than a quorum. Further, upon the vote of the holders of two-thirds (2/3) of the issued and outstanding voting shares of ABHC entitled to vote thereon, the shareholders have the authority to remove any number of directors or the entire ABHC board of directors from office at any time, for or without cause.

Amendments to Organizational Documents:

In order to amend the Prosperity articles, an affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon is required.

Prosperity’s bylaws provide that the bylaws may be amended by the board of directors or the shareholders. Such action by (i) the board of directors will require the affirmative vote of a majority of the

Under Texas law, the ABHC certificate of formation may be amended by the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of ABHC common stock entitled to vote on the amendment.

The ABHC shareholders agreement may be amended, or amended and restated, from time to time only by the vote of the

	Prosperity	ABHC
directors then in office at any regular or special meeting of the board of directors and (ii) the shareholders shall require the affirmative vote of at least two-thirds (2/3) of the issued and outstanding shares of stock entitled to vote thereon.

holders of sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares of ABHC common stock eligible to vote thereon. Any amendment thereto that is duly adopted by the ABHC shareholders in accordance with the ABHC shareholders agreement shall be binding on and inure to the benefit of all ABHC shareholders, regardless of whether or not an ABHC shareholder has individually evidenced his or her consent to such amendment or executed and delivered to ABHC any amended and restated shareholder agreement, as applicable.

The ABHC bylaws may be altered, amended or repealed and new bylaws may be adopted, by a majority vote of the ABHC board of directors, or by the holders of two-thirds (2/3) of the issued and outstanding voting shares of ABHC entitled to vote thereon.

Shareholder Action by Written Consent:	The Prosperity articles do not provide for less than unanimous consent when shareholder action is taken without a meeting, and therefore, no action may be taken by written consent unless all shareholders agree.	The ABHC bylaws provide that any action required or permitted to be taken at a meeting of the shareholders of ABHC may be taken without a meeting, without prior notice, and without a vote, if a written consent or consents in counterpart setting forth the action so taken shall be (i) signed by shareholders having not less than the minimum number of votes that would otherwise be necessary to take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted, (ii) delivered to ABHC within sixty (60) days of the date of the consent by delivery to its registered office, registered agent, its principal place of business, transfer agent, registrar, exchange agent or an officer or agent of ABHC having custody of its minute books in which the proceedings of meetings of ABHC shareholders are recorded and (iii) prompt written notice of the action taken by written consent is delivered to all ABHC shareholders who did not consent to such action.

	Prosperity	ABHC
Special Meetings of Shareholders:	The Prosperity articles and the Prosperity bylaws provide that special meetings of the shareholders may be called only by the chairman of the Prosperity board of directors, by the chief executive officer, by the president, by a majority of the board of directors or by the holders of not less than fifty percent (50%) of the outstanding shares entitled to vote at the proposed special meeting.	The ABHC bylaws provide that the special meetings of the shareholders may be called at any time by the President or ABHC board of directors, and shall be called by the President or the Secretary at the request in writing by the holders of not less than twenty-five percent (25%) of the issued and outstanding shares entitled to vote.

Record Date:	Under the Prosperity bylaws and as required by the TBOC, the Prosperity board of directors may fix a record date, which record date may not be more than sixty (60) or less than ten (10) days before the date of the annual or special meeting, unless otherwise required by applicable law.	Under the ABHC bylaws, the ABHC board of directors may fix in advance, a record date for any determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

Quorum:	Under the Prosperity bylaws, unless Texas law or the Prosperity articles provide otherwise, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders for the transaction of business. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.	Under the ABHC bylaws, the holders of a majority of the issued and outstanding shares and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of ABHC shareholders for the transaction of business, except as otherwise provided by Texas law, the ABHC certificate of formation or the ABHC bylaws. The ABHC shareholders present or represented by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

Notice of Shareholder Actions/Meetings:	Prosperity’s bylaws provide that written notice of the place, date and hour (and the purpose, if the meeting is a special meeting) of each shareholders’ meeting must be given by or at the director of the Prosperity board of directors or the other person(s) calling the meeting to each shareholder entitled to vote at the meeting. Such notice must be provided not less than ten (10) days nor more than sixty (60) days before the date of the	The ABHC bylaws provide that written or printed notice of each shareholder meeting stating the place, day and hour and purpose of the meeting must be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, Secretary or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

	Prosperity	ABHC
shareholder meeting and may be delivered either personally or by mail. If mailed, notice is given when deposited in the U.S. mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears on the records of Prosperity.

Advance Notice Requirements for Shareholder Nominations and Other Proposals:

Proposals for business to be brought before any shareholder meeting may be made by the board of directors or by any shareholder entitled to vote in such meeting. If a proposal is made by a shareholder, the shareholder must give timely written notice. To be timely, notice given in the context of an annual meeting must be received by Prosperity not less than one hundred and twenty (120) days in advance of the first (1st) anniversary of the date of the Prosperity proxy statement released to shareholders in connection with the previous year’s annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting of shareholders has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by Prosperity at least eighty (80) days prior to the date Prosperity intends to distribute its proxy statement with respect to such meeting. Notice given in the context of a special meeting must be received by Prosperity’s secretary no later than ninety (90) days prior to such meeting or ten (10) days following the date the public announcement is made regarding the special meeting. The chairman of any meeting of shareholders will determine whether the business was properly brought before the meeting and, if the facts so warrant, may refuse to transact any business at such meeting which has not been properly brought before the meeting.

Nominations for election to the Prosperity board of directors may be made by the board of directors or by any shareholder entitled to vote in the

The ABHC bylaws provide that ABHC is not required to hold an annual meeting of the shareholders for the election of directors. Special meetings of the shareholders may be requested in writing by the holders of not less than twenty-five percent (25%) of the issued and outstanding shares entitled to vote. Any such request shall state the purpose or purposes of the proposed special meeting. Business transacted at special meetings shall be limited to the purpose(s) stated in the notice of the meeting.

	Prosperity	ABHC
election of directors, provided the shareholder gives timely written notice of such intention. To be timely, notice given in the context of an annual meeting of shareholders must be received by Prosperity not less than one hundred and twenty (120) days in advance of the first (1st) anniversary of the date of Prosperity’s proxy statement released to shareholders in connection with the previous year’s annual meeting. Notice given in the context of an annual meeting must be received by Prosperity’s secretary no later than ninety (90) days prior to such meeting or ten (10) days following the date the public announcement is made regarding the annual meeting. Prosperity’s chairman of the board, or if applicable, the nominating committee, will determine whether a nomination is made in accordance with these procedures.

Limitation of Liability of Directors and Officers:

The Prosperity articles and the Prosperity bylaws provide that no director of Prosperity will be liable to Prosperity or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except to the extent the foregoing exculpation from liability is not permitted under Texas law.

The Prosperity articles and the Prosperity bylaws provide that the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or in a similar capacity or who is or was serving as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity against any liability incurred by such person in such a capacity or arising out of such person’s status.

The ABHC certificate of formation provides that no current or former director or officer of ABHC shall have any personal liability to ABHC or its shareholders for any monetary damages for any act or omission in such individual’s capacity as a director or officer. The ABHC certificate of formation does not eliminate or limit the liability of a current or former director or officer of ABHC for the following: (i) a breach of the director’s or officer’s duty of loyalty to ABHC or its shareholders; (ii) any act or omission not in good faith that constitutes a breach of duty of the director or officer to ABHC or its shareholders, or an act or omission that involves intentional misconduct or knowing violation of law; (iii) a transaction from which a director or officer received an improper benefit, whether or not from an action taken within the scope of the director’s or officer’s duties; or (iv) an act or omission for which the liability of a director or officer is expressly provided for by Texas law.

	Prosperity	ABHC

The ABHC bylaws provide that ABHC may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ABHC, or who is or was serving at the request of ABHC as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, or other enterprise or employee benefit plan, against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not ABHC would have the power to indemnify him against liability under the bylaws and Texas law.

Indemnification of Directors and Officers:

Under Texas law, a corporation must indemnify a director for his service at the corporation and for service at the corporation as a representative of another entity against reasonable expenses actually incurred by the director in connection with a proceeding because of such service if the director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. Texas law also permits corporations to indemnify present or former directors and representatives of other entities serving as such directors in certain situations where indemnification is not mandated by law; however, such permissive indemnification is subject to various limitations. Under Texas law, a court may also order indemnification under various circumstances, and officers must be indemnified to the same extent as directors.

The Prosperity articles and the Prosperity bylaws provide for mandatory indemnification to the fullest extent

The ABHC bylaws provide that ABHC shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, because the person is or was a Governing Person (as defined below) of ABHC, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by such Governing Person in connection with the proceeding only if it is determined that the person: (a) conducted himself or herself in good faith; (b) reasonably believed, (i) in the case of conduct in his official capacity as a Governing Person, that his conduct was in ABHC’s best interests; and (iii) in all other cases, this his conduct was at least not opposed to ABHC’s best interests; and
(c) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that in the event that a Governing Person is found liable to ABHC, or is found liable on the basis that personal benefit was improperly received by the Governing Person, the indemnification (i) is limited to reasonable expenses actually incurred by the Governing Person in connection with the proceeding; and (ii) shall not be made in respect of any proceeding in

	Prosperity	ABHC
allowed by Texas law for all former or present directors or officers and all persons who are or were serving at the request of Prosperity as a director, officer, partner or trustee of another entity.

which the Governing Person shall have been found liable for willful or intentional misconduct in the performance of his duties to ABHC. As used in the above, Governing Person means any person who is or was a director or officer of ABHC and any person who, while a director or officer of ABHC is or was serving at the request of ABHC as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

ABHC shall pay or reimburse expenses incurred by any Governing Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding after ABHC receives a written affirmation by the Governing Person of his good faith belief that he has met the standard of conduct necessary for indemnification, and a written undertaking by or on behalf of the Governing Person to repay the amount paid or reimbursed if (i) it is ultimately determined that he has not met the standard of conduct; or (ii) it is ultimately determined that indemnification of the Governing Person against expenses incurred by him is prohibited by the ABHC bylaws.

Anti-Takeover Provisions:	Texas law contains a business combination statute that prohibits a Texas corporation from engaging in certain business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of such person, who is an “affiliated shareholder” (generally defined as the holder of twenty percent (20%) or more of the corporation’s voting shares) for a period of three (3) years from the date such person became an affiliated shareholder unless: (i) the business combination or purchase or acquisition of shares made by the affiliated	Texas law contains a business combination statute that prohibits a Texas corporation from engaging in certain business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of such person, who is an “affiliated shareholder” (generally defined as the holder of twenty percent (20%) or more of the corporation’s voting shares) for a period of three (3) years from the date such person became an affiliated shareholder unless: (i) the business combination or purchase or acquisition of shares made by the affiliated

Prosperity	ABHC

shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder or (ii) the business combination was approved by the affirmative vote of the holders of at least two-thirds (2/3) majority of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose (and not by written consent), not less than six (6) months after the affiliated shareholder became an affiliated shareholder.

The Texas business combination statute is not applicable to a business combination with a corporation that opted out of such provision through its articles of incorporation or bylaws; or to a business combination with an affiliated shareholder who became one inadvertently, if the affiliated shareholder (i) divests itself, as soon as practicable, of enough shares to no longer be an affiliated shareholder and (ii) would not at any time within the three (3)-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition.

Prosperity has not opted out of the Texas business combination statute. Accordingly, the Texas business combination statute applies to acquisitions of shares of Prosperity common stock.

Through provisions in the Prosperity articles of incorporation and bylaws unrelated to these provisions of Texas law, Prosperity already (i) has a classified board, (ii) requires a two-thirds (2/3) vote for the removal of any director from its board of directors, which removal will be allowed only for cause, (iii) vests in its board of directors the exclusive power to fix the number of directorships, and (iv) requires, unless shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder or (ii) the business combination was approved by the affirmative vote of the holders of at least two-thirds (2/3) majority of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder, at a meeting of shareholders called for that purpose (and not by written consent), not less than six (6) months after the affiliated shareholder became an affiliated shareholder.

The Texas business combination statute is not applicable to a business combination with a corporation that opted out of such provision through its articles of incorporation or bylaws; or to a business combination with an affiliated shareholder who became one inadvertently, if the affiliated shareholder (i) divests itself, as soon as practicable, of enough shares to no longer be an affiliated shareholder and
(ii) would not at any time within the three (3)-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition.

ABHC has not opted out of the Texas business combination statute. Accordingly, the Texas business combination statute applies to acquisitions of shares of ABHC common stock.

Through provisions in the ABHC certificate of formation, ABHC bylaws and ABHC shareholders agreement unrelated to these provisions of Texas law, ABHC already (i) requires a two-thirds (2/3) vote for the removal of any director from its board of directors, for or without cause, (ii) vests in the ABHC shareholders the exclusive power to fix the number of directorships, (iii) allows the President or ABHC board

	Prosperity	ABHC
	called by the chairman of the board, the president, the majority of the board of directors, or by the request of shareholders entitled to cast not less than a fifty percent (50%) of the outstanding shares entitled to vote at such special meeting call a special meeting.	of directors, or by the President or the Secretary at the request in writing by the holders of not less than twenty-five percent (25%) of the issued and outstanding shares entitled to vote, to call a special meeting, and (iv) has transfer restrictions for making or effecting any transfer of ABHC common stock.

Shareholder Rights Plan:	Prosperity does not currently have a shareholder rights plan in effect.	ABHC does not currently have a shareholder rights plan in effect.

Exclusive Forum:	Neither the Prosperity articles of incorporation nor the Prosperity bylaws contain an exclusive forum provision.	Neither the ABHC certificate of formation nor the ABHC bylaws contain an exclusive forum provision. The ABHC shareholders agreement is governed by and construed in accordance with Texas law, without regard to principles of conflicts of laws, and any action or proceeding arising out of or in connection with the ABHC shareholders agreement or any transactions contemplated thereby shall be brought in the federal or state courts located in Corpus Christi, Texas.

TEXAS ANTI-TAKEOVER STATUTES

Certain provisions of Texas law could have an anti-takeover effect and make more difficult the acquisition of Prosperity by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Prosperity to negotiate first with Prosperity’s board of directors.

Affiliated Business Combinations Under Texas Law

Prosperity is subject to the affiliated business combinations provisions of Chapter 21, Subchapter M of the TBOC (Sections 21.601 through 21.610), which provide that a Texas corporation may not engage in certain business combinations, including mergers, consolidations and asset sales, with a person, or an affiliate or associate of such person, who is an “Affiliated Shareholder” (generally defined as the holder of twenty percent (20%) or more of the corporation’s voting shares) for a period of three (3) years from the date such person became an Affiliated Shareholder unless: (i) the business combination or purchase or acquisition of shares made by the Affiliated Shareholder was approved by the board of directors of the corporation before the Affiliated Shareholder became an Affiliated Shareholder or (ii) the business combination was approved by the affirmative vote of the holders of at least two-thirds (2/3) majority of the outstanding voting shares of the corporation not beneficially owned by the Affiliated Shareholder, at a meeting of shareholders called for that purpose (and not by written consent), not less than six (6) months after the Affiliated Shareholder became an Affiliated Shareholder.

The affiliated business combinations provisions of the Texas Business Organizations Code are not applicable to:

•	the business combination of a corporation:

•	where the corporation’s original articles of incorporation or bylaws contain a provision expressly electing not to be governed by the affiliated business combinations provisions of the TBOC;

•	that adopted an amendment to its articles of incorporation or bylaws before December 31, 1997, expressly electing not to be governed by the affiliated business combinations provisions of the TBOC; or

•

that adopts an amendment to its articles of incorporation or bylaws after December 31, 1997, by the affirmative vote of the holders, other than Affiliated Shareholders, of an at least two-thirds (2/3) majority of the outstanding voting shares of the corporation, expressly electing not to be governed by the affiliated business combinations provisions of the TBOC;

•	a business combination of a corporation with an Affiliated Shareholder that became an Affiliated Shareholder inadvertently, if the Affiliated Shareholder:

•	as soon as practicable divests itself of enough shares to no longer be an Affiliated Shareholder; and

•	would not at any time within the three (3)-year period preceding the announcement of the business combination have been an Affiliated Shareholder but for the inadvertent acquisition;

•

a business combination with an Affiliated Shareholder that was the beneficial owner of twenty (20%) or more of the outstanding voting shares of the corporation on December 31, 1996, and continuously until the announcement date of the business combination;

•

a business combination with an Affiliated Shareholder who became an Affiliated Shareholder through a transfer of shares of the corporation by will or intestate succession and continuously was such an Affiliated Shareholder until the announcement date of the business combination; or

•

a business combination of a corporation with a wholly owned subsidiary if the subsidiary is not an affiliate or associate of the Affiliated Shareholder other than by reason of the Affiliated Shareholder’s beneficial ownership of the voting shares of the corporation.

Neither Prosperity’s articles of incorporation nor Prosperity’s bylaws contains any provision expressly providing that Prosperity will not be subject to the affiliated business combinations provisions of the Texas Business Organizations Code. The affiliated business combinations provisions of the Texas Business Organizations Code may have the effect of inhibiting a non-negotiated merger or other business combination involving Prosperity, even if such event(s) would be beneficial to its shareholders.

LEGAL MATTERS

The validity of the shares of Prosperity common stock to be issued by Prosperity in connection with the merger will be passed upon by Charlotte M. Rasche, Executive Vice President and General Counsel of Prosperity.

Certain U.S. federal income tax consequences of the merger will be passed upon for Prosperity by Wachtell, Lipton, Rosen & Katz, New York, New York, counsel for Prosperity, and for ABHC by Norton Rose Fulbright US LLP, Dallas, Texas, counsel for ABHC.

EXPERTS

The financial statements of Prosperity Bancshares, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this Prospectus by reference to Prosperity Bancshares, Inc.’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Prosperity Bancshares, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Prosperity files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Prosperity, which can be accessed at http://www.sec.gov.

Documents filed by Prosperity with the SEC are available from Prosperity without charge. You may obtain documents filed by Prosperity with the SEC by requesting them in writing or by telephone from Prosperity at the following address:

Prosperity Bancshares, Inc.

Prosperity Bank Plaza

4295 San Felipe

Houston, Texas 77027

Attention: Investor Relations

Telephone: (281) 269-7199

Documents filed with the SEC by Prosperity, including the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, will also be available free of charge by accessing the Investor Relations section of Prosperity’s website at www.prosperitybankusa.com, under the heading “Investor Relations.”

The web addresses of the SEC and Prosperity are included as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.

Prosperity has filed a registration statement on Form S-4 under the Securities Act with the SEC with respect to Prosperity’s securities to be issued in the merger. This document constitutes the prospectus of Prosperity filed as part of the registration statement. This document does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

Statements contained in this proxy statement/prospectus, or in any document incorporated by reference into this proxy statement/prospectus, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows Prosperity to incorporate by reference into this document documents filed with the SEC by Prosperity. This means that Prosperity can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this document, and later information that we file with the SEC will update and supersede that information. Prosperity incorporates by reference the documents listed below and any documents filed by Prosperity under Section 13(a),

13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and until the date that the offering is terminated:

Prosperity Filings (SEC File No. 001-35388)	Periods Covered or Date of Filing with the SEC
Annual Report on Form 10-K	Fiscal year ended December 31, 2024, filed February 27, 2025

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2025, filed May 8, 2025 and June 30, 2025, filed August 7, 2025

Current Reports on Form 8-K	Filed January 22, 2025, April 16, 2025 (Film No. 25843149), April 16, 2025 (Film No. 25843228) and July 18, 2025 (other than the portions of those documents not deemed to be filed)

Definitive Proxy Statement on Schedule 14A	Filed March 13, 2025

The description of Prosperity’s common stock contained in Prosperity’s registration statement on Form 8-A filed under Section 12 of the Exchange Act and any amendment or report filed for purpose of updating those descriptions	Filed December 22, 2011, as updated by Exhibit 4.2 to Prosperity’s Form 10-K for the year ended December 31, 2024, filed February 27, 2025

Notwithstanding the foregoing, information furnished by Prosperity on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this proxy statement/prospectus. For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

In addition to being a proxy statement of ABHC, this document is the prospectus of Prosperity for the shares of its common stock that will be issued in connection with the merger.

ABHC does not have a class of securities registered under Section 12 of the Exchange Act, and ABHC is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and, accordingly, ABHC does not file documents or reports with the SEC.

If you are an ABHC shareholder and (a) have any questions concerning (i) the ABHC special meeting or the merger or (ii) the proxy statement/prospectus, (b) would like additional copies of the proxy statement/prospectus without charge or (c) need help voting your shares of ABHC common stock, please contact ABHC at the following address:

American Bank Holding Corporation

800 N. Shoreline Boulevard, Suite 200S

Corpus Christi, Texas 78401

Attention: Ben B. Wallace

Telephone: (361) 653-5070

These documents are available without charge upon written or oral request. To obtain timely delivery of these documents, ABHC shareholders must request them no later than [   ], 2025 in order to receive them before the ABHC special meeting. If you request any documents from Prosperity or ABHC, then Prosperity or ABHC (as applicable) will mail them to you by first class mail, or another equally prompt means, within one (1) business day after receiving your request.

This document does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities (including the securities offered by this document), or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this document nor any distribution of securities pursuant to this document shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this document by reference or in Prosperity’s or ABHC’s affairs since the date of this document. Neither Prosperity nor ABHC has authorized anyone to give any information or make any representation about the merger or Prosperity or ABHC that is different from, or in addition to, that contained in this proxy and information statement/prospectus, the annexes hereto or in any of the materials that Prosperity or ABHC has incorporated by reference into this proxy and information statement/prospectus. Therefore, if anyone gives you different or additional information, you should not rely on it. This proxy and information statement/prospectus is dated [   ], 2025. You should not assume that the information is accurate as of any date other than that date, and neither its mailing to ABHC shareholders or Prosperity shareholders nor the issuance of shares of Prosperity common stock in the merger will create any implication to the contrary. Neither Prosperity nor ABHC assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law. The information contained in this document with respect to Prosperity was provided by Prosperity and the information contained in this document with respect to ABHC was provided by ABHC.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and between

PROSPERITY BANCSHARES, INC.

and

AMERICAN BANK HOLDING CORPORATION

Dated as of July 17, 2025

A-i

A-ii

EXHIBITS

 Exhibit A – Bank Merger Agreement

SCHEDULES

 ABHC Disclosure Schedule

 Prosperity Disclosure Schedule

A-iii

INDEX OF DEFINED TERMS

Page
ABHC	1
ABHC Adverse Recommendation Change	51
ABHC Articles	12
ABHC Benefit Plans	20
ABHC Board Recommendation	51
ABHC Bylaws	12
ABHC Contract	27
ABHC Credit Agreement	59
ABHC Disclosure Schedule	10
ABHC Employee Census	23
ABHC Employees	53
ABHC ERISA Affiliate	20
ABHC Financial Statements	15
ABHC Indemnified Parties	55
ABHC Leased Properties	30
ABHC Meeting	51
ABHC Owned Properties	30
ABHC Real Property	30
ABHC Real Property Leases	30
ABHC Regulatory Agreement	28
ABHC Restricted Stock Award	6
ABHC Stock	2
ABHC Subsidiary	12
ABHC Tax Treatment	47
Acquisition Proposal	57
Aggregate Stock Consideration	3
Agreement	1
American Bank	7
Appraisal Demand	6
Assumed Debt	59
Balance Sheet Date	16
Bank Merger	7
Bank Merger Agreement	7
Bank Merger Certificates	7
BHC Act	11
Certificate of Merger	2
Chosen Courts	71
Closing	2
Closing Date	2
Confidentiality Agreement	50
Conversion	60
Derivative Transactions	28
Director/Officer Release	64
Dissenting Share	6
Dissolution	60
Eagle Benefit Plans	20
Eagle Disclosure Schedule	10
Eagle Stock	2
Effective Time	2

A-iv

Page
Employment and/or Support Agreements	1
Enforceability Exceptions	14
Environmental Laws	29
Equity Capital	3
ERISA	20
Exception Shares	2
Exchange Act	15
Exchange Agent	8
Exchange Fund	8
Existing Benefit Plan	53
Extended Termination Date	66
FDIC	12
Federal Banking Agencies	24
Federal Reserve Board	14
Final Equity Capital Statement	4
Final S Corp Tax Returns	61
GAAP	3
Governmental Entity	15
Initial Equity Capital Statement	4
Initial Resolution Period	4
Initial Termination Date	65
Intellectual Property	31
IRS	19
Liens	13
List Date	33
Loan	32
Material Adverse Effect	11
Materially Burdensome Regulatory Condition	49
Merger	1
Minimum Allowance Amount	56
Multiemployer Plan	21
Multiple Employer Plan	21
Neutral Auditor	4
New Certificates	8
New Plan	54
NYSE	9
Objection Notice	4
OCC	14
Old Certificate	3
Payoff Documentation	59
Pelican Subsidiary	36
Per Share Merger Consideration	2
Permitted Encumbrances	30
Personal Data	24
Prosperity	1
Prosperity Articles	36
Prosperity Bank	7
Prosperity Bylaws	36
Prosperity Common Stock	2
Prosperity Disclosure Schedule	35
Prosperity Preferred Stock	36

A-v

Page
Prosperity Regulatory Agreement	42
Prosperity Reports	39
Prosperity Share Closing Price	9
Prosperity Subsidiary	36
Proxy Statement	47
Regulatory Agencies	15
Related Parties	31
Related Party Agreement	32
Release Agreement	60
Representatives	56
Requisite ABHC Vote	14
Requisite Regulatory Approvals	62
S Corp Diligence	61
S-4	14
SBA	33
SEC	14
Securities Act	39
Shareholder Agreement	60
SRO	15
Subsidiary	12
Surviving Corporation	1
Takeover Restrictions	32
Tax	19
Tax Representative	61
Tax Return	19
Taxes	19
TBOC	1
TDB	14
Termination Date	66
Termination Fee	67
Texas Secretary	2
Total Loans	5
Treasury Regulations	20
Unaudited Monthly Financial Statements	50
Volcker Rule	24
Voting Agreement	1

A-vi

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of July 17, 2025 (this “Agreement”), by and between Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), and American Bank Holding Corporation, a Texas corporation (“ABHC”).

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Prosperity and ABHC have determined that it is advisable and in the best interests of their respective companies and their shareholders to enter into this Agreement, pursuant to which ABHC will, subject to the terms and conditions set forth herein, merge with and into Prosperity (the “Merger”), so that Prosperity is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”);

WHEREAS, the parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Prosperity’s willingness to enter into this Agreement, certain officers of ABHC and American Bank (as defined herein) and certain members of the Board of Directors of ABHC and the Board of Directors of American Bank are entering into employment and/or support agreements (“Employment and/or Support Agreements”) with Prosperity and/or Prosperity Bank;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Prosperity’s willingness to enter into this Agreement, each member of the Board of Directors of ABHC and the Board of Directors of American Bank are entering into a voting agreement pursuant to which he or she agrees to vote the issued and outstanding shares of ABHC Stock beneficially owned by such person in favor of this Agreement and the transactions contemplated hereby (“Voting Agreement”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Texas Business Organizations Code, as amended (the “TBOC”), at the Effective Time, ABHC shall merge with and into Prosperity. Prosperity shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Texas. Upon consummation of the Merger, the separate corporate existence of ABHC shall terminate.

1.2 Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York City time, at the offices of Wachtell, Lipton, Rosen & Katz, on a date as soon as reasonably practicable after (but no later than thirty (30) business days after) the satisfaction or waiver (subject to applicable law) of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing), unless another date, time or place is agreed to in writing by Prosperity and ABHC; provided, however, that neither party shall be required to effect the Closing prior to December 1, 2025. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

1.3 Effective Time. Subject to the terms and conditions of this Agreement, on or before the Closing Date, Prosperity shall cause to be filed a certificate of merger with respect to the Merger (the “Certificate of Merger”) as provided under the TBOC with the Secretary of State of the State of Texas (the “Texas Secretary”). The Merger shall become effective as of the date and time specified in the Certificate of Merger in accordance with the relevant provisions of the TBOC, or at such other date and time as shall be provided by applicable law (such date and time, the “Effective Time”).

1.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the TBOC and this Agreement.

1.5 Conversion of ABHC Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Prosperity, ABHC, or the holder of any of the following securities:

(a) Subject to Section 2.2(e), each share of the common stock, par value $1.25 per share, of ABHC issued and outstanding immediately prior to the Effective Time (“ABHC Stock” or “Eagle Stock”), except for (i) shares of ABHC Stock owned by ABHC as treasury stock or otherwise owned by ABHC or Prosperity (in each case other than shares of ABHC Stock (A) held in any ABHC Benefit Plans or related trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity and (B) held, directly or indirectly, in respect of debts previously contracted (collectively, the “Exception Shares”)) or (ii) Dissenting Shares, shall be converted, in accordance with the procedures set forth in this Agreement, into the right to receive, without interest, a number of shares (such shares, the “Per Share Merger Consideration”) of the common stock, par value $1.00 per share, of Prosperity (the “Prosperity Common Stock”) equal to the Aggregate Stock Consideration divided by the aggregate number of shares of ABHC Stock issued and outstanding (including shares of ABHC Stock issued and outstanding pursuant to ABHC Restricted Stock Awards) immediately prior to the Effective Time.

(b) All of the shares of ABHC Stock converted into the right to receive the Per Share Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of ABHC Stock) previously representing any such shares of ABHC Stock shall thereafter represent only the right to receive (i) the Per Share Merger Consideration, (ii) cash in lieu of a fractional share which the shares of ABHC Stock represented by such Old Certificate have been converted into the right to receive pursuant to this Section 1.5 and Section 2.2(e), and (iii) any dividends or distributions which the holder thereof has the right to receive pursuant to Section 2.2, in each case without any interest thereon. Old Certificates previously representing shares of ABHC Stock shall be exchanged for evidence of shares in book-entry form representing whole shares of Prosperity Common Stock as set forth in Section 1.5(a) (together with any dividends or distributions with respect thereto and cash in lieu of fractional shares issued in consideration therefor) upon the surrender of such Old Certificates in accordance with Section 2.2, without any interest thereon. If, between the date of this Agreement and the Effective Time, the outstanding shares of Prosperity Common Stock or ABHC Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any extraordinary dividend or extraordinary distribution, an appropriate and proportionate adjustment shall be made to the Per Share Merger Consideration to give holders of ABHC Stock the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this sentence shall be construed to permit Prosperity or ABHC to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(c) Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of ABHC Stock that are owned by ABHC or Prosperity (in each case other than the Exception Shares) immediately prior to the Effective Time shall be cancelled and shall cease to exist, and neither the Per Share Merger Consideration nor any other consideration shall be delivered in exchange therefor.

1.6 Adjustment to Per Share Merger Consideration for Equity Capital.

(a) For purposes of this Agreement, the “Aggregate Stock Consideration” means 4,439,981 shares of Prosperity Common Stock less a number of shares of Prosperity Common Stock equal to (i) if the Equity Capital as at the Closing Date is less than $173,000,000, then the absolute value of the difference between $173,000,000 and the Equity Capital on the Closing Date divided by (ii) $70.73.

(b) For purposes of this Agreement, “Equity Capital” shall equal the sum of the capital stock, capital surplus and retained earnings of ABHC, less goodwill and other intangibles, and excluding unrealized securities gains or losses, on a consolidated basis, as determined pursuant to generally accepted accounting principles in the United States (“GAAP”) applied in a manner consistent with the ABHC Financial Statements and in accordance with the principles and procedures set forth in this Section 1.6(b), Section 1.6(c) and Section 1.6(b) of the ABHC Disclosure Schedule.

(i) Not later than twenty (20) business days prior to the anticipated Closing Date, ABHC shall deliver to Prosperity in accordance with Section 9.5 the proposed amount of Equity Capital as at the Closing Date, certified on behalf of ABHC by its President, with reasonable supporting detail (the “Initial Equity Capital Statement”).

(ii) In the event Prosperity disputes the proposed amount of Equity Capital set forth in the Equity Capital Statement, Prosperity shall, within five (5) business days following delivery by ABHC of the Equity Capital Statement, give ABHC written notice of its objections thereto (the “Objection Notice”), describing the nature of the dispute in reasonable detail and specifying those items and amounts as to which Prosperity disagrees and, based on the information at its disposal, specifying Prosperity’s good faith proposed amount of Equity Capital as at the Closing Date. If Prosperity does not timely deliver an Objection Notice within such five (5) business day period, the Equity Capital set forth in the Equity Capital Statement delivered by ABHC shall be utilized for the calculation of the Aggregate Stock Consideration pursuant to Section 1.6(a) and, absent fraud, shall be final and binding on the parties hereto. Any items or amounts set forth in the Equity Capital Statement as to which Prosperity does not timely disagree in the Objection Notice shall be final and binding on the parties hereto, absent fraud.

(iii) If Prosperity timely delivers an Objection Notice, Prosperity and ABHC shall cooperate in good faith to resolve such dispute within five (5) business days after the date of the Objection Notice (the “Initial Resolution Period”), and if the parties agree on the Equity Capital amount as at the Closing Date within such Initial Resolution Period, ABHC shall deliver to Prosperity a revised certificate signed on behalf of ABHC by its President, with reasonable supporting detail, setting forth the Equity Capital amount as at the Closing Date as agreed by the parties (the “Final Equity Capital Statement”); provided, however, that if Prosperity and ABHC cannot resolve the dispute within the Initial Resolution Period, Prosperity and ABHC shall appoint PricewaterhouseCoopers, or if PricewaterhouseCoopers is unwilling or unable to serve in such capacity, such other mutually acceptable independent accounting firm of national reputation (the “Neutral Auditor”) to determine the amount of the Equity Capital as at the Closing Date. Prosperity and ABHC shall each summarize its position in writing with regard to the amount of Equity Capital as at the Closing Date and submit such summaries to the Neutral Auditor, together with the Equity Capital Statement, Objection Notice, this Agreement (which submissions the Neutral Auditor shall promptly distribute to the other party). There shall be no ex parte communications between ABHC (or its representatives) or Prosperity (or its representatives), on the one hand, and the Neutral Auditor, on the other hand, relating to the disputed items.

(iv) The Neutral Auditor shall act as an expert and not an arbitrator. The Neutral Auditor shall be limited to addressing only the particular disputes referred to in the Objection Notice, and the Neutral

Auditor’s resolution of any disputed item shall be no greater than the higher amount, and no less than the lower amount, calculated or proposed by Prosperity and ABHC with respect to such disputed item, as the case may be. The determination of the Neutral Auditor of the Equity Capital as at the Closing Date, shall be made and delivered to the parties within five (5) business days after its engagement (which engagement shall be made no later than two (2) days after the end of the Initial Resolution Period) and, absent fraud, shall be final and binding on the parties hereto. Fifty percent (50%) of the aggregate fees, expenses and costs of the Neutral Auditor shall be borne by Prosperity, and the other fifty percent (50%) of such fees, expenses and costs shall be reflected in the expenses contemplated by Section 1.6(c)(i).

(c) For purposes of calculating Equity Capital, ABHC shall deduct for certain extraordinary items related to this Agreement and the transactions contemplated hereby, including the following amounts (without duplication): (i) the amount of expenses incurred by ABHC and its Subsidiaries related to the Merger, this Agreement and the actions and transactions contemplated hereby, including any fees and commissions payable to any broker, finder, financial advisor or investment banking firm in connection with this Agreement or the transactions contemplated hereby and any legal and accounting fees and other expenses incurred in connection with the negotiation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, (ii) any amount needed to bring ABHC’s total loan loss reserve to an amount equal to the greater of (x) 1.05% of Total Loans as of the Closing Date or (y) $18,400,000, (iii) the amount of any fees, costs, expenses and accruals related to threatened or outstanding litigation relating to ABHC and its Subsidiaries, (iv) the premium or additional cost required to provide for the continuation of certain of ABHC’s insurance policies pursuant to Section 6.7(a), (v) the amount of any payments to be made pursuant to any existing employment, change in control, salary continuation, deferred compensation or other similar agreements or arrangements or severance, noncompetition, retention or bonus arrangements between ABHC or American Bank and any other person (but not including stay-pay arrangements agreed to between Prosperity Bank and American Bank), (vi) the amount of any amounts that may be owed by Prosperity or Prosperity Bank after the Effective Time under any of the agreements or arrangements in the foregoing clause (v), (vii) the accrual of any future benefit payments due under any salary continuation, deferred compensation or other similar agreements through the date of the final payment, which amount shall be confirmed by a third-party consultant mutually acceptable to ABHC and Prosperity, (viii) the amount of any cost to fully fund, terminate and liquidate any ABHC Benefit Plan (as defined herein) and to pay all related expenses and fees, including expenses and fees associated with any governmental filings in connection with such termination, to the extent such termination is required hereunder or requested by Prosperity hereunder, (ix) the nondeductible amount of any payments subject to Section 280G of the Code and (x) such other amounts as are agreed upon by ABHC and Prosperity. For purposes of this Agreement, “Total Loans” means the total loans of ABHC and its Subsidiaries as of the applicable date, determined in accordance with GAAP and the accounting principles, practices, procedures, methodologies and policies employed in preparing the audited consolidated balance sheet of ABHC and its Subsidiaries as of December 31, 2024 included in the ABHC Financial Statements.

1.7 Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, other than as provided in this Section 1.7, any shares of ABHC Stock that are issued and outstanding immediately prior to the Effective Time and are held by a holder of ABHC Stock who (i) has duly and validly demanded appraisal of such shares in connection with the Merger in accordance with Chapter 10, Subchapter H of the TBOC and (ii) as of the Effective Time, has not effectively withdrawn or lost such appraisal rights (through failure to perfect or otherwise) (a “Dissenting Share”) shall not be converted into or represent the right to receive any portion of the consideration to be paid pursuant to Section 1.5 but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under Chapter 10, Subchapter H of the TBOC. From and after the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation.

(b) If any holder of ABHC Stock who has duly and validly demanded appraisal of such shares in connection with the Merger in accordance with Chapter 10, Subchapter H of the TBOC effectively withdraws or loses such appraisal rights (through failure to perfect or otherwise), then such shares shall no longer be Dissenting Shares and, as of the later of the Effective Time and the occurrence of such withdrawal or loss, such shares shall automatically be converted into the right to receive, without interest, the consideration to be paid pursuant to Section 1.5 with respect to such shares pursuant to and in accordance with this Agreement.

(c) ABHC shall give Prosperity reasonably prompt written notice of the receipt of any written notice of any demand for appraisal for any ABHC Stock, withdrawals of such demands or any intent to demand or withdraw the foregoing, and any other instruments served pursuant to applicable law and received by ABHC that relate to any such demand for appraisal (each, an “Appraisal Demand”), and Prosperity shall have the right to participate in all negotiations and proceedings with respect to any Appraisal Demand or any threatened Appraisal Demand, including those that take place prior to the Effective Time. ABHC shall not voluntarily make any payment with respect to, or settle or offer to settle, any Appraisal Demand prior to the Effective Time, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such holder of ABHC Stock as may be necessary to perfect appraisal rights under applicable law, without the prior written approval of Prosperity.

1.8 Prosperity Common Stock. At and after the Effective Time, each share of Prosperity Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

1.9 Treatment of ABHC Restricted Stock Awards.

(a) At the Effective Time, each award in respect of a share of ABHC Stock subject to vesting, repurchase or other lapse restriction that is outstanding immediately prior to the Effective Time (an “ABHC Restricted Stock Award”) shall fully vest and be cancelled and converted automatically into the right to receive (without interest) the Per Share Merger Consideration in respect of each share of ABHC Stock subject to such ABHC Restricted Stock Award immediately prior to the Effective Time, which shall be delivered as soon as reasonably practicable following the Closing Date and in no event later than ten (10) business days following the Closing Date.

(b) Each holder of an ABHC Restricted Stock Award converted into the right to receive the Per Share Merger Consideration that would have otherwise been entitled to receive a fraction of a share of Prosperity Common Stock (after aggregating all shares to be delivered in respect of all ABHC Restricted Stock Awards held by such holder) shall receive, in lieu thereof and upon surrender thereof, a cash payment (rounded to the nearest cent) (without interest) in an amount equal to such fractional part of a share of Prosperity Common Stock (rounded to the nearest thousandth when expressed in decimal form) multiplied by the Prosperity Share Closing Price (as defined below).

(c) At or prior to the Effective Time, ABHC, the Board of Directors of ABHC and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary for the treatment of the ABHC Restricted Stock Awards and to effectuate the provisions of this Section 1.9.

1.10 Articles of Incorporation of Surviving Corporation. At the Effective Time, the articles of incorporation, as amended, of Prosperity, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.11 Bylaws of Surviving Corporation. At the Effective Time, the amended and restated bylaws of Prosperity, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.12 Tax Consequences. The parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

1.13 Bank Merger. Immediately following the Effective Time, American Bank, National Association, a national banking association and a wholly-owned Subsidiary of ABHC (“American Bank”), will merge (the “Bank Merger”) with and into Prosperity Bank, a Texas banking association and a wholly-owned Subsidiary of Prosperity (“Prosperity Bank”). Prosperity Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of American Bank shall cease. Promptly after the date of this Agreement, Prosperity Bank and American Bank shall enter into an agreement and plan of merger in substantially the form attached hereto as Exhibit A (the “Bank Merger Agreement”). Each of Prosperity and ABHC shall approve the Bank Merger Agreement and the Bank Merger as the sole shareholder of Prosperity Bank and American Bank, respectively. Prior to the Effective Time, ABHC shall cause American Bank, and Prosperity shall cause Prosperity Bank, to execute such certificates or articles of merger and such other documents and certificates as are necessary to effectuate the Bank Merger (“Bank Merger Certificates”).

ARTICLE II

EXCHANGE OF SHARES

2.1 Prosperity to Make Consideration Available. At or prior to the Effective Time, Prosperity shall deposit, or shall cause to be deposited, with a bank or trust company designated by Prosperity and reasonably acceptable to ABHC (the “Exchange Agent”), for the benefit of the holders of Old Certificates, for exchange in accordance with this Article II, (a) evidence in book-entry form, representing shares of Prosperity Common Stock to be issued pursuant to Section 1.5 and exchanged pursuant to Section 2.2(a) in exchange for outstanding shares of ABHC Stock (collectively, referred to herein as “New Certificates”), and (b) cash in an amount sufficient to pay cash in lieu of any fractional shares (such New Certificates and cash described in the foregoing clauses (a) and (b), together with any dividends or distributions with respect thereto payable in accordance with Section 2.2(b), being hereinafter referred to as the “Exchange Fund”).

2.2 Exchange of Shares.

(a) As promptly as practicable after the Effective Time, but in no event later than ten (10) business days thereafter, Prosperity shall use reasonable best efforts to cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of ABHC Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the Per Share Merger Consideration pursuant to Article I, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for New Certificates representing the number of whole shares of Prosperity Common Stock and any cash in lieu of fractional shares which the shares of ABHC Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement as well as any dividends or distributions to be paid pursuant to Section 2.2(b). From and after the Effective Time, upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (i) a New Certificate representing that number of whole shares of Prosperity Common Stock to which such holder of ABHC Stock shall have become entitled pursuant to the provisions of Article I and (ii) a check representing the amount of (x) any cash in lieu of a fractional share which such holder has the right to receive in respect of the Old Certificate or Old Certificates surrendered pursuant to the provisions of this Article II and (y) any dividends or distributions which the holder thereof has the right to receive pursuant to this Section 2.2, and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Prosperity Common Stock or any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by this Section 2.2, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the number of whole shares of Prosperity Common Stock which the shares of ABHC Stock represented by such Old Certificate have been converted into the right to receive and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.2.

(b) No dividends or other distributions declared with respect to Prosperity Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Prosperity Common Stock which the shares of ABHC Stock represented by such Old Certificate have been converted into the right to receive (after giving effect to Section 6.11).

(c) If any New Certificate representing shares of Prosperity Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of a New Certificate representing shares of Prosperity Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d) After the Effective Time, there shall be no transfers on the stock transfer books of ABHC of the shares of ABHC Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for New Certificates representing shares of Prosperity Common Stock, cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to, as provided in this Article II.

(e) Notwithstanding anything to the contrary contained herein, no New Certificates or scrip representing fractional shares of Prosperity Common Stock shall be issued upon the surrender for exchange of Old Certificates or otherwise pursuant to this Agreement, no dividend or distribution with respect to Prosperity Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Prosperity. In lieu of the issuance of any such fractional share, Prosperity shall pay to each former holder who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing sale prices of Prosperity Common Stock on the New York Stock Exchange (the “NYSE”) as reported by The Wall Street Journal for the ten (10) consecutive full trading days ending on and including the fifth trading day immediately preceding the Closing Date (the “Prosperity Share Closing Price”) by (ii) the fraction of a share (after taking into account all shares of ABHC Stock held by such holder immediately prior to the Effective Time and rounded to the nearest thousandth when expressed in decimal form) of Prosperity Common Stock which such holder would otherwise be entitled to receive pursuant to Article I. The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.

(f) Any portion of the Exchange Fund that remains unclaimed by the holders of ABHC Stock for one (1) year after the Effective Time shall be paid to the Surviving Corporation. Any former holders of ABHC Stock who have not theretofore exchanged their Old Certificates pursuant to this Article II shall thereafter look only to the Surviving Corporation for payment of the shares of Prosperity Common Stock and cash in lieu of any fractional shares and any unpaid dividends and distributions on the Prosperity Common Stock deliverable in respect of each former share of ABHC Stock that such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Prosperity, ABHC, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of ABHC Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g) Each of Prosperity and the Exchange Agent shall be entitled to deduct and withhold from any cash in lieu of fractional shares of Prosperity Common Stock, cash dividends or distributions payable pursuant to this Section 2.2 or any other amounts otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Prosperity or the Exchange Agent, as the case may be, and paid over to the appropriate governmental authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which the deduction and withholding was made by Prosperity or the Exchange Agent, as the case may be.

(h) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Prosperity or the Exchange Agent, the posting by such person of a bond in such amount as Prosperity or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of Prosperity Common Stock and any cash in lieu of fractional shares and any unpaid dividends and distributions on the Prosperity Common Stock pursuant to Section 2.2(b) deliverable in respect thereof pursuant to this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ABHC

Except as disclosed in the disclosure schedule delivered by ABHC to Prosperity concurrently herewith (the “ABHC Disclosure Schedule” or “Eagle Disclosure Schedule”); provided, that (a) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (b) the mere inclusion of an item in the ABHC Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by ABHC that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (c) any disclosures made with respect to a section of this Article III shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced and (2) other sections of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, ABHC hereby represents and warrants to Prosperity as follows:

3.1 Corporate Organization.

(a) ABHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (“BHC Act”) that has elected to be treated as a financial holding company under the BHC Act. ABHC has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. ABHC is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on ABHC. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Prosperity, ABHC or the Surviving Corporation, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be likely to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole (provided, however, that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in GAAP or applicable regulatory accounting requirements, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event, (E) public disclosure of the execution of this Agreement, public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby, or (F) a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts (it being understood that the underlying causes of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred); except, with respect to subclauses (A), (B), (C) or (D), to the extent that the effects of such change are disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other banks or savings associations and their holding companies operating principally in the areas in which such party and its Subsidiaries are located) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the term “Subsidiary,” when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, which is consolidated with such person for financial reporting purposes. True and complete copies of the articles of incorporation or certificate of formation, as applicable, of ABHC, as amended (the “ABHC Articles”) and the bylaws of ABHC, as amended (the “ABHC Bylaws”), as in effect as of the date of this Agreement, have previously been made available by ABHC to Prosperity. True and complete copies of the organizational documents of American Bank, as in effect as of the date of this Agreement, have previously been made available by ABHC to Prosperity. ABHC is not in violation of any of the provisions of the ABHC Articles or the ABHC Bylaws, and American Bank is not in violation of any provisions of the organizational documents of American Bank.

(b) Except, in the case of clauses (ii) and (iii) only, as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on ABHC, each Subsidiary of ABHC (a “ABHC Subsidiary”) (i) is duly organized, licensed and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of ABHC to pay dividends or distributions, except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of ABHC that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of ABHC, threatened. Section 3.1(b) of the ABHC Disclosure Schedule sets forth a true and complete list of all Subsidiaries of ABHC as of the date hereof.

3.2 Capitalization.

(a) The authorized capital stock of ABHC consists of 3,000,000 shares of ABHC Stock. As of July 15, 2025, no shares of capital stock or other voting securities of ABHC are issued, reserved for issuance or outstanding, other than (i) 995,467 shares of ABHC Stock issued and outstanding (of which 21,918 shares of ABHC Stock were outstanding pursuant to ABHC Restricted Stock Awards), and (ii) 51,363 shares of ABHC Stock held in treasury. As of the date of this Agreement, except as set forth in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of ABHC issued, reserved for issuance or outstanding. All of the issued and outstanding shares of ABHC Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of ABHC may vote are issued or outstanding. Except as set forth in Section 3.2(a) of the ABHC Disclosure Schedule, as of the date of this Agreement, no trust preferred or subordinated debt securities of ABHC are issued or outstanding. Other than ABHC Restricted Stock Awards issued prior to the date of this Agreement as described in this Section 3.2(a), as of the date of this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating ABHC to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

(b) Except as set forth on Section 3.2(b) of the ABHC Disclosure Schedule and other than the Voting Agreements to be entered into contemporaneously herewith, there are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which ABHC or any of the ABHC Subsidiaries has a contractual or other obligation with respect to the voting or transfer of ABHC Stock or other equity interests of ABHC. Other than the ABHC Restricted Stock Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of ABHC or any of its Subsidiaries) are outstanding. No Subsidiary of ABHC owns any shares of capital stock of ABHC.

(c) ABHC owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the ABHC Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to ABHC Subsidiaries that are insured depository institutions, as provided under 12 U.S.C. § 55 or any comparable provision of applicable state law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. No ABHC Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(d) Section 3.2(d) of the ABHC Disclosure Schedule contains a true, correct and complete list of the record holders of shares of ABHC Stock (including each holder of ABHC Restricted Stock Awards) as of July 15, 2025, containing each such holder’s name, address and the number of shares of ABHC Stock (including ABHC Restricted Stock Awards) held of record by such holder, which shareholders’ list is in all respects accurate as of such date.

3.3 Authority; No Violation.

(a) ABHC has full corporate power and authority to execute and deliver this Agreement and, upon receipt of the Requisite ABHC Vote, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of ABHC. The Board of Directors of ABHC has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of ABHC and has directed that this Agreement and the transactions contemplated hereby be submitted to ABHC’s shareholders for approval at a duly held meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval of this Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of ABHC Stock entitled to vote on this Agreement (the “Requisite ABHC Vote”), and the adoption and approval of the Bank Merger Agreement by the board of directors of American Bank and ABHC as its sole shareholder, no other corporate proceedings on the part of ABHC are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ABHC and (assuming due authorization, execution and delivery by Prosperity) constitutes a valid and binding obligation of ABHC, enforceable against ABHC in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws of general applicability relating to or affecting insured depository institutions or their parent companies or the rights of creditors generally and subject to general principles of equity (the “Enforceability Exceptions”)).

(b) Subject to the receipt of the Requisite ABHC Vote, neither the execution and delivery of this Agreement by ABHC nor the consummation by ABHC of the transactions contemplated hereby, nor compliance by ABHC with any of the terms or provisions hereof, will (i) violate any provision of the ABHC Articles or the ABHC Bylaws or comparable governing documents of any ABHC Subsidiary or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to ABHC or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of ABHC or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which ABHC or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which, either individually or in the aggregate, would not reasonably be likely to be material to ABHC and its Subsidiaries, taken as a whole.

3.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the NYSE, (b) the filing of any required applications, filings and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the Office of the Comptroller of the Currency (the “OCC”), the FDIC or the Texas Department of Banking (the “TDB”) in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices, (d) the filing of any required applications, filings or notices listed on Section 3.4 of the ABHC Disclosure Schedule or Section 4.4 of the Prosperity Disclosure Schedule and approval of such applications, filings and notices, (e) the filing with the Securities and Exchange Commission (the “SEC”) of the registration statement on Form S-4 in which the Proxy Statement will be included as a prospectus, in connection with the transactions contemplated by this Agreement (the “S-4”) and declaration of effectiveness of the S-4, (f) the filing of the Certificate of Merger with the Texas Secretary pursuant to the TBOC and the filing of the Bank Merger Certificates with the applicable Governmental Entities as required by applicable law, and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Prosperity Common Stock pursuant to this Agreement and the approval of the listing of such Prosperity Common Stock on the NYSE, no notices to, consents or approvals of or non-objections of, waivers or authorizations by, or applications, filings or registrations with any court or administrative agency or commission or other governmental authority or instrumentality or SRO (each a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by ABHC of this Agreement or (ii) the consummation of the Merger and the other transactions contemplated hereby (including the Bank Merger). As used in this Agreement, “SRO” means (A) any “self-regulatory organization” as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the

“Exchange Act”) and (B) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market. As of the date hereof, ABHC is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

3.5 Reports. ABHC and each of its Subsidiaries have timely filed (or furnished, as applicable) all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2022 with (i) any state regulatory authority, (ii) the SEC, (iii) the Federal Reserve Board, (iv) the FDIC, (v) the OCC, (vi) any foreign regulatory authority, (vii) any SRO and (viii) any other federal, state or foreign governmental or regulatory agency or authority having jurisdiction over the parties or their respective Subsidiaries ((i) – (viii), collectively, “Regulatory Agencies”), including any report, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to be material to ABHC and its Subsidiaries, taken as a whole. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of ABHC and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of ABHC, investigation into the business or operations of ABHC or any of its Subsidiaries since January 1, 2022, except where such proceedings or investigations would not reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of ABHC or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of ABHC or any of its Subsidiaries since January 1, 2022, in each case, which would reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole.

3.6 Financial Statements.

(a) ABHC has previously made available to Prosperity copies of the following financial statements (the “ABHC Financial Statements”), copies of which are attached as Section 3.6(a) of the ABHC Disclosure Schedule: (i) the audited consolidated balance sheets of ABHC and its Subsidiaries as of December 31, 2024, 2023 and 2022, and the related audited consolidated statements of income and cash flow for the years ended December 31, 2024, 2023 and 2022, (ii) the unaudited consolidated balance sheet and the related unaudited consolidated statement of income of ABHC and its Subsidiaries as of and for the three-month period ended March 31, 2025 (such date, the “Balance Sheet Date”), and (iii) the call report of each of ABHC’s depository Subsidiaries for the years ended December 31, 2024, 2023 and 2022. The ABHC Financial Statements (i) have been prepared from, and are in accordance with, the books and records of ABHC and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, and consolidated financial position of ABHC and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), and (iii) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of ABHC and its Subsidiaries have been, since January 1, 2022, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2022, Crowe LLP has not resigned (or informed ABHC that it intends to resign) or been dismissed as independent public accountants of ABHC as a result of or in connection with any disagreements with ABHC on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) The records, systems, controls, data and information of ABHC and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of ABHC or its

Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole. ABHC maintains a system of internal accounting controls sufficient to comply with all legal and accounting requirements applicable to the business of ABHC and its Subsidiaries. Except as set forth on Section 3.6(b) of the ABHC Disclosure Schedule, since January 1, 2022, ABHC has not identified any significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting. Since January 1, 2022, ABHC has not experienced or effected any material change in internal control over financial reporting.

(c) Since January 1, 2022, (i) neither ABHC nor any of its Subsidiaries, nor, to the knowledge of ABHC, any director, officer, auditor, accountant or representative of ABHC or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of ABHC, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of ABHC or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that ABHC or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing ABHC or any of its Subsidiaries, whether or not employed by ABHC or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by ABHC or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of ABHC or any committee thereof or similar governing body of any ABHC Subsidiary or any committee thereof, or, to the knowledge of ABHC, to any director or officer of ABHC or any ABHC Subsidiary.

(d) The books and records kept by ABHC and any of its Subsidiaries are maintained in all material respects in accordance with applicable laws and accounting requirements and, to the knowledge of ABHC, are, in the aggregate, complete and accurate in all material respects.

(e) Neither ABHC nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any contract or arrangement relating to any transaction or relationship between or among ABHC and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose person, on the other hand, or any “off-balance sheet arrangement”), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, ABHC or any of its Subsidiaries in ABHC’s or such Subsidiary’s financial statements.

3.7 Undisclosed Liabilities. Except for (a) those liabilities that are set forth on the ABHC Financial Statements, and (b) liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and that are not, individually or in the aggregate, material to ABHC and its Subsidiaries, neither ABHC nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), whether or not the same would have been required to be reflected on the ABHC Financial Statements if it had existed on or before the Balance Sheet Date.

3.8 Broker’s Fees. Neither ABHC nor any ABHC Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement other than Stephens Inc. A true and complete copy of the engagement letter with Stephens Inc. in connection with this Agreement and the transactions contemplated hereby has been made available to Prosperity.

3.9 Absence of Certain Changes or Events.

(a) Since December 31, 2024, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on ABHC.

(b) Since December 31, 2024 through the date of this Agreement, except with respect to the transactions contemplated hereby, ABHC and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

3.10 Legal Proceedings.

(a) Neither ABHC nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of ABHC, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against ABHC or any of its Subsidiaries or any of their current or former directors or executive officers (i) that would reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole, or (ii) of a material nature challenging the validity or propriety of this Agreement or the transactions contemplated hereby.

(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon ABHC, any of its Subsidiaries or the assets of ABHC or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).

3.11 Taxes and Tax Returns.

(a) ABHC is, and at all times since January 1, 1997, has been, and through the Closing Date will be, a validly electing “S corporation” within the meaning of Sections 1361 and 1362 of the Code (and any analogous provisions of applicable state or local law). Except for ABNA Investments, Inc., each Subsidiary of ABHC is and through the Closing Date will be a validly electing “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code (and any similar provision of applicable state or local law), or otherwise is treated as disregarded as an entity separate from its owner in accordance with Treasury Regulations Section 301.7701-3 (and any similar provision of applicable state, local or foreign law). ABHC is not and through the Closing Date will not be liable for any Tax under Sections 1374 or 1375 of the Code (or any similar provision of applicable state, local or foreign law). Except for transactions exclusively between or among ABHC and its Subsidiaries, neither ABHC nor any of its Subsidiaries has, at any time since its formation, acquired assets from another corporation in a transaction in which the Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of such corporation. ABHC does not have, has never had and will not have at any point through the Closing Date as a shareholder (i) a person (other than a trust described in Section 1361(c)(2) of the Code or an organization described in Section 1361(c)(6) of the Code) who is not an individual or (ii) a nonresident alien within the meaning of Section 1361(b)(1)(C) of the Code.

(b) Each of ABHC and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither ABHC nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of ABHC and its Subsidiaries (whether or not shown on any Tax Returns) that are due or not yet delinquent have been fully and timely paid. Each of ABHC and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither ABHC nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. The federal income Tax Returns of ABHC and its Subsidiaries for all years up to and including December 31, 2021 have been examined by the Internal Revenue Service (the “IRS”) or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.

(c) No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against ABHC or any of its Subsidiaries that remains in effect. There are no pending or threatened (in writing) disputes, claims, audits, examinations or other proceedings regarding any material Taxes of ABHC and its

Subsidiaries or the assets of ABHC and its Subsidiaries. In the last six (6) years, neither ABHC nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that ABHC or any of its Subsidiaries was required to file any Tax Return that was not filed. ABHC has made available to Prosperity true, correct, and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the last six (6) years. There are no Liens for material Taxes (except Taxes not yet due and payable or not yet delinquent) on any of the assets of ABHC or any of its Subsidiaries. Neither ABHC nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement (i) exclusively between or among ABHC and its Subsidiaries or (ii) entered into in the ordinary course of business which does not primarily relate to Taxes).

(d) Neither ABHC nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was ABHC or any of its Subsidiaries) or (B) has any liability for the Taxes of any person (other than ABHC or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither ABHC nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code. Neither ABHC nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1). At no time during the past five years has ABHC or any of its Subsidiaries been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(e) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, fees, levies or like assessments together with all penalties and additions to tax and interest thereon.

(f) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, estimate, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

(g) As used in this Agreement, the term “Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of the provisions of the Code.

3.12 Employees and Employee Benefit Plans.

(a) Section 3.12(a) of the ABHC Disclosure Schedule lists all material ABHC Benefit Plans. For purposes of this Agreement, “ABHC Benefit Plans” or “Eagle Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, medical, life or other insurance or welfare, retiree medical or life insurance, pension or retirement, supplemental retirement, severance or other compensation or benefit plans, programs, agreements or arrangements, and all retention, bonus, employment, consulting, termination or severance plans, programs or arrangements or other contracts or agreements to or with respect to which ABHC or any Subsidiary or any trade or business of ABHC or any of its Subsidiaries, whether or not incorporated, all of which together with ABHC would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA (an “ABHC ERISA Affiliate”), is a party or has any current or future obligation or that are maintained, contributed to or sponsored by ABHC or any of its Subsidiaries or any ABHC ERISA Affiliate,

or to which ABHC or any of its Subsidiaries is required or obligated to maintain, contribute to or sponsor or with respect to which ABHC or any of its Subsidiaries has any direct or indirect liability, for the benefit of any current or former employee, officer, director or independent contractor of ABHC or any of its Subsidiaries or any ABHC ERISA Affiliate.

(b) ABHC has heretofore made available to Prosperity true and complete copies of each of the material ABHC Benefit Plans and the following related documents, to the extent applicable: (i) the current plan document (or for an unwritten material ABHC Benefit Plan, a written description of the material terms thereof) and the current trust agreement or other funding documents, (ii) all summary plan descriptions, amendments, modifications or material supplements to any ABHC Benefit Plan, (iii) the annual report (Form 5500), if any, filed with the IRS for the last two (2) plan years, (iv) the most recently received IRS determination letter, if any, relating to any such ABHC Benefit Plan, (v) the most recently prepared actuarial report for each such ABHC Benefit Plan (if applicable) for each of the last two (2) years and (vi) all material non-routine correspondence received from or sent to any Governmental Entity within the past three (3) years.

(c) Each ABHC Benefit Plan has been established, operated, maintained and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Neither ABHC nor any of its Subsidiaries has, within the prior three (3) years, taken any material corrective action or made a filing under any voluntary correction program of the IRS, Department of Labor or any other Governmental Entity with respect to any ABHC Benefit Plan, and neither ABHC nor any of its Subsidiaries has any knowledge of any material plan defect that would qualify for correction under any such program.

(d) Each ABHC Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS with respect to such qualification, which letter has not been revoked (nor has revocation been threatened), or is in a form that is the subject of a favorable advisory or opinion letter from the IRS, and, to the knowledge of ABHC, there are no existing circumstances and no events have occurred that would have a material adverse effect on the qualified status of any such ABHC Benefit Plan or the related trust or increase the costs relating thereto.

(e) Section 3.12(e) of the ABHC Disclosure Schedule contains a list of all ABHC Benefit Plans that are nonqualified deferred compensation or salary continuation arrangements, including (i) the terms under which the cash value of any life insurance purchased in connection with any such arrangement can be realized and (ii) the amount of all future benefit payments owed on behalf of each participant, which amounts, as of the date of this Agreement, have been accrued in accordance with GAAP on the ABHC Financial Statements and will be, as of the Closing Date, accrued to the extent necessary to make full and final payments under any such arrangements or fully paid. Each ABHC Benefit Plan has been maintained in documentary and operational compliance, in all material respects, with Section 409A of the Code and the regulations thereunder or an available exemption therefrom.

(f) None of ABHC and its Subsidiaries nor any ABHC ERISA Affiliate has, at any time during the last six (6) years, maintained, sponsored, contributed to or been obligated to contribute to any plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of ABHC and its Subsidiaries nor any ABHC ERISA Affiliate has incurred any material liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan that has not been satisfied in full.

(g) Neither ABHC nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance or any other welfare benefits for any current or former employees or other service providers or beneficiaries or dependents thereof, except as required by Section 4980B of the Code.

(h) All contributions required to be made to any ABHC Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any ABHC Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of ABHC in accordance with GAAP.

(i) There are no pending or, to the knowledge of ABHC, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the knowledge of ABHC, no set of circumstances exists that may reasonably be likely to give rise to a material claim or lawsuit, against any ABHC Benefit Plan, any fiduciaries thereof with respect to their duties to any ABHC Benefit Plan or the assets of any of the trusts under any of the ABHC Benefit Plans that could in any case reasonably be likely to result in any material liability of ABHC or any of its Subsidiaries to the Pension Benefit Guaranty Corporation, the IRS, the Department of Labor, any Multiemployer Plan, a Multiple Employer Plan, any participant in an ABHC Benefit Plan, or any other party.

(j) None of ABHC or its Subsidiaries nor any ABHC ERISA Affiliate nor, to the knowledge of ABHC, any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any of the ABHC Benefit Plans or their related trusts, ABHC, any of its Subsidiaries, any ABHC ERISA Affiliate or any person that ABHC or any of its Subsidiaries has an obligation to indemnify to any material tax or material penalty imposed under Section 4975 of the Code or Section 502 of ERISA.

(k) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) entitle any employee, officer, director or independent contractor of ABHC or any of its Subsidiaries to any payment or benefit, including severance pay, unemployment compensation, accrued pension benefit, or a change in control bonus or retention payment, (ii) result in, accelerate, cause the vesting, exercisability, funding, payment or delivery of, or increase the amount or value of, any payment, right or other benefit to any employee, officer, director or independent contractor of ABHC or any of its Subsidiaries, (iii) accelerate the timing of or trigger any funding obligation under a rabbi trust or similar funding vehicle under any ABHC Benefit Plan, or (iv) result in any limitation on the right of ABHC or any of its Subsidiaries or ABHC ERISA Affiliates to amend, merge, terminate or receive a reversion of assets from any ABHC Benefit Plan or related trust. Without limiting the generality of the foregoing, no amount paid or payable (whether in cash, in property, or in the form of benefits) by ABHC or any of its Subsidiaries in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(l) No ABHC Benefit Plan provides for, and ABHC does not have any obligation to provide, the gross-up or reimbursement of Taxes under Section 409A or 4999 of the Code, or otherwise.

(m) There are, and since January 1, 2022 have been, no pending or, to the knowledge of ABHC, threatened labor grievances or unfair labor practice claims or charges against ABHC or any of its Subsidiaries, or any strikes or other labor disputes against ABHC or any of its Subsidiaries. Neither ABHC nor any of its Subsidiaries are or have ever been party to or bound by any collective bargaining or similar agreement with any labor union, works council or similar labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of ABHC or any of its Subsidiaries, and, to the knowledge of ABHC, there are, and since January 1, 2022 have been, no organizing efforts by any union or other group seeking to represent any employees of ABHC or any of its Subsidiaries.

(n) ABHC and its Subsidiaries are in compliance in all material respects with, and since January 1, 2022 have complied in all material respects with, all laws regarding employment and employment practices, terms and conditions of employment, wages and hours, plant closing notification, worker classification

(including the proper classification of workers as independent contractors and consultants and employees as exempt or non-exempt), equitable pay practices, privacy right, labor disputes, employment discrimination, sexual harassment or discrimination, workers’ compensation or long-term disability policies, safety, retaliation, immigration, family and medical leave, occupational safety and health and other laws in respect of any reduction in force (including notice, information and consultation requirements). There are no claims or actions pending or, to ABHC’s knowledge, threatened, and there are no grounds for any claims or actions, between ABHC or any of its Subsidiaries and any employee or other service provider of ABHC or any of its Subsidiaries.

(o) ABHC has provided or made available to Prosperity a true and complete list identifying all employees of ABHC or any of its Subsidiaries as of the date hereof and specifying with respect to each such employee, as of such date, the employee’s: (i) name or employee identification number, (ii) job title, (iii) employing entity, (iv) primary work location, (v) date of hire, (vi) base salary or regular hourly wage rate, as applicable, (vii) classification as full-time or part-time, and (viii) classification as exempt or non-exempt under the Fair Labor Standards Act (the “ABHC Employee Census”). ABHC has provided or made available to Prosperity a true and complete list identifying all independent contractors of ABHC or any of its Subsidiaries as of the date hereof and specifying with respect to each such contractor, as of such date, the contractor’s: (A) length of service, (B) compensation terms, and (C) brief summary of services provided.

3.13 Compliance with Applicable Law.

(a) ABHC and each of its Subsidiaries hold, and have at all times since January 1, 2022 held, all licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be likely to be material to ABHC and its Subsidiaries, taken as a whole. Neither ABHC nor any of its Subsidiaries has knowledge of, or has received notice of, any material violations since January 1, 2022 of any licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and properties or any applicable law, and to the knowledge of ABHC no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit or authorization is threatened.

(b) Except as would not reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole, ABHC and each of its Subsidiaries have complied with and are not in default or violation under any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to ABHC or any of its Subsidiaries, including (to the extent applicable to ABHC or its Subsidiaries) all laws related to data protection or privacy (including laws relating to the privacy and security of data or information that constitutes personal data or personal information under applicable law (“Personal Data”)), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act and Regulation V, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act and Regulation C, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and Regulation E, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law or regulation relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(c) American Bank has a Community Reinvestment Act rating of “satisfactory” or better. ABHC and each of its affiliates and subsidiaries have complied in all material respects with and are not in material default or violation under 12 U.S.C. § 1851 and the regulations promulgated by the Federal Reserve Board and the OCC (together, “Federal Banking Agencies”) in connection therewith (the “Volcker Rule”). Section 3.13 of the ABHC Disclosure Schedule sets forth (i) all ABHC affiliates and subsidiaries (including ABHC) engaged in proprietary trading (as defined in the Volcker Rule) that would be prohibited upon application of the Volcker Rule and (ii) all covered funds (as defined in the Volcker Rule) that ABHC or any of its affiliates or subsidiaries sponsors or invests in that would be prohibited upon application of the Volcker Rule. For the purpose of the preceding two sentences, “affiliate” and “subsidiary” shall have their respective meanings under 12 U.S.C. § 1813.

(d) ABHC maintains a written information privacy and security program that maintains reasonable measures to protect the privacy, confidentiality and security of all Personal Data against any (i) loss or misuse of Personal Data, (ii) unauthorized or unlawful operations performed upon Personal Data, or (iii) other act or omission that compromises the security or confidentiality of Personal Data.

(e) Without limitation, none of ABHC or any of its Subsidiaries, or to the knowledge of ABHC, any director, officer, employee, agent or other person acting on behalf of ABHC or any of its Subsidiaries has, directly or indirectly, (i) used any funds of ABHC or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of ABHC or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of ABHC or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of ABHC or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for ABHC or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for ABHC or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, except in each case as would not reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole.

(f) As of the date hereof, ABHC, American Bank and each other insured depository institution Subsidiary of ABHC is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and, as of the date hereof, neither ABHC nor any of its Subsidiaries has received any indication from a Governmental Entity that its status as “well-capitalized” or that American Bank’s Community Reinvestment Act rating will change within one (1) year from the date of this Agreement.

(g) Except as would not reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole, (i) ABHC and each of its Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations, (ii) none of ABHC, any of its Subsidiaries, or any of its or its Subsidiaries’ directors, officers or employees, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct and accurately reflect the assets and results of such fiduciary account and (iii) neither ABHC nor any of its Subsidiaries has received any written or, to the knowledge of ABHC, oral, customer demands, complaints or other communications that are unresolved and which assert facts or circumstances that would, if true, constitute a breach of trust with respect to any fiduciary or agency account.

3.14 Certain Contracts.

(a) Except as set forth in Section 3.14(a) of the ABHC Disclosure Schedule, as of the date hereof, neither ABHC nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral, but excluding any ABHC Benefit Plan):

(i) which contains a provision that restricts the conduct of any line of business by ABHC or any of its Subsidiaries or upon consummation of the Merger will restrict the ability of the Surviving Corporation or any of its affiliates to engage in any line of business or in any geographic region;

(ii) which contains a provision prohibiting ABHC or its Subsidiaries or upon consummation of the Merger will prohibit the Surviving Corporation or any of its affiliates from soliciting customers, clients or employees;

(iii) which is a collective bargaining agreement or similar agreement with any labor organization;

(iv) any of the benefits of or obligations under which will arise or be increased or accelerated by the occurrence of the execution and delivery of this Agreement, receipt of the Requisite ABHC Vote or the announcement or consummation of any of the transactions contemplated by this Agreement, or under which a right of cancellation or termination will arise as a result thereof, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(v) (A) that relates to the incurrence of indebtedness by ABHC or any of its Subsidiaries, including any debt for borrowed money, obligations evidenced by notes, debentures or similar instruments, sale and leaseback transactions, capitalized or finance leases and other similar financing arrangements, or any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case, incurred in the ordinary course of business consistent with past practice), or (B) that provides for the guarantee, support, indemnification, assumption or endorsement by ABHC or any of its Subsidiaries of, or any similar commitment by ABHC or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, in the case of each of clauses (A) and (B), in the principal amount of $50,000 or more;

(vi) that is any alliance, cooperation, joint venture, shareholders’, partnership or similar agreement involving a sharing of profits or losses relating to ABHC or any of its Subsidiaries;

(vii) any broker, distributor, dealer, agency, sales promotion, customer or client referral, underwriter, administrative services, market research, market consulting or advertising agreement;

(viii) that grants or contains any (A) exclusive dealing obligation, (B) “clawback” or similar undertaking requiring the reimbursement or refund of any fees, (C) “most favored nation” or similar provision granted by ABHC or any of its Subsidiaries or (D) right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of ABHC or its Subsidiaries, taken as a whole;

(ix) which creates or is expected to create future payment obligations in excess of $50,000 per annum (other than any such contracts which are terminable by ABHC or any of its Subsidiaries on sixty (60) days or less notice without any required payment or other conditions, other than the condition of notice);

(x) that is a settlement, consent or similar agreement and contains any material continuing obligations of ABHC or any of its Subsidiaries;

(xi) that relates to the acquisition or disposition of any person, business or asset and under which ABHC or its Subsidiaries have or may have a material obligation or liability (including with respect to any “earn-out,” contingent purchase price or similar contingent payment obligation, or any material indemnification liability after the date hereof);

(xii) that is any lease or other similar contract (whether real, personal or mixed, tangible or intangible) pursuant to which the annualized rent or lease payments for the lease year that includes December 31, 2024, as applicable, were in excess of $50,000;

(xiii) that is any contract or agreement that (A) grants ABHC or one of its Subsidiaries any right to use any Intellectual Property (other than “shrink-wrap,” “click-wrap” or “web-wrap” licenses in respect of commercially available software) and that provides for payments in excess of $50,000, (B) permits any third person (including pursuant to any license agreement, coexistence agreements and covenants not to use) to use, enforce or register any Intellectual Property that is owned by ABHC or any of its Subsidiaries and that is material to their business, taken as a whole or (C) restricts the right of ABHC or one of its Subsidiaries to use or register any Intellectual Property that is owned or purported to be owned by ABHC or any of its Subsidiaries; or

(xiv) that relates to the pledge of or Lien on any assets of ABHC or its Subsidiaries.

Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), whether or not set forth in the ABHC Disclosure Schedule, is referred to herein as an “ABHC Contract,” and neither ABHC nor any of its Subsidiaries has knowledge of, or has received written, or to the knowledge of ABHC, oral notice of, any violation of any ABHC Contract by any of the other parties thereto which would reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole. ABHC has made available to Prosperity true, correct and complete copies of each ABHC Contract in effect as of the date hereof.

(b) In each case, except as would not reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole: (i) each ABHC Contract is valid and binding on ABHC or one of its Subsidiaries, as applicable, and in full force and effect, (ii) ABHC and each of its Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each ABHC Contract, (iii) to the knowledge of ABHC each third-party counterparty to each ABHC Contract has performed all obligations required to be performed by it to date under such ABHC Contract, and (iv) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of ABHC or any of its Subsidiaries or, to the knowledge of ABHC, any counterparty thereto, under any such ABHC Contract.

3.15 Agreements with Regulatory Agencies. Neither ABHC nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2022, a recipient of any supervisory letter from, or since January 1, 2022, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts or would reasonably be expected to restrict the conduct of its business or that relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the ABHC Disclosure Schedule, a “ABHC Regulatory Agreement”), nor has ABHC or any of its Subsidiaries been advised in writing or, to the knowledge of ABHC, orally, since January 1, 2022, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such ABHC Regulatory Agreement.

3.16 Derivative Instruments. (a) All Derivative Transactions, whether entered into for the account of ABHC or one of its Subsidiaries or for the account of a customer of ABHC or one of its Subsidiaries, were entered into in the ordinary course of business of ABHC and its Subsidiaries and in compliance in all material respects with applicable laws and other policies, practices and procedures employed by ABHC and its Subsidiaries, as applicable, and are legal, valid and binding obligations of ABHC or one of their respective Subsidiaries, as applicable, enforceable against it in accordance with their terms (except as such enforcement may be limited by Enforceability Exceptions), and are in full force and effect; (b) ABHC and its Subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent required, and, to the knowledge of ABHC, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder; and (c) the financial position of ABHC and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the books and records of ABHC and such Subsidiaries in accordance with GAAP. As used herein, “Derivative Transactions” shall mean any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or non-financial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including any collateralized debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

3.17 Environmental Matters. Except as would not reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole, ABHC and its Subsidiaries are in compliance, and, since January 1, 2022 have complied, with all federal, state and local laws, regulations, orders, decrees, permits, authorizations, common laws and other legal requirements relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions, or, to the knowledge of ABHC, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be likely to result in the imposition, on ABHC or any of its Subsidiaries of any liability or obligation arising under any Environmental Law, pending or, to the knowledge of ABHC, threatened against ABHC, which liability or obligation would reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole. To the knowledge of ABHC, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole. ABHC is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, regulatory agency or third party imposing any liability or obligation with respect to any Environmental Law that would reasonably be likely to be, either individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole. There has been no written third-party environmental site assessment conducted since January 1, 2022 assessing the presence of hazardous materials located on any property owned or leased by ABHC or any of its Subsidiaries that is within the possession or control of ABHC and its affiliates as of the date of this Agreement that has not been delivered to Prosperity prior to the date of this Agreement.

3.18 Investment Securities.

(a) Each of ABHC and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of ABHC or its Subsidiaries. Such securities and commodities are valued on the books of ABHC in accordance with GAAP in all material respects.

(b) ABHC and its Subsidiaries employ, to the extent applicable, investment, securities, risk management and other policies, practices and procedures that ABHC believes are prudent and reasonable in the context of their respective businesses, and ABHC and its Subsidiaries have, since January 1, 2022, been in compliance with such policies, practices and procedures in all material respects.

3.19 Real Property.

(a) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on ABHC, ABHC or an ABHC Subsidiary (i) has good and marketable title to all of the real property reflected in the latest audited balance sheet included in the ABHC Financial Statements as being owned by ABHC or a Subsidiary of ABHC or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “ABHC Owned Properties”), free and clear of all material Liens, except (A) statutory Liens securing payments not yet due, (B) Liens for real property Taxes not yet due and payable or not yet delinquent, (C) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (D) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties (collectively, “Permitted Encumbrances”), and (ii) is the lessee of all leasehold estates reflected in the latest audited ABHC Financial Statements or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “ABHC Leased Properties” and, collectively with the ABHC Owned Properties, the “ABHC Real Property”), free and clear of all Liens of any nature created by ABHC or any of its Subsidiaries or, to the knowledge of ABHC, any other person, except for Permitted Encumbrances, and is in sole possession of the properties purported to be leased thereunder, subject and pursuant to the terms of the leases, subleases, licenses or other contracts (including all amendments, modifications and supplements thereto) (the “ABHC Real Property Leases”), and each such ABHC Real Property Lease is valid without material default thereunder by the lessee or, to the knowledge of ABHC, the lessor. There are no pending or, to the knowledge of ABHC, threatened condemnation proceedings against any ABHC Real Property.

(b) No person other than ABHC and its Subsidiaries has (i) any right in any of the ABHC Owned Properties or any right to use or occupy any portion of the ABHC Owned Properties or (ii) any right to use or occupy any portion of the ABHC Leased Properties.

(c) Each of the ABHC Real Property Leases is valid and binding on ABHC or its applicable Subsidiary and is in full force and effect, and there exists no material default or event of default or event, occurrence, condition or act, with respect to ABHC or its Subsidiaries or, to the knowledge of ABHC, with respect to the other parties thereto, which, with the giving of notice or the lapse of time, or both, would become a material default or event of default thereunder.

(d) To the knowledge of ABHC, there are no deferred maintenance, repairs or unrepaired defects that are the responsibility of ABHC or any of its Subsidiaries and, in the aggregate, exceed $500,000 at all of the ABHC Real Property.

3.20 Intellectual Property. ABHC and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens other than any Permitted Encumbrances), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on ABHC, (a) the use of any Intellectual Property by ABHC and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which ABHC or any ABHC Subsidiary acquired the right to use any Intellectual Property; (b) no person has asserted to ABHC in writing that ABHC or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person; (c) to the knowledge of ABHC, no person is challenging, infringing on or otherwise violating any right of ABHC or any of its Subsidiaries with respect to any Intellectual Property owned by or licensed to ABHC or its Subsidiaries; (d) neither ABHC nor any ABHC Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by ABHC or any ABHC Subsidiary; and (e) since January 1, 2022, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of ABHC and its Subsidiaries. ABHC and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual

Property owned or licensed, respectively, by ABHC and its Subsidiaries. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, trade names, brand names, Internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto and any re-examinations, renewals, extensions or reissues thereof, in any jurisdiction; trade secrets and know-how (including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person); writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

3.21 Related Party Transactions. Other than agreements or arrangements that are part of normal and customary terms of an individual’s employment or service as a director, officer or employee, there are (a) no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between ABHC or any of its Subsidiaries, on the one hand, and any current or former director, officer or shareholder (or any member of such shareholder’s family or any trusts or other entities established for the benefit of such shareholder or members of such shareholder’s family) of ABHC or any of its Subsidiaries (other than ABHC or its Subsidiaries) (collectively, “Related Parties”), on the other hand and (b) no agreements or arrangements pursuant to which any Related Party or any affiliate of any Related Party or other entity in which one or more Related Parties directly or indirectly owns more than five percent (5%) or more of any class of equity securities (in each case other than (x) ABHC and its direct or indirect wholly-owned Subsidiaries and (y) persons who would be covered by clause (b) but for this clause (y) only as a result of an equity ownership interest in ABHC of less than five percent (5%)) is a party and ABHC or any ABHC Subsidiary receives or provides services or goods or otherwise has any other liabilities, obligations or restrictions (any such agreement or arrangement, except the Director/Officer Releases and the Employment and/or Support Agreements, a “Related Party Agreement”).

3.22 Takeover Restrictions. The Board of Directors of ABHC has approved this Agreement and the transactions contemplated hereby as required to render inapplicable to this Agreement and the transactions contemplated hereby any applicable provisions of the takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions of the ABHC Articles or ABHC Bylaws (any such laws, collectively with any similar provisions of the ABHC Articles or ABHC Bylaws, “Takeover Restrictions”).

3.23 Reorganization. ABHC has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

3.24 Opinion. Prior to the execution of this Agreement, the Board of Directors of ABHC has received an opinion (which, if initially rendered orally, has been or will be confirmed by a written opinion, dated the same date) from Stephens Inc., to the effect that, as of the date thereof, and based upon and subject to the factors, assumptions and limitations set forth therein, the Per Share Merger Consideration to be received in the Merger by the holders of ABHC Stock pursuant to this Agreement is fair, from a financial point of view, to the holders of ABHC Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.25 ABHC Information. The information relating to ABHC and its Subsidiaries that is provided by ABHC or its representatives specifically for inclusion in (a) the Proxy Statement, (b) the S-4 or (c) any other document filed with any other Regulatory Agency or Governmental Entity in connection herewith will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by ABHC with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Prosperity or its Subsidiaries for inclusion in the Proxy Statement or the S-4.

3.26 Loan Portfolio.

(a) All loans and other extensions of credit (including overdrafts and commitments to extend credit) (each a “Loan”) as of the date hereof by ABHC or its Subsidiaries to any directors, executive officers and principal shareholders (as the terms directors, executive officers and principal shareholders are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of ABHC or any of its Subsidiaries, are and were originated in compliance in all material respects with all applicable laws.

(b) Except as would not reasonably be likely to be, individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole, each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in accordance with the relevant notes or other credit or security documents, ABHC’s written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), with all applicable regulatory guidelines and with all applicable law.

(c) None of the agreements pursuant to which ABHC or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan (other than first payment defaults).

(d) Section 3.26(d) of the ABHC Disclosure Schedule identifies (A) each Loan that as of the date set forth in each clause below (each applicable date, the “List Date”) had an outstanding balance and/or unfunded commitment of $10,000 or more and that (i) as of June 30, 2025, was contractually past due thirty (30) days or more in the payment of principal and/or interest, (ii) as of June 30, 2025, was on non-accrual status, (iii) as of June 30, 2025, was classified by ABHC or its Subsidiaries on its system of record or by any Regulatory Agency as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “credit risk assets,” “concerned loans,” “watch list” or “special mention” (or words of similar import), (iv) as of March 31, 2025, the interest rate terms had been reduced and/or the maturity dates had been extended subsequent to the agreement under which the Loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (v) as of March 31, 2025, a specific reserve allocation existed in connection therewith, (vi) as of March 31, 2025, was required to be accounted for as a troubled debt restructuring in accordance with ASC 310-40, (vii) as of March 31, 2025, was a high-volatility commercial real estate loan or (viii) as of June 30, 2025, to the knowledge of ABHC have been originated or serviced in a manner that would result in the diminution or loss of any associated Small Business Administration (“SBA”) or similar guarantee and (B) each asset of ABHC or any of its Subsidiaries that as of March 31, 2025, had a book value of over $10,000 and that was classified as OREO or as an asset to satisfy Loans, including repossessed equipment, and the book value thereof as of such date. For each Loan identified in response to clause (A) above, Section 3.26(d) of the Disclosure Schedule sets forth the outstanding balance, including accrued and unpaid interest, on each such Loan and the identity (by account number or similar identifier) of the borrower thereunder as of the List Date.

(e) Except as would not reasonably be likely to be, individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole, each outstanding Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected (including, if applicable, by the timely filing of UCC financing statements (and, if applicable, extensions thereof) or timely recording of deeds of trust), except as may be limited by Enforceability Exceptions, and the collateral for such Loan (x) to the extent such collateral is required to be insured, is so insured and (y) has not been foreclosed upon, sold or transferred and (iii) to the knowledge of ABHC, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(f) Each Loan which is indicated in the related loan documents to have or participate in a SBA or other governmental or quasi-governmental guarantee or insurance program qualifies for such guarantee or program. As to each Loan which is indicated in the related loan documents to be so guaranteed or insured, ABHC has complied with applicable provisions of the guarantee or insurance contract and applicable Law in all material respects, the guarantee or insurance is in full force and effect with respect to each such Loan, and there does not exist any event or condition which, but for the passage of time or the giving of notice or both, would result in a revocation of any such guarantee or insurance or constitute adequate grounds for the applicable insurer or guarantor to refuse to provide guarantee or insurance payments thereunder. Except as would not reasonably be likely to be, individually or in the aggregate, material to ABHC and its Subsidiaries, taken as a whole, neither ABHC nor any of its Subsidiaries has done or failed to do, or caused to be done or omitted to be done, any act, the effect of which would operate to invalidate or impair any such guarantee or commitment of the applicable guarantor or insurer related to the Loans.

3.27 Deposits. No deposit of American Bank is a “brokered” deposit (as such term is defined in 12 C.F.R. § 337.6(a)(2)) or is subject to any encumbrance, legal restraint or other legal process (other than garnishments, pledges, set off rights, escrow limitations and similar actions taken in the ordinary course of business).

3.28 Insurance. Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on ABHC, (a) ABHC and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of ABHC reasonably has determined to be prudent and consistent with industry practice, and neither ABHC nor any of its Subsidiaries has received notice to the effect that any of them are in default under any material insurance policy, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of ABHC and its Subsidiaries, ABHC or the relevant Subsidiary thereof is the sole beneficiary of such policies, and (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

3.29 No Investment Adviser or Broker-Dealer Subsidiary.

(a) Neither ABHC nor any Subsidiary of ABHC serves in a capacity described in Section 9(a) or 9(b) of the Investment Company Act of 1940, as amended, nor acts as an “investment adviser” required to register as such under the Investment Advisers Act of 1940, as amended.

(b) Neither ABHC nor any Subsidiary of ABHC is a broker-dealer required to be registered under the Exchange Act with the SEC.

3.30 No Other Representations or Warranties.

(a) Except for the representations and warranties made by ABHC in this Article III or in any certificate delivered by or on behalf of ABHC pursuant to this Agreement, neither ABHC nor any other person makes any express or implied representation or warranty with respect to ABHC, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and ABHC hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither ABHC nor any other person makes or has made any representation or warranty to Prosperity or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to ABHC, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by ABHC in this Article III or in any certificate delivered by or on behalf of ABHC pursuant to this Agreement, any oral or written information presented to Prosperity or any of its affiliates or representatives in the course of their due diligence investigation of ABHC, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) ABHC acknowledges and agrees that neither Prosperity nor any other person has made or is making any express or implied representation or warranty other than those contained in Article IV or in any certificate delivered by or on behalf of Prosperity pursuant to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PROSPERITY

Except (a) as disclosed in the disclosure schedule delivered by Prosperity to ABHC concurrently herewith (the “Prosperity Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Prosperity Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Prosperity that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, and (iii) any disclosures made with respect to a section of this Article IV shall be deemed to qualify (A) any other section of this Article IV specifically referenced or cross-referenced and (B) other sections of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) as disclosed in any Prosperity Reports publicly filed prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Prosperity hereby represents and warrants to ABHC as follows:

4.1 Corporate Organization.

(a) Prosperity is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is a bank holding company duly registered under the BHC Act that has elected to be treated as a financial holding company under the BHC Act. Prosperity has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted in all material respects. Prosperity is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Prosperity. True and complete copies of the amended and restated articles of incorporation of Prosperity, as amended (“Prosperity Articles”), and amended and restated bylaws of Prosperity (“Prosperity Bylaws”), as in effect as of the date of this Agreement, have previously been made available by Prosperity to ABHC.

(b) Except, in the case of clauses (ii) and (iii) only, as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Prosperity, each Subsidiary of Prosperity (a “Prosperity Subsidiary” or “Pelican Subsidiary”) (i) is duly organized, licensed and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of any Subsidiary of Prosperity to pay dividends or distributions, except, in the case of a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all such regulated entities. The deposit accounts of each Subsidiary of Prosperity that is an insured depository institution are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of Prosperity, threatened.

4.2 Capitalization.

(a) As of the date hereof, the authorized capital stock of Prosperity consists of 200,000,000 shares of Prosperity Common Stock and 20,000,000 shares of preferred stock, par value $1.00 per share (“Prosperity

Preferred Stock”). As of July 15, 2025, no shares of capital stock or other voting securities of Prosperity are issued, reserved for issuance or outstanding, other than (i) 95,299,150 shares of Prosperity Common Stock issued and outstanding (of which 554,157 shares of Prosperity Common Stock were outstanding pursuant to restricted stock awards), (ii) 1,484,712 shares of Prosperity Common Stock reserved for issuance pursuant to future grants under the Prosperity Bancshares, Inc. 2020 Stock Incentive Plan and (iii) no shares of Prosperity Common Stock held in treasury. As of the date of this Agreement, except as set forth in the immediately preceding sentence and for changes since July 14, 2025 resulting from the exercise, vesting or settlement of any Prosperity equity awards described in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of Prosperity issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Prosperity Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Prosperity may vote are issued or outstanding.

(b) There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which Prosperity or any of its Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Prosperity Common Stock or other equity interests of Prosperity.

(c) Prosperity owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Prosperity Subsidiary, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Prosperity Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

4.3 Authority; No Violation.

(a) Prosperity has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Prosperity. The Board of Directors of Prosperity has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Prosperity and its shareholders. Except for the adoption and approval of the Bank Merger Agreement by the board of directors of Prosperity Bank and Prosperity as its sole shareholder, no other corporate proceedings on the part of Prosperity are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Prosperity and (assuming due authorization, execution and delivery by ABHC) constitutes a valid and binding obligation of Prosperity, enforceable against Prosperity in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Prosperity Common Stock to be issued in the Merger have been validly authorized and, when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Prosperity will have any preemptive right or similar rights in respect thereof.

(b) Neither the execution and delivery of this Agreement by Prosperity, nor the consummation by Prosperity of the transactions contemplated hereby, nor compliance by Prosperity with any of the terms or provisions hereof, will (i) violate any provision of the Prosperity Articles or the Prosperity Bylaws or comparable governing documents of any Prosperity Subsidiary or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Prosperity, any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Prosperity or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Prosperity or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clause (ii) above) as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Prosperity.

4.4 Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with the NYSE, (b) the filing of any required applications, filings and notices, as applicable, with the Federal Reserve Board under the BHC Act and approval of such applications, filings and notices, (c) the filing of any required applications, filings and notices, as applicable, with the OCC, FDIC or TDB in connection with the Bank Merger, including under the Bank Merger Act, and approval of such applications, filings and notices, (d) the filing of any required applications, filings or notices listed on Section 3.4 of the ABHC Disclosure Schedule or Section 4.4 of the Prosperity Disclosure Schedule and approval of such applications, filings and notices, (e) the filing with the SEC of the S-4 in which the Proxy Statement will be included as a prospectus, and declaration of effectiveness of the S-4, (f) the filing of the Certificate of Merger with the Texas Secretary pursuant to the TBOC and the filing of the Bank Merger Certificates with the applicable Governmental Entities as required by applicable law, and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Prosperity Common Stock pursuant to this Agreement and the approval of the listing of such Prosperity Common Stock on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (i) the execution and delivery by Prosperity of this Agreement or (ii) the consummation by Prosperity of the Merger and the other transactions contemplated hereby (including the Bank Merger). As of the date hereof, Prosperity is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis.

4.5 Reports.

(a) Prosperity and each of its Subsidiaries have timely filed or furnished, as applicable, all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2022 with any Regulatory Agencies, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Prosperity. Except for normal examinations conducted by a Regulatory Agency in the ordinary course of business of Prosperity and its Subsidiaries, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Prosperity, investigation into the business or operations of Prosperity or any of its Subsidiaries since January 1, 2022, except where such proceedings or investigations would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Prosperity. There (i) is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Prosperity or any of its Subsidiaries, and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Prosperity or any of its Subsidiaries since January 1, 2022, in each case, which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Prosperity.

(b) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Prosperity or any of its Subsidiaries pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as the case may be, since January 1, 2022 (the “Prosperity Reports”) is publicly available. No such Prosperity Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Prosperity Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Prosperity has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Prosperity Reports.

4.6 Financial Statements.

(a) The financial statements of Prosperity and its Subsidiaries included (or incorporated by reference) in the Prosperity Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Prosperity and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Prosperity and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Prosperity and its Subsidiaries have been, since January 1, 2022, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. As of the date of this Agreement, Deloitte & Touche LLP has not resigned (or informed Prosperity that it intends to resign) or been dismissed as independent public accountants of Prosperity as a result of or in connection with any disagreements with Prosperity on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Prosperity, neither Prosperity nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Prosperity included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2025, or in connection with this Agreement and the transactions contemplated hereby.

4.7 Broker’s Fees. Neither Prosperity nor any Prosperity Subsidiary nor any of their respective officers or directors has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than any such fee that will be payable solely by Prosperity or any Prosperity Subsidiary.

4.8 Absence of Certain Changes or Events.

(a) Since December 31, 2024, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Prosperity.

(b) Since December 31, 2024 through the date of this Agreement, except with respect to the transactions contemplated hereby, Prosperity and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

4.9 Legal Proceedings.

(a) Neither Prosperity nor any of its Subsidiaries is a party to any, and there are no pending or, to the knowledge of Prosperity, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Prosperity or any of its Subsidiaries or any of their current or former directors or executive officers (i) that would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Prosperity or (ii) of a material nature challenging the validity or propriety of this Agreement or the transactions contemplated hereby.

(b) There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon Prosperity, any of its Subsidiaries or the assets of Prosperity or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates) that would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Prosperity.

4.10 Compliance with Applicable Law.

(a) Prosperity and each of its Subsidiaries hold, and have at all times since January 1, 2022 held, all licenses, registrations, franchises, certificates, variances, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Prosperity, and to the knowledge of Prosperity no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit or authorization is threatened.

(b) Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Prosperity, Prosperity and each of its Subsidiaries have complied with and are not in default or violation under any law, statute, order, rule, regulation, policy or guideline of any Governmental Entity applicable to Prosperity or any of its Subsidiaries, including (to the extent applicable to Prosperity or its Subsidiaries) all laws related to data protection or privacy (including laws relating to the privacy and security of Personal Data), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act and Regulation V, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act and Regulation C, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and Regulation E, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, any and all sanctions or regulations enforced by the Office of Foreign Assets Control of the United States Department of Treasury and any other law or regulation relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, foreign assets control, U.S. sanctions laws and regulations, Sections 23A and 23B of the Federal Reserve Act and Regulation W, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(c) Prosperity Bank has a Community Reinvestment Act rating of “satisfactory” or better.

(d) As of the date hereof, Prosperity, Prosperity Bank and each other insured depository institution Subsidiary of Prosperity is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and, as of the date hereof, neither Prosperity nor any of its Subsidiaries has received any indication from a Governmental Entity that its status as “well-capitalized” or that Prosperity Bank’s Community Reinvestment Act rating will change within one (1) year from the date of this Agreement.

4.11 Reorganization. Prosperity has not taken any action and is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

4.12 Taxes and Tax Returns. Each of Prosperity and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither Prosperity nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of Prosperity and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Prosperity and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither Prosperity nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect.

4.13 Agreements with Regulatory Agencies. Except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Prosperity, as of the date hereof, neither Prosperity nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2022, a recipient of any supervisory letter from, or since January 1, 2022, has adopted any policies, procedures or board resolutions at the request or suggestion of any Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Prosperity Disclosure Schedule, a “Prosperity Regulatory Agreement”), nor has Prosperity or any of its Subsidiaries been advised in writing or, to the knowledge of Prosperity, orally, since January 1, 2022, by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Prosperity Regulatory Agreement.

4.14 No Other Representations or Warranties.

(a) Except for the representations and warranties made by Prosperity in this Article IV or in any certificate delivered by or on behalf of Prosperity pursuant to this Agreement, neither Prosperity nor any other person makes any express or implied representation or warranty with respect to Prosperity, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Prosperity hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Prosperity nor any other person makes or has made any representation or warranty to ABHC or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Prosperity, any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by Prosperity in this Article IV or in any certificate delivered by or on behalf of Prosperity pursuant to this Agreement, any oral or written information presented to ABHC or any of its affiliates or representatives in the course of their due diligence investigation of Prosperity, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

(b) Prosperity acknowledges and agrees that neither ABHC nor any other person has made or is making any express or implied representation or warranty other than those contained in Article III or in any certificate delivered by or on behalf of ABHC pursuant to this Agreement.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Conduct of Business Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the ABHC Disclosure Schedule), required by law or as consented to in writing by Prosperity (such consent not to be unreasonably withheld, conditioned or delayed), (a) ABHC shall, and shall cause its Subsidiaries to, (i) conduct its business in the ordinary course in all material respects and (ii) use reasonable best efforts to maintain and preserve intact its business organization and relationships with employees, officers, directors, customers, depositors, suppliers, correspondent banks, Governmental Entities with jurisdiction over its operations and other third parties having material business relationships with ABHC or any of its Subsidiaries, and (b) ABHC shall and shall cause its Subsidiaries to take no action that would reasonably be likely to adversely affect or materially delay the receipt of any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or the ability of ABHC to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.2 Forbearances. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the ABHC Disclosure Schedule), required by applicable law or as consented to in writing by Prosperity (such consent not to be unreasonably withheld, conditioned or delayed), ABHC shall not, and shall not permit any of its Subsidiaries to:

(a) in each case, other than (i) federal funds borrowings and Federal Home Loan Bank borrowings, in each case with a maturity not in excess of six (6) months, (ii) the creation of deposit liabilities, (iii) issuances of letters of credit, (iv) purchases of federal funds, (v) sales of certificates of deposit and (vi) entry into repurchase agreements, in each case in the ordinary course of business with terms and conditions consistent with past practice, incur any indebtedness for borrowed money, obligations evidenced by notes, debentures or similar instruments, sale and leaseback transactions, capital or finance leases or other similar financing arrangements (other than indebtedness solely between or among ABHC and any of its wholly-owned Subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person (other than any wholly-owned Subsidiary of ABHC);

(b) (i) adjust, split, combine or reclassify any capital stock;

(ii) make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity or voting securities (except (A) regular quarterly cash dividends by ABHC at a rate not in excess of $1.73 per share of ABHC Stock, (B) quarterly cash dividends to the extent necessary for the payment of Taxes resulting from the ownership of ABHC Stock by the holders of ABHC Stock in amounts computed and paid consistent with past practice, (C) the acceptance of shares of ABHC Stock as payment for the vesting or settlement of ABHC Restricted Stock Awards and dividend equivalents thereon, if any, in each case, in accordance with past practice and to the extent required or permitted by the terms of the applicable award agreements as in effect on the date hereof or (D) dividends paid by any of the Subsidiaries of ABHC to ABHC or any of its wholly owned Subsidiaries);

(iii) grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, including ABHC Restricted Stock Awards, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock or other equity or voting securities; or

(iv) issue, sell or otherwise permit to become outstanding any additional shares of capital stock or other equity or voting securities or securities convertible or exchangeable into, or exercisable for or valued by reference to, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities;

(c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or material assets to any individual, corporation or other entity other than a wholly-owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any person, in each case other than in the ordinary course of business;

(d) except for foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business, make any investment or acquisition, whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation or formation of a joint venture or otherwise, in or of any property or assets of any other individual, corporation or other entity, other than a wholly owned Subsidiary of ABHC;

(e) (i) terminate, materially amend, or waive any material provision of, any ABHC Contract, or make any material change in any instrument or agreement governing the terms of any of its securities, other than normal renewals in the ordinary course of business without material adverse changes to terms with respect to ABHC or its Subsidiaries or (ii) enter into any contract that would constitute an ABHC Contract if it were in effect on the date of this Agreement;

(f) except as required by the terms of any ABHC Benefit Plan as in effect as of the date hereof, (i) enter into, adopt or terminate any ABHC Benefit Plan (including any plans, programs, policies, agreements or arrangements that would be considered an ABHC Benefit Plan if in effect as of the date hereof), (ii) amend (whether in writing or through the interpretation of) any ABHC Benefit Plan (including any plans, programs, policies, agreements or arrangements adopted or entered into that would be considered an ABHC Benefit Plan if in effect as of the date hereof), other than de minimis administrative amendments in the ordinary course of business consistent with past practice that do not increase the cost or expense of maintaining, or increase the benefits payable under, such plan, program, policy or arrangements, (iii) increase the compensation payable to any current or former employee, officer, director, independent contractor or consultant, (iv) pay, grant or award, or commit to pay, grant or award, any bonuses or incentive compensation, (v) accelerate the vesting, funding or payment of, or otherwise deviate from the terms provided in the applicable award agreement with respect to the vesting, payment, settlement or exercisability of, any ABHC Restricted Stock Awards or other equity-based awards or other compensation or benefit, (vi) increase the compensation, bonus, severance, termination pay or other benefits payable to any of their respective current, prospective or former employees, officers, directors or independent contractors, (vii) enter into any collective bargaining agreement or similar agreement or arrangement, (viii) fund or provide any funding for any rabbi trust or similar arrangement, (ix) terminate the employment or services of any employee, officer, director or any independent contractor or consultant whose annual base fee or base wage is greater than $125,000, in each case other than for cause, or (x) hire or promote any employee, officer, director or any independent contractor or consultant whose annual base fee or base wage is or would be greater than $125,000;

(g) settle or compromise any claim, suit, action or proceeding other than any settlement involving solely money damages not in excess of $10,000 individually or $100,000 in the aggregate that does not involve or create an adverse precedent and that would not impose any material restriction on the business of ABHC or its Subsidiaries or the Surviving Corporation or its Subsidiaries;

(h) (i) agree or consent to the issuance of any injunction, decree, order or judgment restricting or adversely affecting its or its Subsidiaries’ respective businesses or operations or (ii) waive or release any material rights or claims other than in the ordinary course of business;

(i) take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

(j) amend the ABHC Articles, the ABHC Bylaws, or comparable governing documents of its Subsidiaries;

(k) merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;

(l) materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, except as may be required by GAAP;

(m) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

(n) enter into a new line of business or change in any material respect its lending, collateral eligibility, investment, underwriting, risk and asset liability management, interest rate or fee pricing policies and other banking and operating, hedging, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by such policies or applicable law, regulation or policies imposed by any Governmental Entity;

(o) except pursuant to existing commitments entered into prior to the date of this Agreement and disclosed to Prosperity prior to the date of this Agreement, make or acquire, renew, modify or extend any loans that, (A) are outside of the ordinary course of business consistent with past practice or inconsistent with, or in excess of the limitations contained in, ABHC’s loan policy, or (B) (1) with respect to loans to existing customers, increase the aggregate outstanding commitments or credit exposure to any such existing customer by more than $2,000,000; or (2) with respect to loans to new customers, result in an aggregate commitment or credit exposure to any such new customer in excess of $2,000,000, in each case of this clause (B), without first notifying and, if requested by Prosperity within one (1) business day of receipt of such notice, consulting with Prosperity (which notification will be made through a representative designated by Prosperity in Section 5.2(o) of the Prosperity Disclosure Schedule);

(p) make, or commit to make, any capital expenditures that exceed by more than five percent (5%) ABHC’s capital expenditure budget set forth in Section 5.2(p) of the ABHC Disclosure Schedule;

(q) make, change or revoke any material Tax election (including, for the avoidance of doubt, any election in respect of the Tax treatment of ABHC as an “S corporation” within the meaning of Sections 1361 and 1362 of the Code (and any analogous provisions of applicable state or local law) or the Tax treatment of any Subsidiary of ABHC as either a “qualified subchapter S subsidiary” within the meaning of Section 1361(b)(3)(B) of the Code (and any similar provision of applicable state or local law) or as disregarded as an entity separate from its owner in accordance with Treasury Regulations Section 301.7701-3 (and any similar provision of applicable state, local or foreign law), as applicable (collectively, the “ABHC Tax Treatment”), change an annual Tax accounting period, adopt or change any material Tax accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any right to claim a refund of a material amount of Taxes, take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to adversely impact the ABHC Tax Treatment), or permit a shareholder to take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to adversely impact the ABHC Tax Treatment;

(r) (i) make any application for the opening or relocation of, or open or relocate, any branch office, loan production office or other significant office or operations facility of ABHC or its Subsidiaries, (ii) other than in consultation with Prosperity, make any application for the closing of or close any branch or (iii) other than in consultation with Prosperity, purchase any new real property (other than other real estate owned (OREO) properties in the ordinary course of business) or enter into, amend or renew any lease with respect to real property;

(s) foreclose upon or otherwise acquire any commercial real property (i) in excess of $100,000; or (ii) that would reasonably be expected to raise environmental concerns (e.g., gas stations, dry cleaners, etc.), in each case, prior to receipt of a Phase I environmental review thereof;

(t) cause or allow the loss of insurance coverage, unless replaced with coverage which is substantially similar (in amount, scope and insurer) to that in effect as of the date of this Agreement;

(u) knowingly take any action that is intended to or would reasonably be likely to adversely affect or materially delay the ability of ABHC or its Subsidiaries to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby or by the Bank Merger Agreement or the Requisite ABHC Vote or to perform its covenants and agreements under this Agreement or the Bank Merger Agreement or to consummate the transactions contemplated hereby or thereby; or (v) agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Regulatory Matters.

(a) Prosperity and ABHC shall promptly prepare a proxy statement with respect to the ABHC Meeting (including any amendments or supplements thereto, the “Proxy Statement”), and Prosperity (with ABHC’s reasonable cooperation) shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Prosperity and ABHC shall use reasonable best efforts to make such filing within sixty (60) days of the date of this Agreement. Each of Prosperity and ABHC shall use reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the S-4 effective for so long as necessary to consummate the transactions contemplated by this Agreement, and ABHC shall thereafter mail or deliver the Proxy Statement to its shareholders. Prosperity shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement as promptly as practicable, and ABHC shall furnish all information concerning ABHC and the holders of ABHC Stock as may be reasonably requested in connection with any such action.

(b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings required to obtain the Requisite Regulatory Approvals, use their reasonable best efforts to make such filings within forty-five (45) days of the date of this Agreement), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities. Prosperity and ABHC shall, and shall cause their respective Subsidiaries to cooperate with each other in connection therewith (including the furnishing of any information that may be reasonably requested or required to obtain the

Requisite Regulatory Approvals) and shall, and shall cause their respective Subsidiaries to, respond and comply as promptly as practicable to any requests by Governmental Entities for documents and information. Prosperity and ABHC shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to ABHC or Prosperity, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each party shall consult with the other in advance of any communication, meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such communications, meetings and conferences.

(c) In furtherance of the foregoing, each of Prosperity and ABHC shall use its reasonable best efforts to (i) avoid the entry of, or to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that would restrain, prevent or delay the Closing, and (ii) avoid or eliminate each and every impediment so as to enable the Closing to occur as soon as possible, provided, however, that notwithstanding anything in this Agreement to the contrary, Prosperity shall not be required to, and ABHC shall not (without the written consent of Prosperity), take any action, or commit to take any action, or agree to any condition or restriction, in order to resolve any objections to the transactions contemplated by this Agreement or in connection with obtaining any permits, consents, approvals and authorizations of Governmental Entities that would, individually or in the aggregate, reasonably be likely to have a material adverse effect on the Surviving Corporation and its Subsidiaries, taken as a whole, after giving effect to the Merger (measured on a scale relative to ABHC and its Subsidiaries, taken as a whole) (a “Materially Burdensome Regulatory Condition”).

(d) Prosperity and ABHC shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Prosperity, ABHC or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement. Each of Prosperity and ABHC agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 and each amendment or supplement thereto, if any, is filed and becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Proxy Statement and any amendment or supplement thereto will, at the time of filing and the date of mailing to the shareholders of ABHC and at the time of the ABHC Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading, and (iii) any applications, notices and filings required in order to obtain the Requisite Regulatory Approvals will, at the time each is filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Prosperity and ABHC further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the S-4 or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take appropriate steps to correct the S-4 or the Proxy Statement.

(e) Prosperity and ABHC shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

6.2 Access to Information.

(a) Upon reasonable notice and subject to applicable laws, each of Prosperity and ABHC, for the purposes of verifying the representations and warranties of the other party and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, personnel, information technology systems, and records, and each shall reasonably cooperate with the other party in preparing to execute after the Effective Time the conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, non-disclosure and similar agreements with such service providers and/or the other party), and, during such period, during normal business hours and in a manner so as not to interfere with normal business operations, each of Prosperity and ABHC shall, and shall cause its respective Subsidiaries to, make available to the other party such information concerning its business, properties and personnel as such party may reasonably request. Each party shall use commercially reasonable efforts to minimize any interference with the other party’s regular business operations during any such access. Neither Prosperity nor ABHC nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Prosperity’s or ABHC’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b) Each of Prosperity and ABHC shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or representatives pursuant to Section 6.2(a) in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated April 29, 2025, between Prosperity and ABHC (the “Confidentiality Agreement”).

(c) No investigation by either of the parties or their respective representatives shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(d) From and after the date hereof, ABHC shall provide Prosperity within ten (10) business days of the end of each calendar month with (i) an unaudited, consolidated balance sheet of ABHC and its Subsidiaries as of the end of such calendar month and (ii) an unaudited, consolidated statement of income of ABHC and its Subsidiaries for such month (collectively, the “Unaudited Monthly Financial Statements”). The Unaudited Monthly Financial Statements shall (A) be prepared from, and in accordance with, the books and records of ABHC and its Subsidiaries, (B) fairly present in all material respects the results of operations, and financial position of, as applicable, ABHC and each of its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to normal year-end audit adjustments), and (C) be prepared, to the extent applicable, in a manner consistent with the methodologies, assumptions, policies and practices used in the preparation of the ABHC Financial Statements for the year ended December 31, 2024. ABHC shall make available to Prosperity all relevant books, records and other supporting information reasonably required for Prosperity’s review of the Unaudited Monthly Financial Statements upon reasonable advance notice and during normal business hours. As soon as practicable after they become available, ABHC shall provide Prosperity all call reports filed by ABHC’s depositary Subsidiaries with any Governmental Entity after the date of this Agreement.

(e) ABHC shall, and shall use reasonable best efforts to cause ABHC’s independent auditor to, cooperate with Prosperity in connection with the preparation of financial statements of ABHC and pro forma financial statements, if any, that Prosperity informs ABHC it intends to file with the SEC, including delivering such audited and/or unaudited financial statements as Prosperity may request for inclusion in such filings and using reasonable best efforts to cause ABHC’s independent auditor to deliver to Prosperity any related consents.

6.3 ABHC Shareholder Approval.

(a) ABHC shall take, in accordance with applicable law and the ABHC Articles and ABHC Bylaws, all actions necessary to convene a meeting of its shareholders (the “ABHC Meeting”) to be held as soon as reasonably practicable after the S-4 is declared effective for the purpose of obtaining the Requisite ABHC Vote required in connection with this Agreement and the Merger. Except in the case of an ABHC Adverse Recommendation Change, the Board of Directors of ABHC shall use its reasonable best efforts to obtain from the shareholders of ABHC the Requisite ABHC Vote, including by communicating to its shareholders its recommendation (and including such recommendation in the Proxy Statement) that they approve this Agreement and the transactions contemplated hereby (the “ABHC Board Recommendation”). If requested by Prosperity, ABHC shall engage a proxy solicitor reasonably acceptable to Prosperity to assist in the solicitation of proxies from shareholders relating to the Requisite ABHC Vote. ABHC and its Board of Directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to Prosperity the ABHC Board Recommendation, (ii) fail to make the ABHC Board Recommendation in the Proxy Statement, (iii) adopt, approve, recommend or endorse an Acquisition Proposal or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the ABHC Board Recommendation, in each case within ten (10) business days (or such fewer number of days as remains prior to the ABHC Meeting) after an Acquisition Proposal is made public or any request by Prosperity to do so, or (v) publicly propose to do any of the foregoing (any of the foregoing, an “ABHC Adverse Recommendation Change”). However, subject to Section 8.1 and Section 8.2, if the Board of Directors of ABHC, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the ABHC Board Recommendation, then, prior to the receipt of the Requisite ABHC Vote, in submitting this Agreement and the Merger to its shareholders, the Board of Directors of ABHC may withhold or withdraw or modify or qualify in a manner adverse to Prosperity the ABHC Board Recommendation or may submit this Agreement and the Merger to its shareholders without recommendation (although the resolutions approving this Agreement as of the date hereof may not be rescinded or amended), in which event the Board of Directors of ABHC may communicate the basis for its ABHC Adverse Recommendation Change to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto; provided, that the Board of Directors of ABHC may not take any actions under this sentence unless (i) it gives Prosperity at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken by the Board of Directors of ABHC in response to an Acquisition Proposal, the latest material terms and conditions and the identity of the third party in any such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (ii) at the end of such notice period, the Board of Directors of ABHC takes into account any amendment or modification to this Agreement proposed by Prosperity and after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the ABHC Board Recommendation. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.3 and will require a new notice period as referred to in this Section 6.3.

(b) ABHC shall adjourn or postpone the ABHC Meeting, if, as of the time for which such meeting is originally scheduled, there are insufficient shares of ABHC Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting, ABHC has not received proxies representing a sufficient number of shares necessary to obtain the Requisite ABHC Vote. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the ABHC Meeting shall be convened and this Agreement and the Merger shall be submitted to the shareholders of ABHC at the ABHC Meeting, for the purpose of voting on the approval of this Agreement and the Merger and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve ABHC of such obligation. ABHC shall only be required to adjourn or postpone the ABHC Meeting two (2) times pursuant to the first sentence of this Section 6.3(b).

6.4 Legal Conditions to Merger. Subject in all respects to Section 6.1, each of Prosperity and ABHC shall, and shall cause its Subsidiaries to, use their reasonable best efforts, in each case as promptly as practicable, (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement, (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by ABHC or Prosperity or any of their respective Subsidiaries in connection with the Merger, the Bank Merger and the other transactions contemplated by this Agreement and (c) to obtain the tax opinions referenced in Section 7.2(c) and Section 7.3(d), including by executing and delivering representations contained in certificates of officers of ABHC and Prosperity reasonably satisfactory in form and substance to their respective counsel.

6.5 Stock Exchange Listing. Prosperity shall cause the shares of Prosperity Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

6.6 Employee Matters.

(a) To the extent requested by Prosperity in writing delivered to ABHC on or prior to the earlier of: (i) at least fifteen (15) business days before the Closing Date; or (ii) ten (10) business days prior to the commencement of any notice period required to effectuate the termination of an ABHC Benefit Plan, ABHC or its appropriate Subsidiary shall execute and deliver such instruments and take such other actions as Prosperity may reasonably require in order to cause the amendment or termination of any ABHC Benefit Plan that can be unilaterally amended or terminated by ABHC or its appropriate Subsidiary on terms reasonably satisfactory to Prosperity and in accordance with applicable law and effective no later than the Closing Date, except that the winding up of any such plan may be completed following the Closing Date. Within ten (10) business days of the date hereof, ABHC shall prepare and deliver to Prosperity a true and complete list of the notice periods required to effectuate the termination of each ABHC Benefit Plan.

(b) ABHC shall provide Prosperity an updated ABHC Employee Census within two (2) business days of Prosperity requesting the same and the day prior to the Closing Date, with all such employees on the ABHC Employee Census delivered the day prior to the Closing Date being “ABHC Employees”. All ABHC Employees whose employment is not terminated prior to or at the Effective Time will, at the Effective Time, be employees of Prosperity or a Subsidiary of Prosperity for purposes of the existing employee benefit plans maintained by Prosperity or Prosperity Bank (an “Existing Benefit Plan”). To the extent that an ABHC Employee becomes eligible to participate in the Existing Benefit Plan, Prosperity shall cause such Existing Benefit Plan to recognize the prior duration of service of such ABHC Employee with ABHC for eligibility, participation and vesting under such Existing Benefit Plan (other than vesting under any equity or incentive compensation arrangement) to the same extent such duration of service was properly recognized immediately prior to the Effective Time for a comparable purpose under a comparable ABHC Benefit Plan in which such ABHC Employee was eligible to participate immediately prior to the Effective Time; provided, that such recognition of prior service is permitted by the terms of the applicable Existing Benefit Plan and applicable law, is consented to by third party administrators and insurers, to the extent applicable, and shall not operate to duplicate any benefits of an ABHC

Employee with respect to the same period of service. With respect to any Existing Benefit Plan that is a health, dental, vision plan or other welfare plan in which any ABHC Employee is eligible to participate, for the plan year in which such ABHC Employee is first eligible to participate, to the extent permitted by the applicable Existing Benefit Plan and applicable law, Prosperity shall use commercially reasonable efforts to (i) cause any pre-existing condition limitations or eligibility waiting periods under such Existing Benefit Plan to be waived with respect to such ABHC Employee to the extent such limitation was waived or satisfied under the comparable ABHC Benefit Plan in which such ABHC Employee participated immediately prior to the Effective Time, and (ii) recognize any health, dental or vision deductibles or co-payments paid by such ABHC Employee in the year that includes the Closing Date for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such Existing Benefit Plan. Without limiting the foregoing, Prosperity shall extend coverage to ABHC Employees for health care, dependent care and limited purpose health care flexible spending accounts established under Section 125 of the Code to the same extent as available to similarly situated employees of Prosperity or its Subsidiaries to the extent permitted by such Existing Benefit Plans and applicable law. ABHC Employees shall be credited in the plan year in which the Effective Time occurs with amounts available for reimbursement equal to such amounts as were credited (less amounts dispersed therefrom) under the ABHC’s cafeteria plan to the extent permitted by such Existing Benefit Plans and applicable law. For purposes of determining ABHC Employee’s benefits for the calendar year in which the Merger occurs under Prosperity’s vacation program, any vacation taken by an ABHC Employee immediately preceding the Closing Date for the calendar year in which the Merger occurs will be deducted from the total Prosperity vacation benefit available to such ABHC Employee for such calendar year.

(c) On and after the date hereof, any broad-based employee notices or communication materials (including any website posting) to be provided or communicated by ABHC with respect to employment, compensation or benefits matters addressed in this Agreement or related, directly or indirectly, to the transactions contemplated by this Agreement shall be subject to the prior review and approval of Prosperity.

(d) Nothing in this Agreement shall confer upon any employee, officer, director or consultant of ABHC or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, ABHC, Prosperity, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, ABHC, Prosperity or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of ABHC or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any ABHC Benefit Plan, any employee benefit plans of Prosperity or its Subsidiaries in which any continuing ABHC Employees become eligible to participate on or after the Effective Time (a “New Plan”) or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Prosperity or any of its Subsidiaries or affiliates to amend, modify or terminate any particular ABHC Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 9.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including any current or former employee, officer, director or consultant of ABHC or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.7 Indemnification; Insurance.

(a) At or prior to the Effective Time, ABHC shall purchase past acts and extended reporting period insurance coverage under its (i) current directors and officers insurance policy, (ii) employment practices liability insurance policy and (iii) bankers professional insurance policy (provided, that ABHC may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured for each of the foregoing), in each case that (x) provides coverage with respect to claims arising from facts or events which occurred at the Effective Time or during at least the six (6) year period immediately preceding the Effective Time (including the transactions contemplated by this Agreement) and (y) is in effect for a period of at least six (6) years from and after the Effective Time;

provided, however, that ABHC shall not expend for such extended insurance coverage an amount in excess of 300% of the current annual premium paid as of the date hereof by ABHC for such insurance, applied over a six (6) year term of such extended coverage.

(b) For a period of no less than six (6) years from and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless and shall advance expenses as incurred, in each case to the extent (subject to applicable law) such persons are indemnified as of the date of this Agreement by ABHC pursuant to the ABHC Articles, the ABHC Bylaws, the governing or organizational documents of any Subsidiary of ABHC and any indemnification agreements in existence as of the date hereof and disclosed in Section 6.7(b) of the ABHC Disclosure Schedule, each present and former director or officer of ABHC and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “ABHC Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was a director or officer of ABHC or any of its Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses the ABHC Indemnified Party to whom expenses are advanced provides an undertaking (in a reasonable and customary form) to repay such advances if it is ultimately determined that such ABHC Indemnified Party is not entitled to indemnification.

(c) The provisions of this Section 6.7 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each ABHC Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.7.

6.8 Allowance for Loan Losses. ABHC shall not reduce its quarter-end allowance for loan losses to Total Loans from the level at March 31, 2025, other than through the usage of the allowance for loan losses to resolve any outstanding classified loan after approval of such usage by Prosperity. With respect to any advances made after March 31, 2025 on existing or new loans, ABHC will reserve an amount in accordance with past practice. Notwithstanding the foregoing, ABHC shall ensure that, on the business day immediately prior to the Closing Date, the ratio of the allowance for loan losses to Total Loans is at least 1.05% (and in no event less than $18,400,000) (the “Minimum Allowance Amount”). If the ratio of the allowance for loan losses to Total Loans is less than the Minimum Allowance Amount on the business day immediately prior to the Closing Date, ABHC shall take or cause to be taken all action necessary to increase the allowance for loan losses to an amount equal to the Minimum Allowance Amount as of the Closing Date.

6.9 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Prosperity or the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the then-current officers and directors of each party to this Agreement and their respective Subsidiaries shall take, or cause to be taken, all such necessary action as may be reasonably requested by the other party, at the expense of the party who makes any such request.

6.10 Advice of Changes. Prosperity and ABHC shall each promptly advise the other party of any effect, change, event, circumstance, condition, occurrence or development known to it (i) that has had or is reasonably likely to have a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.10 or the failure of any condition set forth in Section 7.2 or 7.3 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.2 or 7.3 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.10 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

6.11 Dividends. After the date of this Agreement, ABHC shall coordinate with Prosperity with respect to the declaration of any dividends in respect of ABHC Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of ABHC Stock shall not receive two (2) dividends, or fail to receive one dividend, in any quarter with respect to their shares of ABHC Stock and any shares of Prosperity Common Stock any such holder receives in exchange therefor in the Merger; provided, however, that this Section 6.11 shall not apply to the dividends referenced in Section 5.2(b)(ii)(B).

6.12 Acquisition Proposals. ABHC shall not, and shall cause its Subsidiaries, officers and directors, and use its reasonable best efforts to cause its and their employees, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (a) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to, (b) engage or participate in any negotiations with any person concerning or (c) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any person relating to, any Acquisition Proposal (except to notify a person that has made or, to the knowledge of ABHC, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 6.12); provided, that, prior to the receipt of the Requisite ABHC Vote, in the event ABHC receives an unsolicited bona fide written Acquisition Proposal, it may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions to the extent that its Board of Directors concludes in good faith (after receiving the advice of its outside counsel, and with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided, further, that, prior to providing any confidential or nonpublic information permitted to be provided pursuant to the foregoing proviso, ABHC shall have provided such information to Prosperity, and shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with ABHC. ABHC will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Prosperity with respect to any Acquisition Proposal. ABHC shall, and shall cause its Subsidiaries to, promptly request (to the extent it has not already done so prior to the date of this Agreement) any person that has executed a confidentiality or non-disclosure agreement in connection with any actual or potential Acquisition Proposal that remains in effect as of the date of this Agreement to return or destroy all confidential information of ABHC or its Subsidiaries in the possession of such person or its Representatives. ABHC will promptly (and in any event within twenty-four (24) hours) advise Prosperity following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the material terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), will provide Prosperity with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or Acquisition Proposal and will keep Prosperity reasonably apprised of any related developments, discussions and negotiations on a current basis, including by providing to Prosperity within twenty-four (24) hours any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. ABHC shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. Unless this Agreement has been terminated in accordance with its terms, ABHC shall not, and shall cause its Subsidiaries and its and their Representatives not to on its behalf, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.12) relating to any Acquisition Proposal. As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, inquiry or proposal relating to, or any third party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of ABHC and its Subsidiaries or 20% or more of any class of equity or voting securities of ABHC or its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of ABHC, (ii) any tender offer or exchange offer that, if consummated, would result in such third party beneficially owning 20% or more of any class of equity or voting securities of ABHC or its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of ABHC, or (iii) a merger, consolidation, share exchange or other business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction involving ABHC or its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of ABHC.

6.13 Public Announcements. The parties hereto agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by ABHC and Prosperity. Thereafter, each of the parties agrees that no public release, statement or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as required by applicable law, or any listing agreement with or rule of any national securities exchange or association, or the rules or regulations of any applicable Governmental Entity to which the relevant party is subject, in which case the party required to make the release, statement or announcement shall consult with the other party about, and allow the other party reasonable time to comment on such release, statement or announcement in advance of such issuance.

6.14 Change of Method. Prosperity may at any time change the method of effecting the Merger if and to the extent reasonably requested by Prosperity, and ABHC agrees to enter into such amendments to this Agreement as Prosperity may reasonably request in order to give effect to such restructuring; provided, however, that no such change or amendment shall (a) alter or change the amount or kind of the Per Share Merger Consideration provided for in this Agreement, (b) adversely affect the Tax treatment of the Merger with respect to ABHC’s shareholders or (c) be reasonably likely to cause the Closing to be materially delayed or the receipt of the Requisite Regulatory Approvals to be prevented or materially delayed. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.2.

6.15 Takeover Restrictions. ABHC and its Subsidiaries shall not take any action that would cause any Takeover Restriction to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and ABHC and its Subsidiaries shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Restriction now or hereafter in effect. If any Takeover Restriction may become, or may purport to be, applicable to the transactions contemplated hereby, ABHC will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Restriction on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Restriction.

6.16 Litigation and Claims. Each of Prosperity and ABHC shall promptly notify the other party in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator pending or, to the knowledge of Prosperity or ABHC, as applicable, threatened against Prosperity, ABHC or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement, the Bank Merger Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Prosperity, ABHC, or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin or otherwise restrain the transactions contemplated hereby or thereby. ABHC shall give Prosperity the opportunity to participate, at Prosperity’s expense, in ABHC’s defense or settlement of any shareholder litigation against ABHC and/or its directors or executive officers relating to the transactions contemplated by this Agreement, including the Merger and the Bank Merger. ABHC agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date of this Agreement against ABHC or its directors, executive officers or similar persons by any shareholder of ABHC relating to this Agreement, the Merger, the Bank Merger or any other transaction contemplated hereby without the prior written consent of Prosperity, which consent shall not be unreasonably withheld, conditioned or delayed.

6.17 Assumption of ABHC Debt.

(a) Effective at the Effective Time or at the effective time of the Bank Merger for any debt and other obligations of ABHC or American Bank under the indentures and agreements set forth on Section 6.17 of the ABHC Disclosure Schedule (the “Assumed Debt”), Prosperity or Prosperity Bank, respectively, shall assume the due and punctual performance and observance of the covenants to be performed by ABHC or American Bank, respectively, and the due and punctual payment of the principal of (and premium, if any) and interest on, the notes and other obligations governed thereby, to the extent set forth in such indentures and agreements. In connection therewith, (a) Prosperity and ABHC shall, and shall cause Prosperity Bank and American Bank respectively to, cooperate and use reasonable best efforts to execute and deliver any supplemental indentures required by the applicable indentures and other agreements and (b) ABHC shall, and shall cause American Bank to, execute and deliver any officer’s certificates or other documents, and to provide any opinions of counsel to the trustee thereof, in each case, required to make such assumption effective as of the Effective Time or the effective time of the Bank Merger, as applicable.

(b) ABHC shall, and shall cause American Bank to, (i) arrange for delivery to Prosperity of the Payoff Documentation at least two (2) business days prior to Closing, with agreed-form drafts of such Payoff Documentation to be delivered at least five (5) business days prior to the Closing and (ii) take all other actions reasonably requested by Prosperity (including actions to make available cash of the ABHC and its Subsidiaries) to facilitate the payoff, discharge and termination in full at the Effective Time of all amounts outstanding under the ABHC Credit Agreement and the release of all related Liens on the assets and equity interests of ABHC and its Subsidiaries. As used in this Agreement, (A) “Payoff Documentation” shall mean, with respect to the ABHC Credit Agreement, (1) a payoff letter in form and substance reasonably satisfactory to Prosperity, providing for (x) the payoff, discharge and termination in full on the Closing Date of all indebtedness and commitments in connection with the ABHC Credit Agreement (except for customary surviving obligations) and (y) the release of any Liens and termination of all guarantees supporting such indebtedness and commitments substantially contemporaneously with the Closing on the Closing Date and (2) customary lien and guarantee release documents reasonably satisfactory to Prosperity with respect to the liens and guarantees under the ABHC Credit Agreement; and (B) “ABHC Credit Agreement” shall mean collectively the (i) Loan Agreement, dated September 16, 2022, by and between American National Bank & Trust and ABHC and (ii) Promissory Note (Revolving), dated September 16, 2022, by and between ABHC and American National Bank & Trust.

6.18 Termination of Change in Control Employment Agreements. Each of the change in control employment agreements between American Bank and an officer or employer thereof as set forth in Section 6.18 of the ABHC Disclosure Schedule shall be terminated, American Bank shall pay to each such person the amount set forth in Section 6.18 of the ABHC Disclosure Schedule (which amounts shall be deducted from Equity Capital) and each such person shall have executed a termination and release agreement (each, a “Release Agreement””) with respect to the termination of their respective change in control employment agreement. The Release Agreements shall be subject to Prosperity’s prior review and approval. Notwithstanding anything herein to the contrary, if any officer or employee refuses to execute a Release Agreement, any payments or benefits that would be due under such officer’s or employee’s change in control employment agreement in connection with the applicable employee’s termination shall be deducted from Equity Capital.

6.19 Termination of Related Party Agreements. Prior to the Closing, except as set forth in Section 6.19 of the ABHC Disclosure Schedule, ABHC shall take all actions to cause all Related Party Agreements (including for clarity, the Fourth Amended and Restated Agreement of Shareholders of ABHC, effective as of November 30, 2016, as amended by the First Amendment, effective as of October 25, 2018 and the Addendum Agreement, dated as of September 20, 2022 (as amended or otherwise modified, the “Shareholder Agreement”)) to be terminated, which such termination(s) shall be effective at or prior to the Closing; provided, that, any termination of the Shareholder Agreement shall not relieve a Shareholder (as defined in the Shareholder Agreement) from any liability for any breach or violation of the terms and conditions of the Shareholder Agreement that occurred prior to such termination.

6.20 Conversion. Effective prior to the Closing, ABHC shall convert ABNA Investments, Inc. and any other ABHC Subsidiary that is treated as a C Corporation for U.S. federal and applicable state and local income tax purposes from a corporation to a limited liability company such that Section 280G of the Code shall not apply to the transactions contemplated by this Agreement (the “Conversion”). ABHC shall, and shall cause its Subsidiaries to, treat each limited liability company resulting from the Conversion as a “disregarded entity” for U.S. federal and applicable state and local income tax purposes. Prior to consummating the Conversion, ABHC shall provide to Prosperity, with reasonable time to review and comment prior to any intended effective date, drafts of any documentation necessary or desirable to effect the Conversion and such documentation shall be subject to the prior written consent of Prosperity (which consent shall not be unreasonably withheld, conditioned or delayed).

6.21 Dissolution. Effective prior to the Closing, ABHC shall dissolve, or shall cause the dissolution of, American Business Resources, Inc. (the “Dissolution”). Prior to consummating the Dissolution, ABHC shall provide to Prosperity, with reasonable time to review and comment prior to any intended effective date, drafts of any documentation necessary or desirable to effect the Dissolution and such documentation shall be subject to the prior written consent of Prosperity (which consent shall not be unreasonably withheld, conditioned or delayed).

6.22 Tax Returns.

(a) Thomas L. Adams (“Tax Representative”) shall prepare and file, or cause to be prepared and filed, at the expense of Prosperity, the final federal 1120-S, U.S. Income Tax Return for an S Corporation (and similar state and local income Tax Returns of ABHC and its Subsidiaries) for the taxable year ending on the day that includes the Effective Time (collectively, the “Final S Corp Tax Returns”). The Final S Corp Tax Returns shall be prepared and filed in a manner consistent with past custom and practice.

(b) Following the Closing, unless otherwise required by applicable law, neither Prosperity nor any affiliate of Prosperity (as determined after the Closing) shall (i) amend, refile or otherwise modify any Tax Return of ABHC or its Subsidiaries for or with respect to any taxable period (or portion thereof) ending on or before the Closing Date, (ii) make or change any Tax election with respect to any such taxable period (or portion thereof) of ABHC or its Subsidiaries which would have retroactive effect to such taxable period (or portion thereof), (iii) grant an extension or waiver of any applicable statute of limitations with respect to any Tax or Tax Return of any of ABHC or its Subsidiaries for such taxable period (or portion thereof), (iv) enter into or seek any voluntary disclosure Tax program, agreement or arrangement with any governmental authority that relates to the Taxes of ABHC or its Subsidiaries for such taxable period, or (v) take any action on the Closing Date or after the Closing that is outside the ordinary course of business; provided, that, in each case, such action may be taken if and to the extent such action could not reasonably be expected to have an adverse effect on ABHC’s shareholders for any Tax period (or portion thereof) ending on or before the Closing Date.

(c) Prosperity shall cooperate, as and to the extent reasonably requested by the Tax Representative, in connection with the filing and preparation of the Final S Corp Tax Returns pursuant hereto. Such cooperation will include the retention and (upon the other Tax Representative’s request) the provision of records and information that are reasonably relevant to the preparation of the Final S Corp Tax Returns and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Prosperity shall retain all books and records with respect to Tax matters pertinent to

ABHC and its Subsidiaries relating to any Tax period beginning before the Closing Date until thirty (30) days after the expiration of the statute or period of limitations of the respective Tax periods.

6.23 S Corporation Diligence. The parties hereto understand and agree that until the Closing Prosperity and its legal and tax advisors may continue to perform reasonable diligence in respect of the tax treatment of ABHC and its Subsidiaries (the “S Corp Diligence”) following the date hereof. ABHC shall, and shall cause its Subsidiaries to, cooperate in good faith with Prosperity and Prosperity’s legal and tax advisors in connection with the S Corp Diligence. Such cooperation shall include, but shall not be limited to, promptly furnishing documents reasonably requested in writing by Prosperity in connection with a determination that (a) a shareholder of ABHC is or is not eligible to be a shareholder of an S corporation pursuant to Section 1361(b)(1) of the Code and the Treasury Regulations promulgated thereunder and (b) a Subsidiary of ABHC is or is not a “qualified subchapter S subsidiary” within the meaning of Section 1361 of the Code and the Treasury Regulations promulgated thereunder or a “disregarded entity” for U.S. federal and applicable state and local income tax purposes.

ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. This Agreement shall have been approved by the shareholders of ABHC by the Requisite ABHC Vote.

(b) Stock Exchange Listing. The shares of Prosperity Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on the NYSE, subject to official notice of issuance.

(c) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(d) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger, the Bank Merger or any of the other transactions contemplated by this Agreement.

(e) Regulatory Approvals. All regulatory authorizations, consents, orders or approvals (i) from the Federal Reserve Board, the FDIC and the TDB and (ii) set forth in Sections 3.4 and 4.4 which are necessary to consummate the transactions contemplated by this Agreement, including the Merger and the Bank Merger, or those the failure of which to be obtained would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Prosperity or the Surviving Corporation, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (such approvals and the expiration of such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

(f) Final Equity Capital. The amount of Equity Capital as at the Closing Date shall have been finally determined pursuant to, and in accordance with, Section 1.6.

7.2 Conditions to Obligations of Prosperity. The obligation of Prosperity to effect the Merger is also subject to the satisfaction, or waiver by Prosperity, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of ABHC set forth in (i) Sections 3.2(a), and 3.9(a) (in each case after giving effect to the lead-in to Article III) shall be true and correct (other than, in the case of Section 3.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and (ii) Sections 3.1, 3.2(c), 3.2(d), 3.3(a), 3.8 and 3.15 (in each case, after giving effect to the lead-in to Article III) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of ABHC set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be likely to have a Material Adverse Effect on ABHC or the Surviving Corporation.

(b) Performance of Obligations of ABHC. ABHC shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Tax Opinion. Prosperity shall have received the opinion of Wachtell, Lipton, Rosen & Katz, in form and substance reasonably satisfactory to Prosperity, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Prosperity and ABHC reasonably satisfactory in form and substance to such counsel.

(d) FIRPTA Certificate. Prosperity shall have received from ABHC a properly executed Foreign Investment and Real Property Tax Act of 1980 notification letter, which shall state that shares of capital stock of ABHC do not constitute “United States real property interests” under Section 897(c) of the Code, for purposes of satisfying Prosperity’s obligations under Treasury Regulations Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such notification letter, ABHC shall have provided to Prosperity, as agent for ABHC, a form of notice to the IRS in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2) along with written authorization for Prosperity to deliver such notice form to the IRS on behalf of ABHC upon the Closing.

(e) Releases. Each director and each officer of ABHC and American Bank listed in Section 7.2(e) of the ABHC Disclosure Schedule shall have delivered to Prosperity a release agreement in a form reasonably acceptable to Prosperity, effective as of the Effective Time releasing ABHC and American Bank from any and all claims by such directors and officers (except as described in such instrument) (“Director/Officer Release”) and such Director/Officer Releases shall remain in full force and effect.

(f) Employment Agreements; Support Agreements. Each of the persons set forth in Section 7.2(f) of the ABHC Disclosure Schedule shall have entered into an Employment and/or Support Agreement with Prosperity and/or Prosperity Bank and such agreements shall remain in full force and effect.

(g) Dissenting Shares. Holders of shares of ABHC Stock representing no more than five percent (5%) of the issued and outstanding shares of ABHC Stock shall have demanded or be entitled to receive payment of the fair value of their shares as dissenting shareholders under the applicable provisions of the TBOC.

(h) Burdensome Condition. No Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

(i) Payoff Documentation. Prosperity shall have received the Payoff Documentation at least two (2) business days prior to the Closing.

(j) Officer’s Certificate. Prosperity shall have received a certificate signed on behalf of ABHC by its President stating that the conditions specified in Sections 7.2(a) and 7.2(b) have been satisfied.

7.3 Conditions to Obligations of ABHC. The obligation of ABHC to effect the Merger is also subject to the satisfaction or waiver by ABHC at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Prosperity set forth in (i) Sections 4.2(a) and 4.8(a) (in each case, after giving effect to the lead-in to Article IV) shall be true and correct (other than, in the case of Section 4.2(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), and (ii) Sections 4.1(a), 4.1(b) (with respect to Prosperity Bank only), 4.2(c) (with respect to Prosperity Bank only), 4.3(a) and 4.7 (in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Prosperity set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date); provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has had or would reasonably be likely to have a Material Adverse Effect on Prosperity.

(b) Performance of Obligations of Prosperity. Prosperity shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate. ABHC shall have received a certificate signed on behalf of Prosperity by its Chief Executive Officer or Chief Financial Officer stating that the conditions specified in Sections 7.3(a) and 7.3(b) have been satisfied.

(d) Tax Opinion. ABHC shall have received the opinion of Norton Rose Fulbright US LLP, in form and substance reasonably satisfactory to ABHC, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Prosperity and ABHC reasonably satisfactory in form and substance to such counsel.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite ABHC Vote:

(a) by mutual consent of Prosperity and ABHC in a written instrument;

(b) by either Prosperity or ABHC if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger or the Bank Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order, injunction or decree permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger or the Bank Merger, unless the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(c) by either Prosperity or ABHC if the Merger shall not have been consummated on or before January 14, 2026 (the “Initial Termination Date”); provided, that (i) if on the Initial Termination Date one or both of the conditions set forth in Section 7.1(d) (but for purposes of Section 7.1(d) only if failure to satisfy such condition is attributable to the matters contemplated by Section 7.1(e)) or Section 7.1(e) shall not have been satisfied but all other conditions to Closing set forth in Article VII shall have been satisfied or waived, as applicable (other than those conditions that by their nature are to be satisfied at the Closing, provided, that such conditions shall then be capable of being satisfied if the Closing were to take place on such date), then the Initial Outside Date shall automatically be extended to March 16, 2026 (the “Extended Termination Date”) (as used in this Agreement, the term “Termination Date” shall mean the Initial Termination Date, unless the Initial Termination Date has been extended pursuant to the foregoing proviso, in which case, the term “Termination Date” shall mean the Extended Termination Date); and (ii) the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a party if the failure of the Closing to occur by such date shall be due to the failure of such party to perform or observe the obligations, covenants and agreements of such party set forth herein;

(d) by either Prosperity or ABHC (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of ABHC, in the case of a termination by Prosperity, or Prosperity, in the case of a termination by ABHC, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2, in the case of a termination by Prosperity, or Section 7.3, in the case of a termination by ABHC, and which is not cured by the earlier of the Termination Date and forty-five (45) days following written notice to ABHC, in the case of a termination by Prosperity, or Prosperity, in the case of a termination by ABHC, or by its nature or timing cannot be cured during such period;

(e) by Prosperity, prior to such time as the Requisite ABHC Vote is obtained, if ABHC or the Board of Directors of ABHC (i) shall have made an ABHC Adverse Recommendation Change or (ii) materially breaches its obligations under Section 6.3 or Section 6.12; or

(f) by either Prosperity or ABHC, if the Requisite ABHC Vote shall not have been obtained at the ABHC Meeting, or at any adjournment or postponement thereof taken in accordance with this Agreement, in each case at which a vote on the approval of this Agreement was taken.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 8.1 shall give written notice of such termination to the other party in accordance with Section 9.5, specifying the provision or provisions hereof pursuant to which such termination is effected.

8.2 Effect of Termination.

(a) In the event of termination of this Agreement by either Prosperity or ABHC as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Prosperity, ABHC, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.2(b), 6.13, this Section 8.2 and Article IX shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Prosperity nor ABHC shall be relieved or released from any liabilities or damages arising out of its fraud or willful and material breach of any provision of this Agreement.

(b) (i) In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of ABHC or shall have been made directly to its shareholders generally or any person shall have publicly announced (and not withdrawn at least two (2) business days prior to the ABHC Meeting) an Acquisition Proposal with respect to ABHC and (A) (x) thereafter this Agreement is terminated by either Prosperity or ABHC pursuant to Section 8.1(c) without the Requisite ABHC Vote having been obtained (and all other conditions set forth in Section 7.1 and Section 7.3 were satisfied or were capable of being satisfied prior to such termination) or (y) thereafter this Agreement is terminated by Prosperity pursuant to Section 8.1(d) as a result of a willful breach or by ABHC or Prosperity pursuant to Section 8.1(f), and (B) prior to the date that is twelve (12) months after the date of such termination, ABHC enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then ABHC shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Prosperity, by wire transfer of same day funds, a fee equal to $12,850,000 (the “Termination Fee”); provided, that for purposes of this Section 8.2(b)(i), all references in the definition of “Acquisition Proposal” to “20%” shall instead refer to “50%”.

(ii) In the event that this Agreement is terminated by Prosperity pursuant to Section 8.1(e), then ABHC shall pay Prosperity, by wire transfer of same day funds, the Termination Fee as promptly as reasonably practicable after the date of termination (and in any event, within three (3) business days thereafter).

(c) Notwithstanding anything to the contrary herein, but without limiting Section 8.2(d) or the right of any party to recover liabilities or damages arising out of the other party’s fraud or willful and material breach of any provision of this Agreement, in no event shall ABHC be required to pay the Termination Fee on more than one occasion.

(d) ABHC acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Prosperity would not enter into this Agreement; accordingly, if ABHC fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, Prosperity commences a suit which results in a judgment against ABHC for the Termination Fee or any portion thereof, ABHC shall pay the costs and expenses of Prosperity (including reasonable attorneys’ fees and expenses) in connection with such suit. In addition, if ABHC fails to pay the amounts payable pursuant to this Section 8.2, then ABHC shall pay interest on such overdue amounts (for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full) at a rate per annum equal to the “prime rate” as published in The Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid. The amounts payable by ABHC pursuant to Section 8.2(b) and this Section 8.2(d) constitute liquidated damages and not a penalty, and, except in the case of fraud or willful and material breach, shall be the sole monetary remedy of Prosperity in the event of a termination of this Agreement specified in such applicable section and a Termination Fee is paid to Prosperity.

ARTICLE IX

GENERAL PROVISIONS

9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.7 and for those other covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time.

9.2 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite ABHC Vote; provided, however, that after the receipt of the Requisite ABHC Vote, there may not be, without further approval of such shareholders of ABHC, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed on behalf of each of the parties.

9.3 Extension; Waiver. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided, however, that after the receipt of the Requisite ABHC Vote, there may not be, without further approval of such shareholders of ABHC, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

9.4 Expenses. Except as otherwise expressly provided in this Agreement, including in Section 8.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail (provided, that no notice is received by the e-mail sender within twelve (12) hours thereafter indicating that such e-mail was undeliverable or otherwise not delivered), (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to ABHC, to:

American Bank Holding Corporation

800 N. Shoreline Boulevard, Suite 200S

Corpus Christi, Texas 78401

Attention:  Mr. Stephen C. Raffaele

E-mail:   [***]

With a copy (which shall not constitute notice) to:

Norton Rose Fulbright US LLP

2200 Ross Avenue, Suite 3600

Dallas, Texas 75201

Attention:   Bryn A. Sappington

Blake Redwine

Evan Hardee

E-mail:     bryn.sappington@nortonrosefulbright.com

blake.redwine@nortonrosefulbright.com

evan.hardee@nortonrosefulbright.com

and

if to Prosperity, to:

Prosperity Bancshares, Inc.

80 Sugar Creek Center Boulevard

Sugar Land, Texas 77478

Attention:  Ms. Charlotte M. Rasche

E-mail:   [***]

With a copy (which shall not constitute notice) to:

Ms. Annette Tripp

Prosperity Bank

80 Sugar Creek Center Boulevard

Sugar Land, Texas 77478

Attention: Ms. Annette Tripp

E-mail: [***]

and

Wachtell, Lipton, Rosen & Katz

51 W. 52nd Street

New York, NY 10019

Attention:  Edward D. Herlihy

Matthew T. Carpenter

E-mail:   EDHerlihy@wlrk.com

MTCarpenter@wlrk.com

9.6 Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to “Articles,” “Sections,” “Exhibits” or “Schedules,” such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge of ABHC” means the actual knowledge of any of the officers of ABHC listed on Section 9.6 of the ABHC Disclosure Schedule, and the “knowledge of Prosperity” means the actual knowledge of any of the officers of Prosperity listed on Section 9.6 of the Prosperity Disclosure Schedule. As used herein, (a) “business day” means any day other than a Saturday, a Sunday or a day on which banks in New York or Houston, Texas are authorized by law or executive order to be closed, (b) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (c) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, (d) the term “made available” means any document or other information that was (i) provided by one party or its representatives to the other party and its representatives at least one business day prior to the date hereof, (ii) included in the virtual data room of a party at least one business day prior to the date hereof or (iii) in the case of Prosperity, filed by Prosperity with the SEC and publicly available on EDGAR at least one business day prior to the date hereof and (e) references to a party’s “shareholders” shall mean, in the case of Prosperity, its stockholders. The ABHC Disclosure Schedule and the Prosperity Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. All references to “dollars” or “$” in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law. No disclosure, representation or warranty shall be required to be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information of a Governmental Entity by any party hereto to the extent prohibited by applicable law, and, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.

9.7 Counterparts. This Agreement may be executed in counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

9.8 Entire Agreement. This Agreement (including the ABHC Disclosure Schedule, Prosperity Disclosure Schedule and other documents and the instruments referred to herein) together with the Voting Agreements, the Employment and/or Support Agreements, the Director/Officer Releases and the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

9.9 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any applicable conflicts of law principles.

(b) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas (Houston Division) (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.5.

9.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

9.11 Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.7, which is intended to benefit each ABHC Indemnified Party and his or her heirs and representatives, this Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Except as provided in Section 6.7, notwithstanding any other provision in this Agreement to the contrary, no consent, approval or agreement of any third-party beneficiary will be required to amend, modify or waive any provision of this Agreement.

9.12 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

9.14 Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

PROSPERITY BANCSHARES INC.

By:	/s/ David Zalman
Name: David Zalman
Title: Senior Chairman of the Board and
Chief Executive Officer

AMERICAN BANK HOLDING CORPORATION

By:	/s/ Stephen C. Raffaele
Name: Stephen C. Raffaele
Title: President

[Signature Page to Agreement and Plan of Merger]

Annex B

EXECUTION VERSION

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of July [●], 2025, is by and between Prosperity Bancshares, Inc., a Texas corporation (“Pelican”), and each of the persons whose name appears in the signature block to this Agreement (each, a “Shareholder” and, collectively, the “Shareholders”). Capitalized terms used herein but not defined shall have the meanings specified in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, American Bank Holding Corporation, a Texas corporation (“Eagle”), and Pelican are entering into an Agreement and Plan of Merger (as such agreement may be amended or supplemented from time to time, the “Merger Agreement”) pursuant to which, at the Effective Time, on the terms and subject to the conditions set forth therein, Eagle shall merge with and into Pelican.

WHEREAS, as of the date hereof, each Shareholder is the record or beneficial owner of the number of shares of Eagle Stock set forth on Schedule A hereto (collectively, the “Shares”).

WHEREAS, as an inducement to Pelican to enter into the Merger Agreement and incur the obligations therein, Pelican has required that the Shareholders individually enter into this Agreement.

WHEREAS, each Shareholder recognizes that Pelican would not have entered into the Merger Agreement without the Shareholder agreeing to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Agreement to Vote; Restrictions on Transfers.

(a) Agreement to Vote the Shares. Each Shareholder hereby irrevocably and unconditionally agrees that from the date hereof until the termination of this Agreement in accordance with its terms (the “Expiration Time”), at any meeting (whether annual or special and each adjourned or postponed meeting) of Eagle’s shareholders, however called, such Shareholder will (i) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted all of the Shares, (A) in favor of any proposals for the approval and adoption of the Merger Agreement or any other proposal submitted to Eagle shareholders necessary or advisable for the consummation of the transactions contemplated by, the Merger Agreement, (B) in favor of any proposal to adjourn or postpone such meeting of Eagle’s shareholders to a later date if there are not sufficient votes to approve the Merger Agreement, (C) against any Acquisition Proposal, without regard to any recommendation to the shareholders of Eagle by the Board of Directors of Eagle concerning such Acquisition Proposal, and without regard to the terms of such Acquisition Proposal, or other proposal made in opposition to or that is otherwise in competition or inconsistent with the transactions contemplated by the Merger Agreement, (D) against any agreement, amendment of any agreement or organizational document inconsistent with this Agreement or the Merger Agreement and (E) against any action, agreement, transaction or proposal that would reasonably be expected to result in a breach of any representation, warranty, covenant, agreement or other obligation of Eagle under the Merger Agreement or that would reasonably be expected to prevent, impede, delay or adversely affect the consummation of the transactions contemplated by the Merger Agreement. In connection with any action by written consent of Eagle shareholders regarding any of the matters described in this Section 1(a), each Shareholder shall provide its consent to approve all matters where the Shareholder has agreed to vote in favor of such matters in this Section 1(a) and shall withhold its consent and dissent on all matters where the Shareholder has agreed to vote against such matters in this Section 1(a).

(b) Restrictions on Transfers. Each Shareholder hereby agrees that, from the date hereof until the Expiration Time, such Shareholder shall not, directly or indirectly, sell, offer to sell, give, pledge, encumber, grant a security interest in, encumber, tender in any tender or exchange offer, assign, grant any option for the sale of or otherwise transfer or dispose of any Shares, or enter into any agreement, arrangement or understanding to take any of the foregoing actions (each, a “Transfer”) other than any Transfer of Shares (i) as a bona fide gift or gifts or (ii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the family of the Shareholder, in each case of (i) and (ii), so long as such transferee executes a joinder to this Agreement, in a form reasonably acceptable to Pelican, pursuant to which such transferee agrees to become a party to this Agreement and be subject to the restrictions and obligations applicable to the Shareholder and otherwise become a party for all purposes of this Agreement to the extent relating to such transferred Shares. Any Transfer in violation of this Section 1(b) shall be null and void.

(c) Transfer of Voting Rights. Except as set forth in the Fourth Amended and Restated Agreement of Shareholders of American Bank Holding Corporation, effective as of November 30, 2016, as amended by the First Amendment, effective as of October 25, 2018 and the Addendum Agreement, dated as of September 20, 2022 (as amended or otherwise modified, the “Shareholders Agreement”), each Shareholder hereby agrees that such Shareholder has not deposited and shall not deposit any Shares in a voting trust, has not granted and shall not grant any proxy or power of attorney and has not entered into and shall not enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Shareholder under this Agreement with respect to any of the Shares owned by such Shareholder.

(d) Acquired Shares. Any shares or other voting securities of Eagle in which a Shareholder acquires voting power and power of disposition with respect to such shares (including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares or upon exercise or conversion of any securities of Eagle, if any) after the date of this Agreement shall automatically become subject to the terms of this Agreement and shall become “Shares” for all purposes hereof.

(e) No Inconsistent Agreements; No Contrary Action. Each Shareholder hereby agrees that (i) such Shareholder has not entered into and shall not enter into prior to the termination of this Agreement in accordance with its terms any agreement, contract or understanding with any Person, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement, (ii) such Shareholder has not taken, and shall not take or commit to take at any time while this Agreement remains in effect, any action that would make any representation and warranty of such Shareholder inaccurate and (iii) such Shareholder shall take any action necessary to prevent any such representation or warranty from being untrue or inaccurate in any respect at any such time.

(f) Waiver of Appraisal Rights. Each Shareholder hereby waives and agrees not to exercise any rights of appraisal or rights of dissent from the transactions contemplated by the Merger Agreement that the Shareholder may have with respect to the Eagle Stock held by the Shareholder under applicable law.

(g) Termination of Shareholder Agreement. Each Shareholder hereby agrees, acknowledges, votes and consents, that the Shareholder Agreement, shall be and is hereby terminated, effective immediately prior to the Closing; provided, that, any termination of the Shareholder Agreement shall not relieve a Shareholder (as defined in the Shareholder Agreement) from any liability for any breach or violation of the terms and conditions of the Shareholder Agreement that occurred prior to such termination.

Section 2. Non-Solicit. The Shareholders shall not, and shall cause each of its affiliates, officers and directors, and shall use reasonable best efforts to cause its and their employees, agents, advisors and representatives to not, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any Person concerning any Acquisition Proposal, or (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any Person relating to any Acquisition Proposal (except to disclose the existence of the provisions of this Section), or (iv) recommend or endorse an Acquisition Proposal or publicly disclose a Shareholder’s intention to do so. For the avoidance of doubt, nothing contained herein shall prohibit each Shareholder, in his or her capacity as a member of the Board of Directors of Eagle, from taking any action in such capacity to the extent such action is permitted by the Merger Agreement or consistent with his or her obligations or rights under the Merger Agreement as a member of the Board of Directors of Eagle.

Section 3. Representations and Warranties of the Shareholders.

(a) Representations and Warranties. Each Shareholder represents and warrants to Pelican as follows:

(i) Power and Authority; Consents. Each Shareholder has the requisite capacity and authority to enter into and perform his or her obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity or any other Person is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement by such Shareholder or the consummation by the Shareholder of the transactions contemplated hereby.

(ii) Due Authorization. This Agreement has been duly executed and delivered by each Shareholder and, assuming the due authorization, execution and delivery of this Agreement by Pelican, this Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(iii) Non-Contravention. The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of his or her obligations hereunder and the consummation by such Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder or his or her property or assets is bound, or any statute, rule or regulation to which the Shareholder or his or her property or assets is subject. Except as set forth in the Shareholders Agreement, such Shareholder has not appointed or granted a proxy or power of attorney to any Person with respect to any Shares that remains in effect. Except for this Agreement and the Shareholders Agreement, such Shareholder is not a party to any voting agreement, voting trust or any other contract with respect to the voting, transfer or ownership of any Shares.

(iv) Ownership of Shares. Except (i) for restrictions in favor of Pelican pursuant to this Agreement, (ii) for transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various States of the United States, and (iii) as set forth in the Shareholders Agreement, each Shareholder owns, beneficially and of record, all of the Shares free and clear of any proxy, voting restriction, adverse claim, or other Lien, and has voting power with respect to the Shares with no restrictions on the Shareholder rights of voting or disposition pertaining thereto. As of the date hereof, the true and correct number of the Shares is set forth on Schedule A hereto.

(v) Legal Actions. There is no action, suit, investigation, complaint or other proceeding pending against such Shareholder or, to the knowledge of the Shareholder, any other Person or, to the knowledge of such Shareholder, threatened against such Shareholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Purchaser of its rights under this Agreement or the performance by such Shareholder of its obligations under this Agreement.

(vi) Reliance. The Shareholder understands and acknowledges that Purchaser is entering into the Merger Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement and the representations and warranties of the Shareholder contained herein.

Section 4. Termination. This Agreement will terminate upon the earlier of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms (the “Expiration Time”); provided, however, that this Section 4 and Section 5 shall survive the Expiration Time indefinitely; provided, further that no such termination or expiration shall relieve any party hereto from any liability arising out of its fraud or intentional breach of this Agreement occurring prior to such termination.

Section 5. Miscellaneous.

(a) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail (provided, that no notice is received by the e-mail sender within twelve (12) hours thereafter indicating that such e-mail was undeliverable or otherwise not delivered), (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice: (i) if to Pelican, in accordance with Section 9.5 of the Merger Agreement, and (ii) if to any Shareholder, to the address set forth below such Shareholder’s signature hereto.

(c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

(d) Successors and Assigns; Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to confer upon any Persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(e) No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(f) Entire Agreement. The Merger Agreement, each Director Support Agreement, dated as of the date hereof, by and among Pelican, Pelican Bank, Eagle, Eagle Bank, and the director of Eagle and/or Eagle Bank party thereto, and this Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(g) Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force; provided that the purpose of the Agreement can be effected. To the fullest extent, however, that the provisions of such applicable law may be waived, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

(h) Specific Performance. Each Shareholder acknowledges that Pelican would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants contained in this Agreement were not performed in accordance with their terms or otherwise were breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, Pelican shall be entitled to seek temporary and/or permanent injunction or injunctions to prevent breaches of such performance and to specific enforcement of such covenants in addition to any other remedy to which Pelican may be entitled, at law or in equity.

(i) No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(j) Controlling Law; Jurisdiction.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any applicable conflicts of law principles.

(ii) Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas (Houston Division) (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 5(b).

(k) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUIT, ACTION OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(K).

(l) Drafting and Representation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article or Section of or Schedule to this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. This Agreement shall not be interpreted or construed to require any Person to take any action, or fail to take any action, if to do so would violate any applicable law. References to any statute or regulation refer to such statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and references to any section of any statute or regulation include any successor to such section.

(m) Counterparts. This Agreement may be executed in multiple counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(n) Capacity as a Shareholder. This Agreement shall apply to each Shareholder solely in such Shareholder’s capacity as a shareholder of Eagle. Nothing in this Agreement will be construed to prohibit, limit, or restrict any Shareholder or any family member of such Shareholder from exercising his or her fiduciary duties as a director or officer of Eagle or its Subsidiaries.

(o) Beneficial Ownership. As used in this Agreement, the term “beneficial ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “beneficially own”, “beneficially owned” and “beneficial owner” each have a correlative meaning.

(p) Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

PROSPERITY BANCSHARES, INC.

By:
Name:
Title:

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first written above.

By:
Name:
Title:
Address:

[Signature Page to Voting Agreement]

SCHEDULE A

Annex C

EXECUTION VERSION

DIRECTOR SUPPORT AGREEMENT

THIS DIRECTOR SUPPORT AGREEMENT (this “Agreement”), dated as of July [ ●], 2025, is made and entered into by and among Prosperity Bancshares, Inc., a Texas corporation (“Pelican”), Prosperity Bank, a Texas banking association and wholly-owned subsidiary of Pelican (“Pelican Bank”), American Bank Holding Corporation, a Texas corporation (the “Company”), American Bank, National Association, a national banking association and wholly-owned subsidiary of the Company (“Eagle Bank” together with the Company, Pelican and Pelican Bank, and their respective subsidiaries and affiliates, the “Covered Entities”), and [ ●], an individual residing in the [State of Texas] (the “Undersigned”).

WHEREAS, concurrently herewith, Pelican and the Company are entering into that certain Agreement and Plan of Merger (as such agreement may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which the Company will merge with and into Pelican, with Pelican as the surviving entity (the “Merger”); and

WHEREAS, the term “Company” as used in this Agreement with respect to time periods after the effective time of the Merger as specified in the certificate of merger to be filed with the Secretary of the State of Texas pursuant to the Merger Agreement (the “Effective Time”), shall mean Pelican, as successor to the Company in the Merger; and

WHEREAS, the Undersigned is a shareholder of the Company and a director of the Company and/or Eagle Bank; and

WHEREAS, the Merger Agreement contemplates that immediately after the Effective Time, Eagle Bank will merge with and into Pelican Bank, with Pelican Bank as the surviving entity (the “Bank Merger”); and

WHEREAS, the term “Eagle Bank” as used in this Agreement with respect to time periods after the effective time of the Bank Merger, shall mean Pelican Bank, as successor to Eagle Bank in the Bank Merger; and

WHEREAS, the Merger Agreement contemplates that this Agreement shall be executed by the Undersigned contemporaneously with the execution of the Merger Agreement; and

WHEREAS, the Undersigned will, in the Undersigned’s capacity as a shareholder of the Company, receive pecuniary and other benefits as a result of the Merger; and

WHEREAS, the Undersigned, as a director and shareholder of the Company or a director of Eagle Bank, as the case may be, has had access to certain Confidential Information (as defined below), including, without limitation, information concerning the Company’s and Eagle Bank’s business and the relationships between the Company and Eagle Bank, and their respective subsidiaries and customers; and

WHEREAS, the Undersigned, through the Undersigned’s association with the Company and Eagle Bank, has obtained knowledge of the trade secrets, customer goodwill and proprietary information of the Company and Eagle Bank and their respective businesses, which trade secrets, customer goodwill and proprietary information constitute a substantial asset to be acquired by Pelican; and

WHEREAS, the Undersigned recognizes that Pelican would not have entered into the Merger Agreement without the Undersigned agreeing to the terms and conditions of this Agreement; and

WHEREAS, any capitalized term not defined herein shall have the meaning set forth in the Merger Agreement.

NOW, THEREFORE, based upon the valuable consideration that the Undersigned will receive as a shareholder of the Company as a result of the Merger, and for and in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definition. For purposes of this Agreement, “Confidential Information” means and includes each of the Covered Entities’ confidential or proprietary information or trade secrets, including those of its subsidiaries, including, without limitation, all information not generally known to the public, in spoken, printed, electronic or any other medium, including the following confidential information regarding past and current customers, investors, business affiliates, employees and contractors: strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including, contact names, services provided, pricing type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and other such confidential or proprietary information. Confidential Information includes any such information that the Undersigned may originate, learn, have access to or obtain, whether in tangible form or memorized. The term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is generally available to or known to the public, other than by a breach of this Agreement by the Undersigned, (b) was available to the Undersigned, prior to disclosure by a Covered Entity, on a non-confidential basis from a source other than a Covered Entity and such source is not known (after due inquiry) by the Undersigned to be subject to any fiduciary, contractual or legal obligations of confidentiality, (c) was independently acquired or developed without any use of the Confidential Information and without otherwise violating any obligations of this Agreement, or (d) is disclosed with the prior written consent of Pelican or a Pelican Subsidiary.

2. Non-Disclosure and Non-Use. The Undersigned agrees that for the period beginning on the date hereof and continuing until the date that is two (2) years after the Effective Time of the Merger (the “Non-Disclosure Period”), the Undersigned will not disclose or use Confidential Information of a Covered Entity, other than for the benefit of such Covered Entity or its affiliates in the Undersigned’s capacity as a director thereof in the ordinary course consistent with past practice. The Undersigned also agrees that the Undersigned shall deliver promptly to the Company at any time at its reasonable request, without retaining any copies, all documents and other material in the Undersigned’s possession at that time that include Confidential Information of the Company or its affiliates.

3. Non-Competition Obligations. The Undersigned agrees that, except as set forth in Schedule A hereto, or as expressly set forth herein, for the period (the “Non-Competition Period”) beginning on the Closing Date and continuing until the date that is two (2) years after the Effective Time of the Merger, the Undersigned will not, in any capacity, directly or indirectly:

a)

serve as an officer, director, employee, agent, representative or consultant to any insured depository institution or holding company thereof or other entity that provides, or, to the Undersigned’s knowledge, has plans to provide within the Non-Competition Period, banking services that are substantially similar to the services offered by a Covered Entity as of the Closing Date (collectively, “Banking Business”), in any county in which Eagle Bank has a banking office, loan production office, deposit production office or operations office, as of the date hereof, and each county contiguous thereto (collectively, the “Market Area”);

b)

invest in, own, manage, operate, control or participate in any partnership, corporation or other business or entity engaging in the Banking Business within the Market Area. Notwithstanding the foregoing, the Undersigned is permitted hereunder to own, directly or indirectly, (i) up to three percent (3%) of the issued and outstanding securities of any publicly traded financial institution conducting business in the Market Area, and (ii) mutual fund or exchange traded fund investments, in each case held solely as a passive investment;

c)

solicit business from an individual or entity who is a customer of a Covered Entity as of the date hereof or immediately prior to the Effective Time on behalf of any other insured depository institution or holding company thereof or other entity for the purpose of providing the Banking Business to such individual or entity;

d)

hire, retain, solicit for hire or induce to leave employment any individual who was within the twelve (12) months preceding the Closing Date an employee of a Covered Entity with whom the Undersigned had contact, knowledge of or association during the course of service with the Company or Eagle Bank, and will not assist any other individual or entity in such activities; provided however, that the Undersigned shall not be prohibited from hiring any employee who is involuntarily terminated from such employment with such Covered Entity at least three (3) months prior to the Undersigned’s hiring of such person; or

e)	encourage, facilitate or assist any other individual or entity in any of the foregoing activities.

The Undersigned acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect Pelican’s acquisition of the Company and the goodwill thereof. The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been engaged in the business of the Company or Eagle Bank and the Undersigned’s relationship with the customers of the Company or Eagle Bank. The Undersigned agrees that the Undersigned’s promises in this Section 3 are reasonable and reasonably necessary to protect the legitimate business interest of the Covered Entities.

4. Release.

a)

Effective at and as of the Effective Time, the Undersigned, on the Undersigned’s behalf and on behalf of the Undersigned’s heirs, executors, administrators, agents, successors and assigns (collectively, the “Undersigned Group Persons”) hereby irrevocably and unconditionally releases, waives, acquits and forever discharges the Covered Entities and their respective successors, predecessors, parents, subsidiaries, affiliates and other related entities, and all of their respective past, present and future officers, directors, shareholders, affiliates, employees, agents and representatives, other than the Undersigned and any Undersigned Group Person (each, a “Released Party” and collectively, the “Released Parties”) from any and all manners of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known and unknown, matured or unmatured, direct or derivative, liquidated or unliquidated, in each case, in law or equity, now existing or that may arise after the date hereof (each a “Claim” and collectively, the “Claims”), relating to, arising out of or in connection with the Company or Eagle Bank and their respective businesses or assets, including any Claims arising out of or resulting from the Undersigned’s status, relationship, affiliation, rights, obligations and duties as a director, officer, employee or security holder of the Company or Eagle Bank, as the case may be, for all periods occurring prior to the Effective Time; provided, however, that a Released Party shall not be released from any of its obligations or liabilities to any of the Undersigned Group Persons: (i) if the Undersigned is an employee of the Company or any of its Subsidiaries, from any claims for payment for any accrued, vested and unpaid compensation, (ii) if the Undersigned is an employee of the Company or any of its Subsidiaries, from benefits under an Eagle Benefit Plan set forth on Section 3.12(a) of the Eagle Disclosure Schedule, (iii) as to any rights of indemnification pursuant to the articles of incorporation or articles of association and bylaws of the Company and Eagle Bank, pursuant to applicable contractual rights (including under the Merger Agreement) or insurance policies, or available at law or in equity, (iv) under any extended coverage or tail or run-off directors and officers liability insurance policies purchased by the Company or any of its Subsidiaries for the benefit of the Undersigned prior to the Closing pursuant to Section 6.7 of the Merger Agreement, (v) in connection with any deposits, loans or similar accounts of the Undersigned or the Undersigned Group Persons at Eagle Bank, or (vi) solely in the Undersigned’s capacity as a shareholder of the Company, the Undersigned’s entitlement to receive the applicable amount of the Per Share Merger Consideration in accordance with and subject to the terms and conditions of the Merger Agreement.

b)

The Undersigned hereby represents and warrants in his/her capacity as a director, officer, employee, agent, representative or security holder of the Company or Eagle Bank, as applicable, that the Undersigned has no knowledge of any Claims that the Undersigned or any Undersigned Group Person has or would reasonably be expected to have against the Released Parties.

5. Consideration. In consideration for the above obligations of the Undersigned, in addition to those matters set forth in the Recitals to this Agreement, the Undersigned acknowledges that the Undersigned may receive access to new Confidential Information relating to the Company’s business, which will become Pelican’s business after the Effective Time, in a greater quantity or expanded nature than that already provided to the Undersigned. The Undersigned also acknowledges that the Undersigned will have access to, or knowledge of, new Confidential Information of third parties, including, without limitation, actual and potential customers, suppliers, partners, joint venturers, investors, and financing sources of the Company and Eagle Bank prior to the Merger and of Pelican and Pelican Bank after the Effective Time.

6. Specific Performance. The Undersigned acknowledges that the Covered Entities would be irreparably damaged and would not have an adequate remedy at law for money damages if any of the covenants made by the Undersigned contained in this Agreement were not performed by the Undersigned in accordance with their terms or otherwise were breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, each of the Company, Eagle Bank, Pelican and Pelican Bank shall be entitled to temporary and/or permanent injunction or injunctions to prevent breaches by the Undersigned of such performance and to specific enforcement of such covenants in addition to any other remedy to which the Company, Eagle Bank, Pelican and Pelican Bank and their respective affiliates may be entitled, at law or in equity.

7. Tolling. In the event that the Company, Eagle Bank, Pelican or Pelican Bank shall file a lawsuit in any court of competent jurisdiction alleging a breach of the non-competition provisions of this Agreement by the Undersigned, then any time period set forth in this Agreement including the time periods set forth above, will be extended one month for each month the Undersigned was in breach of this Agreement, so that the Company, Eagle Bank, Pelican or Pelican Bank is provided the benefit of the full Non-Competition Period.

8. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR OTHER PROCEEDING, SEEK TO ENFORCE THE

FOREGOING WAIVER; (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.

9. Effectiveness; Termination. This Agreement is executed in connection with the execution and delivery of the Merger Agreement. This Agreement shall terminate and be of no further force and effect upon the termination of the Merger Agreement pursuant to its terms prior to the consummation of the transactions contemplated thereby.

10. Controlling Law; Jurisdiction.

a)	This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any applicable conflicts of law principles.

b)

Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Texas (Houston Division) (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 11.

11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail (provided, that no notice is received by the e-mail sender within twelve (12) hours thereafter indicating that such e-mail was undeliverable or otherwise not delivered), (b) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Pelican, Pelican Bank, the Company or Eagle Bank, in accordance with Section 9.5 of the Merger Agreement, respectively, and

If to the Undersigned:

[●]

12. Representation by Counsel; Interpretation. The Undersigned hereby represents and warrants that the Undersigned has full power and authority to enter into, execute and deliver this Agreement, all proceedings required to be taken to authorize the execution, delivery and performance of this Agreement and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Agreement constitutes a valid and binding obligation of the Undersigned. The Undersigned further represents and warrants that the Undersigned has entered into this Agreement, including, but not limited to, the releases in Section 4, freely of the Undersigned’s own accord and without reliance on any representations of any kind of character not set forth herein. The Undersigned enters into this Agreement after the opportunity to consult with the Undersigned’s own legal counsel. Accordingly, any rule of law, including, but not limited to, the doctrine of contra proferentem, or any legal decision which would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

13. Entire Agreement; Amendment. The Merger Agreement, each Voting Agreement, dated as of the date hereof, by and among Pelican and the director of Eagle and/or Eagle Bank party thereto, and this Agreement represents the entire understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter here. This Agreement shall not be amended, modified, or altered in any manner except in writing signed by the parties hereto.

14. Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law or any jurisdiction shall as to such jurisdiction be ineffective, without affecting any other provision of this Agreement, or shall be deemed to be severed or modified to conform with such law, and the remaining provisions of this Agreement shall remain in force; provided that the purpose of the Agreement can be effected. To the fullest extent, however, that the provisions of such applicable law may be waived by the Undersigned, they are hereby waived, to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

15. Successors and Assigns; Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to confer upon any Persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

16. Counterparts. This Agreement may be executed in multiple counterparts (including by electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

17. Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e -mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of e -mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through e -mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

By:
Name:
Title:

AMERICAN BANK, N.A.:

By:
Name:
Title:

PROSPERITY BANCSHARES, INC.:

By:
Name:
Title:

PROSPERITY BANK:

By:
Name:
Title:

UNDERSIGNED:

[Signature Page to Director Support Agreement]

SCHEDULE A

Exceptions to Non-Compete

Annex D

July 17, 2025

Board of Directors

American Bank Holding Corporation

800 North Shoreline Blvd., Suite 200

Corpus Christi, TX 78401

Dear Members of the Board:

We have acted as your financial advisor in connection with the proposed merger (the “Transaction”) of American Bank Holding Corporation (the “Company”) with and into Prosperity Bancshares, Inc. (the “Buyer”). You have requested that we provide our opinion (the “Opinion”) as investment bankers as to whether the consideration to be received by the common stockholders of the Company (solely in their capacity as such, the “Shareholders”) in the Transaction is fair to them from a financial point of view.

Pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and between the Company and the Buyer, and subject to the terms, conditions and limitations set forth therein, we understand that, subject to potential adjustments as described in the Agreement, the Buyer is expected to exchange 4,439,981 shares of the common stock of the Buyer for all of the outstanding common stock of the Company. The terms and conditions of the Transaction are more fully set forth in the Agreement.

In connection with developing our Opinion we have:

(i)	reviewed certain publicly available financial statements and reports regarding the Company and the Buyer;

(ii)	reviewed certain audited financial statements regarding the Company and the Buyer;

(iii)	reviewed certain internal financial statements, management reports and other financial and operating data concerning the Company prepared by management of the Company;

(iv)

reviewed, on a pro forma basis, in reliance upon financial projections and other information and assumptions concerning the Company and the Buyer provided by management of the Company and upon consensus research estimates concerning the Buyer, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and tangible book value both in the aggregate and, where applicable, on a per share basis of the Buyer;

(v)	reviewed the reported prices and trading activity for the common stock of the Buyer;

(vi)	compared the financial performance of the Company and the Buyer with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

(vii)	reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

(viii)	reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

Stephens Inc.	111 Center Street	501-377-2000	www.stephens.com
	Little Rock, AR 72201	800-643-9691

July 17, 2025

(ix)

discussed with management of the Company and management of the Buyer the operations of and future business prospects for the Company and the Buyer, respectively and the anticipated financial consequences of the Transaction to the Company and the Buyer, respectively;

(x)	assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Buyer; and

(xi)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information, financial data and financial forecasts provided to us by the Company and the Buyer and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not independently verified or undertaken any responsibility to independently verify the accuracy or completeness of any of such information, data or forecasts. Management of the Company has assured us that it is not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Buyer, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Buyer under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties, facilities, assets or liabilities (contingent or otherwise) of the Company or the Buyer. We have not received or reviewed any individual loan or credit files nor have we made an independent evaluation of the adequacy of the allowance for credit losses of the Company or the Buyer. We have not made an independent analysis of the effects of potential future changes in the rate of inflation or of prevailing rates of interest or other market developments or disruptions, or of the effects of any global conflicts or hostilities or any other disaster or adversity, on the business or prospects of the Company or the Buyer. With respect to the financial projections or forecasts prepared by management of the Company and management of the Buyer, including the forecasts of potential cost savings and potential synergies, we have also assumed that such financial projections or forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of management of the Company and management of the Buyer, respectively, as to the future financial performance of the Company and the Buyer, respectively, and provide a reasonable basis for our analysis. We recognize that such financial projections or forecasts are based on numerous variables, assumptions and judgments that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions) and that actual results could vary significantly from such projections or forecasts, and we express no opinion as to the reliability of such financial projections, forecasts or estimates or the assumptions upon which they are based.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Buyer. We issue periodic research reports regarding the business and prospects of the Buyer, and we make a market in the stock of the Buyer. We have previously received fees for providing investment banking services to the Company in connection with the Company’s acquisition of TexStar National Bank in 2022 and the Company’s issuance of holding company debt in 2022. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. We expect to pursue future investment banking services assignments with participants in this Transaction. In the ordinary course of business, Stephens Inc. and

July 17, 2025

its affiliates and employees at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt, equity or derivative securities of any participants in the Transaction.

We are not legal, accounting, regulatory, or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the Company or its shareholders and that any reviews of legal, accounting, regulatory or tax issues conducted as a result of the Transaction will be resolved favorably to the Company and its shareholders. We do not express any opinion as to any tax or other consequences that might result from the Transaction.

The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof and on the information made available to us as of the date hereof. Market price data used in connection with this Opinion is based on reported market closing prices as of July 16, 2025. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion or otherwise comment on events occurring after the date hereof. We further note that volatility or disruptions in the credit and financial markets relating to, among other things, potential future changes in the rate of inflation or prevailing rates of interest or other market developments or disruptions, or the effects of any global conflicts or hostilities or any other disaster or adversity, may or may not have an effect on the Company or the Buyer, and we are not expressing an opinion as to the effects of such volatility or disruptions on the Transaction or any party to the Transaction. We further express no opinion as to the prices at which shares of the Buyer’s or Company’s common stock may trade at any time subsequent to the announcement of the Transaction.

In connection with developing this Opinion, we have assumed that, m all respects material to our analyses:

(i)	the Transaction and any related transactions will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification;

(ii)	the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct;

(iii)	each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

(iv)	all conditions to the completion of the Transaction will be satisfied within the time frames contemplated by the Agreement without any waivers;

(v)

that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction and any related transactions, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the Shareholders;

(vi)

there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or the Buyer since the date of the most recent financial statements made available to us, and that no legal, political, economic, regulatory or other development has occurred that will adversely impact the Company or the Buyer; and

(vii)	the Transaction will be consummated in a manner that complies with applicable law and regulations.

This Opinion is directed to, and is for the use and benefit of, the Board of Directors of the Company (in its capacity as such) solely for purposes of assisting with its review and deliberations regarding the Transaction. Our

July 17, 2025

Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person or entity as to any specific action that should be taken in connection with the Transaction, including with respect to how to vote or act with respect to the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person or entity. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, whether relative to the compensation to other shareholders of the Company or otherwise.

Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company, provided that this Opinion letter is reproduced in its entirety, and we approve of the content of such disclosures prior to any filing, distribution or publication of such shareholder communications and prior to distribution of any amendments thereto.

Based on the foregoing and our general experience as investment bankers, and subject to the limitations, assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the consideration to be received by the Shareholders in the Transaction is fair to them from a financial point of view.

Very truly yours,

STEPHENS INC.

Annex E

TEXAS BUSINESS ORGANIZATIONS CODE

CHAPTER 10. MERGERS, INTEREST EXCHANGES, CONVERSIONS,

AND SALES OF ASSETS

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

Sec. 10.351. APPLICABILITY OF SUBCHAPTER

(a) This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b) This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c) The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

Sec. 10.352. DEFINITIONS. In this subchapter:

(1) “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A) provides notice under Section 10.356; and

(B) complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2) “Responsible organization” means:

(A) the organization responsible for:

(i) the provision of notices under this subchapter; and

(ii) the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

(B) with respect to a merger or conversion:

(i) for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii) for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C) with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange;

(D) with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner; and

(E) with respect to an amendment to a domestic for-profit corporation’s certificate of formation described by Section 10.354(a)(1)(G), the corporation.

Sec. 10.353. FORM AND VALIDITY OF NOTICE.

(a) Notice required under this subchapter:

(1) must be in writing; and

(2) may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b) Failure to provide notice as required by this subchapter does not invalidate any action taken.

Sec. 10.354. RIGHTS OF DISSENT AND APPRAISAL.

(a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1) dissent from:

(A) a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B) a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C) a plan of exchange in which the ownership interest of the owner is to be acquired;

(D) a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion;

(E) a merger effected under Section 10.006 in which:

(i) the owner is entitled to vote on the merger; or

(ii) the ownership interest of the owner is converted or exchanged;

(F) a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; or

(G) if the owner owns shares that were entitled to vote on the amendment, an amendment to a domestic for-profit corporation’s certificate of formation to:

(i) add the provisions required by Section 3.007(e) to elect to be a public benefit corporation; or

(ii) delete the provisions required by Section 3.007(e), which in effect cancels the corporation’s election to be a public benefit corporation; and

(2) subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b) Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner:

(A) in the case of a plan of merger, conversion, or exchange, other than a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate, are either:

(i) listed on a national securities exchange; or

(ii) held of record by at least 2,000 owners; or

(B) in the case of a plan of merger pursuant to Section 21.459(c), is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that, immediately before the date the board of directors of the corporation that issued the ownership interest held, directly or indirectly, by the owner approves the plan of merger, are either:

(i) listed on a national securities exchange; or

(ii) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

(ii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests, or fractional depository receipts in respect of ownership interests, the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests, or fractional depository receipts in respect of ownership interests, and cash described by Paragraphs (A) and (B).

(c) Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

(d) Notwithstanding Subsection (a), an owner of an ownership interest in a domestic for-profit corporation subject to dissenters’ rights may not dissent from an amendment to the corporation’s certificate of formation described by Subsection (a)(1)(G) if the shares held by the owner are part of a class or series of shares, on the record date set for purposes of determining which owners are entitled to vote on the amendment:

(1) listed on a national securities exchange; or

(2) held of record by at least 2,000 owners.

Sec. 10.355. NOTICE OF RIGHT OF DISSENT AND APPRAISAL.

(a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1) the action or proposed action is submitted to a vote of the owners at a meeting; or

(2) approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b) If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(b-1) If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger’s effective date. If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger’s effective date.

(c) A notice required to be provided under Subsection (a), (b), or (b-1) must:

(1) be accompanied by:

(A) a copy of this subchapter; or

(B) information directing the owner to a publicly available electronic resource at which this subchapter may be accessed without subscription or cost; and

(2) advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided.

(d) In addition to the requirements prescribed by Subsection (c), a notice required to be provided:

(1) under Subsection (a)(1) must accompany the notice of the meeting to consider the action;

(2) under Subsection (a)(2) must be provided to:

(A) each owner who consents in writing to the action before the owner delivers the written consent; and

(B) each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and

(3) under Subsection (b-1) must be provided:

(A) if given before the consummation of the offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or

(B) if given after the consummation of the offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder’s shares in that offer.

(e) Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

(f) If the notice given under Subsection (b-1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger’s effective date. If the second notice is given after the later of the date on which the offer described by Section 21.459(c)(2) is consummated or the 20th day after the date notice under Subsection (b-1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).

Sec. 10.356. PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.

(a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b) To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1) if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

(A) is addressed to the entity’s president and secretary;

(B) states that the owner’s right to dissent will be exercised if the action takes effect;

(C) provides an address to which notice of effectiveness of the action should be delivered or mailed; and

(D) is delivered to the entity’s principal executive offices before the meeting;

(2) with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A) must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B) may not consent to the action if the action is approved by written consent; and

(3) must give to the responsible organization a demand in writing that:

(A) is addressed to the president and secretary of the responsible organization;

(B) demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C) provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D) states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E) is delivered to the responsible organization at its principal executive offices at the following time:

(i) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

(ii) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners;

(iii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or

(iv) not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c).

(c) An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d) Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e) If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Sec. 10.357. WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2) a petition has been filed under Section 10.361.

(b) Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Sec. 10.358. RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.

(a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

(1) accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2) rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b) If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

(c) If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1) an estimate by the responsible organization of the fair value of the ownership interests; and

(2) an offer to pay the amount of the estimate provided under Subdivision (1).

(d) If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

(e) If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

Sec. 10.359. RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b) If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1) a reference to the demand; and

(2) the name of the original dissenting owner of the ownership interest.

Sec. 10.360. RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST.

A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Sec. 10.361. PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS.

(a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1) the county in which the organization’s principal office is located in this state; or

(2) the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b) A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c) On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d) The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1) the responsible organization; and

(2) each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

(e) The court shall:

(1) determine which owners have:

(A) perfected their rights by complying with this subchapter; and

(B) become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2) appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f) The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g) The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1) the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2) the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Sec. 10.362. COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.

(a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b) In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c) The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Sec. 10.363. POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES.

(a) An appraiser appointed under Section 10.361 has the power and authority that:

(1) is granted by the court in the order appointing the appraiser; and

(2) may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b) The appraiser shall:

(1) determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2) file with the court a report of that determination.

(c) The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d) The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Sec. 10.364. OBJECTION TO APPRAISAL; HEARING.

(a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b) If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c) Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d) The responsible organization shall pay the amount of the judgment to the holder of the ownership interest on the terms and conditions ordered by the court.

(e) On payment of the judgment, the dissenting owner does not have an interest in the:

(1) ownership interest for which the payment is made; or

(2) responsible organization with respect to that ownership interest.

Sec. 10.365. COURT COSTS; COMPENSATION FOR APPRAISER.

(a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b) All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Sec. 10.366. STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER.

(a) An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1) in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2) in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b) An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1) receive payment for the ownership interest under this subchapter; and

(2) bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c) An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Sec. 10.367. RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.

(a) The rights of a dissenting owner terminate if:

(1) the owner withdraws the demand under Section 10.356;

(2) the owner’s right of dissent is terminated under Section 10.356;

(3) a petition is not filed within the period required by Section 10.361; or

(4) after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b) On termination of the right of dissent under this section:

(1) the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2) the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3) the owner’s status as an owner of those ownership interests is restored , as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4) the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5) any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6) the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Sec. 10.368. EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL.

In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1) the value of the ownership interest; or

(2) money damages to the owner with respect to the action.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Article 8 of the amended and restated articles of incorporation of Prosperity (the “Prosperity articles” or “Prosperity articles of incorporation”), and Article 8 of the amended and restated bylaws of Prosperity (the “Prosperity bylaws”), provide for mandatory indemnification to the fullest extent allowed under the Texas Business Organizations Code (the “TBOC”) for all former or present directors or officers and all persons who are or were serving at the request of Prosperity as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or employee benefit plan.

The foregoing indemnification under Prosperity’s charter and bylaws is only available if it is determined in accordance with Section 8.103 of the TBOC that:

1.	the person:

a.	acted in good faith;

b.	reasonably believed:

i.	in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests; and

ii.	in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and

c.	in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful;

2.	with respect to expenses, the amount of expenses other than a judgment is reasonable; and

3.	indemnification should be paid.

Article 16 of Prosperity’s charter provides that a director of Prosperity shall not be liable to Prosperity or its shareholders for monetary damages for an act or omission in the director’s capacity as a director, except to the extent the foregoing exculpation from liability is not permitted under Texas law.

Article 8 of Prosperity’s charter and bylaws also provide that it has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or in a similar capacity or who is or was serving as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity against any liability incurred by such person in such a capacity or arising out of such person’s status. In accordance with the foregoing provisions, Prosperity maintains directors and officers liability insurance.

Prosperity’s charter and bylaws were previously filed with the Securities and Exchange Commission and are incorporated by reference into this registration statement.

Item 21. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, dated as of July 17, 2025, by and between Prosperity Bancshares, Inc. and ABHC Financial Corporation (attached as Annex A to the proxy statement/prospectus forming a part of this Registration Statement).

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Prosperity Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to the Prosperity Bancshares, Inc.’s Registration Statement on Form S-1 filed on September 11, 1998).

3.2	Articles of Amendment to Amended and Restated Articles of Incorporation of Prosperity Bancshares, Inc. (incorporated herein by reference to Exhibit 3.2 to the Prosperity Bancshares, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed on March 10, 2006).

3.3	Amended and Restated Bylaws of Prosperity Bancshares, Inc. (incorporated herein by reference to Exhibit 3.1 to the Prosperity Bancshares, Inc.’s Current Report on Form 8-K filed on June 20, 2019).

4.1	Form of certificate representing shares of Prosperity Bancshares, Inc.’s common stock (incorporated herein by reference to Exhibit 4 to Prosperity Bancshares, Inc.’s Registration Statement on Form S-1 filed on October 30, 1998).

4.2	Description of Securities Registered pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated herein by reference to Exhibit 4.2 to Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2019 filed on February 28, 2020).

5.1	Opinion of Charlotte M. Rasche, Executive Vice President and General Counsel of Prosperity, as to validity of the securities being registered.*

8.1	Opinion of Wachtell, Lipton, Rosen & Katz regarding certain U.S. income tax aspects of the merger.*

8.2	Opinion of Norton Rose Fulbright US LLP regarding certain U.S. income tax aspects of the merger.*

21.1	Subsidiaries of Prosperity Bancshares, Inc. (incorporated by reference to Exhibit 21.1 of Prosperity Bancshares, Inc.’s Annual Report on Form 10-K filed on February 27, 2025).

23.1	Consent of Deloitte Touche LLP.

23.2	Consent of Charlotte M. Rasche, Executive Vice President and General Counsel of Prosperity (included as part of the opinion filed as Exhibit 5.1).*

23.3	Consent of Wachtell, Lipton, Rosen & Katz (included as part of its opinion filed as Exhibit 8.1).*

23.4	Consent of Norton Rose Fulbright US LLP (included as part of its opinion filed as Exhibit 8.2).*

24.1	Powers of Attorney of Directors and Officers of Prosperity Bancshares, Inc. (included on the signature page of this Registration Statement and incorporated herein by reference).

99.1	Form of Proxy of American Bank Holding Corporation.*

99.2	Consent of Stephens Inc.

107	Filing Fee Table.

*	To be filed by amendment.
†

Certain schedules and exhibits have been omitted in reliance on Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that Prosperity Bancshares, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Item 22.	Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)

That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; this includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(9)

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(10)

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event a claim of indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

PROSPERITY BANCSHARES, INC.

By:	/s/ David Zalman
Name: David Zalman
Title: Senior Chairman of the Board and Chief Executive Officer

BE IT KNOWN BY THESE PRESENT: Each of the undersigned directors and officers has made, constituted, and appointed, and does hereby make, constitute, and appoint David Zalman, Asylbek Osmonov and Charlotte M. Rasche, and each of them, with full power of substitution, his or her true and lawful attorneys-in-fact, for him or her and in his or her name, place and stead to affix his or her signature as director or officer or both, as the case may be, of the registrant, to any and all registration statements and amendments thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, relating to the registration under the Securities Act of 1933 of the shares of common stock, par value $1.00 per share, and preferred stock, par value $1.00 per share of Prosperity Bancshares, Inc. issuable in connection with the merger of Prosperity Bancshares, Inc. and American Bank Holding Corporation, and to file with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in the premises, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 17, 2025.

Signature	Title

/s/ David Zalman (David Zalman)	Senior Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Asylbek Osmonov (Asylbek Osmonov)	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Ileana Blanco (Ileana Blanco)	Director

/s/ Leah Henderson (Leah Henderson)	Director

/s/ Ned S. Holmes (Ned S. Holmes)	Director

/s/ Jack Lord (Jack Lord)	Director

/s/ Kevin J. Hanigan (Kevin J. Hanigan)	President & Chief Operating Officer; Director

/s/ William T. Luedke IV (William T. Luedke IV)	Director

Signature	Title

/s/ Perry Mueller, Jr. (Perry Mueller, Jr.)	Director

/s/ Harrison Stafford II (Harrison Stafford II)	Director

/s/ James A. Bouligny (James A. Bouligny)	Director

/s/ W. R. Collier (W. R. Collier)	Director

/s/ Laura Murillo (Laura Murillo)	Director

/s/ Robert Steelhammer (Robert Steelhammer)	Director

/s/ H. E. Timanus, Jr. (H. E. Timanus, Jr.)	Director